Exhibit 10.1

AMENDMENT NO. 1

TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 27, 2013 (collectively, this “First Amendment”), among BALLY TECHNOLOGIES, INC., a Nevada corporation (the “Borrower”), the Lenders party hereto, and BANK OF AMERICA, N.A. (“Bank of America”), as administrative agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer.

PRELIMINARY STATEMENTS

A.                                 Borrower, each lender from time to time party thereto (the “Lenders”), the Administrative Agent and the other parties party thereto have entered into that certain Second Amended and Restated Credit Agreement, dated as of April 19, 2013 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and as amended from time to time including pursuant hereto, the “Credit Agreement”).

B.                                  The Guarantors from time to time party thereto and the Administrative Agent have entered into that certain Second Amended and Restated Guaranty, dated as of April 19, 2013 (the “Guaranty”).

C.                                  The Borrower and Manhattan Merger Corp, a Minnesota corporation and an indirect wholly owned Subsidiary of the Borrower (“Merger Sub”) have entered into that certain Agreement and Plan of Merger, dated as of July 15, 2013 (as amended, supplemented and/or otherwise modified from time to time, the “Acquisition Agreement”), with SHFL Entertainment, Inc., a Minnesota corporation (the “Company”), pursuant to which the Borrower proposes to acquire (the “Acquisition”) the Company through the merger of Merger Sub with and into the Company, with the Company as the surviving corporation in the merger.

D.                                 The Borrower has entered into a Commitment Letter, dated as of July 15, 2013 (as amended, supplemented and/or otherwise modified from time to time, the “Commitment Letter”), with Wells Fargo Bank, National Association (“Wells Fargo Bank”), Wells Fargo Securities, LLC (“Wells Fargo Securities”), J.P. Morgan Securities LLC (“JPMSI”), JPMorgan Chase Bank, N.A. (“JPM”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any of its affiliates designated to act in such capacity, “MLPFS”), Bank of America, N.A. (“Bank of America”), Goldman Sachs Bank USA (“Goldman Sachs”), and Union Bank, N.A. (“Union Bank” and, together with Wells Fargo Securities, JPMSI, MLPFS, and Goldman Sachs, the “Lead Arrangers”; Wells Fargo Bank, JPM, Bank of America, Goldman Sachs and Union Bank are sometimes referred to herein collectively as the “Initial Term B Lenders”), pursuant to which the Borrower has engaged the Lead Arrangers to arrange this First Amendment in order to effect certain amendments to the Existing Credit Agreement that will, among other things, permit the Borrower to incur a new term B loan facility (the “Term B Facility”), the proceeds of which will be used to finance a portion of the consideration paid to consummate the Acquisition.

E.                                   The Borrower has requested that the Administrative Agent, the Required Lenders, the Lenders constituting the Required Revolving Lenders and the Lenders constituting the Required Term A Lenders so amend the Credit Agreement, and the Administrative Agent and each of the Lenders party hereto are willing to do so on the terms and conditions set forth herein.

F.                                    Each of the Lead Arrangers shall act as joint lead arrangers and joint book running managers with respect to this First Amendment and the Term B Facility provided for hereunder.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Definitions.  Capitalized terms not otherwise defined in this First Amendment have the same meanings as specified in the Existing Credit Agreement or, if not defined therein, the Credit Agreement as modified by this First Amendment.

SECTION 2.  Amendments to Loan Documents.  (a) Subject to the terms and conditions set forth herein, effective on the Acquisition Closing Date (as defined below), the Existing Credit Agreement shall be amended to (i) incorporate the changes reflected in, and read in its entirety as set forth in, the form attached hereto as Annex A, (ii) amend and restate the Exhibits to the Existing Credit Agreement in the form attached hereto as Annex B and (iii) amend and restate the Schedules to the Existing Credit Agreement in the form attached hereto as Annex C.  For purposes of this First Amendment, “Acquisition Closing Date” means the date on which each of the following conditions shall have been satisfied: (i) the execution and delivery of an incremental facility joinder agreement, in form and substance reasonably acceptable to the Initial Term B Lenders and the Administrative Agent, by the Initial Term B Lenders, the Administrative Agent, the Borrower and certain other Loan Parties, (ii) the substantially simultaneous consummation of the Acquisition, (iii) the initial funding of the Term B Facility and (iv) payment of a consent fee to each Lender that submits a signature page to this Agreement no later than 5:00 p.m. (eastern time) on August [  ], 2013 in an amount equal to 0.10% of the aggregate of such Lender’s outstanding Loans and Commitments under the Existing Credit Agreement on the date of this First Amendment.

(b)                              Subject to the terms and conditions set forth herein, effective on the Amendment No. 1 Effective Date (as defined below), (i) the Pledge Agreement shall be amended and restated in the form attached hereto as Annex D (as so amended, the “Amended Pledge Agreement”), (ii) the Borrower Security Agreement shall be amended and restated in the form attached hereto as Annex E (as so amended, the “Amended Borrower Security Agreement”), (iii) the Subsidiaries Security Agreement shall be amended and restated in the form attached hereto as Annex F (as so amended, the “Amended Subsidiaries Security Agreement”) and (iv) the Guaranty shall be amended and restated in the form attached hereto as Annex G (as so amended, the “Amended Guaranty”).

(c)                               On the Amendment No. 1 Effective Date (as defined below), each Person executing this First Amendment in its capacity as a “Lender” under the Credit Agreement hereby consents to this First Amendment and the terms and provisions thereof and, without limitation, acknowledges, (i) agrees and consents to the amendments attached hereto as Annex A, Annex B and Annex C, and shall be bound by the provisions of the Credit Agreement as a Lender thereunder upon the Acquisition Closing Date and (ii) agrees and consents to the amendment and restatement of the Pledge Agreement, the Borrower Security Agreement, the Subsidiaries Security Agreement and the Guaranty in the form of the Amended Pledge Agreement, the Amended Borrower Security Agreement, the Amended Subsidiaries Security Agreement and the Amended Guaranty, respectively.

SECTION 3.  Conditions to Effectiveness of First Amendment.  This First Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) when the Administrative Agent shall have received a copy of (i) this First Amendment, duly executed and delivered by the Borrower, the Administrative Agent, the Required Lenders, the Required Revolving Lenders and the Required Term A Lenders, (ii) the Amended Pledge Agreement, duly executed and delivered by the Administrative Agent, the Borrower and each Guarantor, (iii) the Amended Borrower Security Agreement, duly executed and delivered by the Administrative Agent and the Borrower, (iv) the Amended Subsidiaries Security Agreement, duly executed and delivered by the Administrative Agent and

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each Guarantor, (v) the Amended Guaranty, duly executed and delivered by the Administrative Agent, the Borrower and each Guarantor and (vi) a Consent and Reaffirmation, in the form attached hereto as Annex H, duly executed and delivered by each Guarantor and the Borrower.

SECTION 4.  Representations and Warranties.  The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)                               Existence, Qualification and Power.  Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the First Amendment, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c) (or, with respect to any Subsidiary that is not a Loan Party, in each case referred to in clause (a), (b) or (c)), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)                              Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of this First Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except in the case of clauses (b) and (c), as could not reasonably be expected to have a Material Adverse Effect.

(c)                               Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this First Amendment, (b) the grant or reaffirmation by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 5.03 of the Credit Agreement.

(d)                              Binding Effect.  This First Amendment has been duly executed and delivered by each Loan Party that is party hereto.  This First Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

SECTION 5.  Reference to and Effect on the Credit Agreement and the Loan Documents.

(a)                               On and after the Amendment No. 1 Effective Date, (i) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this First Amendment on the Amendment No. 1 Effective Date, (ii) each reference to the Pledge Agreement shall

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mean and be a reference to the Amended Pledge Agreement, (iii) each reference to the Borrower Security Agreement shall mean and be a reference to the Amended Borrower Security Agreement, (iv) each reference to the Subsidiaries Security Agreement shall mean and be a reference to the Amended Subsidiaries Security Agreement and (v) each reference to the Guaranty shall mean and be a reference to the Amended Guaranty.  This First Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

(b)                              The Existing Credit Agreement and each of the other Loan Documents, as specifically amended by this First Amendment (including the amendments of the Pledge Agreement, the Borrower Security Agreement, the Subsidiaries Security Agreement and the Guaranty by the Amended Pledge Agreement, Amended Borrower Security Agreement, Amended Subsidiaries Security Agreement and Amended Guaranty, respectively), are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this First Amendment (including the amendments of the Pledge Agreement, the Borrower Security Agreement, the Subsidiaries Security Agreement and the Guaranty by the Amended Pledge Agreement, Amended Borrower Security Agreement, Amended Subsidiaries Security Agreement and Amended Guaranty, respectively).

(c)                               The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a modification, acceptance or waiver of any other provision of any of the Loan Documents.

SECTION 6.  Execution in Counterparts.  This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this First Amendment by facsimile or .pdf shall be effective as delivery of a manually executed counterpart of this First Amendment.

SECTION 7.  Miscellaneous.  This First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.  Sections 10.14(b), (c) and (d) and Section 10.15 of the Credit Agreement are hereby incorporated by reference into this First Amendment, mutatis mutandis, and the parties hereto hereby agree that such provisions shall apply to this First Amendment with the same force and effect as if set forth herein in their entirety.

[The remainder of this page is intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BALLY TECHNOLOGIES, INC.,
as the Borrower

By:	/s/ Neil Davidson
Name:	Neil Davidson
Title:	Senior Vice President, Chief Financial Officer and Treasurer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and L/C Issuer

By:	/s/ Brian D. Corum
Name: Brian D. Corum
Title: Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Mitchell Broth
Name: Mitchell Broth
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Anna C. Araya
Name: Anna C. Araya
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Brian D. Corum
Name: Brian D. Corum
Title: Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Lauren Havens
Name: Lauren Havens
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

UNION BANK, N.A.,
as a Lender

By:	/s/ Pierre Bury
Name: Pierre Bury
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

ARES XII CLO LTD.

BY: ARES CLO MANAGEMENT XII, L.P., ITS ASSET MANAGER

BY: ARES CLO GP XII, LLC, ITS GENERAL PARTNER

By:	/s/ Americo Cascella
Americo Cascella
Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

ARES XXI CLO LTD.

BY: ARES CLO MANAGEMENT XXI, L.P., ITS INVESTMENT MANAGER

BY: ARES CLO GP XXI, LLC, ITS GENERAL PARTNER

By:	/s/ Americo Cascella
Americo Cascella
Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

Comerica Bank,
as a Lender

By:	/s/ Eoin Collins
Name:	Eoin Collins
Title:	SVP

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

Compass Bank, as a Lender

By:	/s/ Alan Pothast
Name:	Alan Pothast
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

FIFTH THIRD BANK, as a Lender

By:	/s/ Richard Arendale
Name:	Richard Arendale
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

HSBC Bank USA, N.A., as a Lender

By:	/s/ Jean Frammolino
Name:	Jean Frammolino
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

KeyBank National Association, as a Lender

By:	/s/ Marianne T. Meil
Name:	Marianne T. Meil
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

MANUFACTURERS BANK, as a Lender

By:	/s/ Sandy Lee
Name:	Sandy Lee
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

NEVADA STATE BANK, as a Lender

By:	/s/ Jamie Gazza
Name:	Jamie Gazza
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

RBS CITIZENS, VA as a Lender

By:	/s/ Imran Bora
Name:	Imran Bora
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

U.S. Bank, National Association, as a Lender

By:	/s/ Bridget de Arrieta
Name:	Bridget de Arrieta
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

ANNEX A

REDLINE VERSION OF

CREDIT AGREEMENT AS AMENDED BY AMENDMENT NO. 1

[Attached]

A-1

Published CUSIP Number (Deal): 05873PAH0

Published CUSIP Number (Revolving Credit Facility): 05873PAJ6

Published CUSIP Number (Term A Facility): 05873PAK3

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of April 19, 2013,
and amended by Amendment No. 1, dated as of [ ● ], 2013,
and effective as of the Acquisition Closing Date

among

BALLY TECHNOLOGIES, INC.,

as the Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and
L/C Issuer,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
and
UNION BANK, N.A.,
as Syndication Agents,

BBVA COMPASS,
FIFTH THIRD BANK,
JPMORGAN CHASE BANK, N.A.,
KEYBANK NATIONAL ASSOCIATION
and
U.S. BANK NATIONAL ASSOCIATION,
as Documentation Agents

~~and~~

The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
WELLS FARGO SECURITIES, LLC,
J.P. MORGAN SECURITIES LLC
and
UNION BANK, N.A.,

as Joint Lead Arrangers and Joint Book Managers

and

WELLS FARGO SECURITIES, LLC,
J.P. MORGAN SECURITIES LLC,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
GOLDMAN SACHS BANK USA,
and
UNION BANK, N.A.,
as Amendment No. 1 Joint Lead Arrangers and Joint Book Managers

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Page

~~ARTICLE~~ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1

1.01	Defined Terms	1

1.02	Other Interpretive Provisions	~~35~~39

1.03	Accounting Terms	~~36~~40

1.04	Rounding	~~37~~40

1.05	Times of Day	~~37~~40

1.06	Letter of Credit Amounts	~~37~~40

1.07	Exchange Rates; Currency Equivalents	~~37~~41

1.08	Additional Alternative Currencies	~~37~~41

~~ARTICLE~~ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS		~~38~~42

2.01	The Loans	~~38~~42

2.02	Borrowings, Conversions and Continuations of Loans	~~39~~43

2.03	Letters of Credit	~~41~~45

2.04	Swing Line Loans	~~50~~54

2.05	Prepayments	~~53~~58

2.06	Termination or Reduction of Commitments	~~57~~62

2.07	Repayment of Loans	~~58~~63

2.08	Interest	~~58~~63

2.09	Fees	~~59~~64

2.10	Computation of Interest and Fees	~~60~~65

2.11	Evidence of Debt	~~60~~66

2.12	Payments Generally; Administrative Agent’s Clawback	~~61~~66

2.13	Sharing of Payments by Lenders	~~63~~68

2.14	Increase in Revolving Credit Facility	~~64~~69

2.15	Increase in Term Facilities	~~65~~71

2.16	Cash Collateral	~~67~~74

~~2.17~~	~~Defaulting Lenders~~	~~68~~

~~2.18~~2.17	Refinancing Term Facilities	~~70~~77

~~ARTICLE~~ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		~~71~~79

3.01	Taxes	~~71~~79

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3.02	Illegality	~~75~~83

3.03	Inability to Determine Rates	~~76~~83

3.04	Increased Costs; Reserves on Eurodollar Rate Loans	~~76~~84

3.05	Compensation for Losses	~~78~~86

3.06	Mitigation Obligations; Replacement of Lenders	~~79~~87

3.07	Survival	~~79~~87

~~ARTICLE~~ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		~~79~~87

4.01	Conditions to Effective Date and Initial Credit Extension	~~79~~87

4.02	Conditions to all Credit Extensions	~~84~~92

~~ARTICLE~~ARTICLE V REPRESENTATIONS AND WARRANTIES		~~85~~93

5.01	Existence, Qualification and Power	~~85~~93

5.02	Authorization; No Contravention	~~85~~93

5.03	Governmental Authorization; Other Consents	~~85~~93

5.04	Binding Effect	~~86~~94

5.05	Financial Statements; No Material Adverse Effect	~~86~~94

5.06	Litigation	~~86~~94

5.07	No Default	~~86~~94

5.08	Ownership of Property; Liens; Investments	~~87~~95

5.09	Environmental Compliance	~~87~~95

5.10	Insurance	~~87~~95

5.11	Taxes	~~87~~95

5.12	ERISA Compliance	~~88~~96

5.13	Subsidiaries; Equity Interests; Loan Parties	~~88~~96

5.14	Margin Regulations; Investment Company Act	~~89~~97

5.15	Disclosure	~~89~~97

5.16	Compliance with Laws	~~89~~97

5.17	Intellectual Property; Licenses, Etc.	~~89~~97

5.18	Solvency	~~90~~98

5.19	Casualty, Etc.	~~90~~98

5.20	Labor Matters	~~90~~98

5.21	Collateral Documents	~~90~~98

5.22	OFAC ~~90~~; Anti-Corruption and Anti-Terrorism Laws	98

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~~ARTICLE~~ARTICLE VI AFFIRMATIVE COVENANTS		~~90~~99

6.01	Financial Statements	~~91~~99

6.02	Certificates; Other Information	~~92~~100

6.03	Notices	~~94~~103

6.04	Payment of Obligations	~~95~~103

6.05	Preservation of Existence, Etc.	~~95~~104

6.06	Maintenance of Properties	~~96~~104

6.07	Maintenance of Insurance	~~96~~104

6.08	Compliance with Laws	~~96~~104

6.09	Books and Records	~~96~~104

6.10	Inspection Rights	~~96~~105

6.11	Use of Proceeds	~~97~~105

6.12	Covenant to Guarantee Obligations and Give Security	~~97~~105

6.13	Compliance with Environmental Laws	~~100~~109

6.14	Preparation of Environmental Reports	~~101~~109

6.15	Further Assurances	~~101~~109

6.16	Compliance with Terms of Leaseholds	~~102~~110

6.17	Designation as Senior Debt	~~102~~110

6.18	Approvals of Pledge of Certain Subsidiary Shares	~~102~~110

~~ARTICLE~~ARTICLE VII NEGATIVE COVENANTS		~~102~~110

7.01	Liens	~~102~~110

7.02	Indebtedness	~~104~~112

7.03	Investments	~~105~~114

7.04	Fundamental Changes	~~107~~116

7.05	Dispositions	~~108~~117

7.06	Restricted Payments	~~109~~118

7.07	Change in Nature of Business	~~110~~118

7.08	Transactions with Affiliates	~~110~~118

7.09	Burdensome Agreements	~~110~~119

7.10	Use of Proceeds	~~111~~120

7.11	Financial Covenants	~~111~~120

7.12	Capital Expenditures	~~112~~120

7.13	Accounting Changes	~~112~~120

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7.14	Prepayments, Etc. of Indebtedness	~~112~~120

7.15	Sanctions	~~112~~120

~~ARTICLE~~ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		~~112~~121

8.01	Events of Default	~~112~~121

8.02	Remedies upon Event of Default	~~114~~123

8.03	Application of Funds	~~115~~124

~~ARTICLE~~ARTICLE IX ADMINISTRATIVE AGENT		~~116~~125

9.01	Appointment and Authority	~~116~~125

9.02	Rights as a Lender	~~117~~126

9.03	Exculpatory Provisions	~~117~~126

9.04	Reliance by Administrative Agent	~~118~~127

9.05	Delegation of Duties	~~118~~127

9.06	Resignation of Administrative Agent	~~118~~127

9.07	Non-Reliance on Administrative Agent and Other Lenders	~~119~~128

9.08	No Other Duties, Etc.	~~120~~129

9.09	Administrative Agent May File Proofs of Claim	~~120~~129

9.10	Collateral and Guaranty Matters	~~121~~129

9.11	Secured Cash Management Agreements and Secured Hedge Agreements	~~121~~130

~~ARTICLE~~ARTICLE X MISCELLANEOUS		~~122~~130

10.01	Amendments, Etc.	~~122~~130

10.02	Notices; Effectiveness; Electronic Communications	~~125~~134

10.03	No Waiver; Cumulative Remedies; Enforcement	~~127~~136

10.04	Expenses; Indemnity; Damage Waiver	~~127~~137

10.05	Payments Set Aside	~~129~~139

10.06	Successors and Assigns	~~130~~139

10.07	Treatment of Certain Information; Confidentiality	~~135~~144

10.08	Right of Setoff	~~136~~145

10.09	Interest Rate Limitation	~~137~~146

10.10	Counterparts; Integration; Effectiveness	~~137~~146

10.11	Survival of Representations and Warranties	~~137~~146

10.12	Severability	~~137~~147

10.13	Replacement of Lenders	~~138~~147

10.14	Governing Law; Jurisdiction; Etc.	~~138~~148

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10.15	Waiver of Jury Trial	~~139~~148

10.16	No Advisory or Fiduciary Responsibility	~~139~~149

10.17	Electronic Execution of Assignments and Certain Other Documents	~~140~~149

10.18	USA PATRIOT Act	~~140~~150

10.19	Time of the Essence	~~140~~150

10.20	Gaming Boards	~~140~~150

10.21	Nevada Gaming Collateral	~~141~~150

10.22	Judgment Currency	~~141~~150

10.23	Financial Covenant Matters	151

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~~Page~~

SCHEDULES

2.01	Commitments and Applicable Percentages
2.03	Existing Letters of Credit
4.01	Mortgaged Property
5.03	Required Consents
5.08(b)	Existing Liens
5.08(c)	Real Property
5.08(d)	Leases
5.13	Subsidiaries; Other Equity Investments; Loan Parties
5.17	Intellectual Property
5.20	Labor Matters
6.12	Guarantors
6.18	Gaming Licenses
7.02	Existing Indebtedness
7.03(f)	Existing Investments
7.08	Transactions with Affiliates
7.09	Burdensome Agreements
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of
A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Term A Note
C-2	Revolving Credit Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F	Mortgage Amendment
G	Omnibus Reaffirmation
H	Guaranty

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of April 19, 2013, and amended by Amendment No. 1, dated as of [ ● ], 2013 and effective as of the Acquisition Closing Date, among BALLY TECHNOLOGIES, INC., a Nevada corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent, Swing Line Lender and L/C Issuer.

PRELIMINARY STATEMENTS:

The Borrower, various lenders and Bank of America, as administrative agent for such lenders, as swing line lender and as L/C Issuer, are parties to that certain Amended and Restated Credit Agreement dated as of April 15, 2011, as the same has been amended prior to the date hereof (as so amended, the “Existing Credit Agreement”).  The Borrower has requested, and the Lenders and the Administrative Agent hereby agree, that the Existing Credit Agreement shall be amended and restated in its entirety.

In consideration of the mutual covenants and agreements herein contained, the parties hereto agree that the Existing Credit Agreement shall be amended and restated in its entirety as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01                    Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired Company” means SHFL Entertainment, Inc., a Minnesota corporation.

“Acquisition” means the acquisition of the Acquired Company through the merger of Merger Sub with and into the Acquired Company, with the Acquired Company as the surviving corporation in the merger, in accordance with the Acquisition Agreement.

“Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of July 15, 2013, among the Borrower, Merger Sub and the Acquired Company, as amended, supplemented and/or otherwise modified from time to time.

“Acquisition Closing Date” has the meaning specified in Amendment No. 1.

“Acquisition Related Transactions” means (a) the entering into by the Borrower and its Subsidiaries of Amendment No. 1 and each of the other Loan Documents to which they are or are intended to be a party in connection with Amendment No. 1, the Acquisition Term B Facility, and the Acquisition, (b) the consummation of the Acquisition, (c) the refinancing of certain existing indebtedness of the Acquired Company and its Subsidiaries, and (d) the payment of fees and expenses incurred in connection with all of the foregoing.

“Acquisition Term B Facility” means the New Term B Loans referenced in the Commitment Letter (as defined in Amendment No. 1).  For the avoidance of doubt, the Acquisition Term B Facility shall constitute an Incremental Term Facility for all purposes hereunder.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Credit Exposures” means, at any time, in respect of (a) each Term Facility, the aggregate amount of the Term Loans outstanding under such Term Facility at such time and (b) in respect of the Revolving Credit Facility, the sum of (i) the unused portion of the Revolving Credit Facility at such time and (ii) the Total Revolving Credit Outstandings at such time.

“Agreement” means this Credit Agreement, as amended by Amendment No. 1, and as the same may be ~~supplemented, modified,~~further amended, restated ~~or~~, extended, supplemented or otherwise modified.

“Agreement Currency” has the meaning specified in Section 10.22.

“Alternative Currency” means each of Australian Dollars, Canadian Dollars, Euros and each other currency (other than Dollars) that is approved in accordance with Section 1.08.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of the aggregate amount of the Revolving Credit Commitments and $150,000,000.  The Alternative Currency Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Amendment No. 1” means Amendment No. 1 to Credit Agreement, dated as of [ ● ], 2013, among the Loan Parties, each lender party thereto, and the Administrative Agent.

“Amendment No. 1 Arrangers” means Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA and Union Bank, N.A., in their capacities as joint lead arrangers and joint book managers for Amendment No. 1.

“Applicable Fee Rate” means, at any time, in respect of the Revolving Credit Facility, (i) prior to the date that a Compliance Certificate shall be required to be delivered pursuant to Section 6.02(b)~~, the greater of (x) the applicable~~ for the first full fiscal quarter after the Acquisition Closing Date, the percentage per annum set forth below in Pricing Level ~~3 and (y) the applicable percentage per annum determined by reference to the Consolidated Total Leverage Ratio as set forth in the certificate delivered by the Borrower pursuant to Section 4.01(a)(vii)~~1 and (ii) thereafter, the applicable percentage determined by reference to the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Consolidated Total Leverage Ratio	Applicable Fee Rate
1	> ~~2.7~~4.25:1	~~0.40~~0.50%
2	< ~~2.7~~4.25:1 but > ~~2.2~~3.75:1	~~0.35~~0.45%
3	< 3.75:1 but > 3.25:1	0.45%
4	< 3.25:1 but > 2.75:1	0.40%
~~3~~5	< ~~2.2~~2.75:1 but > ~~1.7~~2.25:1	~~0.30~~0.35%
~~4~~6	< ~~1.7~~2.25:1 but > ~~1.2~~1.75:1	~~0.25~~0.30%
~~5~~7	< ~~1.2~~1.75:1	~~0.20~~0.25%

Any increase or decrease in the Applicable Fee Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Revolving Lenders, Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Fee Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Percentage” means (a) in respect of the Term A Facility, with respect to any Term A Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A Facility represented by (i) on or prior to the Effective Date, such Term Lender’s Term A Commitment plus the principal amount of such Term A Lender’s Existing Term A Loans at such time and (ii) thereafter, the principal amount of such Term A Lender’s Term A Loans at such time, (b) in respect of any Incremental Term Facility, with respect to any Incremental Term Lender at any time, the percentage (carried out to the ninth decimal place) of such Incremental Term Facility represented by the principal amount of such Incremental Term Lender’s Incremental Term Loans at such time, (c) in respect of any Refinancing Term Facility, with respect to any Refinancing Term Lender at any time, the percentage (carried out to the ninth decimal place) of such Refinancing Term Facility represented by the principal amount of such Refinancing Term Lender’s Refinancing Term Loans at such time, and (d) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time.  If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, (a) in respect of any Incremental Term Facility, the rate per annum set forth in the applicable joinder agreements for such Facility, (b) in respect of any Refinancing Term Facility, the rate per annum set forth in the applicable Refinancing Lender Joinder, and (c) in respect of the Term A Facility and the Revolving Credit Facility, (i) prior to the date that a Compliance Certificate shall be required to be delivered pursuant to Section 6.02(b)~~, the greater of (x) the applicable~~ for the first full fiscal quarter after the Acquisition Closing Date, the percentage per annum set forth below in Pricing Level ~~3 and (y) the applicable percentage per annum determined by reference to the Consolidated Total Leverage Ratio set forth in the certificate delivered by the Borrower pursuant to Section 4.01(a)(vii)~~1 and (ii) thereafter, the applicable percentage determined by reference to the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Consolidated Total Leverage Ratio	Eurodollar Rate (Letters of Credit)	Base Rate

1	> ~~2.7~~4.25:1	~~2.00~~2.75%	~~1.00~~1.75%
2	< ~~2.7~~4.25:1 but > ~~2.2~~3.75:1	~~1.75~~2.50%	~~0.75~~1.50%
3	< 3.75:1 but > 3.25:1	2.25%	1.25%

Pricing Level	Consolidated Total Leverage Ratio	Eurodollar Rate (Letters of Credit)	Base Rate

4	< 3.25:1 but > 2.75:1	2.00%	1.00%
~~3~~5	< ~~2.2~~2.75:1 but > ~~1.7~~2.25:1	~~1.50~~1.75%	~~0.50~~0.75%
~~4~~6	< ~~1.7~~2.25:1 but > ~~1.2~~1.75:1	~~1.25~~1.50%	~~0.25~~0.50%
~~5~~7	< ~~1.2~~1.75:1	~~1.00~~1.25%	~~0.00~~0.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.  Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Appropriate Lender” means, at any time, (a) with respect to any Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan or a Revolving Credit Loan, as applicable, at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means (a) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and Union Bank, N.A., in their capacities as joint lead arrangers and joint book managers, and (b) each Amendment No. 1 Arranger.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the most recent fiscal year ended ~~June 30, 2012~~at least 90 days prior to the Acquisition Closing Date, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Australian Dollars” means the lawful currency of Australia.

“Available Amount” means, as of any date of determination, an amount (which shall not be less than zero) equal to:

(i)                                  (x) the cumulative amount of Excess Cash Flow for each fiscal year of the Borrower commencing with the fiscal year ending June 30, 2015, minus (y) the portion of Excess Cash Flow that has been (or is required to be or to have been) used to prepay the Loans in accordance with Section 2.05(b)(v); minus

(ii)                              the aggregate amount of any Investments made pursuant to Section 7.03(o) during the period commencing with the fiscal year of the Borrower ending June 30, 2015 and ending on or prior to the date of determination.

“Availability Period” means the period from and including the Effective Date to the earliest of (i) the Maturity Date of the Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the

Eurodollar Rate plus 1.00%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Security Agreement” means that certain Second Amended and Restated Borrower Security Agreement, dated as of ~~April 15~~[  ], ~~2011~~2013, made by the Borrower, as grantor, in favor of the Administrative Agent ~~and~~for the ~~Lenders~~benefit of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing, or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and~~,~~: (a) if such day relates to any interest rate setting as to a Eurodollar Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurodollar Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day ~~on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market~~that is also a London Banking Day, (b) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurodollar Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means a TARGET Day, (c) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurodollar Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency; provided that a day on which banks are authorized or required to be closed in California, Nevada or New York shall not be a “Business Day”.

“Campus Consolidation Transaction” means a transaction, or series of related transactions, pursuant to which the Borrower or any Loan Party either (x) acquires one or more parcels of real property in Las Vegas, Nevada and constructs thereon a new corporate headquarters office complex or (y) expands the existing corporate headquarters office complex owned on the Acquisition Closing Date by Borrower or the Acquired Company in Las Vegas, Nevada; provided, that, the Borrower or such Loan Party has complied with Section 6.12 with respect to the acquisition of such real property.

“Canadian Dollar” means the lawful currency of Canada.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations and any transfer of inventory to leased gaming equipment consistent with the Borrower’s historical practices as set forth in the Audited Financial Statements) to the extent classified as a capital expenditure in such Person’s cash flow statement in accordance with GAAP.  For purposes hereof, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment shall be included in Capital Expenditures only to the extent the gross amount of such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time.  Capital Expenditures shall exclude any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds or condemnation awards relating to any such damage, loss, destruction or condemnation.  Capital Expenditures shall exclude any expenditure made in connection with the closing of an acquisition pursuant to Section 7.03(g) hereof.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable).  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries that are Loan Parties free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):

(a)                               readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b)                              time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 90 days from the date of acquisition thereof;

(c)                               commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and

(d)                             Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (i) at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, or (ii) both (x) at the time it entered into a Cash Management Agreement, was a “Lender” or an Affiliate of a “Lender” under the Existing Credit Agreement and (y) as of the Effective Date is a Lender or an Affiliate of a Lender, in any such case, in its capacity as a party to such Cash Management Agreement.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“CFC Debt” means any Indebtedness or accounts receivable owed by any CFC to the Borrower or treated as owed by any CFC to the Borrower for U.S. federal income tax purposes.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any policy, request, rule, guideline or directive (in each case whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International  ~~settlements~~Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)                               any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), but excluding (i) any employee benefit plan of such person or its subsidiaries, (ii) any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (iii) any “nominating shareholder group” meeting the applicable eligibility requirements contained in Rule 14a-11(b) under the Exchange Act (or any successor thereto) (the “Proxy Access Rule”), to the extent the Proxy Access Rule becomes effective, including, without limitation, that such nominating shareholder group is not holding any securities of the Borrower with the purpose, or with the effect, of changing control of the Borrower) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)                              a “change of control” or any comparable term under, and as defined in any other Indebtedness in excess of the Threshold Amount shall have occurred.

“Code” means the Internal Revenue Code of 1986 or any successor thereof.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties but shall not include any Excluded Collateral.

“Collateral Documents” means, collectively, the Security Agreements, the Pledge Agreement, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12 or in connection with any Incremental Term Facility or Refinancing Term Facility, and each of the other agreements, instruments or documents that creates or purports to create or perfect a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Term A Commitment or a Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated Current Assets” means, as at any date of determination, the total assets of a Person and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding, without duplications, (a) cash and Cash Equivalents, (b) any Indebtedness owing to such Person or any of its Subsidiaries by Affiliates of such Person, (c) any current assets consisting of prepaid income or other taxes, (d) any current assets consisting of cost of sales relating to deferred revenues and (e) any mark-to-market fluctuations attributable in the value of Swap Contracts.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of a Person and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding, without duplication, (a) the current portion of long term debt, (b) any liabilities owing by such Person or any of its Subsidiaries to Affiliates of such Person, (c) any current liabilities consisting of deferred revenues, (d) the current portion of current and deferred income or other taxes and (e) any mark-to-market fluctuations in the value of Swap Contracts.

“Consolidated EBITDA” means, at any date of determination, an amount equal to the sum of, without duplication, (a) Consolidated Net Income of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period, plus (b) any extraordinary loss reflected in such Consolidated Net Income, minus (c) any extraordinary gain reflected in such Consolidated Net Income, plus (d) Consolidated Interest Charges (~~plus~~net of any interest income ~~in respect of trade receivables that is deducted from interest expense in determining such Consolidated Interest Charges~~) for the relevant Measurement Period to the extent deducted in arriving at Consolidated Net Income, plus (e) the aggregate amount of Federal, state, local, and foreign taxes on or measured by income of the Borrower and its Subsidiaries for that period (whether or not payable during that period) to the extent deducted in arriving at Consolidated Net Income, plus (f) depreciation, amortization and all other non-cash expenses for that period (including, without limitation, employee stock based compensation expenses), plus (or minus), without duplication, (g) any extraordinary loss or other non-cash expense (or any extraordinary gain or other non-cash income) resulting from fair value adjustments made pursuant to the application of FASB Accounting Standards Codification 805 (or any successor rule) in connection with earn-out or similar obligations to the extent reflected in such Consolidated Net Income ~~and minus~~, plus (h) ~~any scheduled earn-out or similar earnings sharing payments in respect of the Borrower’s acquisition of Sightline Payments, LLC or other acquisitions described in clause (ii) of the proviso to the definition of “Consolidated Funded Indebtedness”,~~during the six full fiscal quarters following any acquisition permitted by Section 7.03(g), the amount of net cost savings and synergies projected by the Borrower in good faith to result from any actions actually taken in connection with such acquisition no later than eighteen (18) months after the date of such acquisition (which net cost savings and synergies shall be subject to certification by a Responsible Officer of the Borrower and calculated on a pro forma basis as though such cost savings and synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings and synergies are reasonably identifiable and factually supportable, (B) such cost savings must be (1) able to be accounted for as adjustments pursuant to Article 11 of Regulation S-X under the Securities Act or (2) calculated in good faith by the Borrower and based on audited financial statements of the target company or other financial statements reasonably satisfactory to the Administrative Agent, (C) any cost savings that are not actually realized during the period of eighteen (18) months following such acquisition may no longer be included in Consolidated EBITDA following the end of such eighteen-month period and (D) the aggregate amount of cost savings and synergies added pursuant to this clause (h) for any period shall not exceed 10% of Consolidated EBITDA for the applicable period (calculated prior to giving effect to any adjustment pursuant to this clause (h)), (i) any fees, costs and other transaction charges and expenses incurred to implement the Acquisition or any acquisition permitted pursuant to Section 7.03(g) for such period, plus (j) (x) any fees, costs, expenses or charges incurred at any time in connection with litigation relating to the defense of law suits to which the Acquired Company or any of its Subsidiaries is party as of the Acquisition Closing Date and (y) any non-recurring fees, costs, expenses or charges incurred in cash for such period by the Borrower or any of its Subsidiaries (including but not limited to any severance packages, retention bonuses or lease buy-outs), provided that (A) such non-recurring fees, costs, expenses or charges may only be added back to Consolidated Net Income pursuant to this clause (j)(y) during the first four full fiscal quarters after the Acquisition Closing Date and (B) the amount added back pursuant to this clause (j) does not exceed $15,000,000 in the aggregate for all fiscal periods during the term of this Agreement; provided that in determining Consolidated EBITDA, (i) the results of operations of any Person or assets which have been the subject of a Disposition involving a consideration in excess of $25,000,000 in the aggregate during the relevant Measurement Period shall be excluded, and (ii) the results of operations of any Person or assets acquired by the Borrower and its Subsidiaries during the relevant period for a consideration which is in excess of $25,000,000 in the aggregate shall be included on a pro forma basis.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct and contingent obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (other than commercial letters of credit and bankers’ acceptances incurred to support commercial transactions, bid bonds, payment bonds and performance bonds arising in the ordinary course of business), in each case net of the amount of cash collateral securing such obligations, (d) all obligations in respect of the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) deferred compensation), (e) all Attributable Indebtedness, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, (h) all Earnout Obligations and (~~g~~i) all Indebtedness of the types referred to in clauses (a) through (~~f~~h) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary~~; provided, that earn-out or similar earnings sharing arrangements in respect of (i) the Borrower’s acquisition of Sightline Payments, LLC or (ii) other acquisitions by the Loan Parties permitted hereunder (subject in the case of this clause (ii) to the approval of the Administrative Agent) shall not be considered to be “Consolidated Funded Indebtedness”.~~.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations to the extent classified as interest expense in accordance with GAAP and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Charges for such period.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period, determined in accordance with GAAP, consistently applied.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets of the Borrower and its Subsidiaries over Consolidated Current Liabilities of the Borrower and its Subsidiaries.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.  In calculating the Consolidated Working Capital Adjustment there shall be excluded the effect of reclassification during such period of current assets to long term assets and current liabilities to long term liabilities and the effect of any acquisition permitted under Section 7.03(g) during such period; provided that there shall be included with respect to any such acquisition during such period an amount (which may be a negative number) by which the Consolidated Working Capital acquired in such acquisition as at the time of such acquisition exceeds (or is less than) Consolidated Working Capital at the end of such period.

“Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

~~“Covenant Bifurcation Election” means an election made by the Borrower by delivery of a notice in writing to the Administrative Agent after the consummation of a Qualified Transaction.~~

“Credit Extension” means each of the following:  (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, Incremental Term Loans and Refinancing Term Loans, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans under the Term A Facility plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum, (c) when used with respect to any Incremental Term Loans, the rate per annum set forth in the applicable joinder, and (d) when used with respect to Refinancing Term Loans, the rate per annum set forth in the applicable Refinancing Lender Joinder.

“Defaulting Lender” means any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder, in any case unless the subject of a good faith dispute, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such notification or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent, to confirm in writing a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction~~) of any property~~, the sale of any Equity Interest owned by such Person and any issuance of Equity Interest by any subsidiary of such Person) of any Property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. For the avoidance of doubt, the issuance of Equity Interests by the Borrower shall not constitute a Disposition.

~~“Disregarded Entity” means any entity treated as disregarded as an entity separate from its owner under Treasury Regulations Section 301.7701-3.~~

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Earnout Obligations” means those payment obligations of the Borrower and its Subsidiaries to former owners of businesses which were acquired by the Borrower or one of its Subsidiaries pursuant to an acquisition permitted by this Agreement which are in the nature of deferred purchase price to the extent such obligations are required to be set forth with respect to such payment obligations on a balance sheet of the Borrower or one of its Subsidiaries prepared in accordance with GAAP.

“Effective Date” means April 19, 2013 (being the first date all the conditions precedent in Section 4.01 ~~are~~were satisfied or waived in accordance with Section 10.01).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)); provided, that no assignment shall be made to any Person if such assignment would result in a violation of any Gaming Laws or otherwise require the consent or approval of any Gaming Board or Governmental Authority.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Plan under Section 4041 of ERISA, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Euro” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurodollar Rate” means:

(a)                              with respect to any Credit Extension:

(i)                                  ~~(a)                              for any Interest Period with respect to a Eurodollar Rate Loan~~denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) ~~per annum appearing on~~or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters ~~Screen LIBOR01 Page~~screen page (or such other commercially available source providing such quotations ~~of LIBOR~~ as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period~~.  If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in~~

~~the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and~~;

~~(b)                             for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.~~

(ii)                              denominated in Canadian Dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period;

(iii)                          denominated in Australian dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date with a term equivalent to such Interest Period;

(iv)                          with respect to a Credit Extension denominated in any other Non-LIBOR Quoted Currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.08(a); and

(b)                             for any rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two London Banking Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied to the applicable Interest Period in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Eurodollar Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate”.  Eurodollar Rate Loans that are Revolving Credit Loans may be denominated in Dollars or~~, to the extent that LIBOR is then being quoted for~~ in an Alternative Currency~~, in such~~.  All Revolving Credit Loans denominated in an Alternative Currency must be Eurodollar Rate Loans.  Eurodollar Rate Loans that are Term Loans must be denominated in Dollars.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any fiscal year of the Borrower, the excess (if any) of (a) the sum of (i) Consolidated EBITDA (without giving effect to clause (h) of the definition thereof) for such fiscal year and (ii) the Consolidated Working Capital Adjustment, minus, without duplication, (b) the sum (for such fiscal year) of (i) Consolidated Interest Charges actually paid in cash by the Borrower and its Subsidiaries (net of interest income received during such fiscal year), (ii) scheduled principal repayments to the extent actually made, of Consolidated Funded Indebtedness (including the Term Loans) solely to the extent funded with Internally-Generated Cash, (iii) all Federal, state, local and foreign taxes on or measured by income of the Borrower and its Subsidiaries actually paid in cash by the Borrower and its Subsidiaries (net of any tax rebates or credits received in cash by the Borrower or any of its Subsidiaries during such fiscal year), (iv) Capital Expenditures and Investments permitted by clauses (b), (g), (j), (k), (m), (n) and (p) of Section 7.03 which were made in cash prior to the end of such fiscal year by the Borrower and its Subsidiaries during such fiscal year (in each case, solely to the extent funded with Internally-Generated Cash), (v) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of its Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Capital Expenditures and Investments permitted by clauses (b), (g), (j), (k), (m) and (n) of Section 7.03 to be consummated or made during the 12 months following the end of such period; provided, that, to the extent the aggregate amount of Internally-Generated Cash actually utilized to finance such Capital Expenditures or Investments during such 12-month period is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such 12-month period, (vi) the amount of Restricted Payments permitted by clauses (d) and (e) of Section 7.06 which were paid in cash during such period (in each case, solely to the extent funded with Internally-Generated Cash) and (vii) the amount of any fees, costs, expenses or charges paid in cash during such period and added back to Consolidated Net Income pursuant to clauses (i) and (j) of the definition of Consolidated EBITDA.

“Excluded Collateral” means (a) ~~Equity Interests constituting more than 65% of the total outstanding voting Equity Interests of any CFC or Foreign Holding Company, (b)~~voting Equity Interests constituting more than 65% of the total outstanding voting Equity Interests of any ~~Disregarded Entity substantially all of the assets of which consist of interests in a CFC or~~Excluded Subsidiary (it being understood that non-voting Equity Interests of such Excluded Subsidiary shall not constitute Excluded Collateral), (b) CFC Debt and (c) any property or assets of any CFC (whether held directly or indirectly) ~~and CFC Debt~~.

“Excluded Subsidiary” means each (a) ~~Foreign Subsidiary~~CFC, (b) Foreign Holding Company and (c) Subsidiary that is owned directly or indirectly by a CFC.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 20 of the Guaranty and any other “keepwell, support or other agreement for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes ~~(including Taxes~~ imposed on or measured by net income (however denominated) and franchise taxes~~)~~, in each case (i) imposed  by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any United States federal withholding Tax that is required to be imposed on amounts payable to such Lender pursuant to the Laws in force at the time such Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 3.01, (d) any Taxes attributable to a Lender’s failure to comply with Section 3.01(e), and (e) any U.S. federal withholding Taxes imposed under FATCA.

“Exempt Permitted Integration Transfers” means, with respect to any Permitted Integration Property, (i) the Disposition (whether by direct transfer, merger or assignment or otherwise) of such Permitted Integration Property from a Loan Party to an Excluded Subsidiary or (ii) that such Permitted Integration Property becomes owned by an Excluded Subsidiary (as a result of the Loan Party that owns such Property becoming an Excluded Subsidiary pursuant to a transaction permitted under this Agreement), in each case, within twenty-four (24) months after the Acquisition Closing Date.

“Existing Credit Agreement” has the meaning specified in the recitals hereto.

“Existing Letters of Credit” means letters of credit issued and outstanding under the Existing Credit Agreement as set forth on Schedule 2.03, which shall be deemed outstanding as Letters of Credit hereunder as of the Effective Date pursuant to Section 2.03(a).

“Existing Term A Loan” has the meaning specified in Section 2.01(a)(i).

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than (1) proceeds of any Disposition, (2) proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings, (3) proceeds of insurance received in connection with casualty losses that occurred prior to the Effective Date, (4) insurance or condemnation proceeds required to be provided to landlords (or their mortgagees) pursuant to the terms of any lease to which a Loan Party or any Subsidiary thereof is party and (5) casualty insurance proceeds used, or committed to be used, to repair or replace damaged property within 180 days after receipt thereof (or applied to reimburse the Borrower or a Subsidiary for the cost of such repair or replacement)), condemnation awards (and payments in lieu thereof), and indemnity payments.

“Facility” means the Term A Facility, the Revolving Credit Facility, any Incremental Term Loan Facility or any Refinancing Term Facility, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Financial Covenant Event of Default” means a Default that results from the failure of the Borrower to comply with any financial covenant set forth in Section 7.11.

“Financial Covenant Reserved Matter” has the meaning set forth in Section 10.01(l).

“Foreign Holding Company” means any Subsidiary of the Borrower ~~organized under the laws of the United States or a political subdivision thereof~~ substantially all of the assets of which consist of Equity Interests or other securities of one or more CFCs and/or CFC Debt.  For the avoidance of doubt, each of Bally Gaming GP, LLC ~~and~~, Bally Gaming LP, LLC and

Shuffle Master International, Inc. shall be deemed to be a Foreign Holding Company as of the date of this Agreement and shall continue to be so treated for so long as substantially all of their assets consist of Equity Interests or other securities of one or more CFCs and/or CFC Debt.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer).  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of any jurisdiction other than the United States, a State thereof, or the District of Columbia.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Revolving Credit Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Revolving Credit Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Gaming Board” means, collectively, (a) the Nevada Gaming Commission, (b) the Nevada State Gaming Control Board, (b) the Mississippi Gaming Commission, (c) the Mississippi State Tax Commission, (d) the Missouri Gaming Commission, (e) the Louisiana Gaming Control Board, (f) the Michigan Gaming Control Board and (g) any other Governmental Authority that holds regulatory, licensing or permit authority over gambling, gaming, lottery or casino activities conducted by the Borrower or any Subsidiary of the Borrower within its jurisdiction.

“Gaming Laws” means, collectively, The Nevada Gaming Control Act, The Louisiana Draw Poker Devices Control Law, the Mississippi Gaming Control Act and Missouri laws relating to licensed gaming activities, excursion gambling boats and suppliers of gaming equipment and slot machines set forth in Chapter 313 of the Revised Statutes of Missouri, in each case together with the rules and regulations thereunder, pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming, lottery or casino activities conducted by the Borrower and its Subsidiaries within its jurisdiction.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or reasonable indemnity obligations in effect on the Effective Date or otherwise entered into in the ordinary course of business, including in connection with any acquisition or Disposition of assets or incurrence of Indebtedness or other obligations, in any case to the extent permitted under this Agreement.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, (a) the Subsidiaries of the Borrower listed on Schedule 6.12 and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12, and (b) with respect to Obligations owing by any Loan Party or any Subsidiary of a Loan Party (other than the Borrower) under any Secured Cash Management Agreement or Secured Hedge Agreement, the Borrower.

“Guaranty” means, collectively, the  ~~Second~~Third Amended and Restated Guaranty, dated as of ~~the date hereof~~__, 2013, made by the Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties in substantially the form of Exhibit H, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12, as each of the same may be amended, restated, supplemented or otherwise modified from time to time.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Headquarters Property” means the real property located at 6601 South Bermuda Road, Las Vegas, Nevada 89119 more particularly described in Schedule 5.08(c) and the improvements located thereon.

“Hedge Bank” means any Person that, (i) at the time it enters into an interest rate or currency Swap Contract permitted under Article VI or VII, is a Lender or an Affiliate of a Lender, or (ii) both (x) at the time it entered into a Swap Contract permitted under Article VI and VII, was a “Lender” or an Affiliate of a “Lender” under the Existing Credit Agreement and (y) as of the Effective Date is a Lender or an Affiliate of a Lender, in any such case, in its capacity as a party to such Swap Contract.

“Immaterial Subsidiary” means, with respect to any Subsidiary, (i) such Subsidiary does not (on a consolidated basis with its Subsidiaries) have assets with a book value in excess of 5% of the consolidated assets of the Borrower as of the last day of the most recent four consecutive fiscal quarter period of the Borrower and (ii) such Subsidiary’s (on a consolidated basis with its Subsidiaries) contribution to Consolidated EBITDA for the most recent four consecutive fiscal quarter period of the Borrower does not exceed 5%; provided, that, at no time shall (x) the aggregate assets of all Immaterial Subsidiaries taken as a whole have an aggregate book value in excess of 10% of the consolidated assets of the Borrower as of the last day of the most recent four consecutive fiscal quarter period of the Borrower or (y) the aggregate contribution of all Immaterial Subsidiaries taken as a whole exceed 10% of Consolidated EBITDA for the most recent four consecutive fiscal quarter period of the Borrower.

“Impacted Loans” has the meaning given in Section 3.03.

“Incremental Term Facility” has the meaning specified in Section 2.15(a).

“Incremental Term Lender” means, at any time, any Lender that holds Incremental Term Loans at such time.

“Incremental Term Loan” has the meaning specified in Section 2.15(a).

“Incremental Term Note” means a promissory note made by the Borrower in favor of an Incremental Term Lender evidencing Incremental Term Loans made by such Incremental Term Lender.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                               all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                              the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)                               net obligations of such Person under any Swap Contract;

(d)                             all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business in accordance with ordinary trade terms);

(e)                               indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)                                all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person;

(g)                              all mandatory obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)                              all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of any Capitalized Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of  ~~the Borrower~~any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Information Memorandum” means the Lender presentation dated March 14, 2013 used by the Arrangers in connection with the syndication of the Commitments.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice; provided that:

(a)                               any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)                              any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)                               no Interest Period shall extend beyond the Maturity Date of the Facility under which such Eurodollar Rate Loan was made.

“Internally-Generated Cash” shall mean cash of the Borrower and its Subsidiaries not constituting the proceeds of any incurrence of Indebtedness, issuance of Equity Interests, Dispositions (except to the extent that the proceeds of such Dispositions increase Excess Cash Flow) or Extraordinary Receipts.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or substantially all of the business of, such Person.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Judgment Currency” has the meaning specified in Section 10.22.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder.  Letters of Credit may be issued in Dollars or in an Alternative Currency and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date of the Revolving Credit Facility then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to $50,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“LIBOR” has the meaning specified in the definition of Eurodollar Rate.

“LIBOR Quoted Currency” means Dollars and Euros, in each case, as long as there is a published LIBOR rate (or comparable or successor rate approved by the Administrative Agent as set forth in the definition of “Eurodollar Rate”) with respect thereto.

“License Revocation” means the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Board covering any casino or gaming facility of the Borrower or any of its Subsidiaries.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) the fee letters with the Arrangers (or any of them), (f) each Issuer Document, (g) the Omnibus Reaffirmation, (h) each Refinancing Lender Joinder, (i) each joinder agreement executed pursuant to Section 2.14 or 2.15 and (j) any intercreditor agreement executed pursuant to Section 2.18(d).

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Maintenance Capital Expenditure” means a Capital Expenditure for the maintenance, repair, restoration or refurbishment of tangible Property of the Borrower or its Subsidiaries, but excluding any Capital Expenditure which adds to or further improves any such tangible Property.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower, or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under the Loan Documents, or of the ability of the Borrower and the Guarantors to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Maturity Date” means ~~the fifth anniversary of the Effective Date~~(a) with respect to the Revolving Credit Facility, April 19, 2018 (b) with respect to the Term A Facility, April 19, 2018, (c) with respect to any Incremental Term Facility, the maturity date set forth in the applicable joinder agreement for such Facility and (d) with respect to any Refinancing Term Facility, the maturity date set forth in the applicable Refinancing Lender Joinder for such Facility; provided, however, that if any such date is not a Business Day, the applicable Maturity Date shall be the next preceding Business Day.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Borrower.

“Merger Sub” means Manhattan Merger Corp, a Minnesota corporation and an indirect, wholly owned Subsidiary of the Borrower.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” has the meaning specified in Section 4.01(a)(iii).

“Mortgage Policy” has the meaning specified in Section 4.02(a)(iii)(B).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a)                               with respect to any Disposition by the Borrower or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of the Borrower or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the actual expenses incurred or payable by the Borrower or such Subsidiary in connection with such transaction and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds; and

(b)                              with respect to the sale or issuance of any Equity Interest by the Borrower or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by the Borrower or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other actual out-of-pocket expenses, incurred or payable by the Borrower or such Subsidiary in connection therewith.

“New Term A Loan” has the meaning specified in Section 2.01(a).

“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.

“Note” means a Term Note, an Incremental Term Note or a Refinancing Term Note or a Revolving Credit Note, as the context may require.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or ~~otherwise~~ with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Omnibus Reaffirmation” means an Omnibus Reaffirmation by the Loan Parties of their obligations under the Loan Documents in substantially the form of Exhibit G.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received or perfected a security interest under or enforced any Loan Document, or sold or assigned an interest in any Commitment, Loan or Loan Document pursuant to the Borrower’s request under Section 3.06).

“Other Taxes” means all present or future stamp, court or documentary taxes, intangible, recording, filing or similar taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.13).

“Outstanding Amount” means (a) with respect to Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Encumbrances” means:

(a)                               inchoate Liens incident to construction on or maintenance of real property; or Liens incident to construction on or maintenance of real property now or hereafter filed of record for which adequate reserves have been set aside in accordance with GAAP (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such real property is subject to a material risk of loss or forfeiture;

(b)                              Liens for taxes and assessments which are not yet delinquent; or Liens for taxes and assessments for which adequate reserves have been set aside in accordance with GAAP and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no Property is subject to a material risk of loss or forfeiture;

(c)                               minor defects and irregularities in title to any real property which in the aggregate do not materially impair the fair market value or use of the real property for the purposes for which it is or may reasonably be expected to be held;

(d)                             easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting real property, facilities, or equipment which in the aggregate do not materially burden or impair the fair market value or use of such real property for the purposes for which it is or may reasonably be expected to be held;

(e)                               easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of real property in or adjacent to a shopping center or similar project affecting real property which in the aggregate do not materially burden or impair the fair market value or use of such real property for the purposes for which it is or may reasonably be expected to be held;

(f)                                rights reserved to or vested in any Governmental Authority to control or regulate, or obligations or duties to any Governmental Authority with respect to, the use of any real property;

(g)                              present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of real property;

(h)                              statutory or common law Liens, other than those described in clauses (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set aside in accordance with GAAP with respect thereto and, by reason of nonpayment, no real property is subject to a material risk of loss or forfeiture;

(i)                                  covenants, conditions, and restrictions affecting the use of real property which in the aggregate do not materially impair the fair market value or use of the real property for the purposes for which it is or may reasonably be expected to be held;

(j)                                  rights of tenants under leases and rental agreements covering real property entered into in the ordinary course of business of the Person owning such real property;

(k)                              bankers liens and Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws, mandatory unemployment insurance or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(l)                                  Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which the Borrower or a Subsidiary of the Borrower is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease; and

(m)                          Liens in favor of Governmental Authorities on the assets of the Borrower and its Subsidiaries imposed by applicable Gaming Laws to the extent required in connection with the operation of lotteries in various jurisdictions.

“Permitted Integration Property” means Property (including cash and Cash Equivalents) that (i) immediately after the Acquisition Closing Date is owned by any Subsidiaries that are not Loan Parties and that are not required to become Loan Parties pursuant to the terms of this Agreement or any other Loan Document (and which Property was not transferred to such Subsidiaries in contemplation of the Acquisition), and (ii) that after the Acquisition Closing Date is Disposed of (whether by direct transfer, merger or assignment or otherwise) to a Loan Party or otherwise becomes owned by a Loan Party (as a result of the Subsidiary that owns such Property becoming a Loan Party).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means that certain Second Amended and Restated Pledge Agreement, dated as of ~~April 15, 2011~~[  ] 2013, made by the Borrower and each of the Subsidiaries from time to time party thereto, as grantors, in favor of the Administrative Agent ~~and~~for the ~~Lenders~~benefit of the Secured Parties, together with each other pledge agreement delivered pursuant to Section 6.12, as each of the same may be amended, restated, supplemented or otherwise modified from time to time.

“Pledged Collateral” has the meaning specified in Section 1 of the Pledge Agreement but shall not include any Excluded Collateral.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Transaction” means a purchase or acquisition of the Equity Interests or property of any Person permitted under Section 7.03(g).

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder.

“Reduction Amount” has the meaning set forth in Section 2.05(b)(~~vii~~viii).

“Refinanced Term Loan” has the meaning specified in Section 2.18(a).

“Refinancing Lender Joinder” has the meaning specified in Section 2.18(a).

“Refinancing Term Facility” has the meaning specified in Section 2.18(a).

“Refinancing Term Lender” has the meaning specified in Section 2.18(b).

“Refinancing Term Loan” has the meaning specified in Section 2.18(a).

“Refinancing Term Note” means a promissory note made by the Borrower in favor of a Refinancing Term Lender evidencing Refinancing Term Loans made by such Refinancing Term Lender.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, members and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Incremental Term Lenders” means, as of any date of determination with respect to any Incremental Term Facility, Incremental Term Lenders holding more than 50% of such Incremental Term Facility on such date; provided that the portion of any Incremental Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Incremental Term Lenders.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Pro Rata Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings under the Revolving Credit Facility and Term A Facility (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of such Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Refinancing Term Lenders” means, as of any date of determination with respect to any Refinancing Term Facility, Refinancing Term Lenders holding more than 50% of such Refinancing Term Facility on such date; provided that the portion of any Refinancing Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Refinancing Term Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving

Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Term A Lenders” means, as of any date of determination, Term A Lenders holding more than 50% of the Term A Facility on such date; provided that the portion of the Term A Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, chief accounting officer or controller of a Loan Party and any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, repurchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof).

“Revaluation Date” means (a) with respect to any Revolving Credit Loan, each of the following:  (i) each date of a Borrowing of a Eurodollar Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurodollar Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following:  (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit

Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time which as of the Effective Date shall be an amount equal to $700,000,000.

“Revolving Credit Increase Effective Date” has the meaning specified in Section 2.14(d).

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-2.

“S&P” means Standard & Poor’s Ratings Services, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanctions” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate or currency Swap Contract permitted under Article VI or VII that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Arrangers, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreements” means, collectively, the Borrower Security Agreement and the Subsidiaries Security Agreement.

“Security Agreement Supplement” means an Instrument of Joinder substantially in the form of Exhibit A to the Subsidiaries Security Agreement.

~~“Senior Secured Indebtedness” means the Indebtedness of the Loan Parties that is secured by any assets of the Loan Parties.~~

~~“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Senior Secured Indebtedness as of such date to (b) Consolidated EBITDA of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.~~

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Notice Currency” means, at any time, an Alternative Currency other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 20 of the Guaranty).

“Specified Representations” means (a) such of the representations made by the Acquired Company with respect to the Acquired Company and its subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower or any of its affiliates has the right (determined without regard to any notice requirement) to terminate its and their obligations under the Acquisition Agreement or otherwise decline to close the Acquisition as a result of such representations in the Acquisition Agreement not being accurate, and (b) the representations and warranties made by the Loan Parties in Sections 5.01(a) (solely with respect to (x) the Borrower and any other Credit Parties that individually account for more than $10,000,000 of net revenue for the most recently ended fiscal year and (y) the Borrower and any other Credit Parties that individually accounts for less than $10,000,000 of net revenue for the most recently ended fiscal year but which collectively in the aggregate account for more than $50,000,000 of net revenue for the most recently ended fiscal year), 5.01(b)(ii) (but only to the extent related to the Loan Documents), 5.02 (other than 5.02(b)), 5.04, 5.14, 5.18, 5.21 (but only to the extent related to creation, validity and (solely with respect to Liens (1) in the Equity Interests of any Domestic Subsidiary of the Borrower to the extent not constituting Excluded Collateral and (2) in other assets with respect to which a Lien may be perfected by the filing of a financing statement under the Uniform Commercial Code or the filing of a security agreement with the United States Copyright Office or the United States Patent and Trademark Office) and perfection of Liens) and 5.22.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Subordinated Indebtedness” means any unsecured Indebtedness of the Borrower and its Subsidiaries which is contractually subordinated in right of payment to the Obligations pursuant to then-current market subordination provisions.

“Subsidiaries Security Agreement” means that certain Second Amended and Restated Subsidiaries Security Agreement, dated as of ~~April 15~~[  ], ~~2011~~2013, made by each of the Subsidiaries from time to time party thereto, as grantors, in favor of the Administrative Agent ~~and~~for the ~~Lenders~~benefit of the Secured Parties, together with each other security agreement and security agreement supplement delivered by a Subsidiary pursuant to Section 6.12, as each of the same may be amended, restated, supplemented or otherwise modified from time to time.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options,

forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means with respect to any Guarantor any obligation to pay or perform under any Swap Contract or any other agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the Revolving Credit Facility.  The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Commitment” means, as to each Term A Lender, its obligation to make Term A Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A Lender’s name on Schedule 2.01 under the caption “Term A Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term A Commitment Percentage” means in respect of the Term A Commitments, with respect to any Term A Lender at any time prior to the Effective Date, the percentage (carried out to the ninth decimal place) of the aggregate Term A Commitments represented by such Term Lender’s Term A Commitment.  The Term A Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01.

“Term A Facility” means, at any time, (a) on or prior to the Effective Date, the aggregate amount of the Term A Commitments at such time, which as of the Effective Date shall be an amount (the “Effective Date Term A Loan Amount”) equal to $370,000,000 and (b) thereafter, the aggregate principal amount of the Term A Loans of all Term A Lenders outstanding at such time.

“Term A Lender” means (a) at any time on or prior to the Effective Date, any Term Lender that has a Term A Commitment at such time and (b) at any time after the Effective Date, any Term Lender that holds Term A Loans at such time.

“Term A Loan” means each New Term A Loan and each Existing Term A Loan continued as a Term A Loan pursuant to Section 2.01(a)(i).

“Term A Note” means a promissory note made by the Borrower in favor of a Term A Lender evidencing Term A Loans made by such Term A Lender, substantially in the form of Exhibit C-1.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type, of the same Facility and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a), the applicable

Incremental Term Facility joinder agreement, or the applicable Refinancing Lender Joinder, as applicable.

“Term Facility” means the Term A Facility, any Incremental Term Facility, and any Refinancing Term Facility as applicable.

“Term Increase Effective Date” has the meaning specified in Section 2.15(c).

“Term Lender” means each Term A Lender, each Incremental Term Lender and each Refinancing Term Lender.

“Term Loan” means each Term A Loan, each Incremental Term Loan and each Refinancing Term Loan.

“Term Note” means each Term A Note, each Incremental Term Note and each Refinancing Term Note.

“Term Refinancing Effective Date” has the meaning specified in Section 2.18(c).

“Threshold Amount” means $25,000,000.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction” means, collectively, (a) the entering into by the Borrower and its Subsidiaries of the Loan Documents to which they are or are intended to be a party, (b) the refinancing of certain outstanding Indebtedness of the Borrower and its Subsidiaries and the termination of all commitments with respect thereto and (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

1.02                    Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                               The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                              In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                               Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03                    Accounting Terms.

(a)                               Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)                              Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04                    Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05                    Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.06                    Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07                    Exchange Rates; Currency Equivalents.

(a)                               The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(b)                              Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurodollar Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurodollar Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such

Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

(c)                               The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

1.08                    Additional Alternative Currencies.

(a)                               The Borrower may from time to time request that Revolving Credit Loans that are Eurodollar Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars.  In the case of any such request with respect to the making of Eurodollar Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Revolving Credit Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

(b)                              Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion).  In the case of any such request pertaining to Eurodollar Rate Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof.  Each Lender (in the case of any such request pertaining to Eurodollar Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurodollar Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)                               Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Eurodollar Rate Loans to be made or Letters of Credit to be issued in such requested currency.  If the Administrative Agent and all the Lenders that would be obligated to make Credit Extensions in such requested currency consent to making Eurodollar Rate Loans in such requested currency and the Administrative Agent and such Lenders reasonably determine that a Eurodollar Rate is available to be used for such currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurodollar Rate Loans; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.08, the Administrative Agent shall promptly so notify the Borrower.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01                    The Loans.

(a)                               The Term A Borrowing.  Subject to the terms and conditions set forth herein, (i) each Term A Lender holding a “Term A Loan” as defined in the Existing Credit Agreement (each, an “Existing Term A Loan”) agrees that such Existing Term A Loan shall, effective on the Effective Date, be a Term A Loan under this Agreement, and (ii) each Term A Lender severally agrees to make a single loan (each such loan, a “New Term A Loan”) to the Borrower on the Effective Date in an amount not to exceed such Term A Lender’s Term A Commitment Percentage of $100,000,000.  The amount of each Lender’s Existing Term A Loans is set forth opposite the name of such Lender on Schedule 2.01.  The Term A Borrowing shall consist of (x) the conversion of Existing Term A Loans to Term A Loans pursuant to clause (i) above and (y) Term A Loans made simultaneously by the Term A Lenders in accordance with their respective Term A Commitment Percentage of $100,000,000, each of which Term A Loans shall be treated equally pursuant to this Agreement on and after giving effect to the Effective Date.  Amounts converted or borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.  Term A Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)                              The Revolving Credit Borrowings.  Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment and (iii) the aggregate Outstanding Amount of all Revolving Credit Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit.  Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b).  Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein; provided, that Revolving Credit Loans that are denominated in Alternative Currencies must be Eurodollar Rate Loans.

2.02                    Borrowings, Conversions and Continuations of Loans.

(a)                               Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans denominated in Dollars or of any conversion of Eurodollar Rate Loans denominated in Dollars to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans denominated in any Alternative Currency or of any conversion of Eurodollar Rate Loans denominated in an Alternative Currency to Base Rate Loans and (iii) on the requested date of any Borrowing of Base Rate Loans.  Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof.  Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (v) the currency of the Loans to be borrowed and (vi) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars.  If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans; provided, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurodollar Rate Loans in their original currency with an Interest Period of one month.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  No Revolving Credit Loan may be converted into or continued as a Revolving Credit Loan denominated in a different currency, but instead must be prepaid in the original currency of such Revolving Credit Loan and reborrowed in the other currency.  Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

(b)                              Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a).  In the case of a Term Borrowing or a Revolving Credit Borrowing (other than the portion of the Term Borrowing referred to in clause (i) of Section 2.01(a)), each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent, in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)                               Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans (whether in Dollars or an Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d)                             The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)                               After giving effect to all Term Borrowings of Term A Loans, all conversions of Term A Loans from one Type to the other, and all continuations of Term A Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of the Term A Facility.  After giving effect to all Term Borrowings of Incremental Term Loans under any Incremental Term Facility, all conversions of Incremental Term Loans from one Type to the other, and all continuations of Incremental Term Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of such Incremental Term Facility.  After giving effect to all Term Borrowings of Refinancing Term Loans under any Refinancing Term Facility, all conversions of Refinancing Term Loans from one Type to the other, and all continuations of

Refinancing Term Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of such Refinancing Term Facility.  After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than eight Interest Periods in effect in respect of the Revolving Credit Facility.

2.03                    Letters of Credit.

(a)                               The Letter of Credit Commitment.  (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof.

(ii)                              The L/C Issuer shall not issue any Letter of Credit if:

(A)                          subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B)                           the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date.

(iii)                          The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)                          any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the L/C Issuer in good faith deems material to it;

(B)                           the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)                           except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $500,000;

(D)                          such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency or the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;

(E)                            such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(F)                             a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv)                          The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)                              The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)                          The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)                              Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer:  (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require.  Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii)                              Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii)                          If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)                          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)                               Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof.  In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse the L/C Issuer in Dollars.  In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.  Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency.  In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the Borrower, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Borrower agrees, as a separate and independent obligation, to indemnify the L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing.  If the Borrower fails to so reimburse the L/C Issuer ~~by such time~~on the Honor Date, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof.  In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)                              Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)                          With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)                          Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)                              Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice ).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)                          If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed

Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)                             Repayment of Participations.  (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)                              If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                               Obligations Absolute.  The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)                                  any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)                              the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)                          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)                          any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)                              any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; or

(vi)                          any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)                                Role of L/C Issuer.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (~~v~~vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)                              Applicability of ISP and UCP; Limitation of Liability.  Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.  Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h)                              Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.04 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account.  For purposes of computing the Dollar Equivalent of the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears.  If there is any change in the Applicable Rate during any quarter, the Dollar Equivalent of the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i)                                  Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Borrower’s fee letter with Bank of America, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the Dollar Equivalent of the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)                                  Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)                              Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04                    Swing Line Loans.

(a)                               The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the

Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Revolving Credit Commitment, and provided further that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan shall bear interest only at a rate based on the Base Rate.  Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b)                              Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(c)                               Refinancing of Swing Line Loans.  (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the

Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)                              If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit  Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)                          If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)                          Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in

Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)                             Repayment of Participations.

(i)                                  At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)                              If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                               Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans.  Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f)                                Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05                    Prepayments.

(a)                               Optional.  (i) Subject to the last sentence of this Section 2.05(a)(i), the Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty (subject, in the case of any Incremental Term Facility, to any prepayment provisions set forth in the applicable joinder agreement for such Incremental Term Facility); provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans denominated in Dollars, (2) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurodollar

Rate Loans denominated in Alternative Currencies and (3) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that not more than two times per fiscal year of the Borrower, such notice, if accompanied by a commitment reduction notice in accordance with Section 2.06, may state that it is conditioned upon the effectiveness of other credit facilities or the incurrence of other Indebtedness, the consummation of a particular Disposition or the occurrence of a Change of Control, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term ~~A~~ Loans pursuant to this Section 2.05(a) shall be applied to a particular Term Facility at the Borrower’s election, and to the principal repayment installments ~~thereof~~of such Term Facility on a pro-rata basis~~, and subject~~.  Subject to Section 2.17, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.  Notwithstanding anything to the contrary contained herein, the Borrower shall not be permitted to prepay the Term A Facility pursuant to this Section 2.05(a)(i) during the period from the Effective Date through the date ten Business Days thereafter.

(ii)                              The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)                              Mandatory.

(i)                                  If the Borrower or any of its Subsidiaries Disposes of any property in a transaction permitted under Section 7.05(f) and realizes Net Cash Proceeds in excess of $20,000,000 in any fiscal year, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of such excess Net Cash Proceeds within five Business Days of receipt thereof by such Person (such prepayments to be applied as set forth in clauses (~~v~~vi) and (~~vii~~viii) below); provided, that, with respect to any such Net Cash Proceeds realized by the Borrower or any Subsidiary, at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of receipt of such Net Cash Proceeds), and so long as no Default shall have occurred and be continuing, the Borrower or such Subsidiary may apply such Net Cash Proceeds within 360 days after the receipt of such Net Cash Proceeds to replace the property so Disposed or to acquire or repair other assets used or useful in the business of the Borrower and its Subsidiaries; provided, however, that the Borrower shall make a prepayment of the Loans as set forth in this Section 2.05(b)(i) to the extent any such Net Cash Proceeds are not so applied; provided, further, however, that for the purposes of this Section, the amount of any Net Cash Proceeds received in any such Disposition shall be calculated as the sum of the portion of such Subsidiary owned, directly or indirectly, by the Borrower multiplied by the total amount of such Net Cash Proceeds received in such transaction.

(ii)                              Upon the sale or issuance by the Borrower or any of its Subsidiaries of any of its Equity Interests (other than any sales or issuances of Equity Interests to another Loan Party, to a wholly-owned Subsidiary of a Loan Party or to any director, officer, employee, consultant or advisor of the Borrower or any Subsidiary thereof)), the Borrower shall prepay an aggregate principal amount of Loans equal to 50% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or such Subsidiary (such prepayments to be applied as set forth in clauses (~~v~~vi) and (~~vii~~viii) below).

(iii)                          Upon the incurrence or issuance by the Borrower or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.02), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or such Subsidiary (such prepayments to be applied as set forth in clauses (~~v~~vi) and (~~vii~~viii) below).

(iv)                          Upon any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Subsidiaries, and not otherwise included in clause (i), (ii) or (iii) of this Section 2.05(b), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or such Subsidiary (such prepayments to be applied as set forth in clauses (~~v~~vi) and (~~vii~~viii) below); provided, however, that with respect to any proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments, at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of receipt of such insurance proceeds, condemnation awards or indemnity payments), and so long as no Default shall have occurred and be continuing, the Borrower or such Subsidiary may apply within 180 days after the receipt of such cash proceeds to replace or repair the equipment, fixed assets or real property in respect of which such cash proceeds were received; and provided, further, however, that the Borrower shall make a prepayment of the Loans as set forth in this Section 2.05(b)(iv) to the extent any such proceeds are not so applied; and provided, further, however, that for the purposes of this Section, the amount of any Extraordinary Receipt received by or paid to or for the account of any non-wholly-owned Subsidiary of the Borrower shall be calculated as the sum of the portion of such Subsidiary owned, directly or indirectly, by the Borrower multiplied by the total amount of such Extraordinary Receipt.

(v)                              Within five Business Days after the date by which financial statements are required to have been delivered pursuant to Section 6.01(a), commencing with the fiscal year of the Borrower ending June 30, 2015, the Borrower shall prepay an aggregate principal amount of Loans equal to the excess (if any) of (A) 50% of Excess Cash Flow for the fiscal year covered by such financial statements over (B) the aggregate principal amount of Loans prepaid pursuant to Section 2.05(a)(i) during such fiscal year (and, in the case of any Revolving Credit Loans so prepaid, to the extent the aggregate principal amount of the Revolving Credit Commitments are permanently reduced during such fiscal year in an aggregate amount corresponding to such prepayment) with the proceeds of Internally-Generated Cash; provided, that, the percentage of Excess Cash Flow required to be prepaid shall be reduced to (x) 25% in the event the Consolidated Total Leverage Ratio is less than 3.50 to 1.00 but equal to or greater than 3.00 to 1.00 as of the last day of such fiscal year and (y) 0% in the event the Consolidated Total Leverage Ratio is less than 3.00 to 1.00  as of the last day of such fiscal year (such prepayments to be applied as set forth in clauses (vi) and (viii) below).

(vi)                          ~~(v)~~ Each (a) prepayment of Loans from the proceeds of any Refinancing Term Facility shall be applied ratably to the ~~Term A Facility and any Incremental~~tranche or tranches of Term Loans under the Term Facility or Term Facilities refinanced with the proceeds of the Refinancing Term Loans, for application to the principal repayment installments thereof (x) on a pro rata basis, in the case of the Term A Facility, and (y) as provided in ~~such~~the applicable joinder agreements for any Incremental Term Facility and (b) other prepayment of Loans pursuant to the foregoing provisions of this Section 2.05(b) shall be applied, first, ratably to the Term A Facility, any Incremental Term Facility and any Refinancing Term Facility, for application to the principal repayment installments thereof (x) on a pro rata basis, in the case of the Term A Facility, and (y) as provided in ~~such~~the applicable joinder agreement for any Incremental Term Facility or Refinancing Term Facility and, second, to the Revolving Credit Facility in the manner set forth in clause (~~vii~~viii) of this Section 2.05(b), but without reducing the Revolving Credit Commitment.

(vii)                      ~~(vi)~~ If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Facility at such time, the Borrower shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess (unless such excess is a result of the circumstances described in clause (~~viii~~ix) or (~~ix~~x) below, in which case such clause shall govern).

(viii)                  ~~(vii)~~ Prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(b) (except pursuant to clause (~~viii~~ix) hereof), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, but only to the extent an Event of Default shall have occurred and be continuing, shall be used to Cash Collateralize the remaining L/C Obligations; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i), (ii), (iii) or (iv) of this Section 2.05(b), the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans and Revolving Credit Loans outstanding at such time and, if so required, the Cash Collateralization of the remaining L/C Obligations in full (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the “Reduction Amount”) may be retained by the Borrower for use in the ordinary course of its business and for other purposes not prohibited hereby.  Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.

(ix)                          ~~(viii)~~ If the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrower shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed the Alternative Currency Sublimit then in effect.

(x)                              ~~(ix)~~ If the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrower shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.

(xi)                          ~~(x)~~ For the avoidance of doubt and notwithstanding anything to the contrary contained herein ~~and without in any way affecting the Borrower’s obligation to make any payment or Cash Collateralize any L/C Obligation under this Section 2.05~~, in no event shall the Borrower be required to (a) prepay the Loans under this Section 2.05 (other than clauses (iii), (vii), (ix) and (x)

thereof) in an amount equal to the Net Cash Proceeds, Extraordinary Receipts or Excess Cash Flow directly attributable to Foreign Subsidiaries as a result of any of the mandatory prepayment events set forth in this Section 2.05 (any such amounts, the “Attributable Foreign Subsidiary Amounts”) to the extent that a distribution of such Attributable Foreign Subsidiary Amounts by such Foreign Subsidiary or the prepayment of the Loans with such Attributable Foreign Subsidiary Amounts would result in materially adverse tax consequences to the Borrower or any of its Subsidiaries; provided, that, notwithstanding the foregoing exception to making prepayments under this Section 2.05, the Borrower shall be required to prepay the Loans pursuant to this Section 2.05 to the extent that, after giving effect to such prepayment, unrestricted cash held by the Borrower, its Domestic Subsidiaries and its Foreign Subsidiaries (other than any Foreign Subsidiary if the distribution of such unrestricted cash by such Foreign Subsidiary would result in materially adverse tax consequences to the Borrower or any of its Subsidiaries) would not be less than $70,000,000 in the aggregate (or, in the case of such Foreign Subsidiaries, such Dollar Equivalent thereof) or (b) repatriate cash of Foreign Subsidiaries. For the avoidance of doubt, nothing in clause (b) of this Section 2.05(b)(xi) shall limit the prepayment obligation of the Borrower set forth in the proviso in Section 2.05(b)(xi)(a).

2.06                    Termination or Reduction of Commitments.

(a)                               Optional.  The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit, the Alternative Currency Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit, the Alternative Currency Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, (C) the Alternative Currency Sublimit if, after giving effect thereto, the Outstanding Amount of Revolving Credit Loans denominated in Alternative Currencies would exceed the Alternative Currency Sublimit or (D) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit. Not more than two times per fiscal year, a notice to reduce the Aggregate Commitments hereunder may state that it is conditioned upon the effectiveness of other credit facilities or the incurrence of other Indebtedness, the consummation of a particular Disposition or the occurrence of a Change of Control, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified commitment reduction date) if such condition is not satisfied.

(b)                              Mandatory.

(i)                                  The aggregate Term A Commitments shall be automatically and permanently reduced to zero on the date of the Term A Borrowing.

(ii)                              If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit, the Alternative Currency Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit, the Alternative Currency Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c)                               Application of Commitment Reductions; Payment of Fees.  The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, the Alternative Currency Sublimit, Swing Line Sublimit or the Revolving Credit Commitment under this Section 2.06.  Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount.  All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

2.07                    Repayment of Loans.

(a)                               Term A Loans.  The Borrower shall repay to the Term A Lenders the aggregate principal amount of all Term A Loans outstanding on the following dates in the respective amounts ascribed to such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):  (i) on the last day of each calendar quarter (A) from June 30, 2013 through March 31, 2014, an amount equal to $5,625,000; (B) from June 30, 2014 through March 31, 2016, an amount equal to $7,500,000; and (C) from and after June 30, 2016, an amount equal to $5,000,000; and (ii) on the Maturity Date for the Term A Facility, an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date.

(b)                              Revolving Credit Loans.  The Borrower shall repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on that date.

(c)                               Swing Line Loans.  The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

(d)                             Incremental Term Loans.  The Borrower shall repay the principal amount of all Incremental Term Loans on the dates and at the amounts set forth in the applicable joinder.

(e)                               Refinancing Term Loans.  The Borrower shall repay the principal amount of all Refinancing Term Loans on the dates and at the amounts set forth in the applicable Refinancing Lender Joinder.

2.08                    Interest.

(a)                               Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)                              (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)                              If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)                          Upon the request of the Required Lenders, while any Event of Default (other than a Financial Covenant Event of Default) exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws~~.~~; provided, that in the event of any Event of Default under Section 8.01(b) arising from any Financial Covenant Event of Default, upon the election of the Required Revolving Lenders or the Required Term A Lenders, the Borrower shall pay interest on the principal amount of all outstanding Obligations in respect of the Revolving Credit Facility or the Term A Facility, respectively, at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)                          Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                               Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09                    Fees.  In addition to certain fees described in Sections 2.03(h) and (i):

(a)                               Commitment Fee.  The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee equal to the Applicable Fee Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.17.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last day of each March, June, September and December, commencing with the first such date to occur after the Effective Date, and on the last day of the Availability Period for the Revolving Credit Facility.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect.

(b)                              Other Fees.

(i)                                  The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the fee letters with the Arrangers.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)                              The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10                    Computation of Interest and Fees.  (a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Revolving Credit Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.  With respect to all Non-LIBOR Quoted Currencies, the calculation of the applicable interest rate shall be determined in accordance with market practice.

(b)                              If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Total Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c), 2.03(h) or 2.08(a) or under Article VIII.  The Borrower’s obligations under this paragraph shall survive for 90 days following the termination of the Commitments and the repayment of all other Obligations hereunder.

2.11                    Evidence of Debt.

(a)                               The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)                              In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12                    Payments Generally; Administrative Agent’s Clawback.

(a)                               General.  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal of and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time on the date specified herein.  Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States.  If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent, in the case of payments in an Alternative Currency, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b)                              (i) Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the applicable Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.

Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)                              Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)                               Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)                             Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)                               Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)                                Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13                    Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Credit Loans or Term Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Revolving Credit Loans, Term Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Loans or Term Loans and other amounts owing them, as the case may be, provided that:

(i)                                  if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                              the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.16 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.14                    Increase in Revolving Credit Facility.

(a)                               Request for Increase.  Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify all of the Revolving Credit Lenders), the Borrower may from time to time request an increase in the Revolving Credit Facility by an aggregate amount (for all such requests, together with the aggregate amount of all increases to the Term A Facility and any Incremental Term Facilities requested pursuant to Section 2.15(a)) not exceeding (x) $250,000,000 plus (y) an additional amount such that, after giving pro forma effect to such increase and the application of proceeds of the Loans to be made on the Revolving Credit Increase Effective Date, the Consolidated Total Leverage Ratio as of the fiscal quarter of the Borrower most recently ended for which financial statements have been delivered pursuant to Section 6.01 hereof shall be less than 3.50 to 1.0; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000 with respect to the Revolving Credit Facility, and (ii) the Borrower may make a maximum of ~~three~~four such requests in the aggregate under this Section 2.14(a) and Section 2.15(a).  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Revolving Credit Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Revolving Credit Lenders).

(b)                              Lender Elections to Increase.  Each Revolving Credit Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Credit Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Revolving Credit Percentage of such requested increase.  Any Revolving Credit Lender not responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitment.

(c)                               Notification by Administrative Agent; Additional Revolving Credit Lenders.  The Administrative Agent shall notify the Borrower and each Revolving Credit Lender of the Revolving Credit Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Revolving Credit Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d)                             Effective Date and Allocations.  If the Revolving Credit Facility is increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Revolving Credit Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrower and the Revolving Credit Lenders of the final allocation of such increase and the Revolving Credit Increase Effective Date.  On any Revolving Credit Increase Effective Date on which the Revolving Credit Facility is increased, subject to the satisfaction of the terms and conditions of this Section 2.14, (i) each of the existing Revolving Credit Lenders shall assign to each of the new Revolving Credit Lenders, and each of the new Revolving Credit Lenders shall purchase from each of the existing Revolving Credit Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Credit Loans outstanding on such Revolving Credit Increase Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Revolving Credit Lenders and new Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to such increase of the Revolving Credit Facility, (ii) each new Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each new Revolving Credit Loan made thereunder shall be deemed, for all purposes, a

Revolving Credit Loan and (iii) each new Revolving Credit Lender shall become a Lender and a Revolving Credit Lender with respect to the Revolving Credit Facility and all matters relating thereto.

(e)                               Conditions to Effectiveness of Increase.  As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent (I) a certificate of the Borrower dated as of the Revolving Credit Increase Effective Date signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by each Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (or true and correct if such representations and warranties are already qualified by materiality) on and as of the Revolving Credit Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or true and correct if such representations and warranties are already qualified by materiality) as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, (B) no Default exists, and (C) after giving pro forma effect to such increase and the application of proceeds of Loans to be made on the Revolving Credit Increase Effective Date the Borrower would be in compliance with Section 7.11 as of the fiscal quarter of the Borrower most recently ended, and (II) any legal opinions, amendments to the Loan Documents, title insurance endorsements or such other documents reasonably requested by the Administrative Agent (including at the direction of the Required Revolving Lenders or the Required Lenders) in connection with any such increase.  The Borrower shall prepay any Revolving Credit Loans outstanding on the Revolving Credit Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Revolving Credit Percentages arising from any nonratable increase in the Revolving Credit Commitments under this Section.  The ~~Applicable Rate for~~interest rate margins or unused fees applicable to any such increase will be determined by the Borrower and the Revolving Credit Lenders (including any new Revolving Credit Lenders) at the time such increase is made; provided that if ~~such Applicable Rate~~the interest rate margins or unused fees applicable to such increase would exceed the ~~Applicable Rate for~~interest rate margins or unused fees applicable to  the Revolving Credit Facility or the Term A Facility, the ~~Applicable Rate for~~interest rate margins or unused fees applicable to the Revolving Credit Facility and the Term A Facility (including any prior increases to the Revolving Credit Facility or Term A Facility) shall be automatically increased to equal the ~~Applicable Rate~~interest rate margins or unused fees on the new Revolving Credit ~~Loans or new Term A Loans.~~Commitments; provided, further, that in determining the interest rate margins and unused fees for any such increase and the interest rate margins and unused fees applicable to the Revolving Credit Facility and the Term A Facility, as applicable, (x) upfront fees and original issue discount, as applicable, payable by the Borrower to the Lenders under the Revolving Credit Facility, the Term A Facility and such increase to the Revolving Credit Facility in the initial primary syndications thereof (with such upfront fees or original issue discount being equated to interest based on assumed four-year life to maturity) and the effects of any and all interest rate floors shall be included and (y) customary arrangement or unused fees payable to the Arrangers (or their respective affiliates) in connection with the Revolving Credit Facility and the Term A Facility or to one or more arrangers (or their affiliates) of any such increase to the Revolving Credit Facility shall be excluded.

(f)                                Conflicting Provisions.  This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

2.15                    Increase in Term Facilities.

(a)                               Request for Increase.  ~~Provided there exists no Default, upon~~Upon notice to the Administrative Agent, the Borrower may from time to time request an increase in the Term A Facility ~~or~~, the issuance of a new tranche ~~(~~of Term Loans consisting of the Acquisition Term B Facility or the issuance of another new tranche (any such tranche, including the Acquisition Term B Facility but excluding an increase in the Term A Facility, an “Incremental Term Facility”) of Term Loans (collectively, but excluding any increased Loans under the Term A Facility, the “Incremental Term Loans”) ~~by an~~in the following amount: (I) with respect to the Acquisition Term B Facility, not to exceed $1,100,000,000 and (II) with respect to all other Incremental Term Facilities, Incremental Term Loans and increased Term Loans under the Term A Facility, by an aggregate amount (for all such requests, together with the aggregate amount of all increases to the Revolving Credit Facility requested pursuant to Section 2.14(a)) not exceeding (x) $250,000,000~~; provided that (i) if after giving pro forma effect to the application of proceeds of Loans to be made pursuant to such increase~~ plus (y) an additional amount such that the Consolidated Total Leverage Ratio ~~would not exceed 3.50 to 1.0~~ as of the fiscal quarter of the Borrower most recently ended for which financial statements have been delivered pursuant to Section 6.01 hereof~~, such $250,000,000 maximum shall not apply, (ii~~ shall be less than 3.50 to 1.0 after giving pro forma effect to such increase or issuance and the application of proceeds of the Loans to be made on the Term Increase Effective Date; provided that (i) any such request for an increase or Incremental Term Facility shall be in a minimum amount of $25,000,000 with respect to the ~~any~~ Term A Facility or Incremental Term Facility, (~~iii~~ii) the Borrower may make a maximum of ~~three~~four such requests in the aggregate under Section 2.14(a) and this Section 2.15(a), (~~iv~~iii) any such Incremental Term Loans shall rank pari passu ~~or junior~~ in right of payment, prepayment and of security with the Term A Loans and the other Obligations, (~~v~~iv) any such Incremental Term Loans shall not mature earlier than the ~~applicable maturity date for the~~latest Maturity Date for any Term ~~A Loans~~Facility then in effect, (~~vi~~v) any such Incremental Term Loans shall have a weighted average life to maturity that is not shorter than the weighted average life to maturity of ~~the~~any Term ~~A Loans~~Facility then in effect, (~~vii~~vi) any such Incremental Term Facility shall have pricing and optional prepayment terms as determined by the Administrative Agent, the Incremental Term Lenders under such Incremental Term Facility and the Borrower and as set forth in a joinder agreement in a form acceptable to the Administrative Agent, the Incremental Term Lenders under such Incremental Term Facility and the Borrower, ~~and~~ (~~viii~~vii) such Incremental Term Facility shall be subject to such other terms that are, taken as a whole, substantially identical to, or less favorable to the Incremental Term Lenders in respect thereof than those applicable to each then existing Term ~~A Loans~~Facility, except to the extent necessary to provide for additional or different covenants or other terms applicable only during the period after the ~~applicable maturity date~~latest Maturity Date of each other then existing Term Facility that is in effect as of the effective date for such Incremental Term Facility, and (viii) any increase to the Term A Facility shall be on terms (except for pricing, including interest rate margins, upfront fees and original issue discount) that are identical to the Term A Facility.

(b)                              Additional Term Lenders.  Subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Borrower may invite Eligible Assignees to become Term Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel; it being understood that no Lender shall be obligated to provide any portion of such increase or Incremental Term Facility.

(c)                               Effective Date and Allocations.  If the Term Loans are increased or an Incremental Term Facility is provided in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Term Increase Effective Date”) and the final allocation of such increase or Incremental Term Facility.  The Administrative Agent shall promptly notify the Borrower and, if any existing Term Lenders have elected to participate in the increased Term Loans or Incremental Term Facility, such Term Lenders under the applicable Facility of the final allocation of such increase or Incremental Term Facility and the Term Increase Effective Date.  As of the Term Increase Effective Date, (i) in the case of an increase of the Term A Facility, the amortization schedule for the Term A Loans set forth in Section 2.07(b) shall be amended to increase the then-remaining unpaid installments of principal by an aggregate amount equal to the additional Term A Loans being made on such date, such aggregate amount to be applied to increase such installments ratably in accordance with the amounts in effect immediately prior to the Term Increase Effective Date, and (ii) in the case of any Incremental Term Facility, the amortization schedule, if any, for such Incremental Term Loans shall be set forth in the applicable joinder agreement.  Such amendment may be signed by the Administrative Agent on behalf of the Lenders.  On any Term Increase Effective Date on which the Term Loans are increased or an Incremental Term Facility is provided in accordance with this section, subject to the satisfaction of the terms and conditions of this Section 2.15, each new Term Lender shall become a Lender and Term Lender hereunder with respect to such Term Loans.  On any Term Increase Effective Date upon which the Term A Facility is increased, such increase shall become part of the Term A Facility and, without limiting the foregoing, the increased loans funded in connection therewith shall constitute Term A Loans and the Lenders thereunder shall constitute Lenders and Term A Lenders.

(d)                             Conditions to Effectiveness of Increase.

(i)                                  ~~(d) Conditions to Effectiveness of Increase.~~  As a condition precedent to any such increase or Incremental Term Facility (other than the Acquisition Term B Facility) pursuant to Section 2.15(a)(ii), the Borrower shall deliver to the Administrative Agent (I) a certificate of the Borrower dated as of the Term Increase Effective Date signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by each Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Term Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, (B) no Default exists, and (C) after giving pro forma effect to the application of proceeds of Loans to be made on the Term Increase Effective Date the Borrower would be in compliance with Section 7.11 as of the fiscal quarter of the Borrower most recently ended~~.~~, and (II) any legal opinions, amendments to the Loan Documents, title insurance endorsements or such other documents reasonably requested by the Administrative Agent (including at the direction of the Required Incremental Term Lenders under the applicable Incremental Term Facility or the Required Lenders) in connection with any such increase.

(ii)                              The conditions precedent to the Incremental Term Facility consisting of the Acquisition Term B Facility shall be as set forth in the applicable incremental joinder.

(iii)                          The additional Term Loans shall be made by the Term Lenders participating therein pursuant to the procedures set forth in Section 2.02.  ~~The Applicable Rate for any additional Term Loans will be determined by the Borrower and the Term Lenders (including any new Term Lenders) at the time such additional Term Loan is made.~~

(e)                               The interest rate margins for any additional Term Loans will be determined by the Borrower and the Lenders under the applicable Incremental Term Facility at the time such additional Term Loan is made; provided that (x) with respect to increased Term Loans under the Term A Facility, if such interest rate margins applicable to such increased Term Loans under the Term A Facility would exceed the interest rate margins applicable to the Revolving Credit Facility or the Term A Facility, the interest rate margins applicable to the Revolving Credit Facility and the Term A Facility (including any prior increases to the Revolving Credit Facility or prior increases to the Term A Facility) shall be automatically increased to equal the interest rate margins on the new increased Term Loans under the Term A Facility and (y) with respect to any Incremental Term Loans under any Incremental Term Facility, if such interest rate margins applicable to such Incremental Term Loans would exceed the interest rate margins applicable to any then existing Incremental Term Facility by more than 50 basis points, the interest rate margins applicable to such existing Incremental Term Facility (including any prior Incremental Term Loans thereunder) shall be automatically increased to the extent necessary so that such interest rate margins are equal to the interest rate margins on the new Incremental Term Loans minus 50 basis points; provided, further, that in determining the interest rate margins for any such additional or increased Term Loans and the interest rate margins applicable to any existing Term Facility, (x) original issue discount and upfront fees payable by the Borrower to the Lenders under such existing Term Facility or the lenders of any additional or increased Term Loans in the initial primary syndication thereof (with such original issue discount and upfront fees being equated to interest based on assumed four-year life to maturity) and the effects of any and all interest rate floors shall be included and (y) customary arrangement fees payable to the Arrangers (or their respective affiliates) in connection with such existing Term Facility or to one or more arrangers (or their affiliates) of any additional or increased Term Loans shall be excluded.

(f)                                ~~(e)~~ Conflicting Provisions.  This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

2.16                    Cash Collateral.

(a)                               Certain Credit Support Events.  Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.  At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)                              Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.  The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)                               Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.03, 2.04, 2.05, 2.17 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)                             Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.16 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.17                    Defaulting Lenders. Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                                  Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii)                              Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                          Certain Fees.  That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).

(iv)                          Reallocation of Applicable Percentages to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Credit Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Credit Loans of that Lender.

(b)                              Defaulting Lender Cure.  If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.18                    Refinancing Term Facilities.

(a)                               Request for Refinancing.  Provided there exists no Default, upon notice to the Administrative Agent, the Borrower may from time to time request a new term loan facility (each, a “Refinancing Term Facility”); provided that (i) any such request shall be in a minimum amount of $25,000,000, (ii) the Borrower may make a maximum of three such requests under this Section 2.18, (iii) the Net Cash Proceeds of such Refinancing Term Facility shall be directly applied to repay the Term Loans (the “Refinanced Term Loans”) pursuant to Section 2.05(b)(~~v~~vi), (iv) the term loans (the “Refinancing Term Loans”) made pursuant to such Refinancing Term Facility shall not be in an aggregate principal amount that is in excess of the aggregate principal amount of such Refinanced Term Loans plus any fees, discounts and commissions, and other actual out-of-pocket expenses, incurred or payable in connection with such Refinancing Term Loans; (v) such Refinancing Term Loans shall rank pari passu or junior in right of payment, prepayment and of security with the Refinanced Term Loans and the other Obligations; (vi) such Refinancing Term Loans shall not mature earlier than the applicable maturity date for the Refinanced Term Loans then in effect; (vii) such Refinancing Term Loans shall have a weighted average life to maturity that is not shorter than the weighted average life to maturity of the Refinanced Term Loans at the time of such refinancing (except to the extent of amortization for periods where amortization has been eliminated as a result of prepayment of the Refinanced Term Loans prior to the time of the incurrence of the Refinancing Term Loans); (viii) such Refinancing Term Facility shall have pricing (including an Applicable Rate) and optional prepayment terms as determined by the Administrative Agent, the Refinancing Term Lenders under such Refinancing Term Facility and the Borrower and as set forth in a joinder agreement (each, a “Refinancing Lender Joinder”) in a form acceptable to the Administrative Agent, the Refinancing Term Lenders under such Refinancing Term Facility and the Borrower; and (ix) such Refinancing Term Facility shall be subject to such other terms that are, taken as a whole, substantially identical to, or less favorable to the Refinancing Term Lenders in respect thereof than those applicable to such Refinanced Term Loans, except to the extent necessary to provide for additional or different covenants or other terms applicable only during the period after the ~~applicable maturity date~~latest Maturity Date of any then existing Term Facility that is in effect as of the effective date for such Refinancing Term Facility.

(b)                              Notification by Administrative Agent; Additional Term Lenders.  Each lender under a Refinancing Term Facility (each, a “Refinancing Term Lender”) shall be an Eligible Assignee reasonably acceptable to the Administrative Agent.

(c)                               Effective Date and Allocations.  The Administrative Agent and the Borrower shall determine the effective date (the “Term Refinancing Effective Date”) and the final allocation of any increase pursuant to this Section 2.18.  The Administrative Agent shall promptly notify the Borrower and the Refinancing Term Lenders of the final allocation of such increase and the Term Refinancing Effective Date.

(d)                             Conditions to Effectiveness of Refinancing.  As conditions precedent to such refinancing,  ~~(I)~~ the Borrower shall deliver to the Administrative Agent (I) a certificate of the Borrower dated as of the Term Refinancing Effective Date signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by each Loan Party approving or consenting to such refinancing, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such refinancing, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Term Refinancing Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.18, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, (B) no Default exists, and (C) after giving pro forma effect to the application of proceeds of Loans to be made on the Term Refinancing Effective Date the Borrower would be in compliance with Section 7.11 as of the fiscal quarter of the Borrower most recently ended for which financial statements have been delivered pursuant to Section 6.01 hereof, and (II) ~~the Administrative Agent shall have received~~ executed counterparts of the Refinancing Lender Joinder, any legal opinions, amendments to the Loan Documents, title insurance endorsements, intercreditor agreements (if the Refinancing Term Facility is intended to be junior in right of payment, prepayment or security to the other Obligations) or such other documents reasonably requested by the Administrative Agent (including at the direction of the Required Term A Lenders, the Required Incremental Lenders or the Required Lenders) in connection with any such Refinancing Term Facility.  The Refinancing Term Loans shall be made by the Term Lenders participating therein pursuant to the procedures set forth in Section 2.02.

(e)                               Conflicting Provisions.  This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01                    Taxes.

(a)                               Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.  (i) Any and all payments by or on account of any obligation of ~~the Borrower~~any Loan Party hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes.  If, however, applicable Laws require ~~the Borrower~~any Loan Party or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the ~~Borrower~~applicable Loan Party or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)                              If ~~the Borrower~~any Loan Party or the Administrative Agent shall be required by the Code or any other applicable law to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) ~~the Borrower~~such Loan Party or the Administrative Agent shall withhold or make such deductions as are determined by the ~~Borrower~~applicable Loan Party or the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the ~~Borrower~~applicable Loan Party or the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code or such other applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the ~~Borrower~~Loan Party shall be increased as necessary so that after any such required withholding or the making of all such required deductions (including deductions for Indemnified Taxes or Other Taxes applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)                              Payment of Other Taxes by the ~~Borrower~~Loan Parties.  Without limiting the provisions of subsection (a) above, the ~~Borrower~~Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c)                               Tax Indemnifications.  (i) Without limiting the provisions of subsection (a) or (b) above, the ~~Borrower~~Loan Parties shall, and does hereby, indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the ~~Borrower~~Loan Parties or the Administrative Agent or paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The ~~Borrower~~Loan Parties shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii)                              Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify the ~~Borrower~~Loan Parties and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to the Borrower or the Administrative Agent pursuant to subsection (e).  Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).  The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d)                             Evidence of Payments.  Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by ~~the Borrower~~a Loan Party or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)                               Status of Lenders; Tax Documentation.  (i) Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(ii)(A), (ii)(B)(I)-(IV) and (iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                              Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,

(A)                          any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B)                           each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I)                                executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II)                          executed originals of Internal Revenue Service Form W-8ECI,

(III)                    executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(IV)                    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of  Internal Revenue Service Form W-8BEN, or

(V)                          executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative

Agent to determine the withholding or deduction required to be made.

(iii)                          If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv)                          Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(f)                                Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be.  If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative

Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

3.02                    Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans the interest on which is determined by reference to the Eurodollar Rate (whether denominated in Dollars or in an Alternative Currency), or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans in the affected currency or currencies or, in the case of Eurodollar Rate Loans in Dollars, to convert Base Rate Loans to Eurodollar Rate Loans denominated in the affected currency shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate and if such Loans are denominated in Dollars, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03                    Inability to Determine Rates.  If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (a) (i) the Administrative Agent determines that ~~(i)~~ deposits (whether in Dollars or an Alternative Currency)  are not being offered to banks in the ~~London~~applicable offshore interbank ~~eurodollar~~ market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed

Eurodollar Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) above, “Impacted Loans”), or (b) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans in the affected currency or currencies (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein ~~to the extent available (or, in the case of a pending request for a Loan denominated in an Alternative Currency, Australian Dollars or Canadian Dollars, the Borrower and the Required Lenders may establish a mutually acceptable alternative rate).~~.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in this section, the Administrative Agent, in consultation with the Borrower and the Required Lenders, may establish an alternative interest rate for the Impacted Loans,  in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.04                    Increased Costs; Reserves on Eurodollar Rate Loans.

(a)                               Increased Costs Generally.  If any Change in Law shall:

(i)                                  impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii)                              subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii)                          impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)                              Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)                               Certificates for Reimbursement.  A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)                             Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)                               Reserves on Eurodollar Rate Loans.  The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05                    Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                               any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)                              any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

(c)                               any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13; or

(d)                             any failure by the Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;

excluding any loss of anticipated profits but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the ~~London~~offshore interbank ~~eurodollar~~ market for such currency for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06                    Mitigation Obligations; Replacement of Lenders.

(a)                               Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)                              Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

3.07                    Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01                    Conditions to Effective Date and Initial Credit Extension.  The occurrence of the Effective Date and the obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)                               The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Effective Date (or, in the case of certificates referred to in clause (iii) or (vii) below, a recent date before the Effective Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)                                  executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii)                              executed counterparts of the Omnibus Reaffirmation, together with:

(A)                          certificates representing the Pledged Collateral referred to in the Pledge Agreement, accompanied by undated stock powers executed in blank and all instruments evidencing Indebtedness constituting Collateral indorsed in blank (except that the Pledged Collateral shall not include the Equity Interests of any Subsidiary until the expiration of all notice periods and the obtaining of appropriate consents under applicable Gaming Laws, as contemplated by Section 6.18),

(B)                           proper financing statements filed or in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreements, covering the Collateral described in the Security Agreements, and

(C)                           completed requests for information, dated on or before the date of the initial Credit Extension, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements.

(iii)                          an amendment and restatement of the existing deed of trust, in substantially the form of Exhibit F (with such changes as may be satisfactory to the Administrative Agent and its counsel to account for local law matters) and covering the property listed on Schedule 4.01 (together with the Assignments of Leases and Rents referred to therein and each other mortgage delivered pursuant to Section 6.12, in each case as amended and restated, the “Mortgages”), duly executed by the appropriate Loan Party, together with:

(A)                          evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid,

(B)                           fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or updates to existing policies (the “Mortgage Policies”), with endorsements and in amounts reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all material defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting Permitted Encumbrances and other Liens permitted under the Loan Documents, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents, for mechanics’ and materialmen’s Liens and for zoning of the applicable property) and such coinsurance and direct access reinsurance as the Administrative Agent may deem reasonably necessary, and

(C)                           a completed flood hazard determination form and, if needed, (i) evidence that a notification of flood insurance availability under the National Flood Insurance Program has been executed by the Administrative Agent and delivered to the Borrower and that the Borrower has acknowledged receipt of such notice prior to its execution of the Mortgages and (ii) evidence that any required flood insurance has been obtained and is in effect.

(iv)                          such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(v)                              such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and the Guarantors is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vi)                          a certificate of a Responsible Officer of the Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the consummation by each Loan Party of the Transaction and the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required, except for such consents, licenses or approvals as are listed on such certificate;

(vii)                      a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since June 30, 2012 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) that as of the Effective Date, no action, suit, investigation or proceeding is pending or, to the best knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (D) a calculation of the Consolidated Total Leverage Ratio as of December 31, 2012 after giving pro forma effect to the Transaction;

(viii)                  a favorable opinion of Gibson, Dunn & Crutcher LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in a form reasonably acceptable to the Administrative Agent;

(ix)                          a favorable opinion of Fennemore Craig, P.C., local counsel to the Loan Parties in Nevada, addressed to the Administrative Agent and each Lender, in a form reasonably acceptable to the Administrative Agent;

(x)                              a business plan and budget of the Borrower and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Borrower, of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a quarterly basis for the fiscal year of the Borrower ending June 30, 2013 and on an annual basis for each subsequent fiscal year during the term of this Agreement;

(xi)                          a certificate from the chief financial officer of the Borrower attesting that the Borrower is, and the Loan Parties taken as a whole are, Solvent before and after giving effect to the Transaction;

(xii)                      evidence that the Existing Credit Agreement has been, or concurrently with the Effective Date is being, terminated and all loans and other amounts outstanding thereunder shall have been repaid in full;

(xiii)                  a Note executed by the Borrower in favor of each Lender requesting a Note;

(xiv)                  such assurances as the Administrative Agent deems appropriate that the relevant Gaming Boards have approved the transactions contemplated by the Loan Documents to the extent that such approval is required by applicable Gaming Laws;

(xv)                      evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect consisting of certificates of insurance, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral; and

(xvi)                  there shall have been no event or circumstance since June 30, 2012 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)                              (i) All fees required to be paid to the Administrative Agent and the Arrangers on or before the Effective Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Effective Date shall have been paid, to the extent invoices therefor have been presented to the Borrower at least one Business Day prior to the expected Effective Date.

(c)                               If requested by the Administrative Agent prior to the Effective Date, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(d)                             The reports, financial statements, certificates and other written information (other than projected financial information, other forward looking information and information of a general economic or industry specific nature) provided by or on behalf of a Loan Party to the Administrative Agent prior to June 30, 2012, shall be, when taken as a whole with all other information so provided and as modified or supplemented by other information so furnished, complete and correct in all material respects; and no changes or developments shall have occurred, and no new or additional reports, financial statements, certificates or other written information (other than projected financial information, other forward looking information and information of a general economic or industry specific nature) shall have been received or discovered by the Administrative Agent or the Lenders regarding the Borrower and its Subsidiaries or the Transaction after June 30, 2012 that (A) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (B) could reasonably be expected to adversely affect the Facilities or any other aspect of the Transaction, and nothing shall have come to the attention of the Lenders during the course of such due diligence investigation to lead them to believe that the Information Memorandum, taken as a whole, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein not misleading in light of all of the circumstances existing at the date of the Information Memorandum or has become misleading, incorrect or incomplete in any material respect; provided that (a) with respect to information relating to the Borrower’s industry generally and trade data which relates to a Person that is not the Borrower or a Subsidiary thereof, the Borrower represents only that such information is believed by it in good faith to be accurate in all material respects and (b) with respect to financial statements, other than projected financial information, the Borrower represents only that such financial statements present fairly in all material respects the consolidated financial condition of the applicable Person as of the dates indicated.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Notwithstanding the foregoing, unless each of the conditions specified in this Section 4.01 shall have been satisfied (or waived in accordance with Section 10.01) prior to 5:00 p.m. on April 30, 2013, the Effective Date shall not occur, the Lenders shall have no obligation to make Credit Extensions hereunder, the Commitments shall terminate and the Existing Credit Agreement shall remain in full effect.

4.02                    Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than (i) a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans or (ii) any Credit Extension under the Acquisition Term B Facility) is subject to the following conditions precedent:

(a)                               The representations and warranties of the Borrower contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, that are qualified by materiality shall be true and correct on and as of the date of such Credit Extension, and each of the representations and warranties of the Borrower and each other Loan Party contained in any other Loan Document or in any document furnished at any time under or in connection herewith or therewith, that are not qualified by materiality shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b)                              No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)                               The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)                             In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Revolving Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

(e)                               In the case of a Credit Extension under the Revolving Credit Facility the proceeds of which will be used to consummate the Acquisition Related Transactions, the aggregate amount by which the Revolving Credit Commitments exceed the Total Revolving Credit Outstandings (after giving effect to the Acquisition Related Transactions) shall not be less than $125,000,000.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension~~.~~; provided, however, that notwithstanding anything in this Section 4.02 to the contrary, in the case of a Request for Credit Extension for a Borrowing under the Revolving Credit Facility to consummate the Acquisition, (i) such representations and warranties of the Borrower and each other Loan Party referenced in Section 4.02(a) shall instead be the Specified Representations and (ii) the condition specified in Section 4.02(b) shall not be a condition precedent to such Borrowing.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01                    Existence, Qualification and Power.  Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the ~~Transaction~~Acquisition Related Transactions, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c) (or, with respect to any Subsidiary that is not a Loan Party, in each case referred to in clause (a), (b) or (c)), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02                    Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except in the case of clauses (b) and (c), as could not reasonably be expected to have a Material Adverse Effect.

5.03                    Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the ~~Transaction~~Acquisition Related Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 5.03.

5.04                    Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

5.05                    Financial Statements; No Material Adverse Effect.

(a)                               The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, in each case, to the extent required to be reflected on the Audited Financial Statements in accordance with GAAP or identified in the footnotes thereto.

(b)                              Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c)                               The consolidated forecasted balance sheets, statements of income and cash flows of the Borrower and its Subsidiaries delivered pursuant to Section 4.01 or Section 6.01 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s reasonable estimate of its future financial condition and performance.

5.06                    Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that

(a) purport to affect or pertain to this Agreement, any other Loan Document or the consummation of the ~~Transaction~~Acquisition Related Transactions, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.07                    No Default.  Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08                    Ownership of Property; Liens; Investments.

(a)                               Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)                              Schedule 5.08(b) sets forth, as of the date hereof, a complete and accurate list of all Liens on the property or assets of each Loan Party, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.  The property of each Loan Party is subject to no Liens, other than Liens set forth on Schedule 5.08(b), and as otherwise permitted by Section 7.01.

(c)                               Schedule 5.08(c) sets forth, as of the date hereof, a complete and accurate list of all real property owned by each Loan Party, showing as of the date hereof the street address, county or other relevant jurisdiction, state, and record owner thereof.  Each Loan Party has good, marketable and insurable fee simple title to the real property owned by such Loan Party, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

(d)                             (i)                                  Schedule 5.08(d)(i) sets forth, as of the date hereof, a complete and accurate list of all leases of real property under which any Loan Party is the lessee that are material to the Borrower and its Subsidiaries taken as a whole.

(ii)                              Schedule 5.08(d)(ii) sets forth, as of the date hereof, a complete and accurate list of all leases of real property under which any Loan Party is the lessor that are material to the Borrower and its Subsidiaries taken as a whole.

5.09                    Environmental Compliance.  The Loan Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10                    Insurance.  The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses where the Borrower or the applicable Subsidiary operates.

5.11                    Taxes.  The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges reflected on such returns or reports as due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.  Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

5.12                    ERISA Compliance.

(a)                               Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification that would reasonably be expected to have a Material Adverse Effect.  The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)                              There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c)                               (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

5.13                    Subsidiaries; Equity Interests; Loan Parties.  The Borrower has, as of the date hereof, no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Persons and in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents or permitted by Section 7.01(c).  As of the date hereof, the Borrower has no equity investments in any other corporation or entity other than those (1) specifically disclosed in Part (b) of Schedule 5.13 and (2) equity investments in any corporation or entity where the aggregate amount invested in such Person by the Borrower is less than $10,000,000.  Set forth on Part (c) of Schedule 5.13 is, as of the date hereof, a complete and accurate list of all Loan Parties, showing as of the date hereof (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation.  The copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a) is, as of the date hereof, a true and correct copy of each such document, each of which is valid and in full force and effect as of the date hereof.

5.14                    Margin Regulations; Investment Company Act.

(a)                               The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)                              None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15                    Disclosure.  The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other written or otherwise formally presented information furnished (other than projected financial information, other forward looking information and information of a general economic or industry specific nature) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the ~~Transaction~~Acquisition Related Transactions and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (when taken as a whole with all other information so provided and as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; and, provided further that (a) with respect to information relating to the Borrower’s industry generally and trade data which relates to a Person that is not the Borrower or a Subsidiary thereof, the Borrower represents only that such information is believed by it in good faith to be accurate in all material respects and (b) with respect to financial statements, other than projected financial information, the Borrower represents only that such financial statements present fairly in all material respects the consolidated financial condition of the applicable Person as of the dates indicated.

5.16                    Compliance with Laws.  Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs,

injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17                    Intellectual Property; Licenses, Etc.  Except as disclosed on Schedule 5.17, the Borrower and each of its Subsidiaries own, or possess the right to use, all of the material trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, and Schedule 5.17 sets forth, (i) as of the date hereof, a complete and accurate list of all such IP Rights owned or used by each Loan Party that are registered with the United States Patent and Trademark Office or the United States Copyright Office and (ii) as of the date that is 30 days after the end of the fiscal year of the Borrower in which the Acquisition Closing Date occurs (or, if later, as of the 90th day after the Acquisition Closing Date), a complete and accurate list of all such IP Rights owned or used by each Loan Party that are registered in any other jurisdiction and the other information required to be included therein by Section 4 of the Subsidiaries Security Agreement and the Borrower Security Agreement.  To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries infringes upon any rights held by any other Person, where such infringement could reasonably be expected to result in a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18                    Solvency.  The Borrower ~~is,~~ and ~~the Loan Parties taken as a whole are,~~its Subsidiaries, on a consolidated basis, are Solvent.

5.19                    Casualty, Etc.  Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.20                    Labor Matters.  Except as reflected on Schedule 5.20, as of the date hereof, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries and neither the Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

5.21                    Collateral Documents.  Except that the Pledged Collateral shall not include the Equity Interests of any Subsidiary until the expiration of all notice periods and the obtaining of appropriate consents under applicable Gaming Laws as contemplated by Section 6.18, the provisions of the Collateral Documents shall be, upon the execution and delivery thereof ~~on the Effective Date~~, effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by

Section 7.01) on all right, title and interest of the respective Loan Parties in the Collateral described therein.  Except for filings completed prior to the Effective Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

5.22                    OFAC; Anti-Terrorism Laws.

(a)                              ~~5.22 OFAC.~~  Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions, nor is the Borrower or any Subsidiary located, organized or resident in a Designated Jurisdiction.  Neither the Borrower, nor any of its Subsidiaries, knowingly engages or will engage in any transactions with any Person that is the subject of any Sanctions.

(b)                             No part of the proceeds of the Loans will be used, directly or indirectly, by the Borrower, any of its Subsidiaries, or, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(c)                               The Borrower and its Subsidiaries are in compliance in all material respects with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

6.01                    Financial Statements.  Deliver to the Administrative Agent for distribution by it to the Lenders, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)                               as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (commencing with the first fiscal year ended ~~June 30, 2013~~after the Acquisition Closing Date), a consolidated  balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing selected by the Borrower and reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)                              as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the first fiscal quarter ended ~~March 31, 2013~~after the Acquisition Closing Date), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)                               as soon as available, but in any event at least 45 days after the commencement of each fiscal year of the Borrower (commencing with the first fiscal year ending ~~June 30, 2013~~after the Acquisition Closing Date) a budget and projection by fiscal quarter for that fiscal year and by fiscal year for the next two succeeding fiscal years, including for the first such fiscal year, projected consolidated balance sheets, statements of operations and statements of cash flow and, for the second and third such fiscal years, projected consolidated condensed balance sheets and statements of operations and cash flows, of the Borrower and its Subsidiaries, all in reasonable detail.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

6.02                    Certificates; Other Information.  Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:

(a)                               concurrently with the delivery of the financial statements referred to in Section 6.01(a) (commencing with the delivery of the financial statements for the first fiscal year ended ~~June 30, 2013~~after the Acquisition Closing Date), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;

(b)                              concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the first fiscal quarter ended ~~March 31, 2013~~after the Acquisition Closing Date), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower, and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 7.11, a statement of reconciliation conforming such financial statements to GAAP;

(c)                               promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;

(d)                             promptly after any request by the Administrative Agent or any Lender, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 (other than registration statements on Form S-8 or any successor form thereto), or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)                               promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement with outstandings in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f)                                as soon as available, but in any event within 30 days after the end of each fiscal year of the Borrower, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

(g)                              promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(h)                              not later than five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any instrument, indenture, loan or credit or similar agreement with outstandings in excess of the Threshold Amount and, from time to time upon request by the Administrative Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request;

(i)                                  promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law;

(j)                                  as soon as available, but in any event within 30 days after the end of each fiscal year of the Borrower, (i) a report supplementing Schedules 5.08(c), 5.08(d)(i) and 5.08(d)(ii), including an identification of all owned and leased real property disposed of by the Borrower or any Subsidiary thereof during such fiscal year, a list and description of all real property leased during such fiscal year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete as of the end of such fiscal year; (ii) a report supplementing Schedule 5.17 as may be necessary to make it accurate and complete as of the end of such fiscal year; and (iii) a report supplementing Schedule 5.13 containing a description of all changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete as of the end of such fiscal year, each such report to be signed by a Responsible Officer of the Borrower and to be in a form reasonably satisfactory to the Administrative Agent;

(k)                              promptly after request by the Administrative Agent or any Lender, copies of any other report or other document that was filed by the Borrower or any of its Subsidiaries with any Governmental Authority (other than routine applications and reports filed by the Borrower and its Subsidiaries with any Gaming Board);

(l)                                  not less than 10 days before the effectiveness thereof, written notice to the Administrative Agent of any amendments to the Organization Documents of the Borrower or any Subsidiary; and

(m)                          promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, governmental, or other third-party website or whether sponsored by the Administrative Agent); provided that:  (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent promptly upon request therefor by electronic mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent.  Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03                    Notices.  Promptly notify the Administrative Agent and each Lender:

(a)                               of the occurrence of any Default;

(b)                              of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws in each case that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c)                               of the occurrence of any ERISA Event;

(d)                             of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(e)                               of any indication by any Gaming Board of its intent to consider or act upon a License Revocation or a fine or penalty of $500,000 or more with respect to the Borrower or any of its Subsidiaries; and

(f)                                of the (i) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(i), (ii) occurrence of any sale of capital stock or other Equity Interests for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(ii), (iii) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(iii), and (iv) receipt of any Extraordinary Receipt for which the Borrower is required to make a mandatory prepayment pursuant to Section  ~~2.0~~2.05(b)(iv).

Each notice pursuant to Section 6.03 (other than Section 6.03(f)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04                    Payment of Obligations.  Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property that is not permitted hereunder; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness to the extent that failure to make any such payment would result in an Event of Default.

6.05                    Preservation of Existence, Etc.

(a)                               Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 and except to the extent that failure to do so by any Loan Party other than the Borrower could not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 7.04; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06                    Maintenance of Properties.

(a)                               Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07                    Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

6.08                    Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09                    Books and Records.

(a)                               Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

6.10                    Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent (or any Lender accompanied by the Administrative Agent) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the representatives or independent contractors of the Administrative Agent and accompanied Lender may do any of the foregoing at the reasonable expense of the Borrower at any time during normal business hours and without advance notice.

6.11                    Use of Proceeds.  Use the proceeds of the Credit Extensions (i) on the Effective Date to refinance certain existing indebtedness of the Borrower and its Subsidiaries, including without limitation indebtedness under the Existing Credit Agreement, and (ii) ~~to pay fees and expenses incurred in connection with the Transaction~~on and after the Acquisition Closing Date, (a) to finance the Acquisition Related Transactions,  and (~~iii~~b) for ongoing working capital and other general corporate purposes, including permitted Restricted Payments, in accordance with the Loan Documents.

6.12                    Covenant to Guarantee Obligations and Give Security.

(a)                               Upon the formation or acquisition of any new, wholly-owned, direct ~~Domestic~~or indirect Subsidiary (~~but not including any~~other than (x) a Foreign Subsidiary that is an Immaterial Subsidiary or (y) an Excluded Subsidiary) by any Loan Party, or upon any Subsidiary ceasing to be an Excluded Subsidiary, or upon a Foreign Subsidiary ceasing to be an Immaterial Subsidiary (so long as such Foreign Subsidiary is not also an Excluded Subsidiary), then the Borrower shall, at the Borrower’s expense:

(i)                                  within ~~30~~60 days after such formation ~~or~~, acquisition or other event, cause such Subsidiary, to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents,

(ii)                              within ~~30~~60 days after such formation ~~or~~, acquisition or other event, furnish to the Administrative Agent a description of the real and personal properties of such Subsidiary, in detail satisfactory to the Administrative Agent,

(iii)                          within ~~30~~60 days after such formation ~~or~~, acquisition or other event, cause such Subsidiary to duly execute and deliver to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent (including delivery of all Pledged ~~Interests in~~Collateral in (to the extent such Subsidiary is directly owned by a Loan Party) and of such Subsidiary, and other instruments of the type specified in Section 4.01(a)(ii)(A)), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such personal property and material real property, but only to the extent no third-party approvals are required, including, without limitation, consents required by any Gaming Board or under any Gaming Laws (provided, however, that the Borrower agrees to use its commercially reasonable efforts to obtain any such approvals), and upon the reasonable request of the Administrative Agent, any foreign law governed pledge agreement or other instruments evidencing a pledge by such Subsidiary of its voting Equity Interests constituting not more than 65% of the total outstanding voting Equity Interests in any directly held Foreign Subsidiary (a “Foreign Law Pledge”), together with a legal opinion and corporate authorization documentation reasonably requested by the Administrative Agent; provided, that, such Subsidiary shall not be required to provide any such Foreign Law Pledge (or legal opinion or corporate authorization) if in the reasonable determination of the Borrower and the Administrative Agent the costs and expenses reasonably expected to be incurred by the applicable Subsidiary in providing such Foreign Law Pledge would outweigh the benefits reasonably expected to be obtained by the Secured Parties from such Foreign Law Pledge.

(iv)                          within ~~30~~60 days after such formation ~~or~~, acquisition or other event, cause such Subsidiary to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms but only to the extent no third-party approvals are required, including, without limitation, consents required by any Gaming Board or under any Gaming Laws (provided, however, that the Borrower agrees to use its commercially reasonable efforts to obtain any such approvals),

(v)                              within 60 days after such formation ~~or~~, acquisition or other event, deliver to the Administrative Agent, upon the reasonable request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request, and

(vi)                          as promptly as practicable after such formation ~~or~~, acquisition or other event, deliver, upon the reasonable request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned or held by the entity that is the subject of such formation or acquisition title reports, surveys and engineering, soils and other reports, flood hazard documentation and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.

(b)                              Upon the acquisition of any property by any Loan Party (other than any Excluded Collateral), if such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then the Borrower shall, at the Borrower’s expense:

(i)                                  within 30 days after such acquisition, furnish to the Administrative Agent a description of the property so acquired in detail satisfactory to the Administrative Agent,

(ii)                              within 30 days after such acquisition, cause the applicable Loan Party to duly execute and deliver to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such personal property and material real property but only to the extent no third-party approvals are required, including, without limitation, consents required by any Gaming Board or under any Gaming Laws (provided, however, that the Borrower agrees to use its commercially reasonable efforts to obtain any such approvals),

(iii)                          within 30 days after such acquisition, cause the applicable Loan Party to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such property, enforceable against all third parties,

(iv)                          within 60 days after such acquisition, deliver to the Administrative Agent, upon the reasonable request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above and as to such other matters as the Administrative Agent may reasonably request, and

(v)                              as promptly as practicable after any acquisition of a real property, deliver, upon the reasonable request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to such real property title reports, surveys and engineering, soils and other reports, flood hazard documentation and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent,

(c)                               Upon the request of the Administrative Agent following the occurrence and during the continuance of a Default, the Borrower shall, at the Borrower’s expense:

(i)                                  within 30 days after such request, furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries (other than any Excluded Collateral) in detail satisfactory to the Administrative Agent,

(ii)                              within 30 days after such request, duly execute and deliver, and cause each Subsidiary of the Borrower (if it has not already done so) to duly execute and deliver, to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security

Agreement Supplements and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent (including delivery of all Pledged Collateral in and of such Subsidiary, and other instruments of the type specified in Section 4.01(a)(ii)(A)), securing payment of all the Obligations of such Subsidiary under the Loan Documents and constituting Liens on all such personal property and material real property,

(iii)                          within 30 days after such request, take, and cause each Subsidiary of the Borrower to take, whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms, but only to the extent no third-party approvals are required, including, without limitation, consents required by any Gaming Board or under any Gaming Laws (and the Borrower agrees to use its commercially reasonable efforts to obtain any such approvals),

(iv)                          within 60 days after such request, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above, and as to such other matters as the Administrative Agent may reasonably request, and

(v)                              as promptly as practicable after such request, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned or held by the Borrower and its Subsidiaries, title reports, surveys and engineering, soils and other reports, flood hazard documentation and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.

(d)                             At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may reasonably deem necessary in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages, Security Agreement Supplements and other security and pledge agreements.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, no Excluded Subsidiary shall be required to provide a Guarantee of, and no Excluded

Collateral shall be required to be pledged to secure, any of the Obligations under any Loan Document.  In addition, subject to Section 6.12(a)(iii), no Loan Party shall be required to deliver any supplemental Loan Document to give effect to any Lien that is governed by any law other than the laws of the United States or any State or political subdivision thereof.

6.13                    Compliance with Environmental Laws.  Comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with all material requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14                    Preparation of Environmental Reports.  At the request of the Required Lenders from time to time, provide to the Lenders within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for any of its properties described in such request, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties;  provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to provide such assessments or reports with respect to any property for which such assessments or reports have been provided within five years preceding the date of such request; and without limiting the generality of the foregoing, if the Administrative Agent reasonably determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may, upon notice to the Borrower, retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

6.15                    Further Assurances.  Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its wholly-owned ~~domestic~~ Subsidiaries’ (other than any Excluded Subsidiary’s) properties, assets, rights or interests (other than Excluded Collateral) to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

6.16                    Compliance with Terms of Leaseholds.  Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

6.17                    Designation as Senior Debt.  Designate all Obligations as “Designated Senior Indebtedness” or such other designation as may be appropriate under any indenture pursuant to which any Subordinated Indebtedness shall have been issued.

6.18                    Approvals of Pledge of Certain Subsidiary Shares.  Diligently pursue by appropriate proceedings and in all events shall obtain before ~~September 30, 2013~~July 10, 2014 all Gaming Board and other Governmental Authority approvals required for the Borrower and its Subsidiaries to perform under this Agreement, including but not limited to approvals required for the Borrower and its Subsidiaries to pledge their shares of gaming licensees described in Schedule 6.18 to the Administrative Agent to secure the Obligations pursuant to the Pledge Agreement.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01                    Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names the Borrower or any of its Subsidiaries as debtor, or assign any accounts or other right to receive income, other than the following:

(a)                               Liens pursuant to any Loan Document or any “Loan Document” as defined in the Existing Credit Agreement;

(b)                              Liens existing on the date hereof and listed on Schedule 5.08(b) and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed,

(ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(c), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(c);

(c)                               Liens for taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)                             carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business;

(e)                               pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)                                deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)                              easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)                              Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i)                                  Liens securing Indebtedness permitted under Section 7.02(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost of the property being acquired on the date of acquisition;

(j)                                  Liens under the Loan Documents to secure Swap Contracts;

(k)                              Liens on assets of Subsidiaries of the Borrower that are not Loan Parties to secure obligations not prohibited hereunder;

(l)                                  Liens created by operation of applicable Gaming Laws or imposed by contract with the relevant Gaming Board, including without limitation, Liens in favor of Governmental Authorities on the assets of the Borrower and its Subsidiaries to the extent required or desirable in connection with the operation of lotteries in various jurisdictions;

(m)                          Liens on Cash Equivalents or Investments securing liabilities for jackpots payable for progressive games in a manner consistent with industry practice and applicable Gaming Laws;

(n)                              Permitted Encumbrances;

(o)                              Liens associated with the sale of customer loans and receivables permitted by Section 7.05(h);

(p)                              Liens on property of a person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower; provided that such Liens were not created in contemplation of such merger, consolidation or Investment and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary, and the applicable Indebtedness secured by such Lien is permitted under Section 7.02(f), and any renewals, replacements or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(c), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(c); and

(q)                              other Liens securing Indebtedness and other obligations of the Borrower or any Subsidiary outstanding in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding.

7.02                    Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)                               Indebtedness of a Subsidiary of the Borrower or the Borrower owed to the Borrower or a wholly-owned Subsidiary of the Borrower, as the case may be, which Indebtedness shall (i) in the case of Indebtedness owed to a Loan Party, constitute “Collateral” under the applicable Security Agreement, (ii) be on terms (including subordination terms) acceptable to the Administrative Agent and (iii) be otherwise permitted under the provisions of Section 7.03;

(b)                              Indebtedness under the Loan Documents ~~or under the “Loan Documents” as defined in the Existing Credit Agreement~~;

(c)                               Indebtedness outstanding on the date hereof and listed on Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension;

(d)                             Guarantees of the Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any wholly-owned Subsidiary;

(e)                               Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $30,000,000;

(f)                                Indebtedness in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding of any Person that becomes a Subsidiary of the Borrower after the date hereof in accordance with the terms of Section 7.03(g), which Indebtedness is existing at the time such Person becomes a Subsidiary of the Borrower (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of the Borrower) and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension;

(g)                              certificates of deposit, bonds and other surety obligations required to be maintained in accordance with applicable Gaming Laws or in accordance with industry practice or otherwise in accordance with the ordinary course of business;

(h)                              senior unsecured Indebtedness and unsecured Subordinated Indebtedness of the Borrower (including Guaranties thereof by the Guarantors) so long as both before and immediately after giving pro forma effect to the incurrence of such Indebtedness (i) no Default shall then exist and (ii) the Loan Parties shall be in compliance with Section 7.11 as of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 hereof (or Section 6.01 of the Existing Credit Agreement, as the case may be); provided, however, that any such Indebtedness (a) does not mature or require amortization prior to the date six months after the latest Maturity Date applicable to any Facility and (b) is governed by an agreement which does not contain maintenance financial covenants more restrictive upon and onerous to the Borrower and its Subsidiaries than the provisions of the Loan Documents;

(i)                                  obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view”; and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(j)                                  Indebtedness consisting of earn-out or similar earnings sharing arrangements payments in respect of  ~~(x) the Borrower’s acquisition of Sightline Payments, LLC or (y) other~~ acquisitions ~~described in clause (ii) of the proviso to the definition of “Consolidated Funded Indebtedness”~~permitted under this Agreement;

(k)                              Indebtedness of direct or indirect Subsidiaries of the Borrower that are not Loan Parties in an aggregate outstanding principal amount not to exceed ~~$30,000,000~~, at any one time, the lesser of (i) $50,000,000 and (ii) together with the amount of Investments made and then outstanding pursuant to Section 7.03(c), $135,000,000; and

(l)                                  Indebtedness of the Borrower or any Subsidiary not otherwise permitted hereby in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding.

7.03                    Investments.  Make or hold any Investments, except:

(a)                               Investments held by any Loan Party in the form of Cash Equivalents and similar Investments by any Subsidiary that is not a Loan Party;

(b)                              advances to officers, directors and employees of the Borrower and Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

(c)                               (i) Investments by the Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by the Borrower and its Subsidiaries in Loan Parties, (iii) additional Investments by Subsidiaries of the Borrower that are not Loan Parties in other Subsidiaries that are not Loan Parties, (iv) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments by the Loan Parties in Subsidiaries that are not Loan Parties in an aggregate amount invested from the Effective Date not to exceed $~~90,000,000~~135,000,000 (the “Dollar Cap”) at any one time outstanding; provided, that, the principal amount of Indebtedness incurred by direct or indirect Subsidiaries of the Borrower that are not Loan Parties pursuant to Section 7.02(k) shall reduce the Dollar Cap on a dollar-for-dollar basis and (v) Investments constituting Exempt Permitted Integration Transfers;

(d)                             Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business; and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss in an aggregate amount at any time not to exceed $25,000,000;

(e)                               Guarantees permitted by Section 7.02;

(f)                                Investments existing on the date hereof (other than those referred to in Section 7.03(c)(i)) and set forth on Schedule 7.03(f);

(g)                              the purchase or other acquisition of all of the Equity Interests in, or all or substantially all of the property of, any Person that, upon the consummation thereof, will be wholly-owned directly by the Borrower or one or more of its wholly-owned Subsidiaries (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.03(g):

(i)                                  any such newly-created or acquired Subsidiary required to do so shall comply with the requirements of Section 6.12;

(ii)                              the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be reasonably related to one or more lines of business conducted by the Borrower and its Subsidiaries in the ordinary course;

(iii)                          such purchase or other acquisition shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition or operations of the Borrower and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or the persons performing similar functions) of the Borrower or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);

(iv)                          (A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, (x) the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.11, and (y) the Consolidated Total Leverage Ratio shall not exceed 4.25 to 1.0, in each case, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby; and

(v)                              the Borrower shall have delivered to the Administrative Agent and each Lender, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, certifying that all of the requirements set forth in this clause (g) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(h)                              Investments received in connection with the settlement of a bona fide dispute with another Person;

(i)                                  Investments in Swap Contracts permitted by Section 7.02(~~j~~i);

(j)                                  so long as no Event of Default has occurred and is continuing or would result therefrom, Investments by the Borrower in one or more joint ventures related to the development of gaming equipment in an aggregate amount not to exceed $~~25,000,000~~50,000,000;

(k)                              Investments consisting of non-ordinary course advances to officers, managers, directors, and employees of the Borrower and its Subsidiaries in an aggregate amount outstanding at any one time not to exceed $1,000,000;

(l)                                  Investments received in connection with a Disposition permitted by Section 7.05;

(m)                          Investments consisting of loans to customers so long as the aggregate principal amount of any such loans made after the Effective Date does not exceed $75,000,000 at any time or $~~25,000,000~~35,000,000 per property of any such customer; ~~and~~

(n)                              other Investments not exceeding $30,000,000 in the aggregate in any fiscal year of the Borrower~~.~~;

(o)                              Investments made with the Available Amount, so long as (i) no Default has occurred and is continuing or would result therefrom and (ii) immediately after giving effect to such Investment, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such Investment had been consummated as of the first day of the fiscal period covered thereby;

(p)                             any Investments, so long as (i) no Default has occurred and is continuing or would result therefrom and (ii) both before and after giving pro forma effect to such Investment, the pro forma Consolidated Total Leverage Ratio would be less than 2.75 to 1.0 as of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or (b) as though such Investment had been consummated as of the first day of the fiscal period covered thereby; and

(q)                             the Acquisition of the Acquired Company pursuant to the Acquisition Agreement.

7.04                    Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a)                               any Subsidiary may merge with (i) the Borrower (provided that the Borrower shall be the continuing or surviving Person) or (ii) any one or more other Subsidiaries (provided that (x) when any wholly-owned Subsidiary is merging with another Subsidiary, such wholly-owned Subsidiary shall be the continuing or surviving Person and (y) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving Person);

(b)                              any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party;

(c)                               any Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to (i) another Subsidiary that is not a Loan Party or (ii) to a Loan Party; and

(d)                             so long as no Default has occurred and is continuing or would result therefrom, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation, (ii) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving corporation and (iii) the Person surviving such merger shall be a wholly-owned Subsidiary of the Borrower.

7.05                    Dispositions.  Make any Disposition, except:

(a)                               Dispositions of surplus, obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)                              Dispositions of inventory and leased gaming equipment in the ordinary course of business;

(c)                               Dispositions of equipment to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)                             Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, (x) the transferee thereof must either be the Borrower or a Guarantor or (y) such Disposition constitutes an Exempt Permitted Integration Transfer;

(e)                               Dispositions permitted by Section 7.04;

(f)                                Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (f) in any fiscal year shall not exceed $20,000,000 unless the proceeds thereof in excess thereof are applied to the prepayment of the Obligations in accordance with the provisions of Section 2.05(~~a~~b);

(g)                              so long as no Default shall occur and be continuing, the grant of any option or other right to purchase any asset in a transaction that would be permitted under the provisions of Section 7.05(f);

(h)                              Dispositions of the Borrower’s and its Subsidiaries’ customer loans or receivables for risk management purposes; provided that the consideration for all sales pursuant to this clause (h) shall be in cash and shall not exceed $15,000,000 per customer or $40,000,000, in the aggregate, in any fiscal year;

(i)                                  the Borrower and its Subsidiaries may, in the ordinary course of business, license, on a non-exclusive basis, patents, trademarks, copyrights, mask works and know-how to third Persons;

(j)                                  leases or subleases of interests in real property entered into in the ordinary course of business;

(k)                              the surrender or waiver of contractual rights or the settlement, release or surrender of contract or tort claims in the ordinary course of business; and

(l)                                  Dispositions of Cash and Cash Equivalents.

provided, however, that any Disposition pursuant to Section 7.05(a) through Section 7.05(j) shall be for fair market value.

7.06                    Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation, except that:

(a)                               each Subsidiary may make Restricted Payments to the Borrower, any Subsidiaries of the Borrower that are Guarantors and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)                              the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)                               except to the extent the Net Cash Proceeds thereof are required to be applied to the prepayment of the Loans pursuant to Section 2.05(b)(ii), the Borrower and each Subsidiary may purchase, redeem or otherwise acquire its common Equity Interests with the proceeds received from the substantially concurrent issue of new common Equity Interests;

(d)                             the Borrower and each Subsidiary may pay interest on Indebtedness that is convertible into or exchangeable for Equity Interests of the Borrower, and the Borrower may issue and deliver Equity Interests of the Borrower upon conversion of such Indebtedness or in exchange for such Indebtedness (subject, however, to any applicable subordination terms in any Subordinated Indebtedness); and

(e)                               so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom, the Borrower may (x) declare or pay cash dividends to its stockholders and (y) purchase, redeem or otherwise acquire for cash Equity Interests issued by it:

(i)                                  if the pro forma Consolidated Total Leverage Ratio as of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 hereof  ~~(or Section 6.01 of the Existing Credit Agreement, as the case may be)~~ both before and after giving pro forma effect to such payment, purchase, redemption or other acquisition would be less than 2.75 to 1.0, without limitation; and

(ii)                              if the pro forma Consolidated Total Leverage Ratio as of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 hereof  ~~(or Section 6.01 of the Existing Credit Agreement, as the case may be)~~ either before or after giving pro forma effect to such payment, purchase, redemption or other acquisition would be 2.75 to 1.0 or greater, so long as after giving pro forma effect thereto the aggregate amount of such dividends, purchases, redemptions, retirements and acquisitions paid or made during any fiscal year would be less than or equal to ~~(x) if no Covenant Bifurcation Election has been made by the Borrower during or prior to such fiscal year, $150,000,000, and (y) if a Covenant Bifurcation Election has been made by the Borrower during or prior to such fiscal year,~~ $100,000,000.

7.07                    Change in Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business reasonably related or incidental thereto.

7.08                    Transactions with Affiliates.  Enter into any transaction of any kind (or series of related transactions) with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (1) transactions between or among the Loan Parties, (2) Investments and Restricted Payments permitted hereby (3) customary fees paid to directors of the Loan Parties, and customary indemnities provided to all directors of the Loan Parties, and (4) transactions disclosed on Schedule 7.08 hereto.

7.09                    Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement, any other Loan Document, the Existing Credit Agreement or any other “Loan Document” as defined in the Existing Credit Agreement) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for any agreement in effect (A) on the date hereof and set forth on Schedule 7.09 or (B) at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.02(e) or (f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; and provided further, however, that this Section 7.09 shall not prohibit:

(i)                                  restrictions imposed by other Indebtedness permitted to be incurred by Section 7.02, provided that such restrictions are no more restrictive than those imposed by this Agreement;

(ii)                              restrictions imposed by Indebtedness of Subsidiaries that are not Loan Parties that is permitted to remain outstanding hereunder;

(iii)                          restrictions with respect solely to any Subsidiary imposed pursuant to a binding agreement which has been entered into for the sale of all or substantially all of the Equity Interests or assets of such Subsidiary, provided that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold; and provided further that such amounts received by the Loan Parties in connection therewith are applied pursuant to the prepayment provisions of this Agreement; or

(iv)                          customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business.

7.10                    Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case in violation of, or for a purpose which violates or would be inconsistent with, Regulation T, U or X of the FRB.

7.11                    Financial Covenants.

(a)                              Consolidated Total Leverage Ratio.  So long as any Obligations (or Commitments) in respect of the Revolving Credit Facility or the Term A Facility remain outstanding, permit the Consolidated Total Leverage Ratio as of the end of any fiscal quarter of the Borrower set forth below to be greater than the ratio set forth below opposite such period:

Four Fiscal Quarters Ending	Maximum Consolidated Total Leverage Ratio
On the 1st calendar quarter end date after the Acquisition Closing Date (or, if the Acquisition Closing Date is a calendar quarter end date, on the Acquisition Closing Date)	4.75 to 1.0

On the 2nd calendar quarter end date after the Acquisition Closing Date (or, if the Acquisition Closing Date is a calendar quarter end date, on the 1st calendar quarter end date after the Acquisition Closing Date)

4.75 to 1.0

On the 3rd calendar quarter end date after the Acquisition Closing Date (or, if the Acquisition Closing Date is a calendar quarter end date, on the 2nd calendar quarter end date after the Acquisition Closing Date)

4.50 to 1.0

On the 4th calendar quarter end date after the Acquisition Closing Date (or, if the Acquisition Closing Date is a calendar quarter end date, on the 3rd calendar quarter end date after the Acquisition Closing Date)

4.50 to 1.0

On the 5th calendar quarter end date after the Acquisition Closing Date (or, if the Acquisition Closing Date is a calendar quarter end date, on the 4th calendar quarter end date after the Acquisition Closing Date)

4.25 to 1.0

On the 6th calendar quarter end date after the Acquisition Closing Date (or, if the Acquisition Closing Date is a calendar quarter end date, on the 5th calendar quarter end date after the Acquisition Closing Date)

4.25 to 1.0

On the 7th calendar quarter end date after the Acquisition Closing Date (or, if the Acquisition Closing Date is a calendar quarter end date, on the 6th calendar quarter end date after the Acquisition Closing Date)

4.00 to 1.0

On the 8th calendar quarter end date after the Acquisition Closing Date (or, if the Acquisition Closing Date is a calendar quarter end date, on the 7th calendar quarter end date after the Acquisition Closing Date)

4.00 to 1.0

On the 9th calendar quarter end date after the Acquisition Closing Date (or, if the Acquisition Closing Date is a calendar quarter end date, on the 8th calendar quarter end date after the Acquisition Closing Date)

3.75 to 1.0

On the 10th calendar quarter end date after the Acquisition Closing Date (or, if the Acquisition Closing Date is a calendar quarter end date, on the 9th calendar quarter end date after the Acquisition Closing Date)

3.75 to 1.0

On the 11th calendar quarter end date after the Acquisition Closing Date (or, if the Acquisition Closing Date is a calendar quarter end date, on the 10th calendar quarter end date after the Acquisition Closing Date), and on each calendar quarter end date thereafter

3.50 to 1.0

~~(a) Consolidated Total Leverage Ratio.  Permit the Consolidated Total Leverage Ratio (i) at the end of any fiscal quarter of the Borrower prior to the Borrower’s delivery of a Covenant Bifurcation Election to be greater than 3.50 to 1.0, (ii) at the end of any fiscal quarter of the Borrower on or after the Borrower’s delivery of a Covenant Bifurcation~~

~~Election but prior to the first anniversary of the applicable Qualified Transaction to be greater than 4.25 to 1.0, (iii) at the end of any fiscal quarter of the Borrower on or after the Borrower’s delivery of a Covenant Bifurcation Election and on or after the first anniversary of the applicable Qualified Transaction but prior to the second anniversary thereof to be greater than 3.75 to 1.0, and (iv) at the end of any fiscal quarter of the Borrower on or after the Borrower’s delivery of Covenant Bifurcation Election and on or after the second anniversary of the applicable Qualified Transaction to be greater than 3.50 to 1.0.~~

(b)                              Consolidated Interest Coverage Ratio.  ~~Permit~~So long as any Obligations (or Commitments) in respect of the Revolving Credit Facility or the Term A Facility remain outstanding, permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 3.00 to 1.0.

~~(c) Senior Secured Leverage Ratio.  Permit the Senior Secured Leverage Ratio at the end of any fiscal quarter of the Borrower on or after the Borrower’s delivery of a Covenant Bifurcation Election to be greater than 3.25 to 1.0.~~

7.12                    Capital Expenditures.  Make, or become legally obligated to make, any Capital Expenditure except:

(a)                              Maintenance Capital Expenditures in an aggregate amount not to exceed $50,000,000 in any fiscal year (the “Base Amount”); provided, that, to the extent the aggregate amount of Maintenance Capital Expenditures made by the Borrower and its Subsidiaries in any fiscal year pursuant to this Section 7.12(a) is less than the Base Amount with respect to such fiscal year, the amount of such difference (the “Rollover Amount”) may be carried forward and used to make additional Maintenance Capital Expenditures in the next succeeding fiscal year; provided that Maintenance Capital Expenditures in any fiscal year shall be counted against any Rollover Amount available with respect to such fiscal year prior to being counted against the Base Amount;

(b)                             Capital Expenditures used to upgrade, improve or repair the Borrower’s existing Enterprise Resource Planning (“ERP”) system in an aggregate amount not to exceed $35,000,000 in the aggregate from and after the Effective Date;

(c)                               ~~(a) Maintenance~~ Capital Expenditures used to implement the Campus Consolidation Transaction in an aggregate amount not to exceed $~~30,000,000 in any fiscal year~~35,000,000 in the aggregate from and after the Effective Date; and

(d)                             ~~(b)~~ other Capital Expenditures in an aggregate amount not to exceed $~~50,000,000~~70,000,000 in the aggregate from and after the Effective Date.

7.13                    Accounting Changes.  Make any change in (a) accounting policies or reporting practices, except as required by GAAP, other applicable Law or its auditors, or (b) its fiscal year.

7.14                    Prepayments, Etc. of Indebtedness.  Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness subordinated in right of payment to the Obligations.

7.15                    Sanctions.  Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01                    Events of Default.  Any of the following shall constitute an Event of Default:

(a)                               Non-Payment.  The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)                              Specific Covenants.  The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03 (solely with respect to the notices of default required to be delivered pursuant to Section 6.03(a) and (b)), 6.05, 6.10, 6.11, 6.12 or Article VII; ~~or~~provided, that a Financial Covenant Event of Default shall not constitute a Default or an Event of Default for purposes of any Term Facility (other than the Term A Facility) until the date upon which the Required Revolving Lenders have terminated the Revolving Credit Commitments and, if any Revolving Credit Loans are outstanding, declared all Revolving Credit Loans and other related Obligations under the Revolving Credit Facility to be immediately due and payable or the Required Term A Lenders have declared all Term A Loans and other related Obligations under the Term A Facility to be immediately due and payable, in each case, as a result of such Default or Event of Default; or

(c)                               Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after such Loan Party has actual knowledge thereof; or

(d)                             Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

(e)                               Cross-Default.  (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)                                Insolvency Proceedings, Etc.  Any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)                              Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)                              Judgments.  There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $15,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material

Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) within 30 days a stay of such judgment, by reason of appeal or otherwise, is not in effect or such judgment is not satisfied within such 30 day period; or

(i)                                  ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $15,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $15,000,000; or

(j)                                  Invalidity of Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any Subsidiary thereof contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k)                              Change of Control.  There occurs any Change of Control; or

(l)                                  Collateral Documents.  Any Collateral Document after delivery thereof pursuant to the Existing Credit Agreement or Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral purported to be covered thereby; or

(m)                          Subordination.  (i) The subordination provisions of the documents evidencing or governing any Subordinated Indebtedness (the “Subordinated Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; or (ii) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative Agent, the Lenders and the L/C Issuer or (C) that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

8.02                    Remedies upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions~~:~~; provided, however, that solely in the case of a Financial Covenant Event of Default, until and unless such Financial Covenant Event of Default shall constitute an Event of Default under any Facility (other than the Revolving Credit Facility and the Term A Facility), the Administrative Agent shall take such only such actions permitted under this Section 8.02 at the request of, or with the consent of, the Required Pro Rata Lenders solely with respect to the Obligations in respect of the Revolving Credit Facility and the Term A Facility:

(a)                               declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)                              declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)                               require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)                             exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an Event of Default in Section 8.01(f), the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03                    Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations (including any amounts received pursuant to Section 2.13) shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer)) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings, to Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements and to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

ARTICLE IX
ADMINISTRATIVE AGENT

9.01                    Appointment and Authority.

(a)                               Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

(b)                              The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02                    Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03                    Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)                               shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                              shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)                               shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d)                             The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

(e)                               The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04                    Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05                    Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06                    Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07                    Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08                    No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Book Managers, Arrangers, Documentation Agents or Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09                    Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)                               to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations (other than Obligations under Secured Hedge Agreements and Secured Cash Management Agreements without the consent of the applicable Hedge Bank or Cash Management Bank) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)                              to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

9.10                    Collateral and Guaranty Matters.  Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)                               to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank of Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold or transferred or to be sold or transferred as part of or in connection with any sale or transfer permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.01;

(b)                              to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder;  ~~and~~

(c)                               to release any Guarantor from its obligations under the Guaranty if such Person becomes an Excluded Subsidiary as a result of a transaction permitted hereunder; and

(d)                             ~~(c)~~ to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.  In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11                    Secured Cash Management Agreements and Secured Hedge Agreements.  No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE X
MISCELLANEOUS

10.01            Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)                               waive any condition set forth in Section 4.01 (other than Section 4.01(b)(i) or (c)), or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;

(b)                              without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under the Revolving Credit Facility without the written consent of the Required Revolving Lenders;

(c)                               extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(d)                             postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments other than mandatory prepayments under clauses (~~vi~~vii) or (~~viii~~ix) of Section 2.05(b)) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(e)                               reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Revolving Lenders shall be necessary to amend the definition of “Default Rate” for purposes of the Revolving Credit Facility or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate under the Revolving Credit Facility; only the consent of the Required Incremental Lenders shall be necessary to amend the definition of “Default Rate” for purposes of any Incremental Credit

Facility or to waive any obligation of the Borrower to pay interest at the Default Rate under any Incremental Credit Facility; and only the consent of the Required Refinancing Term Lenders shall be necessary to amend the definition of “Default Rate” for purposes of any Refinancing Term Facility or to waiver any obligation of the Borrower to pay interest at the Default Rate under any Refinancing Term Facility;

(f)                                change (i) Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (i) if such Facility is the Term A Facility, the Required Term A Lenders, (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders, (iii) if such Facility is an Incremental Term Facility, the Required Incremental Term Lenders, and (iv) if such Facility is a Refinancing Term Facility, the Required Refinancing Term Lenders;

(g)                              change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(g)), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders”, “Required Term A Lenders”, “Required Incremental Term Lenders” or “Required Refinancing Term Lenders” without the written consent of each Lender under the applicable Facility;

(h)                              release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(i)                                  release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(j)                                  impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term A Facility, the Required Term A Lenders, (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders, (iii) if such Facility is an Incremental Term Facility, the Required Incremental Term Lenders, and (iv) if such Facility is a Refinancing Term Facility, the Required Refinancing Term Lenders; ~~or~~

(k)                              amend Section 1.08 or the definition of “Alternative Currency” without the written consent of each Revolving Credit Lender; or

(l)                                  (i) amend or otherwise modify Section 7.11 (or for the purposes of determining whether the Borrower is in compliance (or pro forma compliance) with Section 7.11, any defined term used therein), (ii) waive or consent to any Default resulting from a breach of Section 7.11 or (iii) alter the rights or remedies of the Required Revolving Lenders in respect of the Obligations related to the Revolving Credit Facility and the Letters of Credit or the Required Term A Lenders in respect of the Obligations related to the Term A Facility, in each case arising pursuant to Article VIII as a result of a breach of Section 7.11, in each case of the foregoing clauses (i), (ii) and (iii) (each of the foregoing clauses (i), (ii) or (iii), a “Financial Covenant Reserved Matter”) without the written consent of the Required Pro Rata Lenders; provided that the amendments, modifications, waivers and consents in respect of any Financial Covenant Reserved Matter shall not require the consent of any Lenders other than the Required Pro Rata Lenders;

and provided, further, that:

(i)                                  ~~(i)~~                                  no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;

(ii)                              ~~(ii)~~                              no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement;

(iii)                          ~~(iii)~~                          no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

(iv)                          ~~(iv)~~                          a fee letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto;

(v)                              ~~(v)~~                              any Refinancing Lender Joinder and any joinder agreement executed pursuant to Section 2.14 or 2.15 may be amended, or rights or privileges thereunder waived, in a writing executed only by the Borrower, the Administrative Agent and each Lender party thereto; and

(vi)                          ~~(vi)~~                          this Agreement may be amended in order to extend the maturity of the Commitments and Loans of Lenders under any Facility without the approval of Required Lenders so long as (i) each extending Lender shall have approved such amendment, (ii) the Borrower and the Administrative Agent shall have approved such amendment, (iii) each Lender under such Facility shall have been provided with an opportunity on at least 10 Business Days’ notice to approve such amendment, and (iv) the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower dated as of the date of effectiveness of such amendment signed by a Responsible Officer of the Borrower (A) certifying and attaching the resolutions adopted by each Loan Party approving or consenting to such extension, and (B) in the case of the Borrower, certifying that, before and after giving effect to such extension, (I) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this clause (vi), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (II) no Default exists.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of such Lender may not be increased or extended without the consent of such Lender, (y) the principal amount of any Loan or L/C Borrowing or any fees or other amounts payable to such Lender hereunder or under any other Loan Document may not be reduced or forgiven without the consent of such Lender and (z) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately as compared with other affected Lenders shall require the consent of such Defaulting Lender.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that (x) requires the consent of each Lender or each affected Lender or (y) extends the Commitments and/or the maturity date for the Obligations, and in either case such amendment, waiver, consent or release has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

10.02            Notices; Effectiveness; Electronic Communications.

(a)                               Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                  if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)                              if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)                              Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                               The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)                             Change of Address, Etc.  Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)                               Reliance by Administrative Agent, L/C Issuer and Lenders.  The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03            No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan

Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04            Expenses; Indemnity; Damage Waiver.

(a)                               Costs and Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                              Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees, time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  Notwithstanding the foregoing, this Section 10.04 shall not apply with respect to Taxes (except for Taxes resulting from non-Tax related claims, losses or liabilities).

(c)                               Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)                             Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)                               Payments.  All amounts due under this Section 10.04 shall be payable not later than ten Business Days after demand therefor.

(f)                                Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05            Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06            Successors and Assigns.

(a)                               Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                              Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                  Minimum Amounts.

(A)                          in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                           in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of any Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)                              Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii)                          Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)                          the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B)                           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C)                           the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding);

(D)                          the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility; and

(E)                            notwithstanding anything to the contrary herein, the rights of the Lenders to make assignment of their Commitments shall be subject to the approval of any Gaming Board, to the extent required by applicable Gaming Laws.

(iv)                          Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                              No Assignment to Certain Persons.  No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)                          No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(vii)                      No Assignment Resulting in Additional Indemnified Taxes.  No such assignment in respect of any Revolving Credit Commitment shall be made to any Person that, (A) through its Lending Offices, cannot make Loans denominated in the applicable Alternative Currencies to the Borrower or (B) through the making of Loans to the Borrower through its Lending Offices, would subject the Borrower to additional Indemnified Taxes.

(viii)                  Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.

Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c)                               Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                             Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any

Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or to comply with any other requirement of applicable Tax Law.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.  Notwithstanding anything to the contrary herein, the rights of the Lenders to grant participations in their Commitments shall be subject to the approval of any Gaming Board, to the extent required by applicable Gaming Laws.

(e)                               Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender (it being understood that the documentation required under Section 3.01(e) shall be delivered to the participating Lender).

(f)                                Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)                              Resignation as L/C Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 10.06(b), Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be.  If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07            Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors, members and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same or at least as restrictive as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c) or Section 2.15(c) or (ii) any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.  In addition, the Administrative Agent and each Arranger and Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Administrative Agent, each Arranger and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents.

“Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information or otherwise in accordance with such Person’s customary practices.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08            Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09            Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10            Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11            Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12            Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13            Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this

Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)                               the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b)                              such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)                               in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)                             such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14            Governing Law; Jurisdiction; Etc.

(a)                               GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                              SUBMISSION TO JURISDICTION.  THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS

AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                               WAIVER OF VENUE.  THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                             SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

10.15            Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16            No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Arranger and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, or any other Person and (B) neither the

Administrative Agent nor any Arranger nor any Lender has any obligation to the Borrower with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any other Arranger nor any other Lender has any obligation to disclose any of such interests to the Borrower.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17            Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.18            USA PATRIOT Act.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the PATRIOT Act.

10.19            Time of the Essence.  Time is of the essence of the Loan Documents.

10.20            Gaming Boards.  The Administrative Agent and each of the Lenders agree to cooperate with all Gaming Boards in connection with the administration of their regulatory jurisdiction over the Borrower and its Subsidiaries, including the provision of such documents or other information as may be requested by any such Gaming Board relating to the Administrative Agent or the Lenders, to the Borrower and its Subsidiaries, or to the Loan Documents.

10.21            Nevada Gaming Collateral.  Subject to the release of any Collateral as contemplated by any of the Loan Documents, the Administrative Agent shall (or through one or more of its agents, sub-agents or sub-collateral agents shall), to the extent required by Nevada Gaming Regulations, retain possession of all pledged securities delivered to it consisting of capital stock of any Nevada gaming licensee or registered intermediary company within the State of Nevada at a location designated and approved by the applicable Gaming Board.

10.22            Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

10.23            Financial Covenant Matters.  To the extent that, for any reason, any Lender (other than in its capacity as a Revolving Credit Lender or Term A Lender) shall have the right to vote or consent with respect to any Financial Covenant Reserved Matter, then notwithstanding anything in Section 10.01 or the definition of Required Lenders to the contrary, for purposes of determining whether the Lenders have consented to, or voted in favor or against, any Financial Covenant Reserved Matter, such Lender hereby agrees and acknowledges that it shall be deemed to have voted its interests hereunder (other than any interests of such Lender under the Revolving Credit Facility or Term A Facility) with respect to any such Financial Covenant Reserved Matter without discretion in the same proportion as the allocation of voting with respect to such matters by Revolving Credit Lenders and Term A Lenders in their capacities as such.  In furtherance of this Section 10.23, each Lender (other than in its capacity as a Revolving Credit Lender or Term A Lender) agrees to execute and deliver any ballot or other instrument reasonably requested by the Administrative Agent to evidence the voting of its interest as a Lender in accordance with the provisions of this Section 10.23; provided that if such Lender fails to promptly execute such ballot or other instrument such failure shall in no way prejudice any of the Administrative Agents’ rights under this paragraph and the Administrative Agent is hereby appointed (such appointment being coupled with an interest) by such Lender as the such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion to take any action and to execute any ballot or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this Section 10.23.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BALLY TECHNOLOGIES, INC.

By:
Name:
Title:

Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:
Title:

UNION BANK, N.A., as a Lender

By:
Name:
Title:

[Name of Lender], as a Lender

By:
Name:
Title:

ANNEX B

EXHIBITS TO CREDIT AGREEMENT AS AMENDED BY AMENDMENT NO. 1

[Attached]

B-1

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:  ___________, _____

To:                           Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of April 19, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Bally Technologies, Inc., a Nevada corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests (select one):

A [Revolving Credit Borrowing][Term Borrowing under [describe Facility]]

A [conversion of [Term Loans under [describe Facility]][Revolving Credit Loans][continuation of Eurodollar Rate Loans]

1.                                    On                                                      (a Business Day).

2.                                    In the amount of $

3.                                    Comprised of

[Type of Loan requested]

4.                                    For Eurodollar Rate Loans:  with an Interest Period of            months.

5.                                    For Eurodollar Rate Loans that are Revolving Credit Loans: denominated in                              [Currency of Loan requested]

[The Revolving Credit Borrowing requested herein complies with the proviso to the first sentence of Section 2.01(b) of the Agreement.]1

1                                           Include this sentence in the case of a Revolving Credit Borrowing.

A-1

The Borrower hereby represents and warrants that the conditions specified in Sections 4.02[(a) and]2 (b) shall be satisfied on and as of the date of the applicable Credit Extension.

BALLY TECHNOLOGIES, INC.

By:
Name:
Title:

2  Omit this language in the case of a Eurodollar Continuation or Conversion.

A-2

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date:  ___________, _____

To:                                                                           Bank of America, N.A., as Swing Line Lender
Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of April 19, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Bally Technologies, Inc., a Nevada corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests a Swing Line Loan:

1.                                    On                                                     (a Business Day).

2.                                    In the amount of $                            .

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) shall be satisfied on and as of the date of the applicable Credit Extension.

BALLY TECHNOLOGIES, INC.

By:
Name:
Title:

B-1

EXHIBIT C-1

FORM OF TERM A NOTE

Date:  ___________, _____

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Term A Loan from time to time made by the Lender to the Borrower under that certain Second Amended and Restated Credit Agreement, dated as of April 19, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of the Term A Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term A Note is one of the Term A Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Term A Note is also entitled to the benefits of the Guaranty and is secured by the Collateral.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term A Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  The Term A Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Term A Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term A Note.

C-1-1

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

BALLY TECHNOLOGIES, INC.

By:
Name:
Title:

C-1-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-1-3

EXHIBIT C-2

FORM OF REVOLVING CREDIT NOTE

Date:  ___________, _____

To:                           Bank of America, N.A., as Administrative Agent

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrower under that certain Second Amended and Restated Credit Agreement, dated as of April 19, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Revolving Credit Note is also entitled to the benefits of the Guaranty and is secured by the Collateral.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

C-2-1

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

BALLY TECHNOLOGIES, INC.

By:
Name:
Title:

C-2-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-2-3

EXHIBIT D

[FORM OF] COMPLIANCE CERTIFICATE

TO:                       Bank of America, N.A., as Administrative Agent under the Credit Agreement referred to below

This Compliance Certificate (“Certificate”) is delivered pursuant to the Amended and Restated Credit Agreement dated as of April 19, 2013 by and among Bally Technologies, Inc., a Nevada corporation (the “Borrower”), the Lenders whose names are set forth on the signature pages thereto and each other Lender which may from time to time become a party thereto and Bank of America, N.A., as Administrative Agent (as amended from time to time, the “Credit Agreement”).  Capitalized terms defined in the Credit Agreement and not otherwise defined in this Certificate shall have the meanings defined for them in the Credit Agreement.  Section references herein relate to the Credit Agreement unless stated otherwise.

This Certificate is delivered in accordance with Section 6.02(b) of the Credit Agreement by the chief executive officer, chief financial officer, treasurer or controller (a “Senior Officer”) of the Borrower.  This Certificate is delivered as of the last day of the [fiscal quarter] [fiscal year] ended _________________, ____, (the “Test Date”).  Computations indicating compliance with respect to the covenants contained in Sections 7.01(q), 7.02(e), (f), (h), (j), (k) and (l), 7.03(c), (d), (j), (k), (m), (n), (o) and (p), 7.05(f) and (h), 7.06(e), 7.11(a) and (b), and 7.12 of the Credit Agreement are set forth below. In the event of any inconsistency between the computations (or inputs into such computations) set forth in this Certificate and those set forth in the Credit Agreement, the Credit Agreement shall prevail.

I.                                      Section 7.01(q) – Liens.

During the period from the Effective Date through the Test Date, the highest aggregate outstanding principal amount of Indebtedness and other obligations of the Borrower or any Subsidiary secured by Liens under Section 7.01(q) of the Credit Agreement was $______________.

Maximum Permitted:                                                        $50,000,000

II.                                Section 7.02(e), (f), (h), (j), (k) and (l) – Indebtedness.

A.                                Section 7.02(e): During the period from the Effective Date through the Test Date, the highest aggregate amount of Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.02(e) of the Credit Agreement was $____________.

Maximum Permitted:                                                        $30,000,000

D-1	Compliance Certificate

B.                                 Section 7.02(f): During the period from the Effective Date through the Test Date, the highest aggregate outstanding principal amount of Indebtedness owing by any Person that becomes a Subsidiary of the Borrower after the Effective Date in accordance with the terms of Section 7.03(g) of the Credit Agreement, which Indebtedness is existing at the time such Person becomes a Subsidiary of the Borrower (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of the Borrower) and any refinancings, refundings, renewals or extensions thereof (in each case made in accordance with the limitations set forth in Section 7.02(f) of the Credit Agreement) was $______________.

Maximum Permitted:                                                        $50,000,000

C.                                 Section 7.02(k): During the period from the Effective Date through the Test Date, the highest aggregate outstanding principal amount of Indebtedness of direct or indirect Subsidiaries of the Borrower that were not Loan Parties was $______________.

Maximum Permitted:            the lesser of (x) $50,000,000 and (y) together with the amount of Investments made and then outstanding pursuant to Section 7.03(c), $135,000,000

D.                                Section 7.02(l): During the period from the Effective Date through the Test Date, the highest aggregate principal amount of Indebtedness of the Borrower or any Subsidiary incurred under Section 7.02(l) of the Credit Agreement was $______________.

Maximum Permitted:                                                        $15,000,000

III.                          Section 7.03(c), (d), (j), (k), (m), (n), (o) and (p) – Investments.

A.                                Section 7.03(c): During the period from the Effective Date through the Test Date, the aggregate amount of additional Investments made by the Loan Parties under clause (iv) of Section 7.03(c) of the Credit Agreement in Subsidiaries that are not Loan Parties, provided that no Default or Event of Default existed or was continuing or resulted from any such Investment, was $________________.

Maximum Permitted:           $135,000,000; provided, that, the principal amount of Indebtedness incurred by direct or indirect Subsidiaries of the Borrower that are not Loan Parties pursuant to Section 7.02(k) shall reduce this amount on a dollar-for-dollar basis

B.                                 Section 7.03(d): During the period from the Effective Date through the Test Date, the highest aggregate amount of Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from

D-2	Compliance Certificate

financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss, was $_____________.

Maximum Permitted:                                                        $25,000,000

C.                                 Section 7.03(j): During the period from the Effective Date through the Test Date, the aggregate amount of Investments by the Borrower in one or more joint ventures related to the development of gaming equipment, provided that no Default or Event of Default existed or was continuing or resulted from any such Investment, was $______________.

Maximum Permitted:                                                        $50,000,000

D.                                Section 7.03(k): During the period from the Effective Date through the Test Date, the highest aggregate outstanding amount of Investments consisting of non-ordinary course advances to officers, managers, directors, and employees of the Borrower and its Subsidiaries was $______________.

Maximum Permitted:                                                        $1,000,000

E.                                  Section 7.03(m): During the period from the Effective Date through the Test Date, (i) the highest aggregate principal amount of Investments consisting of loans to customers was $______________, and (ii) the highest aggregate principal amount per property of any such customer was $______________.

Maximum Permitted:            $75,000,000 in the aggregate, and $35,000,000 for the highest aggregate amount per property of any customer

F.                                   Section 7.03(n): During the fiscal year, or portion thereof, ending on the Test Date, the aggregate amount of other Investments under Section 7.03(n) of the Credit Agreement was $________________.

Maximum Permitted:                                                        $30,000,000

G.                                Section 7.03(o): During the period from the Effective Date through the Test Date, the aggregate amount of Investments made with the Available Amount under Section 7.03(o) of the Credit Agreement, provided that (i) no Default or Event of Default existed or was continuing or resulted from any such Investment and (ii) the Borrower and its Subsidiaries was in pro forma compliance with all of the covenants set forth in Section 7.11 immediately after giving effect to such Investment, was $________________.

Available Amount as of the Test Date is $________________.

H.                                Section 7.03(p): During the period from the Effective Date through the Test Date, the aggregate amount of Investments under Section 7.03(p) of the Credit Agreement, provided that no Default or Event of Default existed or was continuing or resulted from any such Investment, was $________________ and the pro forma Consolidated Total Leverage Ratio was less than 2.75 to 1.00 as of the most recent fiscal quarter for which financial statements have been

D-3	Compliance Certificate

delivered pursuant to Section 6.01(a) or (b) of the Credit Agreement both before and after giving pro forma effect to such Investments.

IV.                          Section 7.05(f) and (h) – Dispositions of Property.

A.                                Section 7.05(f): During the fiscal year, or portion thereof, ending on the Test Date, the aggregate proceeds received by the Borrower and its Subsidiaries as a result of Dispositions not otherwise permitted under Section 7.05 of the Credit Agreement, provided that no Default or Event of Default existed or was continuing or resulted therefrom, was $______________, and $_______________ of such proceeds were applied to the prepayment of the Obligations in accordance with Section 2.05(a) of the Credit Agreement.

Maximum Permitted:                                                     $20,000,000 per fiscal year, provided that all amounts in excess of $20,000,000 are applied to prepayment of Obligations

B.                                 Section 7.05(h): During the fiscal year, or portion thereof, ending on the Test Date, the aggregate consideration received by the Borrower and its Subsidiaries as a result of sales of customer loans or receivables for risk management purposes was $______________ per customer and $______________ in the aggregate.

Maximum Permitted:                                                   $15,000,000 per customer, or $40,000,000 in the aggregate per fiscal year

V.                                Section 7.06(e) – Distributions.

During the fiscal year, or portion thereof, ending on the Test Date, the aggregate amount of Distributions by the Borrower (i) declared or paid as cash dividends to its stockholders or (ii) used to purchase, redeem or otherwise acquire for cash Equity Interests issued by it was $_____________ and the amount of such Distributions during the period from the Effective Date through the Test Date was $_____________ in the aggregate.

Maximum Permitted:                                                   (i): unlimited, if both before and after giving pro forma effect to such payment, purchase, redemption or other acquisition the pro forma Consolidated Total Leverage Ratio as of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 of the Credit Agreement was less than 2.75 to 1.0; and

(ii): $100,000,000 for such fiscal year, if either before or after giving pro forma effect to such

D-4	Compliance Certificate

payment, purchase, redemption or other acquisition the pro forma Consolidated Total Leverage Ratio as of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 of the Credit Agreement was 2.75 to 1.0 or greater.

VI.                          Section 7.11(a) – Consolidated Total Leverage Ratio.

A.                                The Consolidated Total Leverage Ratio as of the Test Date, was ____:1.00.

Maximum Permitted:                                                        ____:1.00

The Consolidated Total Leverage Ratio is calculated as follows:

(a)                               Consolidated Funded Indebtedness as of the

Test Date                                                                                                                                                                                                                                                                                  $____________

divided by

(b)                              Consolidated EBITDA for the Test Period

(as calculated below)                                                                                                                                                                                                         $____________

equals Consolidated Total Leverage Ratio [(a)÷(b)]                                                         ________:1.00

Consolidated EBITDA for the Test Period is calculated as follows.1 As determined in accordance with Generally Accepted Accounting Principles:

the sum of, without duplication:

(i) Consolidated Net Income of the Borrower

and its Subsidiaries on a consolidated basis for

the Test Period                                                                                                                                                                                                                                               $___________

plus (ii) any extraordinary loss reflected in
such Consolidated Net Income                                                                                                                                         $___________

minus (iii) any extraordinary gain reflected
in such Consolidated Net Income                                                                                                                         $___________

1                                           When calculating Consolidated EBITDA, (i) the results of operations of any Person or assets which have been the subject of a Disposition involving a consideration in excess of $25,000,000 in the aggregate during the Test Period shall be excluded, and (ii) the results of operations of any Person or assets acquired by the Borrower and its Subsidiaries during the Test Period for a consideration which is in excess of $25,000,000 in the aggregate shall be included on a pro forma basis.

D-5	Compliance Certificate

plus (iv) Consolidated Interest Charges (net of
any interest income) of the Borrower and its
Subsidiaries for the Test Period to the extent
deducted in arriving at Consolidated Net Income                    $___________

plus (v) the aggregate amount of Federal, state,
local, and foreign taxes on or measured by
income of the Borrower and its Subsidiaries
for the Test Period (whether or not payable
during the Test Period) to the extent deducted
in arriving at Consolidated Net Income                                                                                     $___________

plus (vi) depreciation, amortization and
all other non-cash expenses for the Test Period,

including without limitation employee stock

based compensation expenses                                                                                                                                                  $___________

plus (or minus), without duplication, (vii) any

extraordinary loss or other non-cash expense

(or any extraordinary gain or other non-cash

income) resulting from fair value adjustments

made pursuant to the application of FASB

Accounting Standards Codification 805 (or any

successor rule) in connection with earn-out or

similar obligations to the extent reflected in such

Consolidated Net Income                                                                                                                                                                          $___________

plus (viii) during the six full fiscal quarters following

any acquisition permitted by Section 7.03(g), the amount

of net cost savings and synergies projected by the

Borrower in good faith to result from any actions taken

or expected to be taken in connection with such acquisition
no later than eighteen (18) months after the date of
such acquisition (which net cost savings and synergies
shall be subject to certification by a Responsible
Officer of the Borrower and calculated on a pro forma
basis as though such cost savings and synergies had
been realized on the first day of the period for which
Consolidated EBITDA is being determined), net of
the amount of actual benefits realized during such
period from such actions; provided that (A) such cost
savings and synergies are reasonably identifiable and
factually supportable, (B) such cost savings must be

(1) able to be accounted for as adjustments pursuant to

Article 11 of Regulation S-X under the Securities Act

or (2) calculated in good faith by the Borrower and based

on audited financial statements of the target company or

D-6	Compliance Certificate

other financial statements reasonably satisfactory to

the Administrative Agent, (C) any cost savings that

are not actually realized during the period of

eighteen (18) months following such acquisition

may no longer be included in Consolidated EBITDA

following the end of such eighteen-month period and

(D) the aggregate amount of cost savings and
synergies added pursuant to this clause (viii) for any
period shall not exceed 10% of Consolidated EBITDA
for the applicable period (calculated prior to giving
effect to any adjustment pursuant to this clause (viii))                                          $___________

plus (ix) any fees, costs and other transaction charges

and expenses incurred to implement the Acquisition

or any acquisition permitted pursuant to Section 7.03(g)

for such period to the extent reflected in such

Consolidated Net Income                                                                                                                                                                                                                          $___________

plus (x) (i) any fees, costs, expenses or charges

incurred at any time in connection with litigation

relating to the defense of law suits to which the

Acquired Company or any of its Subsidiaries is

party as of the Acquisition Closing Date and

(ii) any non-recurring fees, costs, expenses or

charges incurred in cash for such period by the

Borrower or any of its Subsidiaries (including but not

limited to severance packages, retention bonuses or

lease buy-outs), provided that (A) such non-recurring

fees, costs, expenses or charges may only be added

back to Consolidated Net Income pursuant to this

clause during the first four full fiscal quarters after

the Acquisition Closing Date and (B) the amount

added back pursuant to this clause (x) does not

exceed $15,000,000 in the aggregate for all fiscal

periods during the term of this Agreement                                                                  $___________

[(i)+(ii)-(iii)+(iv)+(v)+(vi)+/-(vii)+(viii)+(ix)+(x)]   $___________

VII.                    Section 7.11(b) – Consolidated Interest Coverage Ratio.  The Consolidated Interest Coverage Ratio, as of the Test Date, was ____:1.00.

Minimum Permitted:                                                                                                                                                           3.00:1.00

D-7	Compliance Certificate

The Consolidated Interest Coverage Ratio is calculated as follows:

As of the Test Date:

(a)                               Consolidated EBITDA for the Test Period (as

calculated above)                                                                                                                                                                                                                                $___________

divided by

(b)                              Consolidated Interest Charges                                                                                                                                             $___________

equals Consolidated Interest Coverage Ratio

[(a)÷(b)]                                                                                                                                                                                                                                                                                                                                          _______:1.00

VIII.              Section 7.12 - Capital Expenditures.

A.                                Section 7.12(a): During the fiscal year, or portion thereof, ending on the Test Date, the aggregate amount of Maintenance Capital Expenditures made by the Borrowers or their Subsidiaries, or which Borrowers or their Subsidiaries were legally obligated to make, was $________________

Maximum Permitted:            $50,000,000, plus any Rollover Amount (as defined in Section 7.12(a) of the Credit Agreement)

B.                                 Section 7.12(b): During the period from the Effective Date through the Test Date, the aggregate amount of Capital Expenditures used to upgrade, improve or repair the Borrower’s existing Enterprise Resource Planning (“ERP”) system was $________________.

Maximum Permitted:                                                        $35,000,000

C.                                 Section 7.12(c): During the period from the Effective Date through the Test Date, the aggregate amount of Capital Expenditures used to implement the Campus Consolidation Transaction was $________________.

Maximum Permitted:                                                        $35,000,000

D.                                Section 7.12(d): During the period from the Effective Date through the Test Date, the aggregate amount of other Capital Expenditures made by the Borrowers or their Subsidiaries, or which Borrowers or their Subsidiaries were legally obligated to make was $________________.

Maximum Permitted:                                                        $70,000,000

D-8	Compliance Certificate

IX.                          Section 2.05(b)(v) – Excess Cash Flow.  During the fiscal year ending on the Test Date, Excess Cash Flow required to be used to prepay the Loans is $____________.

Excess Cash Flow for such fiscal year is calculated as follows.  (a) the sum of:

(i) Consolidated EBITDA of the Borrower

and its Subsidiaries for such fiscal year

without giving effect to clause (h) of the

definition of Consolidated EBITDA                                                     $___________

plus (ii) the Consolidated Working Capital
Adjustment for such fiscal year2

$___________

minus (b) the sum of:

(i) Consolidated Interest Charges actually
paid in cash by the Borrower and its
Subsidiaries (net of interest income
received) during such fiscal year                                                                                 $___________

plus (ii) scheduled principal repayments to
the extent actually made, of Consolidated
Funded Indebtedness (including the Term
Loans) solely to the extent funded with
Internally-Generated Cash during such
fiscal year                                                                                                                                                                                                                               $___________

plus (iii) all Federal, state, local and foreign
taxes on or measured by income of the
Borrower and its Subsidiaries actually paid
in cash by the Borrower and its Subsidiaries
(net of any tax rebates or credits received
in cash by the Borrower or any of its
Subsidiaries) during such fiscal year                                                          $___________

plus (iv) Capital Expenditures and
Investments permitted by clauses (b), (g),
(j), (k), (m), (n) and (p) of Section 7.03 of the
Credit Agreement which were made in cash

2                                           In calculating the Consolidated Working Capital Adjustment, there shall be excluded the effect of reclassification during such period of current assets to long term assets and current liabilities to long term liabilities and the effect of any acquisition permitted under Section 7.03(g) of the Credit Agreement during such period; provided that there shall be included with respect to any such acquisition during such period an amount (which may be a negative number) by which the Consolidated Working Capital acquired in such acquisition as at the time of such acquisition exceeds (or is less than) Consolidated Working Capital at the end of such period.

D-9	Compliance Certificate

prior to the end of such fiscal year by the
Borrower and its Subsidiaries during such
fiscal year (in each case, solely to the extent
funded with Internally-Generated Cash)                             $___________

plus (v) without duplication of amounts
deducted from Excess Cash Flow in prior
periods, the aggregate consideration
required to be paid in cash by the Borrower
or any of its Subsidiaries pursuant to binding
contracts (the “Contract Consideration”)
entered into prior to or during such period
relating to Capital Expenditures and
Investments permitted by clauses (b), (g),
(j), (k), (m) and (n) of Section 7.03 of the
Credit Agreement to be consummated or
made during the 12 months following the
end of such period; provided, that, to the
extent the aggregate amount of Internally-
Generated Cash actually utilized to finance
such Capital Expenditures or Investments
during such 12-month period is less than the
Contract Consideration, the amount of such
shortfall shall be added to the calculation of
Excess Cash Flow at the end of such 12-
month period                                                                                                                                                                                                          $___________

plus (vi) the amount of Restricted Payments
permitted by clauses (d) and (e) of
Section 7.06 of the Credit Agreement which
were paid in cash during such fiscal year (in
each case, solely to the extent funded with
Internally-Generated Cash)                                                                                                                 $___________

plus (vii) the amount of any fees, costs, expenses

or charges paid in cash during such period and

added back to Consolidated Net Income pursuant

to clauses (i) and (j) of the definition of

Consolidated EBITDA                                                                                                                                          $___________

[(a)(i)+(a)(ii)]-[(b)(i)+(b)(ii)+(b)(iii)+(b)(iv)+(b)(v)+b(vi)+(b)(vii)]                    $___________

(A)  multiplied by (i) if the Consolidated Total Leverage
Ratio is greater than or equal to 3.50 to 1.00 as of
the last day of such fiscal year, 50%, (ii) if the
Consolidated Total Leverage Ratio is less than
3.50 to 1.00 but equal to or greater than 3.00 to 1.00

D-10	Compliance Certificate

as of the last day of such fiscal year, 25%, or (iii) if
the Consolidated Total Leverage Ratio is less than
3.00 to 1.00  as of the last day of such fiscal year, 0%                                         $___________

(B) the aggregate principal amount of Loans
prepaid pursuant to Section 2.05(a)(i) of the Credit
Agreement during such fiscal year (and, in the
case of any Revolving Credit Loans so prepaid,
to the extent the aggregate principal amount of
the Revolving Credit Commitments are
permanently reduced during such fiscal year in
an aggregate amount corresponding to such
prepayment) with the proceeds of Internally-
Generated Cash                                                                                                                                                                                                                                         $___________

[(A)-(B)]                                                                                                                                                                                                                                                                                   $___________

X.                                A review of the activities of Borrower and its Subsidiaries during the fiscal period covered by this Certificate has been made under the supervision of the undersigned with a view to determining whether, during the fiscal period ending on the Test Date, Borrower and its Subsidiaries performed and observed all of their respective obligations under the Loan Documents.  To the best knowledge of the undersigned, during the period ending on the Test Date, all covenants and conditions have been so performed and observed and no Default or Event of Default has occurred and is continuing, with the exceptions set forth below in response to which Borrower has taken or propose to take the following actions (if none, so state).

XI.                          The undersigned Senior Officer of Borrower certifies that the calculations made and the information contained herein are derived from the books and records of Borrower and that each and every matter contained herein correctly reflects those books and records.

XII.                    To the best knowledge of the undersigned no event or circumstance has occurred that constitutes a Material Adverse Effect since the date the most recent Certificate was executed and delivered.

D-11	Compliance Certificate

Dated:  __________________________

BALLY TECHNOLOGIES, INC.

By:
Name:
Title:

D-12	Compliance Certificate

EXHIBIT E-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities5) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1  For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

2  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

3  Select as appropriate.

4  Include bracketed language if there are either multiple Assignors or multiple Assignees.

5  Include all applicable subfacilities.

E-1-1

1.                                    Assignor[s]:                   ______________________________

______________________________

2.                                    Assignee[s]:                  ______________________________

______________________________

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.                                    Borrower(s):               Bally Technologies, Inc., a Nevada corporation

4.                                    Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.                                    Credit Agreement:                        Second Amended and Restated Credit Agreement, dated as of April 19, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time), among Bally Technologies, Inc., a Nevada corporation, as Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender

6.                                    Assigned Interest[s]:

Assignor[s][6]	Assignee[s][7]	Facility Assigned[8]	Aggregate Amount of Commitment/Loans for all Lenders[9]	Amount of Commitment /Loans Assigned	Percentage Assigned of Commitment/ Loans[10]	CUSIP Number
		____________	$________________	$_________	____________%
		____________	$________________	$_________	____________%
		____________	$________________	$_________	____________%

[7.                               Trade Date:                    __________________]11

6  List each Assignor, as appropriate.

7  List each Assignee, as appropriate.

8  Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment” or “Term A Loan”).

9  Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

10  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

11  To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

E-1-2

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By: _____________________________
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By: _____________________________
Title:

[Consented to and][12] Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By: _________________________________
Title:

[Consented to][13]

BANK OF AMERICA, N.A., as
L/C Issuer and Swing Line Lender

By: _________________________________
Title:

[Consented to:][14]

BALLY TECHNOLOGIES, INC., as
Borrower

By: _________________________________
Title:

12 If necessary.

13 If necessary.

14 If necessary.

E-1-3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

BALLY TECHNOLOGIES, INC.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.      Representations and Warranties.

1.1.   Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it [is][is not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.   Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii), (v), (vi) and (vii) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it

E-1-4

shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.      General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

E-1-5

EXHIBIT E-2

See attached.

E-2-1

ANNEX C

SCHEDULES TO CREDIT AGREEMENT AS AMENDED BY AMENDMENT NO. 1

[Attached]

C-1

CREDIT AGREEMENT SCHEDULES

2.01	Commitments and Applicable Percentages
2.03	Existing Letters of Credit
4.01	Mortgaged Properties
5.03	Required Consents
5.08(b)	Existing Liens
5.08(c)	Real Property
5.08(d)	Leases
5.13	Subsidiaries; Other Equity Investments; Loan Parties
5.17	Intellectual Property
5.20	Labor Matters
6.12	Guarantors
6.18	Gaming Licenses
7.02	Existing Indebtedness
7.03(f)	Existing Investments
7.08	Transactions with Affiliates
7.09	Burdensome Agreements
10.02	Administrative Agent’s Office, Certain Addresses for Notices

Schedule 2.01
Commitments and Applicable Percentages

See Attached.

Schedule 2.03
Existing Letters of Credit

Borrower Name	LC/BA Id	Issue Date	Expiry Date	Beneficiary Name	Amount
BALLY TECHNOLOGIES, INC.	00000003125229	6/26/2012	4/30/2013	BBVA CONTINENTA	$50,000.00
BALLY TECHNOLOGIES, INC.	00000003097580	12/10/2008	10/30/2013	BANK OF AMERICA	€66,442.47
BALLY TECHNOLOGIES, INC.	00000003118670	1/17/2012	1/30/2014	BANK OF AMERICA	€31,577.33
BALLY TECHNOLOGIES, INC.	00000003118671	1/17/2012	1/30/2014	BANK OF AMERICA	€28,243.08
BALLY TECHNOLOGIES, INC.	00000003118815	1/17/2012	1/30/2014	BANK OF AMERICA	€31,577.33

Schedule 4.01
Mortgaged Properties

The real property (headquarters property) located at 6601 South Bermuda Road, Las Vegas, Clark County, Nevada, 89119.  Legal Description: Lot Two (2) Hughes Airport Center Phase III-Unit 1, as shown by map thereof on file in Book 44 of Plats, Page 43, in the Office of the County Recorder of Clark County, Nevada.

Schedule 5.03
Required Consents

Notices will be provided to the entities and jurisdictions below, with additional information as the Borrower deems appropriate or as may be required, on or subsequent to the Effective Date.

Jurisdiction
Alabama
Macon County Racing Commission
Poarch Band of Creek Indians Tribal Gaming Commission
Alaska
Metlakatla Indian Community Gaming Commission
Arkansas
Arkansas Racing Commission
Arizona
Ak-Chin Indian Community Tribal Gaming Agency
Arizona Department of Gaming
Cocopah Tribal Gaming Office
Colorado River Indian Tribes Department of Revenue and Finance
Colorado River Indian Tribes Gaming Agency
Fort McDowell Yavapai Nation-Community & Economic Development Dept.
Fort McDowell Yavapai Nation-Tribal Gaming Office
Gila River Gaming Commission
Gila River Indian Community-Office of the Treasurer
Pascua Yaqui Tribe-Tribal Employment Rights Office
Pascua Yaqui Tribe Tribal Gaming Office
Quechan Tribal Gaming Commission
Quechan Tribal Gaming Commission-Economic Development Administration
Salt River Pima Maricopa Indian Community (SRPIC) Gaming Regulatory Agency
Salt River Pima Maricopa Indian Community (SRPMIC) Economic Development Division
San Carlos Apache Tribal Gaming Commission
Tohono O’Odham Nation Gaming Office
Tonto Apache Tribal Gaming Office
White Mountain Apache Tribal Gaming Commission
Yavapai-Apache Gaming Commission
Yavapai-Prescott Gaming Commission
California
Agua Caliente Gaming Commission
Alturas Rancheria Gaming Commission
Augustine Gaming Commission
Barona Gaming Commission
Bear River Tribal Gaming Commission
Berry Creek Rancheria Gaming Commission
Big Valley Gaming Commission
Bishop Paiute Gaming Commission
Blue Lake Tribal Gaming Commission
Cabazon Band of Mission Indians Gaming Commission

Cahto Tribal Gaming Commission*
Cahuilla Tribal Gaming Agency
California Gambling Control Commission*
Campo Tribal Gaming Commission
Chemehuevi Tribal Gaming Commission
Chicken Ranch Gaming Commission
Colusa Tribal Gaming Commission
Coyote Valley Gaming Commission
Dry Creek Gaming Commission
Elk Valley Rancheria Gaming Commission
Fort Independence Gaming Commission
Habematolel Tribal Gaming Commission
Hopland Gaming Commission
Jackson Rancheria Tribal Gaming Agency
Lytton Tribal Gaming Commission
Manchester Gaming Commission
Middletown Rancheria Tribal Gaming Regulatory Agency
Mooretown Tribal Gaming Commission
Morongo Tribal Gaming Authority
Pala Gaming Commission
Paskenta Tribal Gaming Commission
Pauma-Yuima Gaming Commission
Pechanga Gaming Commission
Picayune Rancheria Tribal Gaming Commission
Pit River Gaming Commission
Quechan Tribal Gaming Commission (California side)
Redding Rancheria Tribal Gaming Commission
Rincon Tribal Gaming Commission
Robinson Rancheria Gaming Commission
Round Valley Indian Tribes Gaming Commission
San Manuel Tribal Gaming Commission
San Pasqual Tribal Gaming Commission
Santa Rosa Rancheria Gaming Commission
Santa Ynez Band of Chumash Indians Tribal Gaming Agency
Santa Ysabel Gaming Commission
Sherwood Valley Gaming Commission
Shingle Springs Gaming Commission
Smith River Rancheria Tribal Gaming Agency
Soboba Tribal Gaming Commission
State of California Gambling Control Commission
Susanville Indian Rancheria Gaming Commission
Sycuan Band of Mission Indians Gaming Commission
Table Mountain Rancheria Tribal Gaming Commission
Torres Martinez Tribal Gaming Agency
Tule River Tribe Gaming Commission
Tuolumne Me-Wuk Tribal Gaming Agency
Twenty-Nine Palms Gaming Commission

United Auburn Indian Community Tribal Gaming Agency
Viejas Tribal Gaming Commission
Yocha Dehe Tribal Gaming Agency (f/k/a Rumsey Tribal Gaming Agency)
Colorado
Southern Ute Indian Tribe Division of Gaming
State Of Colorado, Dept Of Revenue, Division Of Gaming (f/k/a Colorado Division of Gaming)
Ute Mountain Ute Gaming Commission
Connecticut
Mashantucket Pequot Tribal Nation Gaming Commission
Mohegan Tribal Gaming Commission
State of Connecticut-Department of Consumer Protection, Gaming Division, Casino Licensing
Delaware
Delaware State Lottery
Florida
Miccosukee Tribal Gaming Agency
Port of Miami-Dade County, Permit Section
Seminole Tribe of Florida dba Seminole Gaming Administration
State of Florida Dept. of Business and Professional Regulation Division of Pari-Mutuel Wagering (f/k/a State of Florida Division of Pari-Mutuel Wagering)
Iowa
Iowa Division of Criminal Investigation
Iowa Lottery
Iowa Racing & Gaming Commission
Omaha Tribe of Nebraska and Iowa Tribal Gaming Commission
Sac & Fox Tribe of the Mississippi in Iowa Gaming Commission (IA)
Winnebago Gaming Commission
Idaho
Coeur d’Alene Tribal Gaming Board
Kootenai Tribe of Idaho
Nez Perce Tribal Gaming Commission
Shoshone-Bannock Gaming Commission (Fort Hall Indian Reservation)
Shoshone-Bannock Tribes Business License Department
Illinois
Illinois Gaming Board
Indiana
Indiana Gaming Commission
Kansas
Iowa Tribal Gaming Commission
Kansas Racing & Gaming Commission
Kickapoo Tribe Gaming Commission (KS)
Kickapoo Tribe in Kansas - Accounting Dept. Revenue & Taxation
Prairie Band Potawatomi Tribal Gaming Commission
Sac & Fox Gaming Commission (KS)
Louisiana
Chitimacha Gaming Commission
Coushatta Tribe of Louisiana Tribal Gaming Commission
Jena Band of Choctaw Indians Gaming Commission

Louisiana Gaming Control Board*
Louisiana State Police Casino Gaming Division
Louisiana State Police, Indian Gaming Unit
Tunica-Biloxi Tribe of Louisiana Gaming Commission
Maine
Maine Gambling Control Board, Department of Public Safety
Maryland
Maryland State Lottery Commission
Michigan
Bay Mills Gaming Commission
Grand Traverse Band of Ottawa & Chippewa Indians Gaming Commission
Gun Lake Tribal Gaming Commission
Hannahville Indian Tribal Gaming Commission (f/k/a Chip-In’s Island Resort Casino Tribal Gaming Board of Directors)
Keweenaw Bay Indian Community Gaming Commission
Lac Vieux Band of Lake Superior Chippewa Indians Gaming Regulatory Commission
Little River Band of Ottawa Indians Gaming Commission
Little Traverse Bay Bands of Odawa Indians Gaming Regulatory Commission
Michigan Gaming Control Board (1)
Nottawaseppi Huron Band of Potawatomi Gaming Commission
Pokagon Band Gaming Commission
Sault Ste. Marie Tribe of Chippewa Indians Gaming Commission
Minnesota
Bois Forte Tribal Government
Fond Du Lac Reservation Business Committee-Office of the Registrar
Grand Portage Gaming Commission
Leech Lake Band of Ojibwa Indians Gaming Regulatory Board
Lower Sioux Gaming Commission
Mille Lacs Band of Ojibwe Indians Gaming Regulatory Authority
Minnesota Racing Commission
Prairie Island Indian Community Gaming Commission
Red Lake Gaming Commission
Shakopee Mdewakanton Sioux Community Gaming Commission
State of Minnesota, Department of Public Safety-Alcohol & Gambling Enforcement
Upper Sioux Community Gaming Commission
White Earth Tribal Gaming
Missouri
Missouri Gaming Commission (1)
Mississippi
Choctaw Gaming Commission
Mississippi Gaming Commission (Headquarters-Jackson) (1)
Montana
State of Montana Department of Justice Gambling Control Division
North Carolina
Cherokee Tribal Gaming Commission
North Dakota
Spirit Lake Tribe—Tribal Tax Department

Standing Rock Tribal Gaming Commission
Three Affiliated Tribes Gaming Commission
Turtle Mountain Tribal Gaming
Nebraska
Rosebud Sioux Tribe (RST) Gaming Commission
Santee Sioux Nation Tribal Gaming Commission
New Jersey
New Jersey Casino Control Commission
New Jersey Division of Gaming Enforcement*
New Mexico
Jicarilla Apache Gaming Regulatory Commission
Mescalero Apache Tribal Gaming Commission
Navajo Gaming Regulatory Office
New Mexico Gaming Control Board
Ohkay Owingeh (San Juan Pueblo) Gaming Commission
Pueblo of Acoma Gaming Commission (f/k/a Acoma Gaming Commission (Pueblo of Acoma))
Pueblo of Isleta Gaming Regulatory Agency (f/k/a Isleta Gaming Commission)
Pueblo of Laguna Tribal Gaming Regulatory Authority
Pueblo of Pojoaque Gaming Commission (f/k/a Pojoaque Pueblo Gaming Commission)
Pueblo of Sandia Tribal Gaming Commission (f/k/a Sandia Tribal Gaming Commission)
Pueblo of Santa Ana Gaming Regulatory Commission (f/k/a Santa Ana Gaming Regulatory Commission)
Pueblo of Tesuque Gaming Commission
Pueblo of Tesuque Tax & Revenue Office
San Felipe Pueblo Gaming Regulatory Commission
Santa Clara Pueblo Gaming Commission
Taos Pueblo Gaming Commission
Taos Pueblo Taxation Office
Nevada
City of Las Vegas-Dept. of Finance & Business Services
City of North Las Vegas
Clark County Department of Business License
Nevada Gaming Control Board/Nevada Gaming Commission (1)
New York
Cayuga Nation of New York(Haudenosaunee Cayuga Nation)
New York Lottery
New York State Racing and Wagering Board
N.Y.S Gaming Commission*
Oneida Nation Gaming Commission
Seneca Gaming Authority
Seneca Nation of Indians
St. Regis Mohawk Tribal Gaming Commission
North Dakota
Turtle Mountain T.E.R.O.*
Ohio
Ohio Casino Control Commission

Ohio Lottery Commission
Oklahoma
Absentee Shawnee Tribal Gaming Commission*
Apache Gaming Commission
Cherokee Nation Gaming Commission
Cheyenne & Arapaho Tribes Gaming Commission
Chickasaw Nation Office of the Gaming Commissioner
Choctaw Nation Gaming Commission
Citizen Potawatomi Nation Gaming Commission
Comanche Nation Gaming Commission
Delaware Nation Gaming Commission
Delaware Nation Tax Commission
Eastern Shawnee Tribal Gaming Commission
Fort Sill Apache Gaming Commission
Iowa Tribe of Oklahoma Gaming Commission
Kaw Nation Gaming Commission
Kickapoo Tribe of Oklahoma Gaming Commission
Kiowa Tribal Gaming Commission
Miami Tribe of Oklahoma Gaming Commission*
Modoc Tribe of Oklahoma Gaming Commission
Muscogee (Creek) Nation Office of Public Gaming
Oklahoma Horse Racing Commission
Osage Nation Gaming Commission
Osage Nation Tax Commission
Otoe-Missouria Gaming Commission
Ottawa Gaming Commission
Pawnee Nation Gaming Commission
Peoria Gaming Commission
Ponca Tribal Gaming Commission
Quapaw Tribal Gaming Agency
Sac and Fox Nation Gaming Commission
Seminole Nation Gaming Commission
Seneca Cayuga Gaming Commission
Thlopthlocco Tribal Town Gaming Commission
Tonkawa Tribal Gaming Commission
Wichita Gaming Commission
Wyandotte Nation Gaming Commission
Oregon
Burns Paiute Gaming Commission
Confederated Tribes Gaming Commission (f/k/a Confederated Tribes of Coos, Lower Umpqua and Suislaw Indians Tribal Gaming Commission)
Confederated Tribes of the Umatilla Indian Reservation Gaming Commission
Coquille Gaming Commission
Cow Creek Gaming & Regulatory Commission
Grand Ronde Gaming Commission
Klamath Tribes Gaming Regulatory Commission

Oregon Department of State Police-Gaming Enforcement Division-Licensing
Oregon Department of State Police-Gaming Enforcement Division-Products
Siletz Tribal Gaming Regulatory Agency
Warm Springs Gaming Commission
Pennsylvania
Pennsylvania Gaming Control Board
Rhode Island
Rhode Island State Police-Lottery Investigations
State of Rhode Island, Department of Business Regulation-Division of Licensing & Racing & Athletics
South Dakota
Crow Creek Sioux Tribal Gaming Commission*
Flandreau Santee Sioux Tribal Commission on Gaming
Lower Brule Sioux Tribe
Oglala Sioux Tribal Gaming Commission
Sisseton-Wahpeton Oyate Gaming Commission (f/k/a Sisseton-Wahpeton Sioux Tribe Gaming Commission)
South Dakota Commission on Gaming
Yankton Sioux Tribe Gaming Commission
Yankton Sioux Tribe Tax Deparment
Texas
Kickapoo Traditional Tribe of Texas
State of Texas Comptroller of Public Accounts
Washington
Chehalis Tribal Gaming Agency
Colville Tribal Gaming Commission
Jamestown S Klallam Tribal Gaming Agency
Kalispel Tribal Gaming Agency
Lower Elwha Tribal Gaming Commission
Lummi Tribal Gaming Commission
Muckleshoot Gaming Commission
Nisqually Tribal Gaming Commission
Nooksack Gaming Commission
Port Gamble S’Klallam Tribal Gaming Agency
Puyallup Tribal Gaming Regulatory Office
Quinault Tribal Gaming Agency
Shoalwater Bay Tribal Gaming Commission
Skokomish Tribal Gaming Commission
Snoqualmie Gaming Commission
Squaxin Island Gaming Commission
Stillaguamish Tribal Gaming Agency
Stillaguamish Tribe of Indians Tax Commission
Suquamish Tribal Gaming Commission
Swinomish Gaming Commission
Tulalip Tribal Gaming Agency
Upper Skagit Gaming Regulatory Commission
Washington State Gambling Commission
Yakama Nation

Yakama Nation Gaming Commission
Wisconsin
Bad River Band of Lake Superior Chippewa Indians
Forest County Potawatomi Gaming Commission
Ho-Chunk Nation Gaming Commission
Lac Courte Oreilles Band of Lake Superior Chippewa*
Lac du Flambeau Tribal Gaming Commission
Menominee Tribal Gaming Commission
Mohican Gaming Commission
Oneida Licensing Department
Red Cliff Gaming Commission
Sokaogon Chippewa Gaming Commission
St. Croix Gaming Commission
State of Wisconsin Dept. of Admin. Division of Gaming-Office of Indian Gaming and Reg. Compliance
West Virginia
West Virginia Lottery Commission (Lottery Gaming Facility)
West Virginia Lottery Commission (Racetrack Video Lottery)
Wyoming
Eastern Shoshone Gaming Agency
Northern Arapaho Gaming Agency
Shoshone & Arapaho Tribes Tribal Employment Rights Office
Canada
Alberta Gaming and Liquor Commission (AGLC)
Alcohol and Gaming Commission of Ontario (AGCO)
Atlantic Lottery Corporation
British Columbia Gaming Policy and Enforcement Branch (1)
Manitoba Gaming Control Commission
Nova Scotia Alcohol and Gaming Division
Saskatchewan Liquor & Gaming Authority
Surete du Quebec (Police)-The Alcohol, Racing, and Gaming Commission of the Province of Quebec
Australia
Department of Justice Victorian Commission for Gambling and Liquor Regulation*
NSW Casino Liquor and Gaming Control Authority*
NSW Office of Liquor Gaming and Racing*

Office of the Liquor and Gambling Commissioner*
QLD Office of Liquor and Gaming Regulation*
Tasmanian Gaming Commission*
Western Australia Department of Racing, Gaming and Liquor*
Victorian Commission for Gambling and Liquor Regulation*
British Columbia
British Columbia Lottery Corporation*
Macau
Macau Gaming Inspection and Coordination Bureau (DICJ)*
Singapore
Casino Regulatory Authority*

* Notice to be provided to the extent required.

See also Schedule 6.18.

Schedule 5.08(b)
Existing Liens

DEBTOR(S)	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION	COMMENT

Bally Gaming Inc.	NV SOS	American Express Business Finance 600 Travis Street Houston, TX 77002	Initial 03/29/04 2004010151-1	E(S)

Continuation 2008038111-7 12/17/08

Sierra Design Group	NV SOS	WMS Gaming, Inc. 800 S. Northpoint Blvd. Waukegan, IL 60085	Initial 2008028764-8 09/17/08	E(S) & proceeds thereof

Bally Gaming, Inc.	NV SOS	PDS Gaming Corporation	Initial 2004020807-4 07/01/04	E(C) & related Lease Payments and Other Assets

		Cochran Road, LLC, As Agent	Assignment 2004021128-5 07/06/04		Change of secured party

		D.B. Zwim Finance, LLC	Assignment 2006033886-9 10/09/06		Change of secured party

		Fortress Credit Corp.	Assignment 2007017275-6 05/30/07		Change of secured party

		PDS Special Purpose III, LLC	Assignment 2008018984-2 06/16/08		Change of secured party

		Fortress Credit Corp.	Assignment 2008020119-3 06/25/08		Change of secured party

		Fortress Credit Co. LLC 1345 Avenue of the Americas New York, NY 10105	Assignment 2008020460-6 06/26/08		Change of secured party

Continuation 2009014421-8 06-09-09

DEBTOR(S)	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION	COMMENT

Bally Gaming, Inc.	NV SOS	PDS Gaming Corporation	Initial 2004020814-9 07/01/04	E(C) & related Lease Payments and Other Assets

		Cochran Road, LLC, As Agent	Assignment 2004021127-3 07/06/04		Change of secured party

		D.B. Zwim Finance, LLC	Assignment 2006033885-7 10/09/06		Change of secured party

		Fortress Credit Corp.	Assignment 2007017274-4 05/30/07		Change of secured party

		PDS Special Purposes III, LLC	Assignment 2008018979-1 06/16/08		Change of secured party

		Fortress Credit Corp.	Assignment 2008020130-7 06/25/08		Change of secured party

		Fortress Credit Co. LLC 1345 Avenue of the Americas New York, NY 10105	Assignment 2008020455-5 06/26/08		Change of secured party

Continuation 2009104420-6 06-09-09

Bally Technologies, Inc.	NV SOS	D.B. Zwim Finance, LLC and PDS Gaming-Corporation	Initial 2006031418-6 09/20/06	E(C)

		Liberty Harbor Master Fund I, L.P. as Agent 1 New York Plaza New York, NY 10004	Assignment 2008017402-9 06/02/08

Bally Technologies, Inc.	NV SOS	CIT Technology Financing Services, Inc. 10201 Centurion Parkway North, Suite 100 Jacksonville, FL 32256	Initial 2006032160-0 09/26/06	E(C)

DEBTOR(S)	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION	COMMENT

Bally Technologies, Inc.	NV SOS	CIT Technology Financing Services, Inc. 10201 Centurion Parkway North, Suite 100 Jacksonville, FL 32256	Initial 2006032894-5 10/02/06	E(C)

Bally Technologies, Inc.	NV SOS	D.B. Zwim Finance, LLC	Initial 2006036609-6 11/02/06	E(C)

		Bank of Wyoming 435 Arapahoe Thermopolis, WY 82443	Assignment 2008017653-0 06/03/08		Change of secured party

Bally Technologies, Inc.	NV SOS	Fortress Credit Corp. & PDS Gaming Corporation	Initial 2006042520-6 12/28/06	E(C)

		PDS Special Purpose III, LLC	Assignment 2008019041-5 06/16/08		Change of secured party

		Fortress Credit Corp.	Assignment 2008019763-5 06/20/08		Change of secured party

		Fortress Credit Co LLC	Assignment 2008020502-6 06/26/08		Change of secured party

		Fortress Credit Co LLC 1345 Avenue of the Americas, 46th Floor New York, NY 10105	Assignment 2008020512-7 06/26/08		Appears to be duplicate filing to change secured party

Bally Technologies, Inc.	NV SOS	Toshiba Financial Services 1961 Hirst Drive Moberly, MO 65270	Initial 200703100-1 01/30/07	E(C)

Bally Gaming, Inc.	NV SOS	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	Initial 2007009884-7 03/29/07	E(S)

Bally Gaming, Inc.	NV SOS	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	Initial 2007012637-9 04/20/07	E(S)

DEBTOR(S)	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION	COMMENT

Bally Gaming, Inc.	NV SOS	Arrow Electronics, Inc. 50 Marcus Drive Melville, NY 111747	Initial 2007018336-7 06/07/07	E(C)

Bally Gaming, Inc.	NV SOS	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	Initial 2008039252-6 12/31/08	E(S)

Bally Gaming, Inc.	NV SOS	Key Equipment Finance Inc. 1000 South McCaslin Blvd. Superior, CO 80027	Initial 2009007584-3 03/25/09	E(C)

Bally Technologies, Inc.	NV SOS	Die-Tech and Engineering, Inc. 4620 Herman Ave SW Grand Rapids, MI 49509	Initial 2009017694-8 07/17/09	E(S)

Bally Technologies, Inc.	NV SOS	Die-Tech and Engineering, Inc. 4620 Herman Ave SW Grand Rapids, MI 49509	Initial 2009021159-0 08/28/09	E(S)

Bally Technologies, Inc. Bally Gaming, Inc.	NV SOS	Die-Tech and Engineering, Inc. 4620 Herman Ave SW Grand Rapids, MI 49509	Initial 2009022051-3 09/10/09	E(S)

Bally Technologies, Inc. Bally Gaming, Inc.	NV SOS	Die-Tech and Engineering, Inc. 4620 Herman Ave SW Grand Rapids, MI 49509	Initial 2009022052-5 09/10/09	E(S)

Bally Technologies, Inc. Bally Gaming, Inc.	NV SOS	Die-Tech and Engineering, Inc. 4620 Herman Ave SW Grand Rapids, MI 49509	Initial 2009022053-7 09/10/09	E(S)

Bally Technologies, Inc. Bally Gaming, Inc.	NV SOS	Die-Tech and Engineering, Inc. 4620 Herman Ave SW Grand Rapids, MI 49509	Initial 2009022550-1 09/16/09	E(S)

DEBTOR(S)	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION	COMMENT

Bally Gaming, Inc.	NV SOS	Greatamerica Leasing, Corp. PO Box 609 Cedar Rapids, IA 52406	Initial 2010006022-5 03/10/10	E(S)

Bally Technologies, Inic.	NV SOS	Die-Tech and Engineering, Inc. 4620 Herman Ave SW Grand Rapids, MI 49509	Initial 2010013519-7 05/28/10	E(S)

Bally Technologies, Inc. Bally Gaming, Inc.	NV SOS	Die-Tech and Engineering, Inc. 4620 Herman Ave SW Grand Rapids, MI 49509	Initial 2010015384-2 06/18/10	E(S)

Bally Gaming, Inc.	NV SOS	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	Initial 2010019909-0 08/09/10	E(S)

Bally Gaming, Inc.	NV SOS	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	Initial 2011001559-9 01/21/11	E(S)

Bally Gaming, Inc.	NV SOS	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	Initial 2011002243-1 01/27/11	E(S)

Bally Technologies, Inc.	NV SOS	Die-Tech and Engineering, Inc. 4620 Herman Ave SW Grand Rapids, MI 49509	Initial 2011004364-9 02/23/11	E(S)

Bally Gaming, Inc. Bally Technologies, Inc.	NV SOS	Bally Gaming Technologies, Inc. 6601 S Bermuda Rd. Las Vegas, NV 89119	Initial 2011020660-7 08-05-11	E(S)

Bally Technologies, Inc.	NV SOS	Yesco, LLC 6725 W. Chicago St. Chandler, AZ 85226	Initial 2011034599-2 12-23-11	E(S)

Bally Gaming, Inc.	NV SOS	GreatAmerica Leasing Corporation 625 First Street Cedar Rapids, IA 52401-2030	Initial 2012021715-7 08-13-12	E(S)

Schedule 5.08(c)
Owned Real Property

The real property (headquarters property) located at 6601 South Bermuda Road, Las Vegas, Clark County, Nevada, 89119.  Legal Description: Lot Two (2) Hughes Airport Center Phase III-Unit 1, as shown by map thereof on file in Book 44 of Plats, Page 43, in the Office of the County Recorder of Clark County, Nevada, owned by Bally Gaming, Inc.

Shuffle Master Site, located at El Camino Road & Rafael Rivera Way, Las Vegas, Clark County, Nevada 89118.  APNs 176-02-501-013 and -014.  Owned by SHFL Properties, LLC.

Schedule 5.08(d)
Leases

(i) Leased Real Property (Lessee)

	LANDLORD	ADDRESS
NEVADA	Bre/NV Hughes Airport # 1 LLC	350 Pilot Rd., Las Vegas, NV 89119
	CIP Airport Industrial/Flex Portfolio LLC	6600 Bermuda Rd., Suite D, Las Vegas, NV 89119
	Realty Associate Fund IX LP	1151 Grier Dr., Suite M, Las Vegas, NV 89119
	I.S. Peppermill Limit Partnership & I.S. Trails at Northpoint LLC	6655 So. Bermuda Rd., Las Vegas, NV 89119
	Pannattoni Investments/D. Roberts Investments	950 Sandhill Rd., Reno, NV 89521
	South Meadow Business Park Investors, c/o Pannattoni Investments	900 Sandhill Rd., Reno, NV 89521
NEW JERSEY	Bellevue Properties	3133 Fire Rd., Atlantic City, NJ 08234
	Eisele Associates, Inc.	3129 Fire Rd., Atlantic City, NJ 08234
	Rylocait Inc./Ramsey Associates	2501 Fire Rd., Atlantic City, NJ 08234

Acquired Company Leases:

a.             Lease Agreement for University Business Park dated as of September 11, 2007 between Fobexu Pty. Limited and Stargames Corporation Pty Limited.

b.            Lease Agreement for University Business Park dated as of January 5, 2007 between UBP Tempe, LLC and Shuffle Master, Inc. as amended on February 2, 2010 and January 1, 2013.

c.             Lease Agreement dated as of March 12, 2013 between La Mirada Commerce Center and SHFL entertainment, Inc.

d.           Lease Agreement dated as of May 1, 2008 between Frankel & Rubinson and Shuffle Master, Inc. as amended on February 17, 2011.

e.             Multi-Occupancy Lease dated as of January 15, 2013 between Unlimited Prosperity, LLC and SHFL entertainment, Inc.

f.              Lease dated as of February 16, 2006 between RREEF America Reit II Corp. AAAA and Shuffle Master, Inc. as amended on July 1, 2009 and April 11, 2012.

g.            1100 Palms Drive, Las Vegas, Nevada—Lease Agreement dated November 8, 2004 between Harsch Investment Properties—Nevada, LLC, as landlord, and Shuffle Master, Inc., as tenant.

h.            1106 Palms Drive, Las Vegas, Nevada—Lease Agreement dated August 31, 2007 between Harsch Investment Properties—Nevada, LLC, as landlord, and Shuffle Master, Inc., as tenant.

i.                1110 Palms Drive, Las Vegas, Nevada—Lease Agreement dated November 29, 2007 between Harsch Investment Properties—Nevada, LLC, as landlord and Shuffle Master, Inc., as tenant.

j.                1120 Palms Drive, Las Vegas, Nevada—Lease Agreement dated April 29, 2013 between Harsch Investment Properties—Nevada, LLC, as landlord, and SHFL entertainment, Inc., as tenant.

k.            18 Sheridan Close, Milperra, Australia—Lease Agreement dated September 1, 2011 between Fobexu Pty. Limited, as landlord, and Stargames Corporation Pty Ltd, as tenant.

l.                25309 Dequindre Road, Madison Heights, Michigan—Non-Residential Lease for Real Estate dated January 26, 2012 between Sapphire Investment Associates, as landlord, and Shuffle Master, Inc., as tenant.

m.        1522 C NW Vivion Road, Kansas City, Montana—Net Lease dated September 1, 2008 between Eastbrook Properties, LLC, as landlord, and Shuffle Master, Inc., as tenant.

n.            1580 Old Commerce Road, Robinsonville, Mississippi—Lease Agreement dated June 16, 2011 between Terrace Properties, L.L.C., as landlord, and Shuffle Master, Inc., as tenant.

o.            3158 South 108th East Avenue, Suite 230, Tulsa, Oklahoma—Undated Lease by and between Case Freeport Properties Limited Partnership, as landlord, and Shuffle Master, Inc., as tenant.

p.            Criscon Park, 23/48 Richards Drive, Halfway House, Midrand, South Africa—Lease Agreement dated April 15, 2011 between The Aureus Trust, as landlord, and Card Shuffle Master Investments (Proprietary) Limited, as tenant.

Entity	Address
SHFL entertainment, Inc.	3902 W. Valley Hwy N., Suite 502, Auburn, WA 98001 3158 South 108th East Avenue Suite 230, Tulsa, OK 74146 4141 Northgate Blvd. Ste 2, Sacramento, CA 95834

1050 NE 43rd St., Oakland Park, FL 33334

1522C Vivion Rd., Kansas City, MO 64118

1318- B 24th Street, Kenner, LA 70062

10901- 10903 Valley View Road, Eden Prairie, MN

1106 Palms Airport Drive, Las Vegas, NV 89119

517 S. Rockford Dr., Tempe, AZ 85281

3735 S Kolb Road, Tucson, AZ 85730 Unit L- 68

1580 Old Commerce Rd, Robinsonville, MS 38664

1350 Freeport Blvd. Units 103 & 105, Sparks, NV 89431

5270 Oakwood Blvd., Mays Landing, NJ 08201

344D Courthouse Rd., Gulfport, MS 39507

322 Fee Fee Road, St. Louis County, MO 63043

1757 S Winthrop Dr., Des Plaines, IL 60018

(ii) Leased Real Property (Lessor)

None.

Schedule 5.13
Subsidiaries; Other Equity Investments; Loan Parties

(a)  Subsidiaries

U.S.

Subsidiary	Jurisdiction of Organization	Owner(s) and Percentage(s)
Arcade Planet, Inc	California	Sierra Design Group; 100%
Bally Gaming International, Inc.	Delaware	Alliance Holding Company; 100%
Alliance Holding Company	Nevada	Bally Technologies, Inc.; 100%
Bally Gaming, Inc.	Nevada	Bally Gaming International, Inc.; 100%
Sierra Design Group	Nevada	Bally Gaming, Inc.; 100%
Casino Electronics, Inc.	Nevada	Bally Technologies, Inc.; 100%
Bally Gaming LP, LLC	Nevada	Bally Gaming Inc.; 100%
Bally Gaming GP, LLC	Nevada	Bally Gaming, Inc.; 100%
Compudigm Services, Inc.	Nevada	Bally Gaming, Inc.; 100%
Bally Gaming Services, LLC	Nevada	BGI Gaming & Systems, S. DE R.L. DE C.V.; 100%

Non-U.S.

Subsidiary	Jurisdiction of Organization	Owner(s) and Percentage
B.G.I. Australia Pty. Limited	Australia	Bally Gaming, Inc.; 100%
Bally Technologies Bermuda, L.P.	Bermuda	Bally Gaming GP, LLC; General Partner Bally Gaming LP, LLC; Limited Partner Collectively, 100%
Bally Gaming Canada Ltd.	Canada	Bally Gaming, Inc.; 100%
Bally Gaming and Systems	France	Bally Gaming Netherlands II B.V.; 100%
Bally Gaming International GmbH	Germany	Bally Gaming Netherlands II B.V.; 100%
Bally Gaming Hong Kong Limited	Hong Kong	Bally Gaming, Inc.; 100%
Bally Technologies India Private	India	Bally Gaming, Inc.; 100%

Limited
Bally Macau Limited	Macau	Bally Gaming Netherlands II B.V.; 90% Bally Gaming Netherlands I B.V.; 10%
B.G.I. Gaming & Systems, S. De R.L. De C.V.	Mexico	Bally Gaming, Inc.; 99% Bally Gaming International, Inc.; 1%
Bally Servicios, S. de R.L. de C.V.	Mexico	B.G.I. Gaming & Systems, S. De R.L. De C.V.; 99% Bally Gaming Services LLC; 1%
Bally Gaming de Puerto Rico, Inc.	Puerto Rico	Bally Gaming, Inc.; 100%
Bally Gaming d.o.o.	Slovenia	Bally Gaming Netherlands II B.V.; 100%
Bally Gaming Africa (Proprietary) Ltd.	South Africa	Bally Gaming, Inc.; 100%
Bally Technologies Spain, S.L.U.	Spain	Bally Gaming Netherlands II B.V.; 100%
Bally Gaming and Systems UK Limited	United Kingdom	Bally Gaming, Inc.; 100%
Bally Gaming and Systems, S.A.	Uruguay	Bally Gaming, Inc.; 100%
Bally Gaming Netherlands I B.V.	Netherlands	Bally Gaming Netherlands II B.V.; 100%
Bally Gaming Netherlands II B.V.	Netherlands	Bally Technologies Bermuda, L.P.; 100%
Bally Gaming Netherlands III B.V.	Netherlands	Bally Gaming Netherlands II B.V.; 100%
Importadora Bally Technologies Chile Limitada	Chile	Bally Gaming Netherlands III B.V.; 99.9% Bally Gaming Netherlands I B.V.; 0.1%
Bally Technologies Italy S.R.L. Unipersonale	Italy	Bally Gaming Netherlands II B.V.; 100%
Bally Technologies Singapore PTE, Ltd.	Singapore	Bally Gaming Netherlands II B.V.; 100%
Bally Techonologies Colombia SAS	Colombia	Bally Gaming, Inc.; 100%
Bally Technologies New Zealand Limited	New Zealand	Bally Gaming Netherlands II B.V.; 100%
Bally Technologies Malta Limited	Malta	Bally Gaming, Inc; 99% Bally Gaming International, Inc.; 1%

Bally Technologies (Gibraltar) Limited	Gibraltar	Bally Gaming Netherlands II B.V.; 100%

(b)  Other Equity Investments

None.

(c)  Loan Parties

	Entity – U.S.	Jurisdiction	Address of Principal Place of Business	Taxpayer ID#
1.	Bally Technologies, Inc.	Nevada	6601 South Bermuda Road, Las Vegas, Nevada, 89119	***
2.	Arcade Planet, Inc.	California	6601 South Bermuda Road, Las Vegas, Nevada, 89119	***
3.	Bally Gaming International, Inc.	Delaware	6601 South Bermuda Road, Las Vegas, Nevada, 89119	***
4.	Alliance Holding Company	Nevada	6601 South Bermuda Road, Las Vegas, Nevada, 89119	***
5.	Bally Gaming, Inc.	Nevada	6601 South Bermuda Road, Las Vegas, Nevada, 89119	***
6.	Sierra Design Group	Nevada	6601 South Bermuda Road, Las Vegas, Nevada, 89119	***
7.	Casino Electronics, Inc.	Nevada	6601 South Bermuda Road, Las Vegas, Nevada, 89119	***
8.	Compudigm Services, Inc.	Nevada	6601 South Bermuda Road, Las Vegas, Nevada, 89119	***
9.	Bally Gaming Services, LLC	Nevada	6601 South Bermuda Road, Las Vegas, Nevada, 89119	***

Schedule 5.17

Intellectual Property

The Borrower is currently subject to litigation with respect to intellectual property matters as disclosed in the Company’s Form 10-K filed Aug 26, 2010.

The Acquired Company is currently subject to litigation with respect to intellectual property matters as disclosed in the Acquired Company’s Form 10-K filed December 21, 2012.

Intellectual Property

See Intellectual Property Annex.

See Acquired Company Intellectual Property Annex

Patent No.	Title	Date Issued
5,190,495	High capacity coin hopper for a gaming machine	3/2/1993
5,209,477	Slot machine reel mounting assembly	5/11/1993
5,249,800	Progressive gaming control and communication system	10/5/1993
5,251,898	Gaming apparatus with bi-directional reels	10/12/1993
5,332,076	Money handling apparatus and method for use with gaming machines	7/26/1994
5,342,047	Touch screen video gaming machine	8/30/1994
5,362,052	Drive mechanism for a symbol-carrying symbol carrier	11/8/1994
5,371,345	Gaming machine change system	12/6/1994
5,423,540	Adjustable slot machine reel mounting assembly	6/13/1995
5,429,361	Gaming machine information, communication and display system	7/4/1995
5,470,079	Game machine accounting and monitoring system	11/28/1995
5,494,287	Gaming machine having dynamic payout amounts	2/27/1996
5,516,293	Gaming machine coin hopper coin sensor	5/14/1996
5,524,888	Gaming machine having electronic circuit for generating game results	6/11/1996
5,531,309	Method and apparatus for detecting fraud or theft in a gaming machine	7/2/1996
5,611,535	Gaming machine having compound win line	3/18/1997
5,813,911	Pattern keno game	9/29/1998
5,873,781	Gaming machine having truly random results	2/23/1999

D	406,865	Bell ringer for a gaming machine	3/16/1999
D	413,317	Icon for a display screen	8/31/1999
D	414,757	Icon for a display screen	10/5/1999
D	415,135	Icon for a display screen	10/12/1999
D	415,535	Bill dispenser	10/19/1999
	6,014,594	Gaming machine payout dispensing system with on escrow area and locks	1/11/2000
	6,032,955	Progressive wagering system with jackpots displayed in tangible objects	3/7/2000
D	424,628	Symbol indicator for a gaming device	5/9/2000
D	429,769	Video display game table	8/22/2000
D	429,770	Video display game table	8/22/2000
	6,105,962	Rotating disks slot machine	8/22/2000
	6,125,307	Gaming machine payout transportsystem	9/26/2000
	6,128,550	Gaming machine payout dispensing system and method	10/3/2000
D	437,004	Symbol indicator for a gaming device	1/30/2001
D	441,400	Bill dispenser	5/1/2001
	6,289,261	Gaming machine payout dispensing system and method	9/11/2001
	6,293,865	System, method and article of manufacture for tournament play in a network	9/25/2001
	6,293,867	Gaming machine payout system and method	9/25/2001
	6,306,035	Graphical user interface for providing gaming and prize redemption	10/23/2001
D	451,145	Bill dispenser	11/27/2001
	6,332,099	Gaming machine payout controlling system and method	12/18/2001
D	454,920	Coin box printer for gaming device	3/26/2002

	6,368,214	Method and device for playing a keno game in which a player is charged for performing game playing actions	4/9/2002
D	458,968	Bill dispenser	6/18/2002
	6,443,642	Modular printing system	9/3/2002
D	465,531	Gaming device vault	11/12/2002
	6,500,067	Voucher gaming system	12/31/2002
	6,537,150	Gaming devices having reverse-mapped game set	3/25/2003
	6,541,921	Illumination intensity control in electroluminescent display	4/1/2003
D	472,938	Gaming device	4/8/2003
D	474,248	Gaming device	5/6/2003
	6,561,512	Gaming device with multiple spinning wheels and method	5/13/2003
	6,570,346	Circuit for flashing fluorescent lamps	5/27/2003
D	476,698	Gaming device vault	7/1/2003
	6,598,877	Slot machine using peripheral gears engaged by multiple drive systems	7/29/2003
	6,609,969	Apparatus and method for dispensing of awards	8/26/2003
	6,609,970	Method and apparatus for dispensing prizes in a gaming system	8/26/2003
	6,612,928	Player identification using biometric data in a gaming environment	9/2/2003
	6,622,084	Travel route planner system and method	9/16/2003
	6,637,844	Gaming cabinet footrests	10/28/2003
	6,641,483	Lockable security cabinet for casino game controllers	11/4/2003
	6,645,068	Profile-driven network gaming and prize redemption system	11/11/2003
	6,648,755	Pull-tab manufacturing and distribution system and method	11/18/2003
	6,652,380	Cashless gaming system and method	11/25/2003
	6,679,775	Voucher gaming system	1/20/2004

6,685,559	Voucher gaming system and method	2/3/2004
6,705,944	Multiple game apparatus and method	3/16/2004
6,709,333	Player identification using biometric data in a gaming environment	3/23/2004
6,739,970	Method and device for playing a game in which a player is charged for performing game playing actions	5/25/2004
6,749,500	Simulated poker for use with predetermined outcomes	6/15/2004
6,758,393	Mobile cashier terminal	7/6/2004
6,758,751	Method and apparatus for monitoring casinos and gaming	7/6/2004
6,758,755	Prize redemption system for games executed over a wide area network	7/6/2004
6,758,757	Method and apparatus for maintaining game state	7/6/2004
6,763,998	System and method for securely storing and controlling the dispensing of a payout	7/20/2004
6,780,108	Networked multiple bingo game system	8/24/2004
6,805,633	Gaming machine with automatic sound level adjustment and method therefor	10/19/2004
6,811,486	Method and apparatus for enhancing game play through savable game play state	11/2/2004
6,814,518	Secure printer system for gaming devices	11/9/2004
6,824,465	Interactive keno gaming system and method	11/30/2004
6,843,720	Apparatus and method for dispensing prizes	1/18/2005
6,857,804	Vertically mounted modular printer system	2/22/2005
6,857,961	Method, apparatus and article for evaluating card games, such as blackjack	2/22/2005
6,863,611	Two wire exchange system	3/8/2005
6,866,265	Movable gaming machine tray	3/15/2005

	6,871,194	Interaction prediction system and method	3/22/2005
	6,875,107	Method and system for increasing player participation of a gaming device	4/5/2005
	6,887,154	Shared progressive gaming system and method	5/3/2005
	6,896,180	System and method for securely storing and controlling the dispensing of a payout	5/24/2005
	6,896,617	Multi-reel slot machine with selectable reel play	5/24/2005
	6,896,620	Lockable security cabinet for casino game controllers	5/24/2005
	6,899,625	Countdown game for a gaming device	5/31/2005
	6,899,626	Apparatus and method for dispensing prizes	5/31/2005
	6,908,384	Voucher-based terminals for use in a gaming system	6/21/2005
	6,913,331	Gaming cabinet footrests	7/5/2005
	6,916,246	Voucher-based player terminals for use in a gaming system	7/12/2005
	6,923,721	Apparatus and method for maintaining game state	8/2/2005
	6,942,571	Gaming device with directional and speed control of mechanical reels using touch screen	9/13/2005
	6,958,014	Lottery-style on-demand ticket system and method	10/25/2005
	6,958,015	Movable gaming machine tray	10/25/2005
	6,964,612	Method, apparatus and article for evaluating card games, such as blackjack	11/15/2005
	6,991,544	Method, apparatus and article for hierarchical wagering	1/31/2006
	7,000,921	System and method for playing a bonus game	2/21/2006
	7,004,837	Cashless gaming apparatus, system, and method of use	2/28/2006
	7,011,309	Method and apparatus for monitoring casinos and gaming	3/14/2006
	7,021,624	Gaming device with multiple spinning wheels and method	4/4/2006
D	519,571	Shaped top box for gaming machines	4/25/2006

D	519,572	Shaped top box for gaming machines	4/25/2006
D	519,573	Shaped top box for gaming machines	4/25/2006
D	519,574	Shaped top box for gaming machines	4/25/2006
D	519,575	Shaped top box for gaming machines	4/25/2006
D	519,576	Shaped top box for gaming machines	4/25/2006
	7,035,626	Remote gaming using cell phones with location and identity restrictions	4/25/2006
D	520,074	Shaped top box for gaming machines	5/2/2006
D	520,075	Shaped top box for gaming machines	5/2/2006
D	521,077	Shaped top box for gaming machines	5/16/2006
D	522,589	Shaped top box for gaming machines	6/6/2006
	7,059,966	Networked multiple bingo game system	6/13/2006
D	525,316	Shaped top box for gaming machines	7/18/2006
	7,077,747	Voucher-based gaming system	7/18/2006
D	526,686	Combined bolster and printer for gaming machines	8/15/2006
	7,092,838	Method and apparatus for the analysis and optimization of variability in nanometer technologies	8/15/2006
	7,100,916	Indicator wheel system	9/5/2006
	7,103,356	Method of operating a money game means	9/5/2006
	7,108,602	Multi-reel slot machine with selectable reel play	9/19/2006
	7,108,606	Lockable security cabinet for casino game controllers	9/19/2006
	7,118,476	Lottery gaming with merchandising prizes	10/10/2006
	7,128,645	Modified poker with bonus match card	10/31/2006
	7,137,889	System and method for using time-sensitive tickets as player awards in gaming machines	11/21/2006
	7,158,968	Database query system and method	1/2/2007

	7,191,417	Method and apparatus for optimization of digital integrated circuits using detection of bottlenecks	3/13/2007
	7,192,347	Game machine having a plurality of ways for a user to obtain payouts based on the appearance of any and all symbols within an active symbol matrix	3/20/2007
D	539,854	Gaming machine	4/3/2007
	7,216,867	Gaming device with multiple spinning wheels and method	5/15/2007
D	543,247	Universal button module	5/22/2007
	7,221,367	Queue management system and method	5/22/2007
RE	39,659	Gaming device with multiple spinning wheels and method	5/29/2007
	7,244,182	Two wire exchange system	7/17/2007
	7,247,098	Combination fingerprint reader and I/O devices for gaming machines	7/24/2007
D	549,785	Wide-screen gaming machine	8/28/2007
D	550,297	Universal button module	9/4/2007
D	550,298	Universal button module	9/4/2007
D	550,299	Universal button module	9/4/2007
D	550,300	Universal button module	9/4/2007
D	550,301	Universal button module	9/4/2007
D	550,302	Universal button module	9/4/2007
D	550,303	Universal button module	9/4/2007
D	550,304	Universal button module	9/4/2007
D	550,305	Universal button module	9/4/2007
	7,278,068	Method and system for providing power-hit tolerant state machines and data storage	10/2/2007
	7,278,635	Game apparatus with rotary indicator and bonus multiplier	10/9/2007
	7,281,979	Interactive keno gaming system and method	10/16/2007

	7,285,049	Universal overlay games in an electronic gaming environment	10/23/2007
D	556,268	Universal button module	11/27/2007
D	558,277	Universal button module	12/25/2007
	7,311,304	Game apparatus with multiple moving elements	12/25/2007
	7,314,324	Vertically mounted modular printer system	1/1/2008
	7,316,395	Enhanced reel strip and method for assembling same	1/8/2008
	7,316,615	Method and apparatus for monitoring casinos and gaming	1/8/2008
D	560,255	Universal button module	1/22/2008
	7,320,641	Method and system for increasing player participation of a gaming device	1/22/2008
	7,322,885	Lottery game tickets as prizes in games of chance	1/29/2008
	7,324,705	Image distortion system and method	1/29/2008
D	561,268	User interface bezel	2/5/2008
D	561,269	User interface bezel	2/5/2008
D	561,843	User interface bezel	2/12/2008
D	562,410	Universal button module	2/19/2008
D	562,912	Gaming machine topper	2/26/2008
	7,335,101	Electroluminescent display for gaming machines	2/26/2008
	7,338,361	Interactive gaming system and method	3/4/2008
	7,338,365	Interactive poker gaming system and method	3/4/2008
	7,338,372	Reconfigurable gaming machine	3/4/2008
	7,344,136	System and method for playing a bonus game	3/18/2008
	7,351,144	Bonus game using a subset of reels	4/1/2008
	7,351,151	Gaming board set and gaming kernel for game cabinets	4/1/2008
	7,361,089	Multi-reel slot machine with selectable reel play	4/22/2008
D	567,881	User interface bezel	4/29/2008

D	568,414	User interface bezel	5/6/2008
	7,374,491	Gaming machine with space efficient configuration and multiple pin deck latch and intuitive ticket redemption system	5/20/2008
	7,377,850	Gaming device having multiple bonuses acting independently or simultaneously	5/27/2008
D	572,314	Dual wide-screen gaming machine	7/1/2008
	7,404,765	Determining gaming information	7/29/2008
	7,416,484	Simulated bonus method in finite-pool award system	8/26/2008
	7,419,425	Shared secondary game station and system	9/2/2008
D	577,077	Wedge-shaped gaming machine	9/16/2008
	7,425,176	Simulated poker with bonus wheel adder	9/16/2008
	7,427,234	Method, apparatus and article for hierarchical wagering	9/23/2008
	7,437,147	Remote gaming using cell phones with location and identity restrictions	10/14/2008
D	579,500	Multiplayer gaming machine	10/28/2008
	7,448,626	Systems, methods and articles to facilitate playing card games	11/11/2008
	7,467,404	System and method for distributing software licenses	12/16/2008
	7,479,065	System and method for an enhanced gaming device	1/20/2009
	7,481,707	Bingo bonusing system and method	1/27/2009
	7,497,362	Printer tear bar and presenter system	3/3/2009
	7,510,186	Systems, methods and articles to facilitate delivery of playing cards	3/31/2009
	7,510,194	Playing cards with separable components	3/31/2009
	7,513,401	Printer tear bar and presenter system	4/7/2009

	7,523,156	Method and system for electronic scheduling for playback of media contents	4/21/2009
	7,523,937	Device for use in playing card handling system	4/28/2009
D	595,783	Multi-station gaming machine	7/7/2009
D	596,678	Slant-top gaming machine	7/21/2009
	7,562,873	Variably bound secondary or bonus game play for games of chance	7/21/2009
D	597,144	Gaming machine layout	7/28/2009
	7,575,234	Wireless monitoring of playing cards and/or wagers in gaming	8/18/2009
	7,588,251	System and method for playing a poker game	9/15/2009
D	601,637	Gaming machine display enclosure	10/6/2009
	7,625,279	On-demand ticket system	12/1/2009
	7,627,668	Contact center data visualization system and method	12/1/2009
	7,631,872	Method for playing a matching game	12/15/2009
	7,668,726	Data visualisation system and method	2/23/2010
	7,682,244	High granularity promotion-based awards and use in gaming environments	3/23/2010
D	613,802	Gaming machine	4/13/2010
	7,699,697	Bonus game simulating auctions	4/20/2010
	7,707,242	Internet browser-based gaming system and method for providing browser operations to a non-browser enabled gaming network	4/27/2010
	7,713,121	Shared progressive gaming system and method	5/11/2010
	7,717,425	Method for manufacturing an enhanced reel strip and gaming machine	5/18/2010
	7,721,006	Meta-message set with real-time and database aspects	5/18/2010

7,727,064	Interactive bingo gaming system and method	6/1/2010
7,727,069	Embedded reel games with progressives	6/1/2010
7,727,072	Shared secondary game station and system	6/1/2010
7,730,198	UDP broadcast for user interface in a download and configuration gaming method	6/1/2010
7,730,325	Verification system and method	6/1/2010
7,736,226	Method for increasing base game play in a casino using a jackpot or progressive prize	6/15/2010
7,736,227	Apparatus and method for dispensing prizes	6/15/2010
7,736,236	Method, apparatus and article for evaluating card games, such as blackjack	6/15/2010
7,743,163	Download and data transfer gaming system	6/22/2010
7,747,743	Contact center data visualization system and method	6/29/2010
7,749,076	System and method for an alterable storage media in a gaming machine	7/6/2010
7,753,779	Gaming chip communication system and method	7/13/2010
7,753,798	Systems, methods, and devices for monitoring card games, such as baccarat	7/13/2010
7,758,413	Method for manufacturing on-demand lottery tickets	7/20/2010
7,762,885	Prize redemption system for games executed over a wide area network	7/27/2010
7,766,329	Wheel indicator and ticket dispenser apparatus	8/3/2010
7,766,745	Accounting system	8/3/2010
7,770,891	Method for providing multi-game reel strips	8/10/2010
7,770,893	Method, apparatus and article for evaluating card games, such as blackjack	8/10/2010

	7,771,272	Systems and methods for monitoring activities on a gaming table	8/10/2010
	7,775,870	Arcade game	8/17/2010
	7,775,888	Gaming device having a movable top box	8/17/2010
	7,780,534	Methods and gaming devices having a movable top box	8/24/2010
	7,783,881	Gaming device verification system and method using a file allocation structure	8/24/2010
	7,788,390	Data transfer system and method	8/31/2010
	7,794,319	Bingo game system and method	9/14/2010
	7,798,898	Game for using remainder and partial credits	9/21/2010
D	624,604	Gaming machine top box	9/28/2010
	7,803,047	Method for managing accounting	9/28/2010
	7,806,766	Voucher gaming system and method	10/5/2010
	7,806,770	Gaming machine having a mounting assembly for a flat panel display	10/5/2010
D	625,368	Gaming machine display enclosure	10/12/2010
	7,819,741	Slot machine with a second wheel game	10/26/2010
	7,823,883	Wheel indicator and ticket dispenser apparatus	11/2/2010
	7,824,252	Mechanical wheel indicator with sound effects	11/2/2010
	7,828,647	System and method for using time-sensitive tickets as player awards in gaming machines	11/9/2010
	7,832,727	Illuminated wheel indicators	11/16/2010
	7,836,302	Device verification system and method	11/16/2010
	7,857,698	Multiple primary games for a gaming device	12/28/2010
	7,862,418	Voucher gaming systems and methods	1/4/2011
	7,862,435	Service enhancing power supply system for gaming machines	1/4/2011

7,874,903	Modified poker with bonus match card	1/25/2011
7,878,506	Wheel indicators	2/1/2011
7,896,735	Player gaming console, gaming machine, networked gaming system and method	3/1/2011
7,905,780	User interface system and method	3/15/2011
7,905,784	Method, apparatus and article for evaluating card games, such as blackjack	3/15/2011
7,907,729	Rollback attack prevention system and method	3/15/2011
7,922,175	Multi-mode wheel and pointer indicators	4/12/2011
7,922,176	Wheel indicator and progressive bonus means	4/12/2011
7,937,464	Download progress management gaming method	5/3/2011
7,938,401	Gaming machine including a matching game	5/10/2011
7,938,723	Multiple primary games for a gaming device	5/10/2011
7,942,732	Wagering game and method having a simultaneous multi-play feature	5/17/2011
7,942,736	Path or flow based bonus game	5/17/2011
7,950,661	Wireless monitoring of a card game and/or wagers in gaming	5/31/2011
7,950,999	User interface system and method for a gaming machine	5/31/2011
7,967,675	Fixed pool bonus method and apparatus	6/28/2011
7,967,682	Wireless gaming environment	6/28/2011
7,972,209	Gaming system having progressive tournaments and weighting	7/5/2011
7,972,212	Gaming method having dynamically changing image reel symbols	7/5/2011
7,976,022	Video wheel indicator	7/12/2011
7,976,373	Apparatus for providing amusement	7/12/2011

	7,976,376	Methods for providing amusement	7/12/2011
	7,997,580	Variably bound secondary game method	8/16/2011
	7,997,980	Voucher gaming system	8/16/2011
	8,001,258	Data transfer system and method	8/16/2011
	8,002,637	Method for retrofitting an extended display device to an existing gaming machine assembly	8/23/2011
	8,006,977	Wheel indicator and progressive bonus apparatus	8/30/2011
	8,012,021	Gaming machine having a molded curved display	9/6/2011
D	646,336	Unified image display for a pair of video terminals including gaming machines	10/4/2011
D	646,337	Unified image display for a video terminal including a gaming machine	10/4/2011
	8,038,153	Systems, methods and articles to facilitate playing card games	10/18/2011
	8,038,519	Raffle game system and method	10/18/2011
	8,038,534	Networked multiple bingo game system	10/18/2011
	8,047,910	Gaming machines having rhythmic reels	11/1/2011
	8,047,914	Player verification system	11/1/2011
	8,051,196	Download and data transfer gaming method	11/1/2011
	8,052,148	Wheel indicator and progressive bonus means	11/8/2011
	8,052,518	Networked gaming system	11/8/2011
	8,052,519	Systems, methods and articles to facilitate lockout of selectable odds/advantage in playing card games	11/8/2011
	8,055,955	Gaming machine with power-hit tolerant data storage	11/8/2011
	8,057,297	Networked gaming system with player-centric rewards	11/15/2011
	8,057,305	Gaming system having dynamically changing image reel symbols	11/15/2011

8,061,714	Gaming machine game including a matching game	11/22/2011
8,062,125	High granularity promotion-based awards and use in gaming environments	11/22/2011
8,062,134	Browser manager for a networked gaming system and method	11/22/2011
8,064,478	Hybrid network system and method	11/22/2011
8,065,394	Local game-area network method	11/22/2011
8,066,563	Method for enhancing winning outcomes in a reel spinning game	11/29/2011
8,066,566	Reconfigurable gaming machine	11/29/2011
8,070,592	System for providing multi-game reel strips	12/6/2011
8,070,605	Multi-area progressive gaming system	12/6/2011
8,074,987	Systems and methods for processing playing cards collected from a gaming table	12/13/2011
8,075,389	Gaming device having one or more shared award-modifier reels	12/13/2011
8,075,391	Game and method having a perceived skill feature	12/13/2011
8,075,406	Inter-game communications in multi-machine gaming system and method	12/13/2011
8,083,594	Service enhancing power supply system for gaming machines	12/27/2011
8,087,998	Player-centric gaming rewards methods	1/3/2012
8,088,009	Method for managing gaming devices	1/3/2012
8,090,772	Separable URL gaming system	1/3/2012
8,092,307	Network gaming system	1/10/2012
8,096,554	Wheel indicator and ticket dispenser apparatus	1/17/2012
8,100,401	Multi-mode wheel and pointer indicators	1/24/2012

8,100,750	Gaming machine with virtual user interface	1/24/2012
8,100,753	Systems, methods and articles to facilitate playing card games with selectable odds	1/24/2012
8,105,155	Method for implementing loss limits	1/31/2012
8,109,825	Enhanced mechanical reel gaming system with touch controls	2/7/2012
8,109,826	Voucher gaming player terminal	2/7/2012
8,113,952	Embedded reel games with progressives	2/14/2012
8,113,956	System for managing gaming devices	2/14/2012
8,118,677	Device identification	2/21/2012
8,123,605	Games, gaming machines, systems and method having an accumulation/matching bonus	2/28/2012
8,128,495	Method for interacting a display with mechanical reels	3/6/2012
8,131,829	Gaming machine collection and management	3/6/2012
8,135,793	Download progress management gaming system	3/13/2012
8,137,176	Configurable displays used, for example in gaming machines	3/20/2012
8,137,182	System for animating mechanical reels on a gaming machine	3/20/2012
8,137,183	Method for animating mechanical reels on a gaming machine	3/20/2012
8,137,185	Gaming machine having a curved display	3/20/2012
8,137,200	Networked gaming system having a browser manager	3/20/2012
8,157,645	System and method for providing a bonus with multiple remote inputs	4/17/2012
8,157,648	Accounting system	4/17/2012
8,160,893	Data visualization system and method	4/17/2012

8,165,294	Rollback attack prevention system and method	4/24/2012
8,167,723	Reconfigurable gaming display and system	5/1/2012
8,171,150	Data transfer system and method	5/1/2012
8,171,155	Download and data transfer gaming method	5/1/2012
8,171,275	ROM BIOS based trusted encrypted operating system	5/1/2012
8,172,661	Variable payout percentage gaming device and methods of using the same	5/8/2012
8,172,676	System for managing accounting	5/8/2012
8,172,683	Network gaming system	5/8/2012
8,177,638	Gaming machine having a curved display with a video switcher and touch router system	5/15/2012
8,182,334	Partial credits cashout system	5/22/2012
8,187,077	Wagering game having multiple award components	5/29/2012
8,187,086	Partial credits cashout method	5/29/2012
8,191,121	Methods and systems for controlling access to resources in a gaming network	5/29/2012
8,192,277	Systems, methods and articles to enhance play at gaming tables with bonuses	6/5/2012
8,192,283	Networked gaming system including a live floor view module	6/5/2012
8,195,825	UDP broadcast for user interface in a download and configuration gaming method	6/5/2012
8,195,826	UDP broadcast for user interface in a download and configuration gaming method	6/5/2012
8,201,229	User authorization system and methods	6/12/2012
8,235,784	Method for initiating a group play feature on a plurality of casino games	8/7/2012

8,235,788	Integrated display and input system	8/7/2012
8,235,791	Community lines game apparatus	8/7/2012
8,235,792	Game method using community lines	8/7/2012
8,235,794	Gaming system having gaming machines with projected or polarized image reel symbols	8/7/2012
8,235,795	Gaming method having gaming machines with projected or polarized image reel symbols	8/7/2012
8,235,806	Raffle game system and method	8/7/2012
8,235,807	System for managing accounting	8/7/2012
8,235,821	Progressive controller and TCP/IP in gaming system	8/7/2012
8,241,105	Gaming device with multiple spinning wheels and method	8/14/2012
8,241,106	Game with community lines	8/14/2012
8,241,113	Games, gaming machines, systems and method having a horserace bonus feature	8/14/2012
8,241,117	Accounting system	8/14/2012
8,241,123	Video switcher and touch router method for a gaming machine	8/14/2012
8,241,124	Gaming machine having a curved display with a video switcher and touch router system	8/14/2012
8,246,436	Bonus games coordinated over network	8/21/2012
8,246,439	Tournament qualification and characteristics in a gaming system	8/21/2012
8,246,448	Gaming machine with player-centric rewards	8/21/2012
8,246,452	Wagering game, gaming machine and networked gaming system and method with a multiple-progressive wheel game and associated methods	8/21/2012

8,251,799	Gaming machine and method having a perceived skill component	8/28/2012
8,251,803	Overlapping progressive jackpots	8/28/2012
8,251,808	Game transaction module interface to single port printer	8/28/2012
8,257,180	Reconfigurable gaming display and system	9/4/2012
8,259,596	Method for managing IP addresses in a network gaming environment	9/4/2012
8,259,597	System for managing IP addresses in a network gaming environment	9/4/2012
8,260,946	UDP broadcast for user interface in a download and configuration gaming method	9/4/2012
8,266,213	Apparatus, method, and system to provide a multiple processor architecture for server-based gaming	9/11/2012
8,267,763	Select and drag method for a gaming machine	9/18/2012
8,267,772	Gaming machines having rhythmic reels	9/18/2012
8,271,671	UDP broadcast for a user interface in a download and configuration gaming method	9/18/2012
8,272,935	Gaming system with a select and drag feature	9/25/2012
8,272,945	Game related systems, methods, and articles that combine virtual and physical elements	9/25/2012
8,272,957	Gaming machine having a curved display and related gaming systems	9/25/2012
8,272,963	Reconfigurable gaming machine	9/25/2012
8,275,848	System and method for one-way delivery of notifications from server-to-clients using modified multicasts	9/25/2012
8,282,478	System and method for a player to commit to limitations with biometrical enforcement	10/9/2012

	8,285,034	Apparatus, method and article for evaluating a stack of objects in an image	10/9/2012
	8,292,739	Gaming system having dynamically changing image reel symbols	10/23/2012
	8,298,066	Game method using community reels	10/30/2012
	8,298,067	Game system including community reels	10/30/2012
	8,308,546	Apparatus for providing amusement	11/13/2012
	8,308,562	Biofeedback for a gaming device, such as an electronic gaming machine (EGM)	11/13/2012
	8,313,371	Method and apparatus for awarding component prizes in a gaming environment	11/20/2012
	8,316,145	Data transfer system and method	11/20/2012
	8,317,588	Apparatus for providing amusement	11/27/2012
	8,317,601	Bonus game points in a gaming environment	11/27/2012
	8,317,608	Gaming device having hard drive based media and related methods	11/27/2012
	8,317,609	Method, apparatus and system for determining the presence of a user at a device such as a gaming machine	11/27/2012
	8,317,620	Tournament gaming systems	11/27/2012
	8,317,626	Inter-game communications in multi-machine gaming system and method	11/27/2012
	8,321,571	Local game-area network method	11/27/2012
	8,323,093	Enhanced reel gaming system with touch controls	12/4/2012
	8,323,111	Method for managing gaming devices	12/4/2012
	8,340,980	Data visualisation system and method	12/25/2012
D	673,622	Gaming machine top display	1/1/2013

8,342,533	Systems, methods and articles to facilitate playing card games with multi-compartment playing card receivers	1/1/2013
8,342,932	Systems, methods and articles to facilitate playing card games with intermediary playing card receiver	1/1/2013
8,342,935	Integrated display and input system	1/1/2013
8,342,948	System, apparatus and method for saving game state and for utilizing game states on different gaming devices	1/1/2013
8,347,280	System and method for validating download or configuration assignment for an EGM or EGM collection	1/1/2013
8,347,303	Apparatus, method, and system to provide a multi-core processor for an electronic gaming machine (EGM)	1/1/2013
8,348,755	Power winners processing system	1/8/2013
8,348,759	User interface system and method for a gaming machine	1/8/2013
8,353,761	Progressive game and processing system thereof	1/15/2013
8,360,869	Power winners processing engine	1/29/2013
8,371,923	Gaming machine having a simulated musical interface	2/12/2013
8,371,929	Gaming method having dynamically changing image reel symbols	2/12/2013
8,371,934	Self configuring progressive jackpot award systems	2/12/2013
8,371,935	Wagering game, gaming machine and networked gaming system and method with a multiple-progressive wheel game and associated methods	2/12/2013
8,366,109	System and method to handle playing cards, employing elevator mechanism	2/5/2013

8,366,539	Method for enhancing winning outcomes in a reel spinning game	2/5/2013
8,366,541	Gaming machine with virtual user interface	2/5/2013
8,366,542	Networked gaming system with enterprise accounting methods and apparatus	2/5/2013
8,371,923	Gaming machine having a simulated musical interface	2/12/2013
8,371,929	Gaming method having dynamically changing image reel symbols	2/12/2013
8,371,934	Self configuring progressive jackpot award systems	2/12/2013
8,371,935	Wagering game, gaming machine and networked gaming system and method with a multiple-progressive wheel game and associated methods	2/12/2013
8,371,942	System for managing gaming devices	2/12/2013
8,371,942	System for managing gaming devices	2/12/2013
8,371,944	Progressive controller and TCP/IP in a gaming system	2/12/2013
8,376,846	Kiosk system and method for a gaming machine	2/19/2013
8,376,847	Embedded reel games with progressives	2/19/2013
8,382,584	Networked gaming system with enterprise accounting methods and apparatus	2/26/2013
8,382,586	Power winners processing method	2/26/2013
8,386,627	UDP broadcast for a user interface in a download and configuration gaming method	2/26/2013

8,371,944	Progressive controller and TCP/IP in a gaming system	2/12/2013
8,376,846	Kiosk system and method for a gaming machine	2/19/2013
8,376,847	Embedded reel games with progressives	2/19/2013

8,382,584	Networked gaming system with enterprise accounting methods and apparatus	2/26/2013
8,382,586	Power winners processing method	2/26/2013
8,386,627	UDP broadcast for a user interface in a download and configuration gaming method	2/26/2013
8,392,506	Networked gaming system including a location monitor and dispatcher using personal data keys	3/5/2013
8,392,707	Gaming network	3/5/2013

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
1,000,000 Degrees	United States of America	Bally Gaming, Inc.	Registered	77584611	02-Oct-2008	3606043	14-Apr-2009
1,000,000 Pennies	United States of America	Bally Gaming, Inc.	Registered	76315102	20-Sep-2001	2722380	03-Jun-2003
24 Karat	United States of America	Bally Gaming International, Inc.	Renewed	75183238	16-Oct-1996	2108954	28-Oct-1997
5 Riches	United States of America	Bally Gaming, Inc.	Pending	85868587	06-Mar-2013
777 Blazing	United States of America	Bally Gaming, Inc.	Registered	85325292	19-May-2011	4049404	01-Nov-2011
777 Collect	United States of America	Bally Gaming, Inc.	Registered	77135924	20-Mar-2007	3351363	11-Dec-2007
888 Blazing	United States of America	Bally Gaming, Inc.	Registered	85325275	19-May-2011	4049403	01-Nov-2011
Ace On The Deal	United States of America	Bally Gaming International, Inc.	Registered	78616429	25-Apr-2005	3303677	02-Oct-2007
Acorn Pixie	United States of America	Bally Gaming, Inc.	Published	85714811	28-Aug-2012
Acorn’s Fortune	United States of America	Bally Gaming, Inc.	Registered	85432402	26-Sep-2011	4203613	04-Sep-2012
ACSC Advanced Casino Systems Corporation	United States of America	Bally Gaming International, Inc.	Registered	76216639	26-Feb-2001	2898515	02-Nov-2004
Alaskan Dawn	United States of America	Bally Gaming, Inc.	Pending	85837859	31-Jan-2013
Alaskan Sun	United States of America	Bally Gaming International, Inc.	Registered	78744025	31-Oct-2005	3295276	18-Sep-2007
Alice and the Scattered Hearts	European Community	Bally Gaming, Inc.	Registered	009671595	20-Jan-2011	009671595	28-Jun-2011
Alice and the Scattered Hearts	United States of America	Bally Gaming, Inc.	Registered	85226041	25-Jan-2011	4172478	10-Jul-2012
All About Money	European Community	Bally Gaming, Inc.	Pending	009671793	20-Jan-2011
All About Money	United States of America	Bally Gaming, Inc.	Registered	85034505	10-May-2010	3988343	05-Jul-2011
All that Jazz!	United States of America	Bally Gaming, Inc.	Registered	85332790	27-May-2011	4250850	27-Nov-2012
All the Marbles	United States of America	Bally Gaming, Inc.	Allowed	85375511	19-Jul-2011
Alliance Gaming	Costa Rica	AGC	Registered			32547978	08-Jan-2001
Alliance Gaming	United States of America	AGC	Renewed	74633292	13-Feb-1995	1944254	26-Dec-1995
Almost Midnight	United States of America	Bally Gaming, Inc.	Pending	85815195	03-Jan-2013
Aloha Delight	Australia	Bally Gaming, Inc.	Pending	1514051	13-Sep-2012
Aloha Delight	United States of America	Bally Gaming, Inc.	Registered	85204441	22-Dec-2010	4110002	06-Mar-2012
Aloha Island	United States of America	Bally Gaming, Inc.	Registered	85204442	22-Dec-2010	4110003	06-Mar-2012
Alpha (2)(a2) Multilink	United States of America	Bally Gaming, Inc.	Allowed	85481521	28-Nov-2011
Alpha 2	New Zealand	Bally Gaming, Inc.	Pending	849770
Alpha 2	Australia	Bally Gaming, Inc.	Pending	1450009	22-Sep-2011
Alpha 2	European Community	Bally Gaming, Inc.	Registered	009671851	20-Jan-2011	009671851	02-Dec-2011
Alpha Elite	United States of America	Bally Gaming International, Inc.	Registered	78860474	12-Apr-2006	3386726	19-Feb-2008
Alpha Game Platform	United States of America	Sierra Design Group	Registered	76526148	16-Jun-2003	2915672	04-Jan-2005
Alpha Pro	United States of America	Bally Gaming, Inc.	Registered	77872579	13-Nov-2009	3982210	21-Jun-2011
Alpha Team Four	United States of America	Bally Gaming, Inc.	Registered	77926399	02-Feb-2010	4122264	03-Apr-2012

March 22, 2013 - Page 1 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
Amazing Wins	United States of America	Bally Gaming, Inc.	Registered	85227728	27-Jan-2011	4012571	16-Aug-2011
Amazon Fortune	United States of America	Bally Gaming, Inc.	Published	85714900	28-Aug-2012
Amber Rays	United States of America	Bally Gaming, Inc.	Registered	85227767	27-Jan-2011	4012573	16-Aug-2011
American Original	Mexico	Bally Gaming, Inc.	Pending	1132213	05-Nov-2010
American Original	Mexico	Bally Gaming, Inc.	Pending	1132182	05-Nov-2010
American Original	European Community	Bally Gaming, Inc.	Pending	009671892	20-Jan-2011
American Treasures	United States of America	Bally Gaming, Inc.	Registered	85313822	05-May-2011	4049378	01-Nov-2011
Ancient Pyramids	United States of America	Bally Gaming, Inc.	Pending	85589389	04-Apr-2012
Ancient Relics	United States of America	Bally Gaming, Inc.	Pending	85837838	31-Jan-2013
Ancient Wonders	United States of America	Bally Gaming, Inc.	Registered	77134752	19-Mar-2007	3347618	04-Dec-2007
Angel Wings	United States of America	Bally Gaming, Inc.	Pending	85785370	21-Nov-2012
Arabian Fortunes	United States of America	Bally Gaming, Inc.	Published	85743125	01-Oct-2012
Arctic Aces	United States of America	Bally Gaming, Inc.	Pending	85849374	13-Feb-2013
Asian Treasures	United States of America	Bally Gaming, Inc.	Registered	85225971	25-Jan-2011	3998227	19-Jul-2011
Aussie Gold	United States of America	Bally Gaming, Inc.	Registered	85152118	13-Oct-2010	4150945	29-May-2012
Aussie Gold	Australia	Bally Gaming, Inc.	Registered	1390814	27-Oct-2010	1390814	27-Oct-2010
Aztec Dawn	United States of America	Bally Gaming, Inc.	Pending	85795777	05-Dec-2012
B C Curve	United States of America	Bally Gaming, Inc.	Allowed	85661173	25-Jun-2012
Bacchus Gold	European Community	Bally Gaming, Inc.	Registered	009671926	20-Jan-2011	009671926	28-Jun-2011
Bacchus Gold	United States of America	Bally Gaming, Inc.	Registered	85028995	03-May-2010	3994919	12-Jul-2011
Bacchus Gold	Australia	Bally Gaming, Inc.	Registered	1381547	03-Sep-2010	1381547	03-Sep-2010
Balboa’s Discovery	United States of America	Bally Gaming, Inc.	Pending	85785396	21-Nov-2012
Balloon Festival	United States of America	Bally Gaming, Inc.	Allowed	85563458	07-Mar-2012
Bally	Argentina	Bally Gaming, Inc.	Registered	2944334	14-Sep-2009	2375379	09-Jun-2010
Bally	Argentina	Bally Gaming, Inc.	Registered	2944336	14-Sep-2009	2375381	09-Jun-2010
Bally	Ecuador	Bally Gaming, Inc.	Registered	219417	18-Sep-2009	2366-11	28-Jan-2011
Bally	Ecuador	Bally Gaming, Inc.	Registered	219418	18-Sep-2009	1737-11	15-Dec-2010
Bally	Namibia	Bally Gaming, Inc.	Registered	1997/1500	24-Oct-1997	1997/1500	24-Oct-1997
Bally	Argentina	Bally Gaming, Inc.	Renewed	2392157	09-Feb-1989	1903208	30-Sep-1992
Bally (stylized)	Mexico	Bally Gaming, Inc.	Registered	960360	10-Sep-2008	1148880	10-Sep-2008
Bally Gaming	Venezuela	Bally Gaming, Inc.	Pending	199950	01-Jan-2008
Bally Gaming	British Columbia	Bally Gaming, Inc.	Pending	02-108.148	28-Nov-2002
Bally Gaming	British Columbia	Bally Gaming, Inc.	Pending	02-108.154	28-Nov-2002
Bally Gaming	British Columbia	Bally Gaming, Inc.	Pending	02-108.157	28-Nov-2002
Bally Gaming	British Columbia	Bally Gaming, Inc.	Pending	02-108.160	28-Nov-2002
Bally Gaming	Russian Federation	Bally Gaming International, Inc.	Pending	2406813549	18-Oct-2003
Bally Gaming	Mexico	Bally Gaming, Inc.	Registered	247032	01-Nov-1995	534,342	01-Nov-1995

March 22, 2013 - Page 2 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
Bally Gaming	Venezuela	Bally Gaming, Inc.	Registered	2001-150	08-Jan-2001	P-237083	12-Apr-2002
Bally Gaming	Ecuador	Bally Gaming, Inc.	Registered	62,680/95	31-Oct-1995	2086-99	15-Sep-1999
Bally Gaming	Japan	Bally Gaming, Inc.	Registered	123846/95	29-Nov-1995	4135122	10-Apr-1998
Bally Gaming	Russian Federation	Bally Gaming International, Inc.	Registered	2003723325	26-Nov-2003	283959	26-Nov-2003
Bally Gaming	New Zealand	Bally Gaming International, Inc.	Registered	255077	24-Oct-1995	255077	24-Oct-1995
Bally Gaming	Peru	Bally Gaming International, Inc.	Registered	046605	16-Dec-1997	046605	16-Jun-1998
Bally Gaming	Russian Federation	Bally Gaming International, Inc.	Registered	2003723324	26-Nov-2003	277766	26-Nov-2003
Bally Gaming	South Africa	Bally Gaming International, Inc.	Registered	95/14325	26-Oct-1995	95/14325	26-Oct-1995
Bally Gaming	Switzerland	Bally Gaming International, Inc.	Registered	00758/2001	24-Jan-2001	485141	28-Jun-2001
Bally Gaming	United Kingdom	Bally Gaming International, Inc.	Registered	2045130	01-Nov-1995	2045130	01-Nov-1995
Bally Gaming	Uruguay	Bally Gaming International, Inc.	Registered	282397	03-Nov-1995	282397	09-Jun-1997
Bally Gaming	Benelux	Bally Gaming International, Inc.	Registered	80,151	31-Oct-1995	586207	31-Oct-1995
Bally Gaming	Brazil	Bally Gaming International, Inc.	Registered	819140465	08-Mar-1995	819140465	17-Nov-1998
Bally Gaming	Costa Rica	Bally Gaming International, Inc.	Registered	107900	24-May-1996	107900	11-Jun-1998
Bally Gaming	Greece	Bally Gaming International, Inc.	Registered	127004	15-Nov-1995	127004	15-Nov-1995
Bally Gaming	Argentina	Bally Gaming, Inc.	Renewed	2950412	01-Nov-1995	2424776	12-Oct-1999
Bally Gaming	Spain	Bally Gaming International, Inc.	Renewed	2390402	26-Dec-1995	2390402	30-Mar-2001
Battle for the Crown	United States of America	Bally Gaming, Inc.	Pending	85815172	03-Jan-2013
Beach Party	United States of America	Bally Gaming, Inc.	Pending	85815182	03-Jan-2013
Beat the Heat	United States of America	Bally Gaming, Inc.	Allowed	85563426	07-Mar-2012
Bee Lucky	United States of America	Bally Gaming, Inc.	Registered	85425227	16-Sep-2011	4203595	04-Sep-2012
Beijing Treasures	United States of America	Bally Gaming, Inc.	Registered	85265209	11-Mar-2011	4158764	12-Jun-2012
Better Off Ed	United States of America	Bally Gaming, Inc.	Pending	85642846	04-Jun-2012
Bewildered	United States of America	Bally Gaming, Inc.	Pending	85785367	21-Nov-2012
Big Sevens	Australia	Bally Gaming, Inc.	Pending	1393552	10-Nov-2010

March 22, 2013 - Page 3 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
Big Vegas	United States of America	Bally Gaming, Inc.	Registered	85301631	21-Apr-2011	4162234	19-Jun-2012
Black & White	United States of America	Bally Gaming, Inc.	Registered	85313683	05-May-2011	4049376	01-Nov-2011
Black & White Sevens	United States of America	Bally Gaming, Inc.	Registered	85435857	29-Sep-2011	4153470	05-Jun-2012
Black and White 7s	Australia	Bally Gaming, Inc.	Registered	1381558	03-Sep-2010	1381558	03-Sep-2010
Black and White Sevens	Mexico	Bally Gaming, Inc.	Registered	1132214	05-Nov-2010	1261440	20-Jan-2012
Black and White Sevens	Mexico	Bally Gaming, Inc.	Registered	1132184	05-Nov-2010	1261438	20-Jan-2012
Black Gold	Australia	Bally Gaming, Inc.	Pending	1381559	03-Sep-2010
Black Gold	France	Bally Gaming International, Inc.	Registered	11259	22-Mar-1990	1582085	15-Nov-1990
Black Gold	United States of America	Bally Gaming International, Inc.	Renewed	73831263	13-Oct-1989	1629270	25-Dec-1990
Black Gold Black	United States of America	Bally Gaming, Inc.	Registered	85314878	06-May-2011	4053198	08-Nov-2011
Black Gold Black (words & design)	United States of America	Bally Gaming International, Inc.	Renewed	74022285	24-Jan-1990	1627332	11-Dec-1990
Black Gold Black and Design	France	Bally Gaming International, Inc.	Registered	11795	20-Jun-1990	1634060	16-Jul-1991
Black Star	European Community	Bally Gaming, Inc.	Registered	009671975	20-Jan-2011	009671975	25-Nov-2011
Black Star	United States of America	Bally Gaming, Inc.	Registered	85028980	03-May-2010	3994917	12-Jul-2011
Blazing 777 & Design	Canada	Bally Gaming, Inc.	Renewed	765822	04-Oct-1994	TMA484,296	20-Oct-1997
Blazing 777 (words & design)	United States of America	Bally Gaming International, Inc.	Renewed	74523332	03-May-1994	1894972	23-May-1995
Blazing 7777’s & Design	New Zealand	Bally Gaming International, Inc.	Registered	255149	26-Oct-1995	255149	28-Apr-1997
Blazing 777’s & Design	Australia	Bally Gaming, Inc.	Registered	676374	26-Oct-1995	676374	26-Oct-1995
Blazing 777’s & Design	South Africa	Bally Gaming International, Inc.	Registered	95-14327	26-Oct-1995	95-14327	26-Oct-1995
Blazing 777’s & Design	France	Bally Gaming International, Inc.	Renewed	95/594857	27-Oct-1995	95594856	27-Oct-1995
Blazing 7s	Australia	Bally Gaming, Inc.	Pending	1381560	03-Sep-2010
Blazing Dragons	United States of America	Bally Gaming, Inc.	Registered	85164003	28-Oct-2010	4165295	26-Jun-2012
Blazing Dragons	European Community	Bally Gaming, Inc.	Registered	009672023	20-Jan-2011	009672023	28-Jun-2011
Blazing Inferno	United States of America	Bally Gaming, Inc.	Pending	85837937	31-Jan-2013
Blazing Peppers	United States of America	Bally Gaming, Inc.	Published	85714669	28-Aug-2012
Blazing Sevens	Mexico	Bally Gaming, Inc.	Registered	1132215	05-Nov-2010	1209518	30-Mar-2011
Blazing Sevens	Mexico	Bally Gaming, Inc.	Registered	1132185	05-Nov-2010	1209594	18-Mar-2011
Blazing Sevens	European Community	Bally Gaming, Inc.	Registered	009672049	20-Jan-2011	009672049	28-Jun-2011
Blazing Sevens Hot Shots	European Community	Bally Gaming, Inc.	Registered	010787877	05-Apr-2012	010787877	05-Sep-2012
Blazing Stars	United States of America	Bally Gaming, Inc.	Registered	85324883	19-May-2011	4049402	01-Nov-2011

March 22, 2013 - Page 4 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
Blazing Sun	United States of America	Bally Gaming, Inc.	Registered	85028966	03-May-2010	3994916	12-Jul-2011
Blue Oasis	United States of America	Bally Gaming, Inc.	Published	85734955	21-Sep-2012
Boiling Over	United States of America	Sierra Design Group	Registered	76545055	16-Sep-2003	2916988	11-Jan-2005
Bollywood Fantastic	United States of America	Bally Gaming, Inc.	Allowed	85285589	04-Apr-2011
Bonus Frenzy	United States of America	Bally Gaming, Inc.	Registered	85470811	11-Nov-2011	4161380	19-Jun-2012
Bonus Sevens	United States of America	Bally Gaming International, Inc.	Registered	78218881	25-Feb-2003	2973043	19-Jul-2005
Bonus Strike	United States of America	Bally Gaming, Inc.	Published	85589394	04-Apr-2012
Bonus Strike 5	United States of America	Bally Gaming, Inc.	Allowed	85563436	07-Mar-2012
Boxcar Bonus	United States of America	Bally Gaming International, Inc.	Renewed	78619446	28-Apr-2005	3079778	11-Apr-2006
Breakthrough Free Games	United States of America	Bally Gaming, Inc.	Registered	85428606	21-Sep-2011	4195922	21-Aug-2012
Bullseye Bonus	United States of America	Bally Gaming, Inc.	Registered	85028974	03-May-2010	4242410	13-Nov-2012
Burger Run	United States of America	Bally Gaming, Inc.	Registered	85251200	24-Feb-2011	4026219	13-Sep-2011
Buried Treasure	Australia	Bally Gaming, Inc.	Registered	1390844	27-Oct-2010	1390844	27-Oct-2010
Buried Treasures	Mexico	Bally Gaming, Inc.	Registered	1132217	05-Nov-2010	1209519	30-Mar-2011
Buried Treasures	Mexico	Bally Gaming, Inc.	Registered	1132187	05-Nov-2010	1207595	18-Mar-2011
Buried Treasures	United States of America	Bally Gaming, Inc.	Registered	85311164	03-May-2011	4272849	08-Jan-2013
Burnout Bonus	United States of America	Bally Gaming, Inc.	Published	85770721	02-Nov-2012
Burnout Free Games Bonus	United States of America	Bally Gaming, Inc.	Published	85734933	21-Sep-2012
Butterfly Bonanza	United States of America	Bally Gaming, Inc.	Registered	85432399	26-Sep-2011	4203612	04-Sep-2012
Butterfly Fairy	United States of America	Bally Gaming, Inc.	Published	85714798	28-Aug-2012
By The Bay	United States of America	Bally Gaming, Inc.	Pending	85837989	31-Jan-2013
Ca$h Canyon	United States of America	Bally Gaming, Inc.	Pending	85868636	06-Mar-2013
Ca$h Wheel	United States of America	Bally Gaming, Inc.	Registered	77845570	09-Oct-2009	3908987	18-Jan-2011
Cairo Dreams	United States of America	Bally Gaming International, Inc.	Registered	78639443	27-May-2005	3357251	18-Dec-2007
Calamity Jane	United States of America	Bally Gaming, Inc.	Allowed	85225995	25-Jan-2011
Cape Lookout	United States of America	Bally Gaming, Inc.	Pending	85837898	31-Jan-2013
Cash Adventure	United States of America	Bally Gaming International, Inc.	Registered	77126717	09-Mar-2007	3343255	27-Nov-2007
Cash Connection	United States of America	Bally Gaming, Inc.	Registered	85428654	21-Sep-2011	4203601	04-Sep-2012
Cash Cruise	United States of America	Bally Gaming, Inc.	Registered	85284312	01-Apr-2011	4272795	08-Jan-2013
Cash Eclipse	United States of America	Bally Gaming, Inc.	Registered	77731919	07-May-2009	4202676	04-Sep-2012
Cash For Life	Argentina	Bally Gaming International, Inc.	Pending	2411229	02-Mar-2006
Cash For Life	European Community	Bally Gaming International, Inc.	Registered	3032356	04-Feb-2003	3032356	04-Feb-2003

March 22, 2013 - Page 5 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
Cash For Life	Peru	Bally Gaming International, Inc.	Registered	172748		88815	05-Mar-2020
Cash For Life	Russian Federation	Bally Gaming International, Inc.	Registered	2002706543	20-Mar-2002	254394	02-Sep-2003
Cash For Life	Brazil	Bally Gaming International, Inc.	Registered	825388295	21-Mar-2003	825388295	24-Jul-2007
Cash For Life	France	Bally Gaming International, Inc.	Registered		03-Feb-2002	023154445	19-Mar-2002
Cash Hogs	United States of America	Bally Gaming, Inc.	Pending	85815174	03-Jan-2013
Cash Meteor	United States of America	Bally Gaming, Inc.	Registered	85312453	04-May-2011	4053181	08-Nov-2011
Cash Mountain	Mexico	Bally Gaming, Inc.	Registered	1132218	05-Nov-2010	1209520	30-Mar-2011
Cash Mountain	Mexico	Bally Gaming, Inc.	Registered	1132188	05-Nov-2010	1207596	18-Mar-2011
Cash Mountain	Australia	Bally Gaming, Inc.	Registered	1390962	27-Oct-2010	1390962	27-Oct-2010
Cash Slide	United States of America	Bally Gaming, Inc.	Allowed	85204372	22-Dec-2010
Cash Spin	Australia	Bally Gaming, Inc.	Pending	1393597	10-Nov-2010
Cash Spin	Mexico	Bally Gaming, Inc.	Registered	1132219	05-Nov-2010	1209521	18-Mar-2011
Cash Spin	Mexico	Bally Gaming, Inc.	Registered	1132190	05-Nov-2010	1207597	30-Mar-2011
Cash Spin	European Community	Bally Gaming, Inc.	Registered	009672081	20-Jan-2011	009672081	01-Sep-2011
Cash Spin	New Zealand	Bally Gaming, Inc.	Registered	834214	12-Feb-2010	834214	12-Feb-2010
Cash Wave	United States of America	Bally Gaming, Inc.	Registered	85301623	21-Apr-2011	4158921	12-Jun-2012
Cash Wizard	United States of America	Bally Gaming, Inc.	Registered	77845535	09-Oct-2009	3990705	05-Jul-2011
Cash Wizard Tiki Magic	United States of America	Bally Gaming, Inc.	Pending	85657186	20-Jun-2012
Cash’M If You Can	United States of America	Bally Gaming, Inc.	Allowed	85585525	30-Mar-2012
Casino Critters	United States of America	Bally Gaming, Inc.	Allowed	85621106	09-May-2012
Casino Merchandising Technology	United States of America	Sierra Design Group	Registered	76311622	10-Sep-2001	2888168	28-Sep-2004
Celestial Garden	United States of America	Bally Gaming, Inc.	Pending	85785378	21-Nov-2012
Celtic Myst	United States of America	Bally Gaming, Inc.	Pending	85838000	31-Jan-2013
Challenge Connection	United States of America	Bally Gaming, Inc.	Pending	85867741	05-Mar-2013
Challenge Connection	United States of America	Bally Gaming, Inc.	Pending	85734944	21-Sep-2012
Champions of Rome	United States of America	Bally Gaming, Inc.	Pending	85868540	06-Mar-2013
Chimney Stacks	United States of America	Bally Gaming, Inc.	Registered	85375532	19-Jul-2011	4211337	18-Sep-2012
Chimney Stacks	European Community	Bally Gaming, Inc.	Registered	10185155	09-Aug-2011	10185155	21-Dec-2011
CHIMNEY STACKS	Australia	Bally Gaming, Inc.	Registered	1441600	09-Aug-2011	1441600	09-Aug-2011
China River	United States of America	Bally Gaming, Inc.	Allowed	85466527	07-Nov-2011
Chinese Kitchen	United States of America	Bally Gaming, Inc.	Registered	85329232	24-May-2011	4080053	03-Jan-2012
Chinese Zodiac	United States of America	Bally Gaming, Inc.	Allowed	85563434	07-Mar-2012
Choco Choco	United States of America	Bally Gaming, Inc.	Allowed	85259291	07-Mar-2011
CMP	European Community	Bally Gaming, Inc.	Registered	009672122	20-Jan-2011	009672122	28-Jun-2011

March 22, 2013 - Page 6 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
Code of the Ancients	United States of America	Bally Gaming, Inc.	Registered	85375508	19-Jul-2011	4280436	22-Jan-2013
Code Red	United States of America	Bally Gaming, Inc.	Registered	85124967	08-Sep-2010	4122527	03-Apr-2012
Comedy	United States of America	Sierra Design Group	Registered	76472894	09-Dec-2002	2897816	26-Oct-2004
Compudigm	Malaysia	Bally Technologies, Inc.	Registered	01001147	19-Dec-2008	01001147	19-Dec-2008
Compudigm	Malaysia	Bally Technologies, Inc.	Registered	01001146	19-Dec-2008	01001146	19-Dec-2008
Compudigm	European Community	Bally Technologies, Inc.	Registered	001765619	20-Jul-2000	001765619	05-Oct-2001
Compudigm	United States of America	Bally Technologies, Inc.	Registered	78506230	26-Oct-2004	3067705	14-Mar-2006
Conqueror of Jewels	United States of America	Bally Gaming, Inc.	Published	85714683	28-Aug-2012
Coolsign	Canada	Bally Gaming, Inc.	Registered	1127518	09-Jan-2002	TMA650573	18-Oct-2005
Coolsign	European Community	Bally Gaming, Inc.	Registered	002536688	16-Jan-2002	2536688	03-Jul-2003
Coolsign	United States of America	Bally Gaming International, Inc.	Registered	78080921	23-Aug-2001	2792837	09-Dec-2003
Coolsign	United States of America	Bally Gaming International, Inc.	Renewed	75795847	08-Sep-1999	2466541	03-Jul-2001
Copper Dropper	United States of America	Bally Gaming, Inc.	Registered	77736157	13-May-2009	3722032	08-Dec-2009
Cosmic Piggy	United States of America	Bally Gaming, Inc.	Published	85756950	17-Oct-2012
Crazy Cash	European Community	Bally Gaming, Inc.	Registered	009672131	20-Jan-2011	009672131	14-Sep-2011
Crazy Winners	United States of America	Bally Gaming, Inc.	Registered	77735123	12-May-2009	3908700	18-Jan-2011
Crimson Rose	United States of America	Bally Gaming, Inc.	Pending	85837834	31-Jan-2013
Crystal Bay	United States of America	Bally Gaming, Inc.	Published	85734950	21-Sep-2012
Crystal Fox	United States of America	Bally Gaming, Inc.	Allowed	85546418	17-Feb-2012
Crystal Spider	United States of America	Bally Gaming, Inc.	Pending	85849365	13-Feb-2013
Cubana	United States of America	Bally Gaming, Inc.	Registered	85382843	27-Jul-2011	4203482	04-Sep-2012
Cupid & Psyche	United States of America	Bally Gaming, Inc.	Allowed	85684778	23-Jul-2012
Cupid’s Revenge	United States of America	Bally Gaming, Inc.	Allowed	85714656	28-Aug-2012
Dante’s Diamonds	United States of America	Bally Gaming, Inc.	Published	85756959	17-Oct-2012
Dante’s Lava Lounge	United States of America	Bally Gaming, Inc.	Registered	85313799	05-May-2011	4076661	27-Dec-2011
Desert Oasis	Australia	Bally Gaming, Inc.	Registered	1390977	27-Oct-2010	1390977	27-Oct-2010
Desert Oasis	United States of America	Bally Gaming, Inc.	Registered	85438136	03-Oct-2011	4146618	22-May-2012
Devilicious	United States of America	Bally Gaming, Inc.	Allowed	85425221	16-Sep-2011
Diamond Heat	United States of America	Bally Gaming, Inc.	Allowed	85546431	17-Feb-2012
Diamond Line	United States of America	Bally Gaming, Inc.	Registered	85329247	24-May-2011	4053245	08-Nov-2011
Diamond Line Frenzy	United States of America	Bally Gaming International, Inc.	Renewed	78643627	03-Jun-2005	3090347	09-May-2006
Diamond Millions	United States of America	Bally Gaming, Inc.	Pending	85815192	03-Jan-2013
Diamond Peak	European Community	Bally Gaming, Inc.	Registered	009672163	20-Jan-2011	009672163	28-Jun-2011
Diamond Peak	United States of America	Bally Gaming, Inc.	Registered	85077091	02-Jul-2010	4096803	07-Feb-2012
Diamond Winners	Australia	Bally Gaming, Inc.	Registered	676373	26-Oct-1995	676373	26-Oct-1995

March 22, 2013 - Page 7 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
Diamond Winners	New Zealand	Bally Gaming International, Inc.	Registered	255078	24-Oct-1995	255078	11-Dec-1998
Diamond Winners	South Africa	Bally Gaming International, Inc.	Registered	95-14326	26-Oct-1995	95-14326	26-Oct-1995
Diamond WInners	France	Bally Gaming International, Inc.	Renewed	95594862	27-Oct-1995	95594862	27-Oct-1995
Diamonds	United States of America	Sierra Design Group	Registered	76314174	19-Sep-2001	2935672	29-Mar-2005
Diamonds	United States of America	Sierra Design Group	Registered	76315105	20-Sep-2001	3024940	13-Dec-2005
Diamonds	United States of America	Sierra Design Group	Registered	76329234	24-Oct-2001	2935673	29-Mar-2005
Diamonds & Devils	United States of America	Bally Gaming, Inc.	Registered	85312602	04-May-2011	4049374	01-Nov-2011
Diamonds & Gems	United States of America	Bally Gaming, Inc.	Allowed	85432395	26-Sep-2011
Diamonds & Gems	Australia	Bally Gaming, Inc.	Registered	1450667	27-Sep-2011	1450667	27-Sep-2011
Diamonds and Gems	New Zealand	Bally Gaming, Inc.	Published	850064
Diamonds and Pearls	United States of America	Bally Gaming, Inc.	Registered	85329258	24-May-2011	4049411	01-Nov-2011
Diamonds of the Sea	United States of America	Bally Gaming, Inc.	Pending	85869019	06-Mar-2013
Directional Wilds	United States of America	Bally Gaming, Inc.	Allowed	85428586	21-Sep-2011
DMK	Spain	Bally Gaming, Inc.	Registered		29-Apr-1992	1698807	04-Sep-1995
DMK	Benelux	Bally Gaming, Inc.	Registered	776075	18-Feb-1992	509803
DMK	South Africa	Bally Gaming International, Inc.	Registered		20-Feb-1992	92/1419	15-Apr-1994
DMK	France	Bally Gaming International, Inc.	Registered			92416632
DMK	Greece	Bally Gaming International, Inc.	Registered		03-Mar-1992	108.012	17-Jan-1995
Dolphin’s Tale	United States of America	Bally Gaming, Inc.	Published	85756953	17-Oct-2012
Domino Train	United States of America	Bally Gaming, Inc.	Registered	77595601	18-Oct-2008	3822620	20-Jul-2010
Double Diablo	European Community	Bally Gaming, Inc.	Registered	010261188	29-Aug-2011	010261188	10-Jan-2012
Double Diablo (colored word picture mark)	European Community	Bally Gaming, Inc.	Pending		30-Aug-2011
Double Dragon	United States of America	Bally Gaming, Inc.	Registered	85311498	03-May-2011	4053173	08-Nov-2011
Double Dynamo 7s	United States of America	Bally Gaming, Inc.	Registered	85329276	24-May-2011	4053246	08-Nov-2011
Double Fruit	United States of America	Bally Gaming, Inc.	Registered	77831424	21-Sep-2009	3911989	25-Jan-2011
Double Jackpot Ninja Star	United States of America	Bally Gaming, Inc.	Registered	77830225	18-Sep-2009	3911980	25-Jan-2011
Double Joker	European Community	Bally Gaming, Inc.	Published	009672239	20-Jan-2011
Double Samurai	United States of America	Bally Gaming, Inc.	Registered	77830221	18-Sep-2009	3911979	25-Jan-2011
Down Under	Australia	Bally Gaming, Inc.	Pending	1381571	03-Sep-2010
Dragon Attack	United States of America	Bally Gaming, Inc.	Pending	85849370	13-Feb-2013
Dragon Drop	United States of America	Bally Gaming, Inc.	Allowed	85329308	24-May-2011

March 22, 2013 - Page 8 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
Dragon Drop	Australia	Bally Gaming, Inc.	Registered	1393555	10-Nov-2010	1393555	10-Nov-2010
Dragon Drop	New Zealand	Bally Gaming, Inc.	Registered	842708	26-May-2011	842708	26-May-2011
Dragon Drop	Macau	Bally Gaming, Inc.	Registered	058019	18-Jul-2011	058019	27-Oct-2011
Dragon Wheel	United States of America	Bally Gaming, Inc.	Registered	85152098	13-Oct-2010	4183858	31-Jul-2012
Dragon Wonder	United States of America	Bally Gaming, Inc.	Registered	85164034	28-Oct-2010	4165296	26-Jun-2012
Dragons Peak	United States of America	Bally Gaming, Inc.	Allowed	85664782	28-Jun-2012
DualVision	European Community	Bally Gaming, Inc.	Registered	009672288	20-Jan-2011	009672288	28-Jun-2011
Dualvision	United States of America	Bally Gaming, Inc.	Registered	85365985	07-Jul-2011	4093905	31-Jan-2012
Dutchman’s Gold	European Community	Bally Gaming, Inc.	Registered	009672312	20-Jan-2011	009672312	28-Jun-2011
Dutchman’s Gold	United States of America	Bally Gaming, Inc.	Registered	85070939	24-Jun-2010	4050261	01-Nov-2011
Early Retirement	United States of America	Bally Gaming International, Inc.	Registered	77126788	09-Mar-2007	3343257	27-Nov-2007
Eastern Promise	United States of America	Bally Gaming, Inc.	Pending	85837829	31-Jan-2013
Easy Cash Eddy	United States of America	Bally Gaming, Inc.	Registered	85375502	19-Jul-2011	4172919	10-Jul-2012
Easy Pickins	United States of America	Bally Gaming, Inc.	Allowed	85589384	04-Apr-2012
Electro 7’s	United States of America	Bally Gaming, Inc.	Registered	77831427	21-Sep-2009	4029307	20-Sep-2011
Elite Bonusing Suite	Australia	Bally Gaming, Inc.	Pending	1450018	22-Sep-2011
Elite Bonusing Suite	New Zealand	Bally Gaming, Inc.	Published	849774	22-Sep-2011
Emerald Falls	European Community	Bally Gaming, Inc.	Registered	009672338	20-Jan-2011	009672338	28-Jun-2011
Emerald Falls	United States of America	Bally Gaming, Inc.	Registered	77944225	24-Feb-2010	3990878	05-Jul-2011
Emerald Falls	Australia	Bally Gaming, Inc.	Registered	1381544	03-Sep-2010	1381544	03-Sep-2010
Emerald Treasures	United States of America	Bally Gaming, Inc.	Registered	85251186	24-Feb-2011	4026218	13-Sep-2011
Emperor’s Gold	United States of America	Bally Gaming, Inc.	Registered	77731987	07-May-2009	3908693	18-Jan-2011
Emperor’s Sword	United States of America	Bally Gaming, Inc.	Registered	77830219	18-Sep-2009	3911978	25-Jan-2011
Extra Money	United States of America	Bally Gaming, Inc.	Registered	85281624	30-Mar-2011	4162137	19-Jun-2012
Fairy Play	United States of America	Bally Gaming, Inc.	Registered	85178370	16-Nov-2010	3989531	05-Jul-2011
Fairy Play	Australia	Bally Gaming, Inc.	Registered	1390987	27-Oct-2010	1390987	27-Oct-2010
Fairy Song	United States of America	Bally Gaming, Inc.	Published	85714789	28-Aug-2012
Fairy Tree	United States of America	Bally Gaming, Inc.	Published	85714782	28-Aug-2012
Fantastic 8s	United States of America	Bally Gaming, Inc.	Allowed	85664779	28-Jun-2012
Feathered Friends	United States of America	Bally Gaming, Inc.	Pending	85633656	23-May-2012
Fire Hose	Australia	Bally Gaming, Inc.	Registered	1393565	10-Nov-2010	1393565	10-Nov-2010
Fire Moon	United States of America	Bally Gaming, Inc.	Published	85714774	28-Aug-2012
Fireball	Mexico	Bally Gaming, Inc.	Pending	1132220	05-Nov-2010
Fireball	Mexico	Bally Gaming, Inc.	Registered	1132192	05-Nov-2010	1206728	15-Mar-2011
Fireball	European Community	Bally Gaming, Inc.	Registered	009672353	20-Jan-2011	009672353	28-Jun-2011
Firebird	United States of America	Bally Gaming, Inc.	Registered	77601567	27-Oct-2008	3716667	24-Nov-2009
Firebird Studios	United States of America	Bally Gaming, Inc.	Registered	77926391	02-Feb-2010	4125957	10-Apr-2012

March 22, 2013 - Page 9 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
Fish’n For Loot	United States of America	Bally Gaming, Inc.	Registered	85356057	24-Jun-2011	4172885	10-Jul-2012
Fixin’ to Win	United States of America	Bally Gaming, Inc.	Registered	77135735	20-Mar-2007	3347683	04-Dec-2007
Flippin Wild	United States of America	Bally Gaming, Inc.	Registered	85204350	22-Dec-2010	4106692	28-Feb-2012
Flipping Chips	United States of America	Sierra Design Group	Registered	76512658	05-Aug-2003	2897908	26-Oct-2004
Florida Dice	United States of America	Sierra Design Group	Registered	76582073	10-Mar-2004	3086785	11-Oct-2005
Flying Carpet	Australia	Bally Gaming, Inc.	Registered	1381553	03-Sep-2010	1381553	03-Sep-2010
Flying Carpet	Mexico	Bally Gaming, Inc.	Registered	977810	08-Dec-2008	1086633	03-Dec-2008
Flying Carpet	United States of America	Bally Gaming, Inc.	Registered	77287073	24-Sep-2007	3818827	13-Jul-2010
Flying Lanterns	Australia	Bally Gaming, Inc.	Registered	1390988	27-Oct-2010	1390988	27-Oct-2010
Forest Nymph	United States of America	Bally Gaming, Inc.	Published	85714756	28-Aug-2012
Forest Wild	United States of America	Bally Gaming, Inc.	Registered	85470846	11-Nov-2011	4121993	03-Apr-2012
Forget Me Not	United States of America	Bally Gaming, Inc.	Pending	85837975	31-Jan-2013
Fort Wild	United States of America	Bally Gaming, Inc.	Registered	85225992	25-Jan-2011	4110075	06-Mar-2012
Fortune 8’s	United States of America	Bally Gaming International, Inc.	Registered	77079182	09-Jan-2007	3521278	21-Oct-2008
Fortune Fish	United States of America	Bally Gaming, Inc.	Published	85770734	02-Nov-2012
Free Games Fever	United States of America	Bally Gaming, Inc.	Registered	85462944	02-Nov-2011	4269456	01-Jan-2013
Free Rangers	Mexico	Bally Gaming, Inc.	Registered	1132221	05-Nov-2010	1209523	30-Mar-2011
Free Rangers	Mexico	Bally Gaming, Inc.	Registered	1132193	05-Nov-2010	1207598	18-Mar-2011
Freedom Pays	United States of America	Bally Gaming, Inc.	Registered	85324799	19-May-2011	4077045	27-Dec-2011
Fu Zai Yan Qian	United States of America	Bally Gaming, Inc.	Allowed	85569648	14-Mar-2012
FU ZAI YAN QIAN	Australia	Bally Gaming, Inc.	Pending	1449640	21-Sep-2011
Fu Zai Yan Qian	New Zealand	Bally Gaming, Inc.	Registered	849682	26-May-2011	849682	26-May-2011
Fu Zai Yan Quan	New Zealand	Bally Gaming, Inc.	Registered	842748	26-May-2011	842748	26-May-2011
Fu Zai Yan Quan	Macau	Bally Gaming, Inc.	Registered	058031	18-Jul-2011	058031	27-Oct-2011
Fu Zai Yan Quan (Chinese)	Macau	Bally Gaming, Inc.	Registered	059244	05-Sep-2011	059244	27-Feb-2012
Game Maker	Mexico	Bally Gaming, Inc.	Registered	247033	01-Nov-1995	554260	30-Jul-1997
Game Maker	Panama	Bally Gaming, Inc.	Registered	79191	22-Jan-1996	79191	22-Jan-1996
Game Maker	Switzerland	Bally Gaming, Inc.	Registered	00759/2001	24-Jan-2001	485142	24-Jan-2001
Game Maker	Australia	Bally Gaming, Inc.	Registered	676372	26-Oct-1995	676372	26-Oct-1995
Game Maker	United Kingdom	Bally Gaming, Inc.	Registered	2045136	01-Nov-1995	2045136	01-Nov-1995
Game Maker	United Kingdom	Bally Gaming, Inc.	Registered	2109546	01-Nov-1995	2109546	09-Sep-1996
Game Maker	Uruguay	Bally Gaming, Inc.	Registered	282396	03-Nov-1995	405091	07-Sep-1999
Game Maker	Benelux	Bally Gaming, Inc.	Registered	80.150	31-Oct-1995	586206	31-Oct-1995
Game Maker	Ecuador	Bally Gaming, Inc.	Registered	62678	31-Oct-1995	2030-97	06-Aug-1997
Game Maker	Argentina	Bally Gaming, Inc.	Registered	2007261	01-Nov-1995	1627750	04-Mar-1997
Game Maker	Japan	Bally Gaming, Inc.	Registered	10-051536	17-Jun-1998	4353867	21-Jan-2000

March 22, 2013 - Page 10 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
Game Maker	Arizona	Bally Gaming International, Inc.	Registered	30800163	23-Oct-1995	036405	23-Oct-1995
Game Maker	Colorado	Bally Gaming International, Inc.	Registered	28300068	20-Oct-1995	951129599	20-Oct-1995
Game Maker	Louisiana	Bally Gaming International, Inc.	Registered	28100352	04-Oct-1995		04-Oct-1995
Game Maker	Mississippi	Bally Gaming International, Inc.	Registered	28900894	06-Nov-1995		06-Nov-1995
Game Maker	Nevada	Bally Gaming International, Inc.	Registered	29600489	21-Nov-2000		21-Nov-1995
Game Maker	New Jersey	Bally Gaming International, Inc.	Registered	30000594	24-Oct-1995	13689	24-Oct-1995
Game Maker	New Mexico	Bally Gaming International, Inc.	Registered	29600210	06-Dec-1995	TK95120604	06-Dec-1995
Game Maker	New Zealand	Bally Gaming International, Inc.	Registered	255079	24-Oct-1995	255079	29-Sep-1998
Game Maker	South Africa	Bally Gaming International, Inc.	Registered	95-14328	26-Oct-1995	95/14328	26-Oct-1995
Game Maker	Brazil	Bally Gaming International, Inc.	Registered	819140457	08-Mar-1996	819140457	17-Nov-1998
Game Maker	Costa Rica	Bally Gaming International, Inc.	Registered	107841	24-May-1996	107841	11-Jun-1998
Game Maker	Greece	Bally Gaming International, Inc.	Registered	127005	15-Nov-1995	127005	17-Mar-1998
Game Maker	Spain	Bally Gaming, Inc.	Renewed	2003573	26-Dec-1995	2003573	05-Jun-1996
Game Maker	Canada	Bally Gaming, Inc.	Renewed	795400	02-Nov-1995	TMA469,718	27-Jan-1997
Game Maker	France	Bally Gaming International, Inc.	Renewed	95/594863	27-Oct-1995	95594863	27-Oct-1995
Game Maker	Germany	Bally Gaming International, Inc.	Renewed	657672	20-Jun-1996	657672	20-Jun-1996
Gameflix	United States of America	Bally Gaming, Inc.	Allowed	85258200	04-Mar-2011
Gamekeeper	Canada	Bally Gaming, Inc.	Registered	836832	17-Feb-1997	TMA489,537	09-Feb-1998
GameMaker	United States of America	Bally Gaming, Inc.	Registered	77506965	24-Jun-2008	3569763	03-Feb-2009
Gamemaker HD	Mexico	Bally Gaming, Inc.	Pending	1132222	05-Nov-2010
Gamemaker HD	Mexico	Bally Gaming, Inc.	Registered	1132194	05-Nov-2010	1207599	18-Mar-2011
Gamepoint	Canada	Bally Gaming, Inc.	Registered	752189	13-Apr-1994	TMA475,774	06-May-1997
Gaucho Gold	European Community	Bally Gaming, Inc.	Registered	009672387	20-Jan-2011	009672387	28-Jun-2011
Gaucho’s Gold	United States of America	Bally Gaming, Inc.	Registered	85034659	10-May-2010	3982582	21-Jun-2011

March 22, 2013 - Page 11 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
Gems of Fire	United States of America	Bally Gaming, Inc.	Registered	85411798	31-Aug-2011	4203568	04-Sep-2012
Genie’s Gold	United States of America	Bally Gaming, Inc.	Allowed	85664742	28-Jun-2012
Get Rich on Route 66	United States of America	Bally Gaming, Inc.	Pending	85869014	06-Mar-2013
Gifts from the Gods	Mexico	Bally Gaming, Inc.	Registered	1132223	05-Nov-2010	1209855	31-Mar-2011
Gifts from the Gods	Mexico	Bally Gaming, Inc.	Registered	1132195	05-Nov-2010	1207600	18-Mar-2011
Ginger Wilde	United States of America	Bally Gaming, Inc.	Pending	85837877	31-Jan-2013
Give A Hoot	United States of America	Bally Gaming, Inc.	Pending	85837909	31-Jan-2013
Glacier Wild	United States of America	Bally Gaming, Inc.	Registered	85470857	11-Nov-2011	4121994	03-Apr-2012
Glitter Ball	United States of America	Bally Gaming, Inc.	Allowed	85642851	04-Jun-2012
Goddess of Wealth	United States of America	Bally Gaming, Inc.	Registered	85375546	19-Jul-2011	4211338	18-Sep-2012
Gold Bug	Mexico	Bally Gaming, Inc.	Pending	1132224	05-Nov-2010
Gold Bug	Mexico	Bally Gaming, Inc.	Pending	1132196	05-Nov-2010
Gold Bug	Australia	Bally Gaming, Inc.	Registered	1390990	27-Oct-2010	1390990	27-Oct-2010
Gold Bug	United States of America	Bally Gaming, Inc.	Registered	85425969	19-Sep-2011	4128853	17-Apr-2012
Gold Bug Free Rangers	United States of America	Bally Gaming, Inc.	Registered	77907345	07-Jan-2010	3829617	03-Aug-2010
Gold Down Under	Australia	Bally Gaming, Inc.	Registered	1390991	27-Oct-2010	1390991	27-Oct-2010
Gold Mine	Australia	Bally Gaming, Inc.	Pending	1390992	27-Oct-2010
Gold Mine	Mexico	Bally Gaming, Inc.	Registered	1132225	05-Nov-2010	1209856	31-Mar-2011
Gold Mine	Mexico	Bally Gaming, Inc.	Registered	1132198	05-Nov-2010	1262964	26-Jan-2012
Gold Nuggets	United States of America	Bally Gaming, Inc.	Registered	85241905	14-Feb-2011	4132907	24-Apr-2012
Gold on the Bayou	European Community	Bally Gaming, Inc.	Registered	009672395	20-Jan-2011	009672395	28-Jun-2011
Gold on the Bayou	United States of America	Bally Gaming, Inc.	Registered	85028954	03-May-2010	4158298	12-Jun-2012
Gold Rush	United States of America	Bally Gaming, Inc.	Registered	85258182	04-Mar-2011	4258317	11-Dec-2012
Gold Vault	United States of America	Bally Gaming, Inc.	Registered	85226035	25-Jan-2011	4143761	15-May-2012
Goldbeard’s Treasure	United States of America	Bally Gaming, Inc.	Registered	85245430	17-Feb-2011	4026029	13-Sep-2011
Golden 8s	United States of America	Bally Gaming, Inc.	Registered	85245483	17-Feb-2011	4111086	13-Mar-2012
Golden Bell	United States of America	Bally Gaming, Inc.	Registered	85325887	20-May-2011	4049407	01-Nov-2011
GOLDEN EMPIRE	Australia	Bally Gaming, Inc.	Registered	1382571	09-Sep-2010	1382571	09-Sep-2010
Golden Flash	United States of America	Bally Gaming, Inc.	Registered	85028989	03-May-2010	3994918	12-Jul-2011
Golden Fleece	United States of America	Bally Gaming, Inc.	Registered	77442176	07-Apr-2008	3818923	13-Jul-2010
Golden Lanterns	Australia	Bally Gaming, Inc.	Registered	1390993	27-Oct-2010	1390993	27-Oct-2010
Golden Monkey	United States of America	Bally Gaming International, Inc.	Registered	78819915	21-Feb-2006	3299810	25-Sep-2007
Golden Nile	Macau	Bally Gaming, Inc.	Registered	058023	18-Jul-2011	058023	27-Oct-2011
Golden Pharaoh	European Community	Bally Gaming, Inc.	Registered	009672429	20-Jan-2011	009672429	28-Jun-2011
Golden Pharaoh	United States of America	Bally Gaming, Inc.	Registered	77944229	24-Feb-2010	4046095	25-Oct-2011
Golden Reef	European Community	Bally Gaming, Inc.	Registered	009672452	20-Jan-2011	009672452	28-Jun-2011
Golden Reef	United States of America	Bally Gaming, Inc.	Registered	77926412	02-Feb-2010	3994672	12-Jul-2011

March 22, 2013 - Page 12 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
Golden Scarab	United States of America	Bally Gaming, Inc.	Allowed	85546392	17-Feb-2012
Golden Sceptre	United States of America	Bally Gaming, Inc.	Registered	77734171	11-May-2009	3838877	24-Aug-2010
Golden Tone	United States of America	Bally Gaming, Inc.	Allowed	85664756	28-Jun-2012
Golden Treasure	United States of America	Bally Gaming, Inc.	Registered	77508886	26-Jun-2008	3655721	14-Jul-2009
Golden Wheels	United States of America	Bally Gaming, Inc.	Registered	77845636	09-Oct-2009	3901698	04-Jan-2011
Golden Winners	United States of America	Bally Gaming, Inc.	Allowed	85332819	27-May-2011
Grand Slam	Germany	Bally Gaming International, Inc.	Registered		29-Oct-1990	2005058	15-Oct-1991
Green & Gold	United States of America	Bally Gaming, Inc.	Registered	85398027	15-Aug-2011	4272988	08-Jan-2013
GREEN DRAGON	Australia	Bally Gaming, Inc.	Registered	1427292	26-May-2011	1427292	26-May-2011
Green Dragon	New Zealand	Bally Gaming, Inc.	Registered	842712	26-May-2011	842712	26-May-2011
Green Dragon, Red Dragon	Macau	Bally Gaming, Inc.	Registered	058027	18-Jul-2011	058027	27-Oct-2011
Green Dragon, Red Dragon (Chinese)	Macau	Bally Gaming, Inc.	Registered	059927	20-Sep-2011	059927	27-Feb-2012
GridIron	United States of America	Sierra Design Group	Registered	78164363	16-Sep-2002	2896355	19-Oct-2004
Groovy Louey	United States of America	Bally Gaming, Inc.	Published	85756955	17-Oct-2012
Groovy Machine	United States of America	Bally Gaming, Inc.	Registered	85311528	03-May-2011	4104636	28-Feb-2012
GTM	United States of America	Bally Gaming, Inc.	Registered	77221799	03-Jul-2007	3385138	19-Feb-2008
Hammer Head	United States of America	Bally Gaming, Inc.	Registered	77926408	02-Feb-2010	3994671	12-Jul-2011
Hand of the Devil	United States of America	Bally Gaming, Inc.	Allowed	85466520	07-Nov-2011
Hand of the Devil	New Zealand	Bally Gaming, Inc.	Registered	852062	08-Nov-2011	852062	08-Nov-2011
Hand of the Devil	Australia	Bally Gaming, Inc.	Registered	1458092	08-Nov-2011	1458092	08-Nov-2011
Hatch the Ca$h	United States of America	Bally Gaming, Inc.	Registered	85314957	06-May-2011	4053199	08-Nov-2011
Hatch the Cash	Mexico	Bally Gaming, Inc.	Registered	1132226	05-Nov-2010	1209857	31-Mar-2011
Hatch the Cash	Mexico	Bally Gaming, Inc.	Registered	1132199	05-Nov-2010	1207601	18-Mar-2011
Hatch the Cash	Australia	Bally Gaming, Inc.	Registered	1390994	27-Oct-2010	1390994	27-Oct-2010
Havana Cubana	United States of America	Bally Gaming, Inc.	Registered	85382841	27-Jul-2011	4203481	04-Sep-2012
Heavenly Empress	United States of America	Bally Gaming, Inc.	Allowed	85481545	28-Nov-2011
Hera’s Gold	United States of America	Bally Gaming, Inc.	Allowed	85563442	07-Mar-2012
Hidden Paradise	United States of America	Bally Gaming, Inc.	Registered	77734253	11-May-2009	4214273	25-Sep-2012
Hidden Riches	United States of America	Bally Gaming, Inc.	Registered	77134711	19-Mar-2007	3347615	04-Dec-2007
Hidden Riches	United Kingdom	Bally Gaming International, Inc.	Registered			2405305	31-Oct-2005
Hidden Treasures	Russian Federation	Bally Gaming International, Inc.	Registered			306934	19-May-2006
Hidden Treasures	United Kingdom	Bally Gaming International, Inc.	Registered			2391236	06-May-2005
Hip Hip Hippo	United States of America	Bally Gaming, Inc.	Pending	85815194	03-Jan-2013
Hoards of Loot	United States of America	Bally Gaming, Inc.	Allowed	85684749	23-Jul-2012

March 22, 2013 - Page 13 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
Honey Bunny	United States of America	Bally Gaming, Inc.	Pending	85849379	13-Feb-2013
Hot & Spicy	European Community	Bally Gaming, Inc.	Registered	009672486	20-Jan-2011	009672486	28-Jun-2011
Hot Lines	United States of America	Bally Gaming, Inc.	Registered	85312158	04-May-2011	4053178	08-Nov-2011
Hot Shot	United States of America	Bally Gaming, Inc.	Registered	77872457	13-Nov-2009	3849632	21-Sep-2010
Hot Shot Frenzy	United States of America	Bally Gaming, Inc.	Registered	77872552	13-Nov-2009	3849633	21-Sep-2010
Hot Shot Progressive	European Community	Bally Gaming, Inc.	Registered	009672551	20-Jan-2011	009672551	30-Nov-2011
Hot Shot Progressive	United States of America	Bally Gaming, Inc.	Registered	77872548	13-Nov-2009	3852621	28-Sep-2010
Hot Shots	Mexico	Bally Gaming, Inc.	Pending	1132200	05-Nov-2010
Hot Shots	Australia	Bally Gaming, Inc.	Pending	1344865	11-Feb-2010
Hot Shots	Mexico	Bally Gaming, Inc.	Registered	1132227	05-Nov-2010	1269078	05-Nov-2010
Hot Spin	United States of America	Bally Gaming, Inc.	Allowed	85221570	19-Jan-2011
HOT SPIN	Australia	Bally Gaming, Inc.	Registered	1405761	27-Jan-2011	1405761	27-Jan-2011
Hot Wins	United States of America	Bally Gaming, Inc.	Allowed	85664737	28-Jun-2012
Hot Zone	European Community	Bally Gaming, Inc.	Registered	009673054	20-Jan-2011	009673054	01-Dec-2011
Hot Zone	United States of America	Bally Gaming, Inc.	Registered	77845552	09-Oct-2009	3901697	04-Jan-2011
Hummingbird Honey	United States of America	Bally Gaming, Inc.	Published	85462948	02-Nov-2011
Icicle Alley	United States of America	Bally Gaming, Inc.	Registered	77734303	11-May-2009	3826188	27-Jul-2010
iDeck	European Community	Bally Gaming, Inc.	Registered	009673071	20-Jan-2011	009673071	28-Jun-2011
iDeck	Australia	Bally Gaming, Inc.	Registered	1381554	03-Sep-2010	1381554	03-Sep-2010
Inca Gold	United States of America	Bally Gaming, Inc.	Registered	85070954	24-Jun-2010	4050262	01-Nov-2011
Instant Fortune	United States of America	Bally Gaming, Inc.	Registered	77595599	18-Oct-2008	3750549	16-Feb-2010
Instant Riches	Australia	Bally Gaming, Inc.	Pending	1344871	11-Feb-2010
INSTANT RICHES	Australia	Bally Gaming, Inc.	Pending	1439325	27-Jul-2011
Instant Riches	Mexico	Bally Gaming, Inc.	Registered	1132228	05-Nov-2010	1209858	31-Mar-2011
Instant Riches	Mexico	Bally Gaming, Inc.	Registered	1132201	05-Nov-2010	1207602	18-Mar-2011
Instant Riches	United States of America	Bally Gaming, Inc.	Registered	85179414	17-Nov-2010	3993122	12-Jul-2011
iReels	Australia	Bally Gaming, Inc.	Registered	1381556	03-Sep-2010	1381556	03-Sep-2010
Island Riches	United States of America	Bally Gaming, Inc.	Registered	85444323	11-Oct-2011	4121952	03-Apr-2012
Island Wins	United States of America	Bally Gaming, Inc.	Registered	85225951	25-Jan-2011	3998226	19-Jul-2011
iView	European Community	Bally Gaming, Inc.	Registered	009673112	20-Jan-2011	009673112	25-Nov-2011
iView	United States of America	Bally Gaming International, Inc.	Registered	78463201	06-Aug-2004	3230640	17-Apr-2007
iVista	Australia	Bally Gaming, Inc.	Pending	1412586	04-Mar-2011
iVista	New Zealand	Bally Gaming, Inc.	Registered	838098	04-Mar-2011	838098	04-Mar-2011
iVista DM	Australia	Bally Gaming, Inc.	Published	1422158	27-Apr-2011
iVista DM	New Zealand	Bally Gaming, Inc.	Registered	840898	27-Apr-2011	840898	27-Apr-2011
Jackpot	Australia	Bally Gaming, Inc.	Pending	1391013	27-Oct-2010
Jackpot Empire	United States of America	Bally Gaming, Inc.	Pending	85837972	31-Jan-2013

March 22, 2013 - Page 14 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
Jackpot Lanterns	Australia	Bally Gaming, Inc.	Registered	1390996	27-Oct-2010	1390996	27-Oct-2010
Jackpot Lanterns	United States of America	Bally Gaming, Inc.	Registered	85089014	21-Jul-2010	4222378	09-Oct-2012
Jackpot Rumble	United States of America	Bally Gaming, Inc.	Allowed	85684738	23-Jul-2012
Jewel of the Dragon	United States of America	Bally Gaming, Inc.	Registered	85258141	04-Mar-2011	4132968	24-Apr-2012
Joy of Samba	United States of America	Bally Gaming, Inc.	Published	85714879	28-Aug-2012
Juggling Jack	United States of America	Bally Gaming, Inc.	Pending	85633651	23-May-2012
Juicy Loot	Australia	Bally Gaming, Inc.	Registered	1390997	27-Oct-2010	1390997	27-Oct-2010
Jumpin’ Jungle	Australia	Bally Gaming, Inc.	Pending	1393592	10-Nov-2010
King of Diamonds	United States of America	Bally Gaming, Inc.	Registered	85398023	15-Aug-2011	4203528	04-Sep-2012
Kingdom of Mysteries	United States of America	Bally Gaming, Inc.	Allowed	85546405	17-Feb-2012
King’s Crown	United States of America	Bally Gaming, Inc.	Registered	77731923	07-May-2009	3846122	07-Sep-2010
King’s Jewels	United States of America	Bally Gaming, Inc.	Registered	85314891	06-May-2011	4158969	12-Jun-2012
King’s Riches	United States of America	Bally Gaming, Inc.	Registered	77731980	07-May-2009	3920451	15-Feb-2011
Kiss Me	United States of America	Bally Gaming, Inc.	Pending	85837906	31-Jan-2013
Kite Party	United States of America	Bally Gaming, Inc.	Pending	85815188	03-Jan-2013
Koi Treasures	United States of America	Bally Gaming, Inc.	Allowed	85476351	18-Nov-2011
Ladies First	United States of America	Bally Gaming, Inc.	Pending	85837894	31-Jan-2013
Lady Robin Hood	United States of America	Bally Gaming, Inc.	Allowed	85258569	04-Mar-2011
Land of Liberty	United States of America	Bally Gaming, Inc.	Registered	85470349	11-Nov-2011	4121991	03-Apr-2012
Lightning Jackpots	United States of America	Bally Gaming, Inc.	Registered	85332764	27-May-2011	4151572	29-May-2012
Lightning Reels	United States of America	Bally Gaming, Inc.	Registered	85325382	19-May-2011	4104733	28-Feb-2012
Live Floor View	United States of America	Bally Gaming, Inc.	Pending	85815210	03-Jan-2013
Locking Hot Zone	United States of America	Bally Gaming, Inc.	Pending	85868839	06-Mar-2013
Lotsa Money	United States of America	Bally Gaming International, Inc.	Registered	78233089	02-Apr-2003	2968328	12-Jul-2005
Love is in the Air	United States of America	Bally Gaming, Inc.	Registered	85375524	19-Jul-2011	4172920	10-Jul-2012
Love Meter	European Community	Bally Gaming, Inc.	Registered	009673138	20-Jan-2011	009673138	28-Jun-2011
Lover’s Peacock	United States of America	Bally Gaming, Inc.	Published	85714753	28-Aug-2012
Lucky Bamboo	United States of America	Bally Gaming, Inc.	Allowed	85466540	07-Nov-2011
Lucky Lamp	United States of America	Bally Gaming International, Inc.	Registered	78824680	27-Feb-2006	3386658	19-Feb-2008
Lucky Lanterns	Australia	Bally Gaming, Inc.	Registered	1381562	03-Sep-2010	1381562	03-Sep-2010
Lucky Luigi’s Pizza	Mexico	Bally Gaming, Inc.	Registered	1132203	05-Nov-2010	1207603	18-Mar-2011
Lucky Luigi’s Pizza	Mexico	Bally Gaming, Inc.	Registered	1132229	05-Nov-2010	1268759	05-Nov-2010
Lucky Luigi’s Pizzeria	United States of America	Bally Gaming International, Inc.	Registered	78653546	17-Jun-2005	3395941	11-Mar-2008
Lucky Neko	United States of America	Bally Gaming, Inc.	Pending	85714864	28-Aug-2012
Lucky Swap	United States of America	Bally Gaming, Inc.	Pending	85734884	21-Sep-2012

March 22, 2013 - Page 15 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
Magic Bells	United States of America	Bally Gaming, Inc.	Registered	85226026	25-Jan-2011	4139991	08-May-2012
Magic Lanterns	Australia	Bally Gaming, Inc.	Registered	1390999	27-Oct-2010	1390999	27-Oct-2010
Magic Money	Australia	Bally Gaming, Inc.	Pending	1381563	03-Sep-2010
Magic Money	European Community	Bally Gaming, Inc.	Registered	009673161	20-Jan-2011	009673161	28-Jun-2011
Magic Money	United States of America	Bally Gaming, Inc.	Registered	77734128	11-May-2009	3920459	15-Feb-2011
Magic Monkey	United States of America	Bally Gaming, Inc.	Registered	85433363	27-Sep-2011	4146484	22-May-2012
Majestic Royals	United States of America	Bally Gaming, Inc.	Registered	77688918	11-Mar-2009	3815374	06-Jul-2010
Majestic Stag	United States of America	Bally Gaming, Inc.	Allowed	85546410	17-Feb-2012
Mantra	United States of America	Bally Gaming, Inc.	Registered	77926384	02-Feb-2010	4003293	26-Jul-2011
Mastercom	Benelux	Bally Gaming, Inc.	Registered			509905
Mastercom	South Africa	Bally Gaming International, Inc.	Registered			92/1418	20-Feb-1992
Mastercom	France	Bally Gaming International, Inc.	Registered			92416636
Mastercom	Greece	Bally Gaming International, Inc.	Registered		03-Mar-1992	108.011	17-Jan-1995
Mastercom	Germany	Bally Gaming International, Inc.	Renewed	B 98512/9 Wz	08-May-1993	2065387	08-May-1993
Mayan Gems	United States of America	Bally Gaming, Inc.	Registered	85466534	07-Nov-2011	4258956	11-Dec-2012
Mayan Treasures	United States of America	Bally Gaming, Inc.	Registered	85225977	25-Jan-2011	3998228	19-Jul-2011
Mayan Treasures	Australia	Bally Gaming, Inc.	Registered	1479795	13-Mar-2012	1479795	22-Oct-2012
Mayan Treasures	New Zealand	Bally Gaming, Inc.	Registered	955506	13-Mar-2012	955506	13-Mar-2012
MCC	European Community	Bally Gaming, Inc.	Registered	009673203	20-Jan-2011	009673203	28-Jun-2011
Meet Me In The Middle	United States of America	Bally Gaming, Inc.	Registered	77845528	09-Oct-2009	3905412	11-Jan-2011
Mega Fruits	United States of America	Bally Gaming, Inc.	Registered	77685799	06-Mar-2009	3826019	27-Jul-2010
Mega Stacks	United States of America	Bally Gaming, Inc.	Pending	85839052	31-Jan-2013
Mega Winner	United States of America	Bally Gaming, Inc.	Registered	77509399	26-Jun-2008	3772516	06-Apr-2010
Mega Winner 2	European Community	Bally Gaming, Inc.	Registered	010787976	05-Apr-2012	010787976	05-Sep-2012
Mega Winners	Mexico	Bally Gaming, Inc.	Pending	1132230	05-Nov-2010
Mega Winners	Australia	Bally Gaming, Inc.	Pending	1391000	27-Oct-2010
Mega Winners	Mexico	Bally Gaming, Inc.	Registered	1132204	05-Nov-2010	1207604	18-Mar-2011
Memory Pay	United States of America	Bally Gaming, Inc.	Registered	85466513	07-Nov-2011	4269484	01-Jan-2013
Mercury	United States of America	Bally Gaming, Inc.	Registered	77927253	03-Feb-2010	4109363	06-Mar-2012
Mermaid Kingdom	United States of America	Bally Gaming, Inc.	Registered	85356072	24-Jun-2011	4211227	18-Sep-2012
Mermaid’s Treasure	United States of America	Bally Gaming, Inc.	Registered	85245440	17-Feb-2011	4026031	13-Sep-2011
Midnight Diamonds	United States of America	Bally Gaming, Inc.	Registered	85267309	15-Mar-2011	4100208	14-Feb-2012
Midnight Moon	United States of America	Bally Gaming, Inc.	Registered	85028960	03-May-2010	3994915	12-Jul-2011
Mighty Civilization	Mexico	Bally Gaming, Inc.	Registered	1132231	05-Nov-2010	1209859	31-Mar-2011

March 22, 2013 - Page 16 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
Mighty Civilization	Mexico	Bally Gaming, Inc.	Registered	1132205	05-Nov-2010	1207605	18-Mar-2011
Mighty Galleons	Mexico	Bally Gaming, Inc.	Registered	1132232	05-Nov-2010	1209860	31-Mar-2011
Mighty Galleons	Mexico	Bally Gaming, Inc.	Registered	1132206	05-Nov-2010	1207606	18-Mar-2011
Millionaire Sevens	United States of America	Bally Gaming, Inc.	Registered	77845365	09-Oct-2009	3978845	14-Jun-2011
Money For Life	France	Bally Gaming International, Inc.	Registered		03-Feb-2002	023154446	19-Mar-2002
Money For Life (Word)	Russian Federation	Bally Gaming International, Inc.	Registered	2002706542	20-Mar-2002	247359	03-Mar-2028
Money Match	United States of America	Bally Gaming, Inc.	Registered	85312409	04-May-2011	4053180	08-Nov-2011
Money Mayhem	United States of America	Bally Gaming, Inc.	Registered	85204347	22-Dec-2010	4203001	04-Sep-2012
Money Moon	United States of America	Bally Gaming, Inc.	Registered	85301648	21-Apr-2011	4158922	12-Jun-2012
Money Talks	United States of America	Bally Gaming, Inc.	Registered	85398232	15-Aug-2011	4195839	21-Aug-2012
Money Vault	United States of America	Bally Gaming, Inc.	Registered	85312727	04-May-2011	4053183	08-Nov-2011
Money Wheel	United States of America	Bally Gaming, Inc.	Registered	85152100	13-Oct-2010	4191278	14-Aug-2012
Money Works	United States of America	Bally Gaming, Inc.	Registered	85204367	22-Dec-2010	4158599	12-Jun-2012
Monkey Magic	Australia	Bally Gaming, Inc.	Registered	1393556	10-Nov-2010	1393556	10-Nov-2010
Monkey’s Fortune	United States of America	Bally Gaming, Inc.	Registered	85245455	17-Feb-2011	4026034	13-Sep-2011
Monster Luck	United States of America	Bally Gaming International, Inc.	Registered	78943432	02-Aug-2006	4202770	04-Sep-2012
Moon Dynasty	New Zealand	Bally Gaming, Inc.	Pending	955507	13-Mar-2012
Moon Dynasty	Australia	Bally Gaming, Inc.	Registered	1479796	13-Mar-2012	1479796	22-Oct-2012
Moon Dynasty	United States of America	Bally Gaming, Inc.	Registered	85377855	21-Jul-2011	4172923	10-Jul-2012
Moon Goddess	United States of America	Bally Gaming, Inc.	Registered	77907343	07-Jan-2010	4122237	03-Apr-2012
Moonlight Rider	United States of America	Bally Gaming, Inc.	Published	85714734	28-Aug-2012
Moonlight Shadow	United States of America	Bally Gaming, Inc.	Published	85714728	28-Aug-2012
Moonshine Madness	United States of America	Bally Gaming, Inc.	Pending	85869027	06-Mar-2013
MP Roulette	Australia	Bally Gaming, Inc.	Registered	1393594	10-Nov-2010	1393594	10-Nov-2010
Ms. Clara T	Mexico	Bally Gaming, Inc.	Registered	1132233	05-Nov-2010	1209861	31-Mar-2011
Ms. Clara T	Mexico	Bally Gaming, Inc.	Registered	1132207	05-Nov-2010	1207383	18-Mar-2011
Mysteria	United States of America	Bally Gaming, Inc.	Registered	85226022	25-Jan-2011	4139990	08-May-2012
Mystery Free Games	United States of America	Bally Gaming, Inc.	Published	85785342	21-Nov-2012
Mystery Lanterns	Australia	Bally Gaming, Inc.	Registered	1391002	27-Oct-2010	1391002	27-Oct-2010
Mystery Stacked Reels	United States of America	Bally Gaming, Inc.	Pending	85726496	11-Sep-2012
Mystery Stacks Multiplier	United States of America	Bally Gaming, Inc.	Pending	85726509	11-Sep-2012
Night Watch	United States of America	Bally Gaming, Inc.	Pending	85837886	31-Jan-2013
None (design only)	European Community	Bally Technologies, Inc.	Registered	001765585	20-Jul-2000	001765585	17-Sep-2001
Northern Gold	United States of America	Bally Gaming, Inc.	Allowed	85470274	11-Nov-2011
Northern Gold	Macau	Bally Gaming, Inc.	Pending	061460 (575)	18-Nov-2011

March 22, 2013 - Page 17 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
Northern Gold	New Zealand	Bally Gaming, Inc.	Pending	851451	26-Oct-2011
Northern Gold	Australia	Bally Gaming, Inc.	Registered	1456005	26-Oct-2011	1456005	26-Oct-2011
Ocean Dreams	Russian Federation	Bally Gaming International, Inc.	Registered		13-Oct-2004	299130	05-Dec-2005
Ocean Dreams	United Kingdom	Bally Gaming International, Inc.	Registered	002372213	06-Sep-2004	002372213	30-Sep-2005
Offer Bonus	United States of America	Bally Gaming, Inc.	Published	85785289	21-Nov-2012
Ole Jalapenos	European Community	Bally Gaming, Inc.	Registered	009673245	20-Jan-2011	009673245	28-Jun-2011
Ole Jalapenos Hot & Spicy	United States of America	Bally Gaming, Inc.	Pending	85868421	06-Mar-2013
One View	United States of America	Bally Gaming, Inc.	Pending	85820575	10-Jan-2013
Outback Treasures	United States of America	Bally Gaming, Inc.	Allowed	85419338	09-Sep-2011
OUTBACK TREASURES	Australia	Bally Gaming, Inc.	Registered	1344876	11-Feb-2010	1344876	11-Feb-2010
Outback Treasures	Australia	Bally Gaming, Inc.	Registered	1391005	27-Oct-2010	1391005	27-Oct-2010
Pacific Treasures	United States of America	Bally Gaming, Inc.	Registered	85325405	19-May-2011	4049406	01-Nov-2011
Pacific Treasures	Australia	Bally Gaming, Inc.	Registered	1391007	27-Oct-2010	1391007	27-Oct-2010
Paradise Beach	United States of America	Bally Gaming, Inc.	Registered	85305353	26-Apr-2011	4158940	12-Jun-2012
Passion of the Nile	United States of America	Bally Gaming, Inc.	Pending	85837780	31-Jan-2013
Peacock Plenty	United States of America	Bally Gaming, Inc.	Registered	85226031	25-Jan-2011	4165412	26-Jun-2012
Pearl Dragon	New Zealand	Bally Gaming, Inc.	Registered	839936	08-Apr-2011	839936	08-Apr-2011
PEARL DRAGON	Australia	Bally Gaming, Inc.	Registered	1418994	08-Apr-2011	1418994	08-Apr-2011
Peek-A-Boo-Pixie	United States of America	Bally Gaming, Inc.	Pending	85633644	23-May-2012
Perfect 8	United States of America	Bally Gaming, Inc.	Allowed	85329315	24-May-2011
PERFECT 8	Australia	Bally Gaming, Inc.	Registered	1427304	26-May-2011	1427304	26-May-2011
Perfect 8	New Zealand	Bally Gaming, Inc.	Registered	842742	26-May-2011	842742	26-May-2011
Perfect 8	Macau	Bally Gaming, Inc.	Registered	058021	18-Jul-2011	058021	27-Oct-2011
Perfect 8 (Chinese)	Macau	Bally Gaming, Inc.	Registered	059240	05-Sep-2011	059240	27-Feb-2012
Persian Empire	United States of America	Bally Gaming, Inc.	Registered	85225940	25-Jan-2011	3998225	19-Jul-2011
Pharaoh’s Dream	New Zealand	Bally Gaming, Inc.	Registered	846426	26-Jul-2011	846426	26-Jul-2011
Pharaoh’s Dream	United States of America	Bally Gaming, Inc.	Registered	85377862	21-Jul-2011	4211349	18-Sep-2012
PHARAOH’S DREAM	Australia	Bally Gaming, Inc.	Registered	1438933	26-Jul-2011	1438933	26-Jul-2011
Pharaoh’s Treasure	United States of America	Bally Gaming, Inc.	Registered	77731976	07-May-2009	3948384	19-Apr-2011
Pick A Puppy	United States of America	Bally Gaming, Inc.	Published	85714875	28-Aug-2012
Pick’em Poker	United States of America	Bally Gaming International, Inc.	Registered	78390100	24-Mar-2004	3010802	01-Nov-2005
Pink Pearl	United States of America	Bally Gaming, Inc.	Registered	85258148	04-Mar-2011	4092282	24-Jan-2012
Pirate Beach	United States of America	Bally Gaming, Inc.	Registered	85312631	04-May-2011	4045560	25-Oct-2011
Pirate’s Gold	United Kingdom	Bally Gaming International, Inc.	Registered			2391237	06-May-2005

March 22, 2013 - Page 18 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
Pirate’s Quest	United States of America	Bally Gaming, Inc.	Allowed	85413586	01-Sep-2011
Pirate’s Trove	United States of America	Bally Gaming, Inc.	Registered	85225932	25-Jan-2011	4286523	05-Feb-2013
Pit Stop Bonus	United States of America	Bally Gaming, Inc.	Published	85734924	21-Sep-2012
Platinum 7s	United States of America	Bally Gaming, Inc.	Allowed	85657201	20-Jun-2012
Plum Crazy	United States of America	Bally Gaming, Inc.	Registered	77845252	09-Oct-2009	3901693	04-Jan-2011
Plum Wild	United States of America	Bally Gaming, Inc.	Registered	77845542	09-Oct-2009	3929562	08-Mar-2011
Poison	United States of America	Bally Gaming, Inc.	Pending	85849350	13-Feb-2013
Polar Magic	United States of America	Bally Gaming, Inc.	Published	85714711	28-Aug-2012
Power Max	United States of America	Bally Gaming, Inc.	Registered	85325374	19-May-2011	4074220	20-Dec-2011
Power Paytable Progressive	United States of America	Bally Gaming, Inc.	Allowed	85411819	31-Aug-2011
Power Progressives	Mexico	Bally Gaming, Inc.	Registered	1132234	05-Nov-2010	1209862	31-Mar-2011
Power Progressives	Mexico	Bally Gaming, Inc.	Registered	1132208	05-Nov-2010	1258941	05-Jan-2012
Power Progressives	United States of America	Bally Gaming, Inc.	Registered	77484254	27-May-2008	3560487	13-Jan-2009
Power Strike	United States of America	Bally Gaming, Inc.	Registered	85384075	28-Jul-2011	4138076	08-May-2012
Power Up	United States of America	Bally Gaming, Inc.	Pending	85785436	21-Nov-2012
Precious Diamonds	New Zealand	Bally Gaming, Inc.	Pending	842221	19-May-2011
PRECIOUS DIAMONDS	Australia	Bally Gaming, Inc.	Registered	1426021	19-May-2011	1426021	19-May-2011
Precious Diamonds	United States of America	Bally Gaming, Inc.	Registered	85384061	28-Jul-2011	4272968	08-Jan-2013
Pro Series	European Community	Bally Gaming, Inc.	Pending	009673278	20-Jan-2011
Pro Series	New Zealand	Bally Gaming, Inc.	Pending	849767	22-Sep-2011
Pro Series	Australia	Bally Gaming, Inc.	Pending	1450004	22-Sep-2011
Pro Slant	Australia	Bally Gaming, Inc.	Published	1450006	22-Sep-2011
Pro Slant	New Zealand	Bally Gaming, Inc.	Registered	849768	22-Sep-2011	849768	22-Sep-2011
Pro Sound Chair	United States of America	Bally Gaming, Inc.	Allowed	85481513	28-Nov-2011
Prochinko	United States of America	Bally Gaming, Inc.	Allowed	85664775	28-Jun-2012
Proseries	Canada	Bally Gaming, Inc.	Renewed	757251	16-Jun-1994	TMA452,506	29-Dec-1995
Proslant	Canada	Bally Gaming, Inc.	Renewed	762712	25-Aug-1994	TMA481,900	02-Sep-1997
Proslot	Canada	Bally Gaming, Inc.	Renewed	757252	16-Jun-1994	TMA444147	16-Jun-1995
Provideo	Canada	Bally Gaming, Inc.	Renewed	757253	16-Jun-1994	TMA444148	16-Jun-1995
Psychic Spin	United States of America	Bally Gaming, Inc.	Registered	85325416	19-May-2011	4074221	20-Dec-2011
Puppy Plunder	United States of America	Bally Gaming, Inc.	Pending	85849359	13-Feb-2013
Quartermillion$	Canada	Bally Gaming International, Inc.	Registered	1249174	02-Mar-2005	TMA667039	06-Jul-2006
Queen of Cairo	United States of America	Bally Gaming, Inc.	Registered	78639443	27-May-2005	3357251	18-Dec-2007
Queen of Cairo	United Kingdom	Bally Gaming International, Inc.	Registered	2372214	06-Sep-2004	2372214	23-Sep-2005
Quick Hit	Mexico	Bally Gaming, Inc.	Registered	1132235	05-Nov-2010	1209863	31-Mar-2011
Quick Hit	Mexico	Bally Gaming, Inc.	Registered	1132209	05-Nov-2010	1207384	18-Mar-2011

March 22, 2013 - Page 19 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
Quick Hit	Australia	Bally Gaming, Inc.	Registered	1344869	11-Feb-2010	1344869	11-Feb-2010
Quick Hit	European Community	Bally Gaming, Inc.	Registered	010787935	05-Apr-2012	010787935	05-Sep-2012
Quick Hit	New Zealand	Bally Technologies, Inc.	Registered	842153	17-May-2011	842153	17-May-2011
Quick Hit Black & White	European Community	Bally Gaming, Inc.	Registered	010787968	05-Apr-2012	010787968	05-Sep-2012
Quick Hit Diamond	Australia	Bally Gaming, Inc.	Registered	1391008	27-Oct-2010	1391008	27-Oct-2010
Quick Hit Diamond	United States of America	Bally Gaming, Inc.	Registered	85433401	27-Sep-2011	4128861	17-Apr-2012
Quick Hit Dragon	New Zealand	Bally Gaming, Inc.	Pending	848903	07-Sep-2011
Quick Hit Dragon	Australia	Bally Gaming, Inc.	Published	1450015	22-Sep-2011
Quick Hit Dragon	European Community	Bally Gaming, Inc.	Registered	10201283	17-Aug-2011	10201283	29-Dec-2011
Quick Hit Dragon	Macau	Bally Gaming, Inc.	Registered	059114	31-Aug-2011	059114	11-Jun-2012
QUICK HIT DRAGON	Australia	Bally Gaming, Inc.	Registered	1447160	07-Sep-2011	1447160	07-Sep-2011
Quick Hit Platinum	New Zealand	Bally Technologies, Inc.	Pending	842404	23-May-2011
Quick Hit Platinum	Mexico	Bally Gaming, Inc.	Registered	1132236	05-Nov-2010	1209864	31-Mar-2011
Quick Hit Platinum	Mexico	Bally Gaming, Inc.	Registered	1132210	05-Nov-2010	1207385	18-Mar-2011
Quick Hit Platinum	Australia	Bally Gaming, Inc.	Registered	1344867	11-Feb-2010	1344867	11-Feb-2010
Quick Hit Platinum	United States of America	Bally Gaming, Inc.	Registered	77223010	05-Jul-2007	3838273	24-Aug-2010
Quick Hit Pro	United States of America	Bally Gaming, Inc.	Registered	85398242	15-Aug-2011	4231129	23-Oct-2012
Quick Hit Ultimate	United States of America	Bally Gaming, Inc.	Pending	85837917	31-Jan-2013
Quick Hits Wild Jackpot Triple Blazing Sevens	European Community	Bally Gaming, Inc.	Registered	EC010747244	22-Mar-2012		22-Mar-2012
Radiant Riches	United States of America	Bally Gaming, Inc.	Registered	85470281	11-Nov-2011	4203726	04-Sep-2012
Radiating Wilds	United States of America	Bally Gaming, Inc.	Published	85756569	17-Oct-2012
Rain Goddess	United States of America	Bally Gaming, Inc.	Pending	85642843	04-Jun-2012
Rainbow Dragon	New Zealand	Bally Gaming, Inc.	Pending	955505	13-Mar-2012
Rainbow Dragon	United States of America	Bally Gaming, Inc.	Registered	85265198	11-Mar-2011	4218725	02-Oct-2012
Rainbow Dragon	Australia	Bally Gaming, Inc.	Registered	1479794	13-Mar-2012	1479794	22-Oct-2012
Ramses Gold	United States of America	Bally Gaming, Inc.	Registered	85164635	29-Oct-2010	4165297	26-Jun-2012
Rapid-5-Way	Germany	Bally Gaming International, Inc.	Registered	B894889wz	22-Mar-1990	1172669	26-Feb-1991
		Bally Gaming International,
Rapid-5-Way	United States of America	Inc.	Renewed	73831260	13-Oct-1989	1595582	08-May-1990
RED PACKET	Australia	Bally Gaming, Inc.	Registered	1427294	26-May-2011	1427294	26-May-2011
Red Packet	New Zealand	Bally Gaming, Inc.	Registered	842747	26-May-2011	842747	26-May-2011
Red Packet	Macau	Bally Gaming, Inc.	Registered	058029	18-Jul-2011	058029	27-Oct-2011
Red Packet (Chinese)	Macau	Bally Gaming, Inc.	Registered	059242	05-Sep-2011	059242	27-Feb-2012
Red Phoenix	United States of America	Bally Gaming, Inc.	Allowed	85664773	28-Jun-2012
Reel Gems	European Community	Bally Gaming, Inc.	Registered	009673294	20-Jan-2011	009673294	30-Jun-2011
Reel Image	United States of America	Bally Gaming, Inc.	Registered	85324897	19-May-2011	4074216	20-Dec-2011

March 22, 2013 - Page 20 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
Reel Mania	United States of America	Bally Gaming, Inc.	Registered	77509372	26-Jun-2008	3904739	11-Jan-2011
Reel Money	European Community	Bally Gaming, Inc.	Registered	009673311	20-Jan-2011	009673311	30-Jun-2011
Reel Money	United States of America	Bally Gaming, Inc.	Registered	77490560	04-Jun-2008	3530973	11-Nov-2008
Reel Warriors	United States of America	Bally Gaming, Inc.	Registered	77926377	02-Feb-2010	4122263	03-Apr-2012
Reel Wild Jaguar	United States of America	Bally Gaming, Inc.	Registered	85311187	03-May-2011	4165697	26-Jun-2012
Rich & Famous	United States of America	Bally Gaming, Inc.	Registered	85319024	12-May-2011	4049386	01-Nov-2011
Rich & Famous	Canada	Bally Gaming, Inc.	Renewed	795399	02-Nov-1995	TMA469,665	24-Jan-1997
Riches of Royalty	United States of America	Bally Gaming, Inc.	Registered	77731965	07-May-2009	4109189	06-Mar-2012
Riches of the Kings	United States of America	Bally Gaming, Inc.	Registered	85284308	01-Apr-2011	4206986	11-Sep-2012
Riki’s Desert Oasis	Australia	Bally Gaming, Inc.	Registered	1391009	27-Oct-2010	1391009	27-Oct-2010
Ring of Riches	United States of America	Bally Gaming, Inc.	Registered	77734122	11-May-2009	3838876	24-Aug-2010
Rise of Ra	United States of America	Bally Gaming, Inc.	Allowed	85664769	28-Jun-2012
Rising X	United States of America	Bally Gaming, Inc.	Published	85734904	21-Sep-2012
River Sun	Australia	Bally Gaming, Inc.	Pending	1514857	18-Sep-2012
River Wild	Australia	Bally Gaming, Inc.	Registered	1381543	03-Sep-2010	1381543	03-Sep-2010
River Wild	United States of America	Bally Gaming, Inc.	Registered	85433415	27-Sep-2011	4121934	03-Apr-2012
Roar’n Rumble	United States of America	Bally Gaming, Inc.	Allowed	85657204	20-Jun-2012
Roar’N Rumble	Australia	Bally Gaming, Inc.	Pending		09-Jul-2012
Roar’n Rumble	Australia	Bally Gaming, Inc.	Pending	1500871	09-Jul-2012
Roll The Bones	United States of America	Bally Gaming, Inc.	Pending	85642837	04-Jun-2012
Rolling Wilds	United States of America	Bally Gaming, Inc.	Allowed	85428601	21-Sep-2011
Romance	United States of America	Sierra Design Group	Registered	76472893	09-Dec-2002	2897815	26-Oct-2004
Romantic Eyes	United States of America	Bally Gaming, Inc.	Published	85756966	17-Oct-2012
Rose Fairy	United States of America	Bally Gaming, Inc.	Published	85714694	28-Aug-2012
Royal Eagle	United States of America	Bally Gaming, Inc.	Pending	85785425	21-Nov-2012
Royal Wedding	United States of America	Bally Gaming, Inc.	Allowed	85382836	27-Jul-2011
Ruby Rush	United States of America	Bally Gaming, Inc.	Registered	85325261	19-May-2011	4074219	20-Dec-2011
Run With The Pack	United States of America	Bally Gaming, Inc.	Pending	85837933	31-Jan-2013
Safari Magic	United States of America	Bally Gaming, Inc.	Allowed	85644497	06-Jun-2012
Safari Magic	Australia	Bally Gaming, Inc.	Pending	1500869	09-Jul-2012
Sakura Festival	United States of America	Bally Gaming, Inc.	Allowed	85563416	07-Mar-2012
Salsa Heat	United States of America	Bally Gaming, Inc.	Registered	85462957	02-Nov-2011	4265575	25-Dec-2012
Sand Dollars	United States of America	Bally Gaming International, Inc.	Registered	78811062	09-Feb-2006	3299783	25-Sep-2007
Savannah Treasures	Australia	Bally Gaming, Inc.	Pending	1381542	03-Sep-2010
Savannah Treasures	United States of America	Bally Gaming, Inc.	Registered	77680608	27-Feb-2009	3978590	14-Jun-2011
Scarlett’s Saloon	United States of America	Bally Gaming, Inc.	Published	85714849	28-Aug-2012
SCIFI	United States of America	Sierra Design Group	Registered	78164441	16-Sep-2002	2919779	18-Jan-2005

March 22, 2013 - Page 21 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
Scratch & Match	United States of America	Bally Gaming, Inc.	Published	85785305	24-Nov-2012
SDG	United States of America	Sierra Design Group	Registered	76503158	26-Mar-2003	2890858	05-Oct-2004
SDS	European Community	Bally Gaming, Inc.	Registered	009673336	20-Jan-2011	009673336	30-Jun-2011
Sea Goddess	United States of America	Bally Gaming, Inc.	Registered	85204435	22-Dec-2010	4110001	06-Mar-2012
Seagull Sam	Australia	Bally Gaming, Inc.	Pending	1381548	03-Sep-2010
Seagull Sam	United States of America	Bally Gaming, Inc.	Registered	85070721	24-Jun-2010	4050260	01-Nov-2011
Seagull Sammy	European Community	Bally Gaming, Inc.	Registered	009673369	20-Jan-2011	009673369	30-Jun-2011
Secrets of the Forest	Australia	Bally Gaming, Inc.	Pending	1393589	10-Nov-2010
See Power (words & design)	United States of America	Bally Technologies, Inc.	Registered	77158092	17-Apr-2007	3391101	04-Mar-2008
See Power (words & design)	United States of America	Bally Technologies, Inc.	Registered	77158092	17-Apr-2007	3391101	04-Mar-2008
SeePower	Malaysia	Bally Technologies, Inc.	Registered	01001148	19-Dec-2008	01001148	19-Dec-2008
Seepower	European Community	Bally Technologies, Inc.	Registered	001765643	20-Jul-2000	001765643	16-Oct-2001
Seepower	European Community	Bally Technologies, Inc.	Registered	001765627	20-Jul-2000	001765627	03-Sep-2001
Seepower	United States of America	Bally Technologies, Inc.	Registered	78506160	26-Oct-2004	3067704	14-Mar-2006
Seven Dragons Firebird	European Community	Bally Gaming, Inc.	Registered	010787901	05-Apr-2012	010787901	05-Sep-2012

Seven Dragons Treasures of the Phoenix	European Community	Bally Gaming, Inc.	Registered	EC010748929	22-Mar-2012		22-Mar-2012
Showdown	Macau	Bally Gaming, Inc.	Registered	058033	18-Jul-2011	058033	27-Oct-2011
Sierra Design Group	United States of America	Sierra Design Group	Registered	76503157	26-Mar-2003	2914186	28-Dec-2004
Sin City Diablos	United States of America	Bally Gaming, Inc.	Registered	77926373	02-Feb-2010	4125956	10-Apr-2012
Sir Galahad	United States of America	Bally Gaming, Inc.	Registered	85029080	03-May-2010	4172178	10-Jul-2012
Siren of the Sea	United States of America	Bally Gaming, Inc.	Pending	85837853	31-Jan-2013
Sizzling Jackpots	United States of America	Bally Gaming, Inc.	Published	85756580	17-Oct-2012
Slick’s Tiki Bar	Australia	Bally Gaming, Inc.	Registered	1391010	27-Oct-2010	1391010	27-Oct-2010
Snow Maiden	United States of America	Bally Gaming, Inc.	Pending	85837997	31-Jan-2013
Snow Maiden	United States of America	Bally Gaming, Inc.	Pending	85869007	06-Mar-2013
So-Cal Slot Shop	United States of America	Bally Gaming, Inc.	Registered	85070735	24-Jun-2010	4246426	20-Nov-2012
Sorcerer’s Gold	United States of America	Bally Gaming, Inc.	Allowed	85164043	28-Oct-2010
Sorcerer’s Secret	United States of America	Bally Gaming, Inc.	Pending	85657172	20-Jun-2012
Space Attack	United States of America	Bally Gaming, Inc.	Registered	85297750	18-Apr-2011	4158911	12-Jun-2012
Sparkling Diamonds	United States of America	Bally Gaming, Inc.	Registered	85470492	11-Nov-2011	4161377	19-Jun-2012
Spartan’s Gold	United States of America	Bally Gaming, Inc.	Registered	85070692	24-Jun-2010	4179946	24-Jul-2012
Spinnation	European Community	Bally Gaming, Inc.	Registered	009673377	20-Jan-2011	009673377	30-Jun-2011
Spring Blossom	United States of America	Bally Gaming, Inc.	Allowed	85329338	24-May-2011
Spring Blossom	Australia	Bally Gaming, Inc.	Registered	1393591	10-Nov-2010	1393591	10-Nov-2010
Star Signs	United States of America	Bally Gaming, Inc.	Pending	85611001	27-Apr-2012
Starlight Fire	United States of America	Bally Gaming, Inc.	Registered	85470737	11-Nov-2011	4121992	03-Apr-2012
Stars & Bars	United States of America	Bally Gaming, Inc.	Registered	85470771	11-Nov-2011	4167978	03-Jul-2012

March 22, 2013 - Page 22 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
Stars & Stripes	United States of America	Sierra Design Group	Registered	76472204	05-Dec-2002	2781692	11-Nov-2003
Stone Age Cash	United Kingdom	Bally Gaming International, Inc.	Registered			2391238	06-May-2005
Streets of Paris	United States of America	Bally Gaming, Inc.	Allowed	85664749	28-Jun-2012
Streets of Rome	United States of America	Bally Gaming, Inc.	Allowed	85664745	28-Jun-2012
String of Pearls	United States of America	Bally Gaming, Inc.	Registered	85325211	19-May-2011	4158998	12-Jun-2012
Sugar Daddy	United States of America	Bally Gaming, Inc.	Pending	85837977	31-Jan-2013
Sultan’s Fortune	United States of America	Bally Gaming, Inc.	Registered	77731953	07-May-2009	3908692	18-Jan-2011
Sumo Kitty	United States of America	Bally Gaming, Inc.	Allowed	85164060	28-Oct-2010
Sun God	United States of America	Bally Gaming, Inc.	Registered	85226020	25-Jan-2011	4139989	08-May-2012
Sunflower Sevens	Australia	Bally Gaming, Inc.	Registered	1393593	10-Nov-2010	1393593	10-Nov-2010
Sunset Beach	Australia	Bally Gaming, Inc.	Pending	1514054	13-Sep-2012
Sunset Beach	United States of America	Bally Gaming, Inc.	Pending	85785403	21-Nov-2012
Super Fireball Frenzy	United States of America	Bally Gaming, Inc.	Registered	85311298	03-May-2011	4053170	08-Nov-2011
Super Phoenix	United States of America	Bally Gaming, Inc.	Registered	85356046	24-Jun-2011	4211225	18-Sep-2012
Sweet Temptations	United States of America	Bally Gaming, Inc.	Pending	85815181	03-Jan-2013
Sweets N Treats	United States of America	Bally Gaming, Inc.	Registered	85088991	21-Jul-2010	4099796	14-Feb-2012
Swirling Sands	United States of America	Bally Gaming, Inc.	Pending	85837965	31-Jan-2013
Swiss Riches	European Community	Bally Gaming, Inc.	Registered	009673393	20-Jan-2011	009673393	30-Jun-2011
Swiss Riches	United States of America	Bally Gaming, Inc.	Registered	85077068	02-Jul-2010	4096802	07-Feb-2012
Tahitian Dream	United States of America	Bally Gaming, Inc.	Pending	85837868	31-Jan-2013
Tahitian Queen	United States of America	Bally Gaming, Inc.	Registered	85382835	27-Jul-2011	4211363	18-Sep-2012
Taste of Honey	United States of America	Bally Gaming, Inc.	Pending	85837818	31-Jan-2013
Team Rex	United States of America	Bally Gaming, Inc.	Registered	85375534	19-Jul-2011	4151707	29-May-2012
Team Sasquatch	United States of America	Bally Gaming, Inc.	Registered	77926370	02-Feb-2010	4122262	03-Apr-2012
Temple of Mystery	United States of America	Bally Gaming, Inc.	Registered	85157499	20-Oct-2010	4176357	17-Jul-2012
Temple of Mystery	European Community	Bally Gaming, Inc.	Registered	009673427	20-Jan-2011	009673427	28-Jun-2011
Ten Grand	United States of America	Bally Gaming International, Inc.	Renewed	73831463	16-Oct-1989	1616299	02-Oct-1990
Texas Dice	United States of America	Bally Gaming, Inc.	Allowed	85332778	27-May-2011
The 3 Musketeers	United States of America	Bally Gaming, Inc.	Registered	85227683	27-Jan-2011	4058999	22-Nov-2011
The Golden Banjo	United States of America	Bally Gaming, Inc.	Pending	85657156	20-Jun-2012
The Golden Nile	United States of America	Bally Gaming, Inc.	Allowed	85425238	16-Sep-2011
The Green Machine	United States of America	Bally Gaming, Inc.	Registered	77134875	19-Mar-2007	3347627	04-Dec-2007
The Wind Chimes	United States of America	Bally Gaming, Inc.	Allowed	85684768	23-Jul-2012
The Wizard Of Odds	Australia	Bally Gaming, Inc.	Registered	589362	28-Oct-1992	589362	11-May-1992
The Wizard of Odds	France	Bally Gaming International, Inc.	Registered		29-Oct-1992	92439604	14-May-1993

March 22, 2013 - Page 23 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
The Wizard of Odds	Germany	Bally Gaming International, Inc.	Registered		04-Nov-1992	20446925	13-Oct-1993
Think Big	United States of America	Bally Gaming, Inc.	Allowed	85329342	24-May-2011
THINK BIG	Australia	Bally Gaming, Inc.	Pending	1427303	26-May-2011
Think Big	New Zealand	Bally Gaming, Inc.	Registered	842743	26-May-2011	842743	26-May-2011
Three For All	United States of America	Bally Gaming, Inc.	Published	85785193	21-Nov-2012
Thrill Switch	United States of America	Bally Gaming, Inc.	Registered	85258558	04-Mar-2011	4195450	21-Aug-2012
Thunderhorn	United States of America	Bally Gaming, Inc.	Registered	85470260	11-Nov-2011	4258971	11-Dec-2012
Tiger Dream	United States of America	Bally Gaming, Inc.	Pending	85837881	31-Jan-2013
Tiger Moon	United States of America	Bally Gaming, Inc.	Pending	85820604	10-Jan-2013
Tiger Treasures	United States of America	Bally Gaming, Inc.	Registered	85164929	29-Oct-2010	4046817	25-Oct-2011
Tiger Treasures	Australia	Bally Gaming, Inc.	Registered	1381550	03-Sep-2010	1381550	03-Sep-2010
Tiger Treasures	European Community	Bally Gaming, Inc.	Registered	009673468	20-Jan-2011	009673468	28-Jun-2011
Tiki Treasure	United States of America	Bally Gaming, Inc.	Allowed	85466508	07-Nov-2011
Tiki Treasure	New Zealand	Bally Gaming, Inc.	Pending	852061	08-Nov-2011
Tiki Treasure	Australia	Bally Gaming, Inc.	Registered	1458091	08-Nov-2011	1458091	08-Nov-2011
Total Blast	United States of America	Bally Gaming, Inc.	Allowed	85205226	22-Dec-2010
Toucan Tiki	United States of America	Bally Gaming, Inc.	Allowed	85563446	07-Mar-2012
Tournament Progressives	United States of America	Bally Gaming International, Inc.	Registered	78906397	12-Jun-2006	3350281	04-Dec-2007
Treasure Safari	United States of America	Bally Gaming, Inc.	Pending	85820588	10-Jan-2013
Treasures of India	Russian Federation	Bally Gaming International, Inc.	Registered			306935	19-May-2006
Treasures of India	United Kingdom	Bally Gaming International, Inc.	Registered	2386980	14-Mar-2005	2386980	09-Sep-2005
Treasures of the Phoenix	United States of America	Bally Gaming, Inc.	Registered	77595600	18-Oct-2008	3716658	24-Nov-2009
Tree of Eternal Fortune	United States of America	Bally Gaming, Inc.	Pending	85849346	13-Feb-2013
Triple Blazing 7s Wild	Australia	Bally Gaming, Inc.	Pending	1391011	27-Oct-2010
Triple Fruit	United States of America	Bally Gaming, Inc.	Registered	77831431	21-Sep-2009	3905346	11-Jan-2011
Turbo Wild	United States of America	Bally Gaming, Inc.	Registered	77830228	18-Sep-2009	3901616	04-Jan-2011
Twin Spin	Australia	Bally Gaming, Inc.	Pending	1393595	10-Nov-2010
Twin Tigers	United States of America	Bally Gaming, Inc.	Registered	85329134	24-May-2011	4080045	03-Jan-2012
Two For The Money	United States of America	Bally Gaming, Inc.	Registered	77828188	16-Sep-2009	3911962	25-Jan-2011
Two Way Frenzy	United States of America	Bally Gaming, Inc.	Registered	85314748	06-May-2011	4053197	08-Nov-2011
U Play	United States of America	Bally Gaming, Inc.	Allowed	85428576	21-Sep-2011
U Shoot	United States of America	Bally Gaming, Inc.	Allowed	85428573	21-Sep-2011
U-Choose	United States of America	Bally Gaming, Inc.	Published	85770718	02-Nov-2012
U-Drag	United States of America	Bally Gaming, Inc.	Pending	85726389	11-Sep-2012

March 22, 2013 - Page 24 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
U-Launch	United States of America	Bally Gaming, Inc.	Pending	85726436	11-Sep-2012
Ultimate Party Spin	United States of America	Bally Gaming International, Inc.	Registered	78930848	17-Jul-2006	3337374	13-Nov-2007
Ultimate Tower of Power	United States of America	Bally Gaming, Inc.	Registered	85329289	24-May-2011	4080057	03-Jan-2012
Ultra Game	United States of America	Bally Gaming, Inc.	Pending	85869002	06-Mar-2013
Uptown Girl	United States of America	Bally Gaming, Inc.	Allowed	85546424	17-Feb-2012
U-Race	United States of America	Bally Gaming, Inc.	Pending	85726403	11-Sep-2012
U-Roll	United States of America	Bally Gaming, Inc.	Pending	85726417	11-Sep-2012
USpin	Australia	Bally Gaming, Inc.	Pending	1381557	03-Sep-2010
U-Spin	European Community	Bally Gaming, Inc.	Registered	009673501	20-Jan-2011	009673501	28-Jun-2011
U-Spin	United States of America	Bally Gaming, Inc.	Registered	85456089	25-Oct-2011	4146729	22-May-2012
UWin	Australia	Bally Gaming, Inc.	Pending	1381567	03-Sep-2010
Valley of Fire	United States of America	Bally Gaming, Inc.	Allowed	85502393	22-Dec-2011
Vegas Hits	European Community	Bally Gaming, Inc.	Registered	009673526	20-Jan-2011	009673526	21-Aug-2011
Vegas Hits	Australia	Bally Gaming, Inc.	Registered	1381565	03-Sep-2010	1381565	03-Sep-2010
Vegas Hits	United States of America	Bally Gaming, Inc.	Registered	77837603	29-Sep-2009	3908953	18-Jan-2011
Vegas Hits Road Trip	United States of America	Bally Gaming, Inc.	Registered	85204458	22-Dec-2010	4154944	05-Jun-2012
Vegas Mystery	United States of America	Bally Gaming, Inc.	Pending	85644503	06-Jun-2012
Vegas Mystery	Australia	Bally Gaming, Inc.	Pending	1500870	09-Jul-2012
Venice Nights	United States of America	Bally Gaming, Inc.	Registered	85322257	16-May-2011	4158991	12-Jun-2012
Viking Empire	United States of America	Bally Gaming, Inc.	Pending	85642828	04-Jun-2012
Visitors from Planet Z	United States of America	Bally Gaming, Inc.	Published	85756962	17-Oct-2012
Wacky Gator	United States of America	Bally Gaming, Inc.	Published	85785296	21-Nov-2012
Walkabout	United States of America	Bally Gaming, Inc.	Allowed	85425240	16-Sep-2011
Walkabout	Australia	Bally Gaming, Inc.	Pending	1381568	03-Sep-2010
Wallaby Wild	United States of America	Bally Gaming, Inc.	Allowed	85425241	16-Sep-2011
Wee Fairies	United States of America	Bally Gaming, Inc.	Pending	85837901	31-Jan-2013
When Aliens Invade	United States of America	Bally Gaming, Inc.	Pending	85785451	21-Nov-2012
Whirl Win	United States of America	Bally Gaming, Inc.	Pending	85837959	31-Jan-2013
White Fire	United States of America	Bally Gaming, Inc.	Registered	85325879	20-May-2011	4053236	08-Nov-2011
White Lightning	United States of America	Bally Gaming, Inc.	Registered	85178381	19-Nov-2010	3981497	21-Jun-2011
White Lightning	Canada	Bally Gaming International, Inc.	Renewed	0754641	18-May-1994	TMA448067	22-Sep-1995
White Raven	United States of America	Bally Gaming, Inc.	Pending	85785389	21-Nov-2012
Wicked Cash	United States of America	Bally Gaming, Inc.	Allowed	85684727	23-Jul-2012
Wild 777 Famous	United States of America	Bally Gaming, Inc.	Registered	85449723	18-Oct-2011	4154121	05-Jun-2012
Wild Amigos	United States of America	Bally Gaming, Inc.	Pending	85837983	31-Jan-2013
Wild Betty	United States of America	Bally Gaming, Inc.	Published	85714836	28-Aug-2012

March 22, 2013 - Page 25 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
Wild Blue Yonder	United States of America	Bally Gaming, Inc.	Allowed	85497846	16-Dec-2011
Wild Buffalo	United States of America	Bally Gaming, Inc.	Registered	77872513	13-Nov-2009	4119984	03-Apr-2012
Wild Bug	Mexico	Bally Gaming, Inc.	Pending	1132237	05-Nov-2010
Wild Bug	Mexico	Bally Gaming, Inc.	Pending	1132211	05-Nov-2010
Wild Creek	United States of America	Bally Gaming, Inc.	Registered	77829232	17-Sep-2009	3911970	25-Jan-2011
Wild Crown	United States of America	Bally Gaming, Inc.	Registered	77845376	09-Oct-2009	3908986	18-Jan-2011
Wild Encounters	United States of America	Bally Gaming, Inc.	Allowed	85432404	26-Sep-2011
Wild Escape	United States of America	Bally Gaming, Inc.	Published	85815198	03-Jan-2013
Wild Flash	United States of America	Bally Gaming, Inc.	Allowed	85684757	23-Jul-2012
Wild Flip	United States of America	Bally Gaming, Inc.	Pending	85839044	31-Jan-2013
Wild Grove	United States of America	Bally Gaming, Inc.	Registered	77829227	17-Sep-2009	3911969	25-Jan-2011
Wild Huskies	Australia	Bally Gaming, Inc.	Pending	1381545	03-Sep-2010
Wild Huskies	United States of America	Bally Gaming, Inc.	Registered	85115001	24-Aug-2010	4099848	14-Feb-2012
Wild Huskies	European Community	Bally Gaming, Inc.	Registered	009673534	20-Jan-2011	009673534	28-Jun-2011
Wild Lotus	United States of America	Bally Gaming, Inc.	Allowed	85481542	28-Nov-2011
Wild Lounge	United States of America	Bally Gaming, Inc.	Pending	85642839	04-Jun-2012
Wild Lounge	Australia	Bally Gaming, Inc.	Pending	1514057	13-Sep-2012
Wild Mustangs	United States of America	Bally Gaming, Inc.	Registered	77438385	02-Apr-2008	3818914	13-Jul-2010
Wild Overload	United States of America	Bally Gaming, Inc.	Published	85785332	21-Nov-2012
Wild Rhino	United States of America	Bally Gaming, Inc.	Allowed	85589377	04-Apr-2012
Wild Royals	United States of America	Bally Gaming, Inc.	Registered	85322249	16-May-2011	4265218	25-Dec-2012
Wild Stripes	United States of America	Bally Gaming, Inc.	Registered	85226029	25-Jan-2011	4165411	26-Jun-2012
Wild Sweep	United States of America	Bally Gaming, Inc.	Registered	85356060	24-Jun-2011	4211226	18-Sep-2012
Wild Times!	United States of America	Bally Gaming, Inc.	Registered	85445803	12-Oct-2011	4121953	03-Apr-2012
Wild Tundra	United States of America	Bally Gaming, Inc.	Registered	77731995	07-May-2009	3846123	07-Sep-2010
Wild Volcano	United States of America	Bally Gaming, Inc.	Pending	85869024	06-Mar-2013
WINDICATOR	Australia	Bally Gaming, Inc.	Registered	1427300	26-May-2011	1427300	26-May-2011
Windicator	New Zealand	Bally Gaming, Inc.	Registered	842744	26-May-2011	842744	26-May-2011
Windicator	Macau	Bally Gaming, Inc.	Registered	058025	18-Jul-2011	058025	27-Oct-2011
Winner Winner Chicken Dinner	United States of America	Bally Gaming, Inc.	Registered	85258152	04-Mar-2011	4280286	22-Jan-2013
Winning 7’s	European Community	Bally Gaming, Inc.	Registered	009673559	20-Jan-2011	009673559	28-Jun-2011
Winning Hearts	United States of America	Bally Gaming, Inc.	Allowed	85375520	19-Jul-2011
Winning Offer	United States of America	Bally Gaming, Inc.	Registered	85462962	02-Nov-2011	4265576	25-Dec-2012
Winning Sevens	United States of America	Bally Gaming, Inc.	Registered	85226011	25-Jan-2011	4139988	08-May-2012
Winning Times	Australia	Bally Gaming, Inc.	Pending	1391014	27-Oct-2010
Winning Times	Mexico	Bally Gaming, Inc.	Registered	1132238	05-Nov-2010	1209865	31-Mar-2011
Winning Times	Mexico	Bally Gaming, Inc.	Registered	1132212	05-Nov-2010	1261439	20-Jan-2012
Winning Times	United States of America	Bally Gaming, Inc.	Registered	77734280	11-May-2009	3838879	24-Aug-2010

March 22, 2013 - Page 26 of 27

Bally Trademarks

TrademarkName	CountryName	Loan Party	TrademarkStatus	AppNumber	FilDate	RegNumber	RegDate
Winning Wings	United States of America	Bally Gaming, Inc.	Registered	85377867	21-Jul-2011	4276591	15-Jan-2013
Winter Dance	United States of America	Bally Gaming, Inc.	Allowed	85684766	23-Jul-2012
Wizard’s Wealth	United States of America	Bally Gaming, Inc.	Registered	85449793	18-Oct-2011	4121966	03-Apr-2012
World Traveler	United States of America	Bally Gaming, Inc.	Registered	77735360	12-May-2009	3929184	08-Mar-2011
WU FU	Australia	Bally Gaming, Inc.	Registered	1427293	26-May-2011	1427293	26-May-2011
Wu Fu	New Zealand	Bally Gaming, Inc.	Registered	842746	26-May-2011	842746	26-May-2011
Young Guns	United States of America	Bally Gaming, Inc.	Registered	85312732	04-May-2011	4218812	02-Oct-2012
Yours, Mine, and OURS!	United States of America	Bally Gaming, Inc.	Published	85729387	14-Sep-2012
Zodiac Fortune	United States of America	Bally Gaming, Inc.	Pending	85610996	27-Apr-2012

March 22, 2013 - Page 27 of 27

Acquired Company IP Annex

Intellectual Property of SHFL entertainment, Inc. and its subsidiaries

Issued Patents

Patent Name	Patent No.	Issue Date	Country	Co./Sub

DESIGN Iss Pat D432,589 for Card Shoe Design	D432589	10/24/2000	US - United States	Shuffle Master, Inc.
DESIGN Iss Pat D463,831 for Field Boundary for a Dice Game - US	D463831	10/1/2002	US - United States	Shuffle Master, Inc.
DESIGN Iss Pat D488,193 for Automatic Card Shuffling Machine	D488193	4/6/2004	US - United States	Shuffle Master, Inc.
DESIGN Iss Pat D490,481 for Automatic Card Shuffling and Dealing Machine	D490481	5/30/2004	US - United States	Shuffle Master, Inc.
Iss Pat 8,170,323 for Card Shoe with Card Block - US	8170323	5/1/2012	US - United States	Shuffle Master, Inc.
Iss DESIGN Pat D414,527 for Device for Delivering Cards - US	D414527	9/28/1999	US - United States	Shuffle Master, Inc.
Iss DESIGN Pat D501,230 for Craps Table Layout - US	D501230	1/25/2005	US - United States	Shuffle Master, Inc.
Iss Design Pat D518,112 for Surface Pattern for a Casino Table -- US	D518112	3/28/2006	US - United States	Shuffle Master, Inc.
Iss DESIGN Pat D522,069 for Proposition Bet Area for a Craps Table Layout - US	D522069	5/30/2006	US - United States	Shuffle Master, Inc.
Iss DESIGN Pat D570,419 for Proposition Bet Area for a Craps Table Layout - US	D570419	6/3/2008	US - United States	Shuffle Master, Inc.
Iss DESIGN Pat D578,575 for Casino Table	D578575	10/14/2008	US - United States	Shuffle Master, Inc.
Iss DESIGN Pat D579,056 for Casino Table	D579056	10/21/2008	US - United States	Shuffle Master, Inc.
Iss DESIGN Pat D615,600 for Card Dealing Dispenser	D615600	5/11/2010	US - United States	Shuffle Master, Inc.
Iss DESIGN Pat D646,338 for Card Dealing Dispenser-DIVISIONAL-US	D646338	10/4/2011	US - United States	Shuffle Master, Inc.
Iss DESIGN Pat D663785 for Electronic Roulette Table - US	D663785	7/17/2012	US - United States	Shuffle Master, Inc.
Iss Pat 5,536,016 for Progressive System for a Match Number Game and Method Therefor	5536016	7/16/1996	US - United States	Shuffle Master, Inc.
Iss Pat 5,577,731 for Method of Progressive Jackpot 21 Predetermined Winning Arrangement of Cards -US	5577731	11/26/1996	US - United States	Shuffle Master, Inc.
Iss Pat 5,584,483 for Playing Card Shuffling Machine & Methods	5584483	12/17/1996	US - United States	Shuffle Master, Inc.
Iss Pat 5,584,486 for Jackpot Pai Gow Poker - US	5584486	12/17/1996	US - United States	Shuffle Master, Inc.
Iss Pat 5,593,161 for Wagering Game with a Set of Rounds and Bets - US	5593161	1/14/1997	US - United States	Shuffle Master, Inc.
Iss Pat 5,636,842 for Method of Playing a Blackjack Card Game - US	5636842	6/10/1997	US - United States	Shuffle Master, Inc.

Patent Name	Patent No.	Issue Date	Country	Co./Sub

Iss Pat 5,676,372 for Playing Card Shuffler - US	5676372	10/14/1997	US - United States	Shuffle Master, Inc.
Iss Pat 5,683,085 for Card Handling Apparatus - US	5683085	11/4/1997	US - United States	Gaming Products Pty Ltd, Queensland, AU
Iss Pat 5,722,893 for Card dispensing shoe with scanner	5722893	3/3/1998	US - United States	Shuffle Master, Inc.
Iss Pat 5,725,216 for Methods of Playing Poker Games	5725216	3/10/1998	US - United States	Shuffle Master, Inc.
Iss Pat 5,743,798 for Apparatus For Playing a Roulette Game Including a Progressive Jackpot	5743798	4/28/1998	US - United States	Shuffle Master, Inc.
Iss Pat 5,779,546 for Automated Gaming System and Method of Automated Gaming	5779546	7/14/1998	US - United States	Shuffle Master, Inc.
Iss Pat 5,803,808 for Card game hand counter/decision counter device - US	5803808	9/8/1998	US - United States	Shuffle Master, Inc.
Iss Pat 5,863,041 for Pai Gow Poker with Auxiliary Game - US	5863041	1/26/1999	US - United States	Shuffle Master, Inc.
Iss Pat 5,890,440 for Multi-Compartment Cash Box - US	5890440	4/6/1999	US - United States	Shuffle Master, Inc.
Iss Pat 5,944,310 for Card Handling Apparatus - US	5944310	8/31/1999	US - United States	Gaming Products Pty Ltd, Queensland, AU
Iss Pat 5,964,464 for Methods of Playing Poker Games - US	5964464	10/12/1999	US - United States	Shuffle Master, Inc.
Iss Pat 6,019,368 for Playing Card Shuffling Machine & Methods	6019368	2/1/2000	US - United States	Shuffle Master, Inc.
Iss Pat 6,039,650 for Card dispensing shoe with scanner apparatus, system and method therefor	6039650	3/21/2000	US - United States	Shuffle Master, Inc.
Iss Pat 6,056,641 for Apparatus for Playing Card Games - US	6056641	5/2/2000	US - United States	Shuffle Master, Inc.
Iss Pat 6,068,258 for Method & Apparatus for Automatically Cutting and Shuffling Playing Cards - US	6068258	5/30/2000	US - United States	Shuffle Master, Inc.
Iss Pat 6,149,154 for Device & Method for Forming Hands of Randomly Arranged Cards - US	6149154	11/21/2000	US - United States	Shuffle Master, Inc.
Iss Pat 6,186,505 for Like Kind Money Board Table Game - US	6186505	2/13/2001	US - United States	Shuffle Master, Inc.
Iss Pat 6,206,374 for Methods of Playing Poker Games	6206374	3/27/2001	US - United States	Shuffle Master, Inc.
Iss Pat 6,227,969 for Match Symbol Side Bet Game - US	6227969	5/8/2001	US - United States	Shuffle Master, Inc.
Iss Pat 6,237,916 Method & App for Playing Card Games - US	6237916	5/29/2001	US - United States	SHFL entertainment, Inc.
Iss Pat 6,254,096 for Device and Method for Continuously Shuffling Cards - US	6254096	7/3/2001	US - United States	Shuffle Master, Inc.
Iss Pat 6,267,248 for Collating and Sorting Apparatus - US	6267248	7/31/2001	US - United States	Shuffle Master, Inc.
Iss Pat 6,293,546 for Remote Controller Device for Shuffling Machine - US	6293546	9/25/2001	US - United States	Shuffle Master, Inc.

2

Patent Name	Patent No.	Issue Date	Country	Co./Sub

Iss Pat 6,299,167 for Playing Card Shuffling Machine	6299167	10/9/2001	US - United States	Shuffle Master, Inc.
Iss Pat 6,299,536 for Card Dispensing Shoe with Scanner Apparatus, System and Method Therefor	6299536	10/9/2001	US - United States	Shuffle Master, Inc.
Iss Pat 6,325,373 for Method & Apparatus for Automatically Cutting and Shuffling Playing Cards - US	6325373	12/4/2001	US - United States	Shuffle Master, Inc.
Iss Pat 6,345,823 for Method and Apparatus for Playing Card Games - US	6345823	2/12/2002	US - United States	SHFL entertainment, Inc.
Iss Pat 6,375,189 for Methods for Providing a Jackpot Component in a Casino Game ... - US	6375189	4/23/2002	US - United States	Shuffle Master, Inc.
Iss Pat 6,402,150 for Methods For Providing a Jackpot Component In Casino Game Where Cards Are Dealt	6402150	6/11/2002	US - United States	Shuffle Master, Inc.
Iss Pat 6,517,073 for Betting Bystander Method and Apparatus	6517073	2/11/2003	US - United States	Shuffle Master, Inc.
Iss Pat 6,568,678 for Method and Apparatus for Automatically Cutting and Shuffling Playing Cards -US	6568678	5/27/2003	US - United States	Shuffle Master, Inc.
Iss Pat 6,568,682 for Maximum Bet Table Game Method and Apparatus - US	6568682	5/27/2003	US - United States	Shuffle Master, Inc.
Iss Pat 6,582,301 for System including card game dispensing shoe with barrier and scanner	6582301	6/24/2003	US - United States	Shuffle Master, Inc.
Iss Pat 6,585,588 for Multiple Play High Card Game - US	6585588	7/1/2003	US - United States	Shuffle Master, Inc.
Iss Pat 6,588,750 for Device & Method for Forming Hands of Randomly Arranged Decks of Cards - US	6588750	7/8/2003	US - United States	Shuffle Master, Inc.
Iss Pat 6,588,751 for Device & Method for Continuously Shuffling and Monitoring Cards - US	6588751	7/8/2003	US - United States	Shuffle Master, Inc.
Iss Pat 6,598,879 for Method of Playing Blackjack with Hit Insurance - US	6598879	7/29/2003	US - United States	Shuffle Master, Inc.
Iss Pat 6,604,741 for Split Card Feature During Continued Play of Blackjack - US	6604741	8/12/2003	US - United States	Shuffle Master, Inc.
Iss Pat 6,607,195 for Betting Bystander Method and Apparatus	6607195	8/19/2003	US - United States	Shuffle Master, Inc.
Iss Pat 6,629,894 for Inspection of Playing Cards	6629894	10/7/2003	US - United States	Shuffle Master, Inc.
Iss Pat 6,651,981 for Card Shuffling Apparatus with Integral Card Delivery - US	6651981	11/25/2003	US - United States	SHFL entertainment, Inc.
Iss Pat 6,651,982 for Card Shuffling Apparatus with Integral Card Delivery - US	6651982	11/25/2003	US - United States	SHFL entertainment, Inc.
Iss Pat 6,655,684 for Device & Method For Forming & Delv Hands From Randomly Arranged Decks - US	6655684	12/2/2003	US - United States	Shuffle Master, Inc.

3

Patent Name	Patent No.	Issue Date	Country	Co./Sub

Iss Pat 6,655,689 for Craps Game Improvement - US	6655689	12/2/2003	US - United States	Shuffle Master, Inc.
Iss Pat 6,676,127 for Collating and Sorting Apparatus - US	6676127	1/13/2004	US - United States	Shuffle Master, Inc.
Iss Pat 6,698,756 for Automatic Card Shuffler	6698756	3/2/2004	US - United States	SHFL entertainment, Inc.
Iss Pat 6,698,759 for Player Banked Three Card Poker and Associated Games - US	6698759	3/2/2004	US - United States	SHFL entertainment, Inc.
Iss Pat 6,719,288 for Remote Controlled Multiple Mode and Multi-Game Card Shuffling Device	6719288	4/13/2004	US - United States	Shuffle Master, Inc.
Iss Pat 6,726,205 for Inspection of Playing Cards	6726205	4/27/2004	US - United States	Shuffle Master, Inc.
Iss Pat 6,726,564 for Maximum Bet Table Game and Apparatus - US	6726564	4/27/2004	US - United States	Shuffle Master, Inc.
Iss Pat 6,729,620 for Methods for Providing a Jackpot Component in a Casino Game - US	6729620	5/4/2004	US - United States	Shuffle Master, Inc.
Iss Pat 6,789,801 for Baccarat Side Wager Game - US	6789801	9/14/2004	US - United States	Shuffle Master, Inc.
Iss Pat 6,837,792 for Automatic Discard Rack - US	6837792	1/4/2005	US - United States	Shuffle Master, Inc.
Iss Pat 6,840,517 for Poker Game With Bonus Payouts - US	6840517	1/11/2005	US - United States	Shuffle Master, Inc.
Iss Pat 6,886,829 for Image Capturing Card Shuffler - US	6886829	5/3/2005	US - United States	Shuffle Master, Inc.
Iss Pat 6,889,979 for Card Shuffler - US	6889979	5/10/2005	US - United States	Shuffle Master GmbH & Co KG.
Iss Pat 6,913,531 for Poker Game with Parlay Bet - US	6913531	7/5/2005	US - United States	Shuffle Master, Inc.
Iss Pat 6,959,925 for Automatic Card Shuffler - US	6959925	11/1/2005	US - United States	Shuffle Master, Inc.
Iss Pat 6,976,589 for Apparatus for Sorting Articles - US	6976589	12/20/2005	US - United States	Shuffle Master GmbH & Co KG
Iss Pat 7,028,826 for Apparatus for Sorting Articles - US	7028826	4/18/2006	US - United States	Shuffle Master GmbH & Co KG.
Iss Pat 7,029,009 for Playing Card Dealing Shoe w/Automated Internal Card Feeding & Card Reading-US	7029009	4/18/2006	US - United States	Shuffle Master, Inc.
Iss Pat 7,036,818 for Card Shuffling Apparatus with Automatic Card Size Calibration - US	7036818	5/2/2006	US - United States	Shuffle Master, Inc.
Iss Pat 7,059,602 for Card Shuffler with Staging Area for Collecting Groups of Cards-US	7059602	6/13/2006	US - United States	Shuffle Master, Inc.
Iss Pat 7,066,464 for Automatic Card Shuffler	7066464	6/27/2006	US - United States	Shuffle Master, Inc.
Iss Pat 7,073,791 for Card Shuffler with On-Demand Hand Delivery - US	7073791	7/11/2006	US - United States	Shuffle Master, Inc.
Iss Pat 7,100,919 for Craps Game Improvement - US	7100919	9/5/2006	US - United States	Shuffle Master, Inc.

4

Patent Name	Patent No.	Issue Date	Country	Co./Sub

Iss Pat 7,114,718 for SmartTable Card Hand Identification Method & Apparatus - US	7114718	10/3/2006	US - United States	Shuffle Master, Inc.
Iss Pat 7,137,627 for Device and Method for Continuously Shuffling and Monitoring Cards - US	7137627	11/21/2006	US - United States	Shuffle Master, Inc.
Iss Pat 7,201,268 for Apparatus for Sorting Articles - US	7201268	4/10/2007	US - United States	Shuffle Master GmbH & Co KG.
Iss Pat 7,213,812 for Intelligent Baccarat Shoe - US	7213812	5/8/2007	US - United States	Shuffle Master, Inc.
Iss Pat 7,234,698 for Device and Method for Continuously Shuffling and Monitoring Cards - US	7234698	6/26/2007	US - United States	Shuffle Master, Inc.
Iss Pat 7,246,799 for Method of Playing a Poker-Type Wagering Game with Multiple Betting Options -US	7246799	7/24/2007	US - United States	Shuffle Master, Inc.
Iss Pat 7,255,344 for Device and Method for Continuously Shuffling and Monitoring Cards - US	7255344	8/14/2007	US - United States	Shuffle Master, Inc.
Iss Pat 7,255,351 for Interactive Simulated Blackjack Game with Side Bet Apparatus and Method - US	7255351	8/14/2007	US - United States	Shuffle Master, Inc.
Iss Pat 7,261,294 for Playing Card Shuffler with Differential Hand Capability - US	7261294	8/28/2007	US - United States	SHFL entertainment, Inc.
Iss Pat 7,264,241 for Intelligent Baccarat Shoe - US	7264241	9/4/2007	US - United States	Shuffle Master, Inc.
Iss Pat 7,264,243 Six Card Poker Game - US	7264243	9/4/2007	US - United States	Shuffle Master, Inc.
Iss Pat 7,278,923 for Smart Discard Rack for Playing Cards - US	7278923	10/9/2007	US - United States	Shuffle Master, Inc.
Iss Pat 7,309,065 for Interactive Simulated Baccarat Side Bet Game Apparatus & Method	7309065	12/18/2007	US - United States	Shuffle Master, Inc.
Iss Pat 7,322,576 for Device for Continuously Shuffling & Monitoring Cards	7322576	1/29/2008	US - United States	Shuffle Master, Inc.
Iss Pat 7,331,579 for Poker Game w/Dealer Disqualifying Hand	7331579	2/19/2008	US - United States	Shuffle Master, Inc.
Iss Pat 7,338,044 for Card Shuffler with User Game Selection Input	7338044	3/4/2008	US - United States	Shuffle Master, Inc.
Iss Pat 7,341,510 for Casino Poker Game Table That Implements Play Of A Casino Game	7341510	3/11/2008	US - United States	Shuffle Master, Inc.
Iss Pat 7,367,561 for CARD SHUFFLER	7367561	5/6/2008	US - United States	Shuffle Master GmbH & Co KG.
Iss Pat 7,367,563 for Interactive Simulated Stud Poker Game Apparatus and Method-US	7367563	5/6/2008	US - United States	Shuffle Master, Inc.
Iss Pat 7,374,170 for Playing Card Dealing Shoe w/Automated Internal Card Feeding & Card Reading -US	7374170	5/20/2008	US - United States	Shuffle Master, Inc.

5

Patent Name	Patent No.	Issue Date	Country	Co./Sub
Iss Pat 7,384,044 for Card Shuffling Apparatus with Automatic Card Size Calibration	7384044	6/10/2008	US - United States	Shuffle Master, Inc.
Iss Pat 7,387,300 for Player Banked Four Card Poker-US	7387300	6/17/2008	US - United States	Shuffle Master, Inc.
Iss Pat 7,407,163 for Poker Game Played Against Multiple Dealer Hands - US	7407163	8/5/2008	US - United States	Shuffle Master, Inc.
Iss Pat 7,407,438 for Modular Dealing Shoe for Casino Table Card Games	7407438	8/5/2008	US - United States	Shuffle Master, Inc.
Iss Pat 7,413,191 for Device & Method for Forming and Delivering Hands from Randomly Arranged Decks	7413191	8/16/2008	US - United States	Shuffle Master, Inc.
Iss Pat 7,434,805 for Intelligent Baccarat Shoe	7434805	10/14/2008	US - United States	Shuffle Master, Inc.
Iss Pat 7,458,582 for 6-5-4 Casino Table Poker Game	7458582	12/2/2008	US - United States	Shuffle Master, Inc.
Iss Pat 7,461,843 for Automatic Card Shuffler	7461843	12/9/2008	US - United States	Shuffle Master, Inc.
Iss Pat 7,506,874 for Blackjack Game with Press Wager - US	7506874	3/24/2009	US - United States	Shuffle Master, Inc.
Iss Pat 7,510,190 for High-Low Poker Wagering Games-US	7510190	3/31/2009	US - United States	Shuffle Master, Inc.
Iss Pat 7,523,935 for Card Shuffling Apparatus with Integral Card Delivery	7523935	4/28/2009	US - United States	SHFL entertainment, Inc.
Iss Pat 7,523,936 for Device and Method for Forming and Delivering Hands from Randomly Arranged - US	7523936	4/28/2009	US - United States	Shuffle Master, Inc.
Iss Pat 7,533,886 for Play Four Poker with Bad Beat Feature - US	7533886	5/19/2009	US - United States	Shuffle Master, Inc.
Iss Pat 7,556,266 for Improved Gravity Feeding System for Shufflers	7556266	7/7/2009	US - United States	Shuffle Master GmbH & Co KG.
Iss Pat 7,584,962 for Card Shuffler with Jam Recovery and Display	7584962	9/8/2009	US - United States	Shuffle Master, Inc.
Iss Pat 7,584,966 for Four card poker and associated games -- US	7584966	9/8/2009	US - United States	Shuffle Master, Inc.
Iss Pat 7,593,544 for Manual Intelligent Shoe with Card Feed Limiter	7593544	9/22/2009	US - United States	Shuffle Master, Inc.
Iss Pat 7,594,660 for Automatic Card Shuffler - US	7594660	9/29/2009	US - United States	Shuffle Master, Inc.
Iss Pat 7,597,623 for Smart Discard Rack for Playing Cards - CONT - US	7597623	10/6/2009	US - United States	Shuffle Master, Inc.
Iss Pat 7,628,689 for Poker Game Utilizing Three Cards - US	7628689	12/8/2009	US - United States	SHFL entertainment, Inc.
Iss Pat 7,644,923 for Automatic Card Shuffler with Dynamic De-Doubler - US	7644923	1/11/2010	US - United States	Shuffle Master, Inc.
Iss Pat 7,661,676 for Card Shuffler w/Reading Capability Integrated Into ... - US	7661676	2/16/2010	US - United States	Shuffle Master, Inc.
Iss Pat 7,661,678 for Poker Game with Dealer Disqualifying Hand - US	7661678	2/16/2010	US - United States	Shuffle Master, Inc.
Iss Pat 7,669,852 for Automatic Card Shuffler - US	7669852	3/2/2010	US - United States	Shuffle Master, Inc.

6

Patent Name	Patent No.	Issue Date	Country	Co./Sub
Iss Pat 7,677,565 for Card Shuffler With Card Rank & Value Reading Capability - US	7677565	3/16/2010	US - United States	Shuffle Master, Inc.
Iss Pat 7,681,708 for Apparatus for Sorting Articles - US	7681708	3/23/2010	US - United States	Shuffle Master GmbH & Co KG.
Iss Pat 7,686,305 for Craps Game Improvement - US	7686305	3/30/2010	US - United States	Shuffle Master, Inc.
Iss Pat 7,699,694 for System including card game dispensing shoe and method -Hill - US	7699694	4/20/2010	US - United States	Shuffle Master, Inc.
Iss Pat 7,717,427 for Method of Scanning and Delivering Cards from a Shoe-US	7717427	5/18/2010	US - United States	Shuffle Master, Inc.
Iss Pat 7,735,657 for Collating Shuffler w/Card Identific Display - US	7735657	6/15/2010	US - United States	Shuffle Master, Inc.
Iss Pat 7,753,373 for Multiple Mode Card Shuffler and Card Reading Device	7753373	7/13/2010	US - United States	Shuffle Master, Inc.
Iss Pat 7,764,836 for Card Shuffler with Card Rank and Value Reading Capability Using CMOS Sensor	7764836	7/27/2010	US - United States	Shuffle Master, Inc.
Iss Pat 7,766,332 for Card handling devices and methods of using the same	7766332	8/3/2010	US - United States	Shuffle Master, Inc.
Iss Pat 7,769,232 for Unique Sensing System and Method for Reading Playing Cards	7769232	8/3/2010	US - United States	Shuffle Master, Inc.
Iss Pat 7,784,790 for Device and Method for Continuously Shuffling & Monitoring Cards	7784790	8/31/2010	US - United States	Shuffle Master, Inc.
Iss Pat 7,861,868 for Chip Sorting and Stacking Devices - US	7861868	1/4/2011	US - United States	Shuffle Master GmbH & Co KG.
Iss Pat 7,905,770 for Special Multiplier Bonus Game in Pai Gow Poker Variant - US	7905770	3/15/2011	US - United States	Shuffle Master, Inc.
Iss Pat 7,933,444 for Method of Locating Rank and Suit Symbols on Cards - US	7933444	4/26/2011	US - United States	Shuffle Master, Inc.
Iss Pat 7,933,448 for Card Reading System Employing CMOS Reader - US	7933448	4/26/2011	US - United States	Shuffle Master, Inc.
Iss Pat 7,934,980 for Chip Stack Cutter Devices for Displacing Chips ... - US	7934980	5/3/2011	US - United States	Shuffle Master GmbH & Co KG.
Iss Pat 7,946,586 for Swivel Mounted Card Handling Device - US	7946586	5/24/2011	US - United States	Shuffle Master GmbH & Co KG.
Iss Pat 7,950,663 for Intelligent Baccarat Shoe	7950663	5/31/2011	US - United States	Shuffle Master, Inc.
Iss Pat 7,967,294 for Card Shuffler with Gravity Feed System for Playing Cards - US	7967294	6/28/2011	US - United States	Shuffle Master GmbH & Co KG.
Iss Pat 7,976,023 for Image Capturing Card Shuffler - US	7976023	7/12/2011	US - United States	Shuffle Master, Inc.
Iss Pat 7,988,152 for Playing Card Shuffler - US	7988152	8/2/2011	US - United States	SHFL entertainment, Inc.
Iss Pat 7,992,720 for Chip Sorting Device - US	7992720	8/9/2011	US - United States	Shuffle Master GmbH & Co KG.

7

Patent Name	Patent No.	Issue Date	Country	Co./Sub
Iss Pat 8,002,638 for Smart Discard Rack for Playing Cards - CONT - US	8002638	8/23/2011	US - United States	Shuffle Master, Inc.
Iss Pat 8,066,847 for Chip Sorting Device --US	8066847	8/30/2011	US - United States	Shuffle Master GmbH & Co KG.
Iss Pat 8,011,661 for Shuffler with Shuffling Completion Indicator - US	8011661	9/6/2011	US - United States	SHFL entertainment, Inc.
Iss Pat 8,012,029 for Shuffling Apparatus and Method - US	8012029	9/6/2011	US - United States	Shuffle Master, Inc.
Iss Pat 8,025,294 for Card Shuffler With Card Rank and Value Reading Capability - US	8025294	9/27/2011	US - United States	SHFL entertainment, Inc.
Iss Pat 8,038,521 for Card Shuffling Apparatus with Automatic Card Size Calibration During Shuffling	8038521	10/18/2011	US - United States	Shuffle Master, Inc.
Iss Pat 8,070,574 for Apparatus, System, Method, and Computer-Readable Medium - US	8070574	12/6/2011	US - United States	Shuffle Master, Inc.
Iss Pat 8,118,305 for Mechanized Playing Card Dealing Shoe with Automatic Jam Recovery - US	8118305	2/21/2012	US - United States	Shuffle Master, Inc.
Iss Pat 8,128,091 for Casino Poker Games - US	8128091	3/6/2012	US - United States	SHFL entertainment, Inc.
Iss Pat 8,141,875 for Card Handling Devices and Networks Including Such Devices - US	8141875	3/27/2012	US - United States	Shuffle Master, Inc.
Iss Pat 8,150,157 for Card Shuffler with Card Rank and Value Reading Capability Using CMOS Sensor	8150157	4/3/2012	US - United States	Shuffle Master, Inc.
Iss Pat 8,150,158 for Unique Sensing System and Method for Reading Playing Cards - US	8150158	4/3/2012	US - United States	Shuffle Master, Inc.
Iss Pat 8,191,894 for Card Feed Mechanism for Card Handling Apparatuses and Related Methods - US	8191894	6/5/2012	US - United States	Shuffle Master, Inc.
Iss Pat 8,205,884 for Intelligent Baccarat Shoe - US	8205884	6/26/2012	US - United States	Shuffle Master, Inc.
Iss Pat 8,210,535 for Device and Method for Continuously Shuffling & Monitoring Cards	8210535	7/3/2012	US - United States	Shuffle Master, Inc.
Iss Pat 8,210,536 for Improved Gravity Feeding System for Shufflers - US	8210536	7/3/2012	US - United States	Shuffle Master GmbH & Co KG.
Iss Pat 8,251,801 for Automated Table Chip-Change Screen Feature - US	8251801	8/28/2012	US - United States	Shuffle Master, Inc.
Iss Pat 8,262,475 for Chipless Table Split Screen Feature - US	8262475	9/11/2012	US - United States	Shuffle Master, Inc.
Iss Pat 8,267,404 for Playing Card Shuffler with Differential Hand Capability	8267404	9/18/2012	US - United States	SHFL entertainment, Inc.
Iss Pat 8,272,958 for Automated Multiplayer Game Table With Unique Image Feed of Dealer	8272958	9/25/2012	US - United States	Shuffle Master, Inc.

8

Patent Name	Patent No.	Issue Date	Country	Co./Sub
Iss Pat 8,287,347 for Egregious Error Mitigation System - US	8287347	10/16/2012	US - United States	SHFL entertainment, Inc.
Iss Pat 8,298,052 for Apparatus for Sorting Articles - US	8298052	10/30/2012	US - United States	Shuffle Master GmbH & Co KG.
Iss Pat 8,336,699 for Chip Sorting Devices, Components Therefor and Methods of Ejecting Chips - US	8336699	12/25/2012	US - United States	Shuffle Master GmbH & Co KG.
Iss Pat 8,337,296 for Method and Apparatus for Using Upstream Communication in a Card Shuffler	8337296	12/25/2012	US - United States	SHFL entertainment, Inc.
Iss Pat 8,342,525 for Card shuffler with adjacent card infeed and card output compartments - US	8342525	1/1/2013	US - United States	SHFL entertainment, Inc.
Iss Pat 8,342,529 for Automated House Way Indicator and Activator - US	8342529	1/1/2013	US - United States	Shuffle Master, Inc.
Iss Pat 8,353,513 for Card Weight for Gravity Feed Input for Playing Card Shuffler - US	8353513	1/15/2013	US - United States	SHFL entertainment, Inc.
Iss Pat 8,371,918 for Special Multiplier Bonus Game in Pai Gow Poker Variant - US	8371918	2/12/2013	US - United States	SHFL entertainment, Inc.
Iss Pat 8,381,918 for Shuffling Apparatus and Method - US	8381918	2/26/2013	US - United States	Shuffle Master, Inc.
Iss Pat 8,387,987 for Casino Poker Games - US	8387987	3/5/2013	US - United States	Shuffle Master, Inc.
Iss Pat 8,393,942 for Chip Stack Cutter Devices for Displacing Chips in a Chip Stack ... - US	8393942	3/12/2013	US - United States	Shuffle Master GmbH & Co KG.
Iss Pat 8,419,016 for Playing Card Delivery for Games with Multiple Dealing Rounds	8419016	4/16/2013	US - United States	Shuffle Master, Inc.
Iss Pat 8,419,521 for Method and Apparatus for Card Handling Device Calibration - US	8419521	4/16/2013	US - United States	SHFL entertainment, Inc.
Iss Pat 8,444,146 for Automatic Card Shuffler - US	8444146	5/21/2013	US - United States	SHFL entertainment, Inc.
Iss Pat 8,444,147 for Multiple Mode Card Shuffler and Card Reading Device - US	8444147	5/21/2013	US - United States	SHFL entertainment, Inc.
Iss Pat 8,469,360 for Playing Card Shuffler - US	8469360	6/25/2013	US - United States	SHFL entertainment, Inc.
Iss Pat 8,475,252 for Multi Player Games Using Individual Player Decks - US	8475252	7/2/2013	US - United States	SHFL entertainment, Inc.
Iss Pat Des D432,588 for Card Shuffling Apparatus - US	D432588	10/24/2000	US - United States	Shuffle Master, Inc.
Iss Pat No 5,695,189 for App and Method for Automatically Cutting and Shuffling Playing Cards - US	5695189	12/9/1997	US - United States	Shuffle Master, Inc.
Iss Pat No 5,711,525 for Method of Playing Wagering Game with Built In Probability Variations - US	5711525	1/27/1998	US - United States	Shuffle Master, Inc.
Iss Pat No. 5,685,774 for Method of Playing Card Games - US	5685774	11/11/1997	US - United States	Shuffle Master, Inc.

9

Patent Name	Patent No.	Issue Date	Country	Co./Sub
Iss Pat No. 7,140,614 for Poker Game with Required Dealer Discard - US	7140614	12/28/2006	US - United States	Shuffle Master, Inc.
Iss Pat No. 7,195,243 for PLAY FOUR POKER - US	7195243	3/27/2007	US - United States	Shuffle Master, Inc.
Iss Pat SMAu 6,659,866 for Automatic Table Game - US	6659866	12/9/2003	US - United States	Shuffle Master Australasia Pty Limited and Crown Limited
Iss Pat SMAu 8,251,794 for Improvements in Slot Machine Game - US	8251794	8/28/2012	US - United States	Shuffle Master Australasia Pty Limited
Iss Pat SMAu Design No. D598,958 for Automated Craps Table - US	D598958	8/25/2009	US - United States	Shuffle Master Australasia Pty Limited
Iss Pat SMAu Design No. D635616 for Automated Truncated Craps Table - US	D635616	4/5/2011	US - United States	Shuffle Master Australasia Pty Limited
Iss Patent 8,251,802 for Automated House Way Indicator and Commission Indicator - US	8251802	8/28/2012	US - United States	Shuffle Master, Inc.
Issued Pat 6,139,014 for Method & Apparatus for Automatically Cutting and Shuffling Playing Cards-US	6139014	10/31/2000	US - United States	Shuffle Master, Inc.
Issued Pat 7,677,566 for Pre-Shuffler for a Playing Card Shuffling Machine	7677566	3/16/2010	US - United States	Shuffle Master GmbH & Co KG.
Issued Patent 7,584,963 for Pre-Shuffler for a Playing Card Shuffling Machine	7584963	9/8/2009	US - United States	Shuffle Master GmbH & Co KG.
Reissue Pat RE42,944 for CARD SHUFFLING DEVICE	RE42944	11/22/2011	US - United States	Shuffle Master GmbH & Co KG.

Patent Applications

Patent Name	Application No.	Filing Date	Country	Co./Sub
PA for Administering Wagering Games Having Supplemental Pot	13864069	4/16/2013	US - United States	Shuffle Master, Inc.
PA for Apparatus for Receiving and Sorting Discs - US	13662665	10/29/2012	US - United States	Shuffle Master GmbH & Co KG.
PA for Apparatus, System, Method, and Computer-Readable Medium for Casino Card Handling with Mu - US	13311166	12/5/2011	US - United States	Shuffle Master, Inc.
PA for Apparatuses and Methods for Continuously Supplying Sets of Cards for a Card Game - US	13898165	5/20/2013	US - United States	SHFL entertainment, Inc.
PA for Apparatuses for Providing Hands of Playing Cards with Differential Hand Count Capability - US	13620137	9/14/2012	US - United States	SHFL entertainment, Inc.
PA for Automated Multiplayer Game Table W/Unique Image Feed of Dealer	13625636	9/25/2012	US - United States	Shuffle Master, Inc.

10

Patent Name	Application No.	Filing Date	Country	Co./Sub
PA for Automatic Card Shuffler - US	11456814	7/12/2006	US - United States	SHFL entertainment, Inc.
PA for Automatic Card Shuffler with Pivotal Card Weight and Divider Gate - US	13714211	12/13/2012	US - United States	SHFL entertainment, Inc.
PA for Automatic System and Methods for Accurate Card Handling - US	12943871	11/10/2010	US - United States	Shuffle Master, Inc.
PA for Bad Beat Side Bet on House Banked Casino Card Games - US	11801784	5/11/2007	US - United States	Shuffle Master, Inc.
PA for Batch Card Shuffling Apparatuses Including Multi-Card Storage Compartments and Related Method	13560792	7/27/2012	US - United States	SHFL entertainment, Inc.
PA for Bet Sensors, Gaming Tables With One or More Bet Sensors, and Related Methods	13829843	3/14/2013	US - United States	Shuffle Master, Inc.
PA for Bet Withdrawal Game w/TCP Side Bet	10658863	9/9/2003	US - United States	Shuffle Master, Inc.
PA for Blackjack Dealing Shoe and Information Display System - US	12221607	8/4/2008	US - United States	Shuffle Master, Inc.
PA for Card Handling Devices and Methods of Using Such Devices - US	13776226	2/25/2013	US - United States	Shuffle Master, Inc.
PA for Card Handling Devices and Related Methods - US	13431757	3/27/2012	US - United States	SHFL entertainment, Inc.
PA for Card Handling Systems, Devices for Use in Card Handling and Related Methods - US	13270109	10/10/2011	US - United States	Shuffle Master GmbH & Co KG.
PA for Card Reading Shoe With Card Stop Feature And Systems Utilizing The Same	12291909	11/14/2008	US - United States	Shuffle Master, Inc.
PA for Card Reading Shoe With Inventory Correction Feature And Methods Of Correcting Inventory - US	12321318	1/16/2009	US - United States	SHFL entertainment, Inc.
PA for Card Recognition System, Card Handling device, and Method for Tuning a Card Handling Device	13631658	9/28/2012	US - United States	Shuffle Master, Inc.
PA for Card Shuffler With Card Rank and Value Reading Capability - US	13219360	8/26/2011	US - United States	SHFL entertainment, Inc.

11

Patent Name	Application No.	Filing Date	Country	Co./Sub
PA for Card Shuffling and Card Handling Device - US	13438193	4/3/2012	US - United States	Shuffle Master, Inc.
PA for Card Shuffling Apparatuses and Related Methods - US	13631543	9/28/2012	US - United States	Shuffle Master, Inc.
PA for Card Weight for Gravity Feed Input for Playing Card Shuffler - US	13741236	1/14/2013	US - United States	SHFL entertainment, Inc.
PA for Carousel Shuffler with Leaf Spring for Retaining Groups of Cards in Place - US	13300733	11/21/2011	US - United States	Shuffle Master GmbH & Co KG.
PA for Casino Poker Games - US	13784671	3/4/2013	US - United States	SHFL entertainment, Inc.
PA for Cellular Shuffler System and Method	13632875	10/1/2012	US - United States	Shuffle Master, Inc.
PA for Chip Sorting Devices, Components Therefor and Methods of Ejecting Chips - US	13714843	12/14/2012	US - United States	Shuffle Master GmbH & Co KG.
PA for Device and Method for Handling, Shuffling and Moving Cards - US	13803837	3/14/2013	US - United States	SHFL entertainment, Inc.
PA for Device and Method for Handling, Shuffling, and Moving Cards - US	13540234	7/2/2012	US - United States	Shuffle Master, Inc.
PA for Distributing Supplemental Pot in Wagering Games Based on Predetermined Event	13871824	4/26/2013	US - United States	Shuffle Master, Inc.
PA for Electronic Gaming Displays, Gaming Tables Including Electronic Gaming Displays and Related ..	13919849	6/17/2013	US - United States	SHFL entertainment, Inc.
PA for Ergonomic Card Delivery Shoe -- US	12501322	7/10/2009	US - United States	Shuffle Master, Inc.
PA for Four Card Poker Game with Variable Wager	13631821	9/28/2012	US - United States	SHFL entertainment, Inc.
PA for Four Card Poker Game with Variable Wager	13631818	9/28/2012	US - United States	SHFL entertainment, Inc.
PA for Four Card Poker with Variable Betting Structure - US	11499864	8/4/2006	US - United States	Shuffle Master, Inc.

12

Patent Name	Application No.	Filing Date	Country	Co./Sub
PA for Gaming Machines with Individual Player Stations	29454712	5/13/2013	US - United States	SHFL entertainment, Inc.
PA for Image Capturing Card Shuffler - EP	91578393	4/14/2009	US - United States	Shuffle Master, Inc.
PA for Image Capturing Card Shuffler - US	11177013	7/7/2005	US - United States	Shuffle Master, Inc.
PA for Improved Gravity Feeding System for Shufflers - US	13540434	7/2/2012	US - United States	Shuffle Master GmbH & Co KG.
PA for Intelligent Automatic Shoe and Cartridge	12228713	8/15/2008	US - United States	Shuffle Master, Inc.
PA for Interactive Financial Transactions	13860991	4/11/2013	US - United States	Shuffle Master, Inc.
PA for Jam Detection in a Card Shuffler - US	13411922	3/5/2012	US - United States	Shuffle Master, Inc.
PA for Method and Apparatus for Card Handling Device Calibration - US	13863749	4/16/2013	US - United States	SHFL entertainment, Inc.
PA for Method and Apparatus for Variable Contribution Progressive Jackpots - US	11803980	5/15/2007	US - United States	Shuffle Master, Inc.
PA for Method and Apparatus for Variant of Texas Hold ‘Em Poker - US	13455742	4/25/2012	US - United States	Shuffle Master, Inc.
PA for Method for Conducting Play of a Wagering Game	13549969	7/16/2012	US - United States	SHFL entertainment, Inc.
PA for Method of Forming Groups of at Least Two Random Cards - US	13485670	5/31/2012	US - United States	Shuffle Master, Inc.
PA for Method, Apparatus and System for Egregious Error Mitigation	13623679	9/20/2012	US - United States	SHFL entertainment, Inc.
PA for Methods and Apparatus for Games Permitting Payout Allocation Toward Same-Round Wagers	13843060	3/15/2013	US - United States	SHFL entertainment, Inc.
PA for Methods and Apparatus for Games that Permit Rewagering	13631630	9/28/2012	US - United States	SHFL entertainment, Inc.

13

Patent Name	Application No.	Filing Date	Country	Co./Sub
PA for Methods and Apparatus for Games that Permit Rewagering - US	13483983	5/30/2012	US - United States	SHFL entertainment, Inc.
PA for Methods and apparatuses for an automatic card handling device and communication networks incl	11558818	11/10/2006	US - United States	SHFL entertainment, Inc.
PA for Methods of Administering a Wagering Game Based on Comparison of Straights	13920028	6/17/2013	US - United States	SHFL entertainment, Inc.
PA for Methods of Administering Wagering Games and Related Systems and Apparatuses	13563491	7/31/2012	US - United States	Shuffle Master, Inc.
PA for Methods of Handling Cards and of Selectively Delivering Bonus Cards - US	13422167	3/16/2012	US - United States	Shuffle Master, Inc.
PA for Methods of Managing Play of Wagering Games and Systems for Managing Play of Wagering Games	13215125	8/22/2011	US - United States	SHFL entertainment, Inc.
PA for Methods of Playing Wagering Games	13631825	9/28/2012	US - United States	SHFL entertainment, Inc.
PA for Methods of Playing Wagering Games - US	13399141	2/17/2012	US - United States	Shuffle Master, Inc.
PA for Methods of Playing Wagering Games and Related Apparatuses - US	13757628	2/1/2013	US - United States	Shuffle Master, Inc.
PA for Methods, Apparatuses, and Systems for Administering Wagering Games	13626763	9/25/2012	US - United States	SHFL entertainment, Inc.
PA for Methods, Systems, and Apparatuses for Wagering Games Including Player-Banked Side Bets	13611002	9/12/2012	US - United States	Shuffle Master, Inc.
PA for Multiple Mode Card Shuffler and Card Reading Device - US	13777744	2/26/2013	US - United States	Shuffle Master, Inc.
PA for Network Gaming Architecture, Gaming Systems, and Related Methods	13609031	9/10/2012	US - United States	SHFL entertainment, Inc.
PA for Network Gaming Architecture, Gaming Systems, and Related Methods - US	13353194	1/18/2012	US - United States	SHFL entertainment, Inc.
PA for No Commission Pai Gow Poker -- US	12618597	11/13/2009	US - United States	Shuffle Master, Inc.

14

Patent Name	Application No.	Filing Date	Country	Co./Sub
PA for Physical Playing Card Gaming Systems and Related Methods	13598239	8/29/2012	US - United States	Shuffle Master, Inc.
PA for Play for Fun Network Gaming System and Method	13624743	9/21/2012	US - United States	SHFL entertainment, Inc.
PA for Playing Card Delivery for Games with Multiple Dealing Rounds	13692033	12/3/2012	US - United States	SHFL entertainment, Inc.
PA for Playing Card Shuffler - US	13925249	6/24/2013	US - United States	SHFL entertainment, Inc.
PA for Progressive Side Bets with Variable Wagers - US	11591259	10/31/2006	US - United States	Shuffle Master, Inc.
PA for Seven-Card Poker Game With Pot Game Feature-- US	12490233	6/23/2009	US - United States	Shuffle Master, Inc.
PA for Shuffler and Method of Shuffling Cards- US	13758773	2/4/2013	US - United States	SHFL entertainment, Inc.
PA for Shuffler w/Exchangeable Front End w/Software to Operate a Shuffler in Two Modes - US	13204988	8/8/2011	US - United States	Shuffle Master GmbH & Co KG.
PA for Shuffler with Shuffling Completion Indicator - US	13204295	8/5/2011	US - United States	SHFL entertainment, Inc.
PA for System Including Card Game Dispensing Shoe and Method - US	13450353	4/18/2012	US - United States	Shuffle Master, Inc.
PA for Systems and Methods for Assisting Players in Arranging Hands for Table Games	13592477	8/23/2012	US - United States	SHFL entertainment, Inc.
PA for Systems, Methods, and Devices for Displaying Historical Roulette Information - US	13631598	9/28/2012	US - United States	SHFL entertainment, Inc.
PA for Two-Way Communication Shuffler Network - US	13719059	12/18/2012	US - United States	Shuffle Master, Inc.
PA for Variant of Texas Hold ‘Em Poker	13631816	9/28/2012	US - United States	SHFL entertainment, Inc.
PA for Wager Recognition System - US	12946814	11/15/2010	US - United States	Shuffle Master, Inc.

15

Patent Name	Application No.	Filing Date	Country	Co./Sub
PA SMAu for A Method and Arrangement for Displaying an EGM Bonus Feature - US	12451961	3/29/2010	US - United States	Shuffle Master Australasia Pty Limited
PA SMAu for A Method and System for Gaming - US	13620217	9/14/2012	US - United States	Shuffle Master Australasia Pty Limited
PA SMAu for A Method and System for Gaming - US	13042647	3/8/2011	US - United States	Shuffle Master Australasia Pty Limited
PA SMAu for Automatic Table Game - US	13789189	3/7/2013	US - United States	Shuffle Master Australasia Pty Limited; Crown Limited
PA SMAu for Automatic Table Game - US	11541898	10/2/2006	US - United States	Shuffle Master Australasia Pty Limited; Crown Limited
PA SMAu for Award Feature for a Gaming Machine - US	13392359	2/24/2012	US - United States	Shuffle Master Australasia Pty Limited
PA SMAu for Enhanced Wagering Game - US	13582019	8/30/2012	US - United States	Shuffle Master Australasia Pty Limited
PA SMAu for Improvements in Slot Machine Game - US	13589232	8/20/2012	US - United States	Shuffle Master Australasia Pty Limited
PA SMAu for Linear Scatter Jackpot Method and System	10591310	9/1/2006	US - United States	SHFL entertainment (Australasia) Pty Limited
PA SMAu for Linear Scatter Jackpot Method and System - US	13930720	6/28/2013	US - United States	SHFL entertainment (Australasia) Pty Limited
PA SMAu for Linear Scatter Jackpot Method and System - US	12012230	1/31/2008	US - United States	Shuffle Master Australasia Pty Limited
PA SMAu for Methods and Systems for Electronic Gaming - US	13894361	5/14/2013	US - United States	SHFL entertainment (Australasia) Pty Limited
PA SMAu for Number Selection Game with Redraw and Feature Award Rounds - US	12932482	2/25/2011	US - United States	Shuffle Master Australasia Pty Limited
PA for Automatic System and Methods for Accurate Card Handling - US	PCTUS2011059797	11/8/2011	WO - PCT	SHFL entertainment, Inc.
PA for Chipless Table Split Screen Feature - EP	9798664	7/14/2009	WO - PCT	Shuffle Master, Inc.

16

Patent Name	Application No.	Filing Date	Country	Co./Sub
PA for Distributing Supplemental Pot in Wagering Games Based on Predetermined Events - PCT	PCTUS1338688	4/29/2013	WO - PCT	SHFL entertainment, Inc.
PA for Interactive Financial Transactions - PCT	PCTUS1336243	4/11/2013	WO - PCT	SHFL entertainment, Inc.
PA for Network Gaming Architecture, Gaming Systems, and Related Methods - WO	PCTUS1322153	1/18/2013	WO - PCT	SHFL entertainment, Inc.
PA for Play for Fun Network Gaming System and Method - WO	PCTUS1321959	1/17/2013	WO - PCT	SHFL entertainment, Inc.

Trademark and Service Mark Registrations and Applications

Trademark	Ser. No.	Reg. No.	Filing Date	Reg. Date	Country	Company
BIG RAISE (word mark) IC 41	85822761		1/14/2013		US - United States	SHFL entertainment, Inc.
SMAu - CHOMP! (word mark)	85/730,194		9/16/2012		US - United States	Shuffle Master Australasia Pty Limited
DECK CHECKER (and design)	85/420,604		9/12/2011		US - United States	SHFL entertainment, Inc.
SMAu - EPIC QUEST (word mark)	85/725,340		9/10/2012		US - United States	Shuffle Master Australasia Pty Limited
LET IT RIDE PROGRESSIVE (and design)	85/400,707		8/17/2011		US - United States	SHFL entertainment, Inc.
SMAu - DUO FÚ DUO CÁI (word mark)	85/896,572		4/5/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
SHUFFLEMASTER.COM (word mark)	78/887,297	3,761,885	5/19/2006	3/16/2010	US - United States	Shuffle Master, Inc.
SHUFFLE MASTER (word mark)	85708526	4,317,130	8/21/2012	4/9/2013	US - United States	Shuffle Master, Inc.
SMAu - PIXIU (word mark)	85/911,541		4/22/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
HIGH FIVE POKER (word mark)	85555596		2/28/2012		US - United States	SHFL entertainment, Inc.
SMAu - VEGAS STAR LIVE ROULETTE(and design)	85/489,753		12/7/2011		US - United States	SHFL entertainment (Australasia) Pty Limited
RAISE IT UP STUD POKER (and design)	85/741,753		9/28/2012		US - United States	SHFL entertainment, Inc.
SMAu - RAPID FUSION (word mark)	85/732,366		9/18/2012		US - United States	Shuffle Master Australasia Pty Limited

17

Trademark	Ser. No.	Reg. No.	Filing Date	Reg. Date	Country	Company
SHUFFLE MASTER INCORPORATED (and design)	78/726,454	3,145,173	10/4/2005	9/19/2006	US - United States	Shuffle Master, Inc.
BIG RAISE HOLD’EM	85739978		9/27/2012		US - United States	SHFL entertainment, Inc.
SMAu - ALL UP (word mark)	85/726,670		9/12/2012		US - United States	Shuffle Master Australasia Pty Limited
THREE CARD POKER PROGRESSIVE (and design)	85/177,378		11/15/2010		US - United States	SHFL entertainment, Inc.
SMAu - GOLD BOOM (word mark)	85/973,872		6/30/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
SHFL ENTERTAINMENT (design - B/W)	85/689,970		7/30/2012		US - United States	SHFL entertainment, Inc.
SMAu - TIGER POWER (word mark)	85/721,499		9/5/2012		US - United States	Shuffle Master Australasia Pty Limited
SMAu - RIVER QUEEN (word mark)	85/944,372		5/28/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - BLAZE PAYS (word mark)	85/726,668		9/12/2012		US - United States	Shuffle Master Australasia Pty Limited
TREATY BONUS	85/688,036		7/26/2012		US - United States	Shuffle Master, Inc.
PAIR PLUS (word mark)	85556761		2/29/2012		US - United States	SHFL entertainment, Inc.
SMAu - ALL UP (and design)	85/907,468		4/17/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - KELLY’S GOLD (word mark) Section 44(d)	85/730,193		9/16/2012		US - United States	Shuffle Master Australasia Pty Limited
SMAu - 88 FORTUNES (word mark) Section 44(d)	85/738,396		9/25/2012		US - United States	Shuffle Master Australasia Pty Limited
SMAu - SUMMER FESTIVAL (word mark)	85/738,492		9/25/2012		US - United States	Shuffle Master Australasia Pty Limited
A BETTER GAME (and design) IC 41	85850564		2/14/2013		US - United States	SHFL entertainment, Inc.
SMAu - SAMURAI SPIRIT (word mark) Section 44(d)	85/738,388		9/25/2012		US - United States	Shuffle Master Australasia Pty Limited
ROYAL MATCH 21 (and design) - crown	85/430,207	4,128,858	9/23/2011	4/17/2012	US - United States	Shuffle Master, Inc.
SIX CARD POKER (and design)	85/339,592	4,180,646	6/7/2011	7/24/2012	US - United States	Shuffle Master, Inc.

18

Trademark	Ser. No.	Reg. No.	Filing Date	Reg. Date	Country	Company
SMAu - EUREKA DIAMOND MINE (word mark) Section 44(d)	85/738,404		9/25/2012		US - United States	Shuffle Master Australasia Pty Limited
SME - CHIP STAR (and design)	85965219		6/20/2013		US - United States	Shuffle Master GmbH & Co KG.
SMAu - GOLD SELECT (word mark)	85/714,264		8/27/2012		US - United States	Shuffle Master Australasia Pty Limited
ROYAL MATCH 21 (word mark)	85/177,354	4097909	11/15/2010	2/14/2012	US - United States	Shuffle Master, Inc.
SMAu - YELLOW EMPEROR (word mark)	85/717,678		8/30/2012		US - United States	Shuffle Master Australasia Pty Limited
BET THE SET “21” (word mark)	85556260		2/29/2012		US - United States	SHFL entertainment, Inc.
STRAIGHT JACK (word mark)	85/238,493	4,047,052	2/9/2011	10/25/2011	US - United States	Shuffle Master, Inc.
SMAu - LOTUS MAGIC (word mark) Section 44(d)	85/738,393		9/25/2012		US - United States	Shuffle Master Australasia Pty Limited
SME - CONNECT2TABLE (and design)	85929263		5/21/2013		US - United States	Shuffle Master GmbH & Co KG.
PAIR PLUS (word mark)	85/390,144		8/4/2011		US - United States	SHFL entertainment, Inc.
SMAu - CAPE FORTUNE (word mark) Section 44(d)	85/727,771		9/13/2012		US - United States	Shuffle Master Australasia Pty Limited
TABLE MASTER (word mark)	78/248,099	3,644,908	5/9/2003	6/23/2009	US - United States	Shuffle Master, Inc.
THREE CARD (word mark)	85503603		12/27/2011		US - United States	SHFL entertainment, Inc.
SMAu - LITTLE DRAGON (word mark)	85/726,455		9/11/2012		US - United States	Shuffle Master Australasia Pty Limited
SMAu - AFRICAN FORTUNES (word mark)	85/748,644		10/8/2012		US - United States	SHFL entertainment (Australasia) Pty Limited
SHUFFLE MASTER INCORPORATED (and design)	78/747,598	3,291,942	11/4/2005	9/11/2007	US - United States	Shuffle Master, Inc.
SMAu - RAPID FUSION (design mark)	85/839,458		2/3/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - CATS, HATS & BATS (word mark)	85/738,401		9/25/2012		US - United States	Shuffle Master Australasia Pty Limited
SMAu - EUREKA GOLD MINE (word mark)	85/727,593		9/12/2012		US - United States	Shuffle Master Australasia Pty Limited

19

Trademark	Ser. No.	Reg. No.	Filing Date	Reg. Date	Country	Company
SMAu - SL-V (word mark)	85/938,872		5/21/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
KING’S BOUNTY BLACKJACK (and design)	85498192		12/17/2011		US - United States	SHFL entertainment, Inc.
SME - four2eight (word mark) IC 28	85900675		4/10/2013		US - United States	Shuffle Master GmbH & Co KG.
ROYAL MATCH 21 PROGRESSIVE (and design) - shield	85/395,991	4,138,142	8/11/2011	5/8/2012	US - United States	Shuffle Master, Inc.
ROYAL MATCH 21 (word mark)	78/459,574	3,335,935	7/30/2004	11/13/2007	US - United States	Shuffle Master, Inc.
PAIR PLUS (word mark)	85/385,930		8/1/2011		US - United States	SHFL entertainment, Inc.
DEALER BLUFF SIX CARD POKER TWO-WAY BAD BEAT (word mark)	85/421,770	4,289,815	9/13/2011	2/12/2013	US - United States	Shuffle Master, Inc.
ROYAL MATCH 21 (word mark)	78/376,979	3,059,521	3/2/2004	2/14/2006	US - United States	Shuffle Master, Inc.
CRAZY 4 POKER	85/729,675		9/14/2012		US - United States	SHFL entertainment, Inc.
SMAu - BRAVO BULL (word mark)	85/880,456		3/19/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - KARNAK (word mark)	85/748,566		10/8/2012		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - 5 TREASURES (word mark)	85/384,405		9/25/2012		US - United States	Shuffle Master Australasia Pty Limited
BIG BOMB BONUS (word mark)	85505241		12/29/2011		US - United States	SHFL entertainment, Inc.
ROYAL MATCH 21 PROGRESSIVE (and design) - shield	77/464,946	3,696,620	5/2/2008	10/13/2009	US - United States	Shuffle Master, Inc.
MISSISSIPPI STUD	85/727,439		9/12/2012		US - United States	SHFL entertainment, Inc.
SMAu - RANDOM MAGIC (word mark)	85/738,403		9/25/2012		US - United States	Shuffle Master Australasia Pty Limited
PUSH 22 (and design)	85/574596		3/20/2012		US - United States	SHFL entertainment, Inc.
SHUFFLE MASTER INCORPORATED (word mark)	77/726,433	3,978,648	4/30/2009	6/14/2011	US - United States	Shuffle Master, Inc.
SMAu - HUBBLE, BUBBLE & TRUBBLE (word mark)	85/738,398		9/25/2012		US - United States	Shuffle Master Australasia Pty Limited
SMAu - MAGIC MASTER (Word Mark)	85/748,552		10/8/2012		US - United States	SHFL entertainment (Australasia) Pty

20

Trademark	Ser. No.	Reg. No.	Filing Date	Reg. Date	Country	Company
						Limited
SMAu - OINK! (word mark)	85/725,399		9/10/2012		US - United States	Shuffle Master Australasia Pty Limited
SMAu - MULTIDELUXE (and design)	85/950,795		6/4/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - REEL WAYS (word mark)	85/673,512		7/10/2012		US - United States	Shuffle Master Australasia Pty Limited
SMAu - LEGEND OF THE LAMP (word mark)	85/751,054		10/11/2012		US - United States	Shuffle Master Australasia Pty Limited
SMAu - GO GO GORILLA (word mark)	85/817,363		1/7/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
STRAIGHT EDGE (word mark)	85911867		4/23/2013		US - United States	SHFL entertainment, Inc.
SMAu - ROYAL GOLD (word mark)	85/732,367		9/18/2012		US - United States	Shuffle Master Australasia Pty Limited
SMAu - NORTHERN BUCK (word mark)	85/910,274		4/21/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
CASINO WAR (word mark)	85/718,633		8/31/2012		US - United States	SHFL entertainment, Inc.
DEALER BLUFF SIX CARD POKER (word mark)	77/858,357	3,885,009	10/27/2009	12/7/2010	US - United States	Shuffle Master, Inc.
ROYAL MATCH 21 (word mark)	85556452		2/29/2012		US - United States	SHFL entertainment, Inc.
ULTIMATE TEXAS HOLD ‘EM(word mark)	85556312		2/29/2012		US - United States	SHFL entertainment, Inc.
ROYAL MATCH 21 (and design)	78/681,365	3,277,082	7/29/2005	8/7/2007	US - United States	Shuffle Master, Inc.
SMAu - JUMPIN’ PUMPKIN (word mark)	85/938,882		5/21/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
SHUFFLE MASTER, INC. (word mark)	85/397,183	4,134,639	8/12/2011	5/1/2012	US - United States	Shuffle Master, Inc.
SMAu - LIONESS (word mark)	85/725,401		9/10/2012		US - United States	Shuffle Master Australasia Pty Limited
SHFL ENTERTAINMENT (design - Color Red/Black)	85/689,985		7/30/2012		US - United States	SHFL entertainment, Inc.
ROYAL MATCH 21 (and design) - shield	85/395,423	4,134,618	8/11/2011	5/1/2012	US - United States	Shuffle Master, Inc.

21

Trademark	Ser. No.	Reg. No.	Filing Date	Reg. Date	Country	Company
SMAu - 5 JEWELS (word mark)	85/748,652		10/8/2012		US - United States	SHFL entertainment (Australasia) Pty Limited
DRAGON BONUS	85/729,716		9/14/2012		US - United States	SHFL entertainment, Inc.
SMAu - DIAMOND ETERNITY (word mark)	85/722,656		9/6/2012		US - United States	Shuffle Master Australasia Pty Limited
SHUFFLE UP PRODUCTIONS (word mark)	78/830,545	3,314,435	3/6/2006	10/16/2007	US - United States	Shuffle Master, Inc.
ULTIMATE TEXAS HOLD ‘EM (word mark)	85/420,533		9/12/2011		US - United States	SHFL entertainment, Inc.
RAISE IT UP (word mark)	85/551,457		2/23/2012		US - United States	SHFL entertainment, Inc.
LET IT RIDE PROGRESSIVE (word mark)	85/399,283		8/16/2011		US - United States	SHFL entertainment, Inc.
MAX X (word mark)	85604472		4/20/2012		US - United States	SHFL entertainment, Inc.
TRE CARD STUD (and design)	75/738,822	2,368,411	6/29/1999	7/18/2000	US - United States	Shuffle Master, Inc.
OneUp!(and design)	85506430		12/30/2011		US - United States	SHFL entertainment, Inc.
SHFL (word mark)	85581632		3/27/2012		US - United States	SHFL entertainment, Inc.
ULTIMATE TEXAS HOLD ‘EM (word mark)	85/454,139		10/24/2011		US - United States	SHFL entertainment, Inc.
CINCINNATI 7 CARD STUD (and design)	85/456,036		10/25/2011		US - United States	SHFL entertainment, Inc.
SHUFFLE MASTER INCORPORATED (word mark)	78/747,574	3,291,941	11/4/2005	9/11/2007	US - United States	Shuffle Master, Inc.
STRAIGHT JACK (and design)	85/351,087	4,067,303	6/20/2011	12/6/2011	US - United States	Shuffle Master, Inc.
SME - EASY CHIPPER D (word mark)	85/603,985	4,257,168	4/20/2012	12/11/2012	US - United States	Shuffle Master GmbH & Co KG.
SME - PLUS (word mark)	85/177,338	4,020,670	11/15/2010	8/30/2011	US - United States	Shuffle Master GmbH & Co KG.
SME - EASY CHIPPER (word mark)	78/186,058	2,916,711	11/18/2002	1/4/2005	US - United States	Shuffle Master GmbH & Co KG.
SME - ONE2SIX (word mark)	76/346,390	3,123,916	12/6/2001	8/1/2006	US - United States	Shuffle Master GmbH & Co KG.
SME - EASY CHIPPER C (word mark)	77/787,290	3,840,027	7/22/2009	8/31/2010	US - United States	Shuffle Master GmbH & Co KG.
THREE CARD POKER(word mark)	85503602		12/27/2011		US - United States	SHFL entertainment, Inc.
ULTIMATE THREE CARD POKER	85/420,545		9/12/2011		US - United States	SHFL entertainment, Inc.

22

Trademark	Ser. No.	Reg. No.	Filing Date	Reg. Date	Country	Company
PROGRESSIVE FACE UP (and design)
SMAu - PEACOCK GARDEN (word mark)	85/725,398		9/10/2012		US - United States	Shuffle Master Australasia Pty Limited
FORTUNE BLACKJACK (word mark) IC 41	85851013		2/15/2013		US - United States	SHFL entertainment, Inc.
SMAu - RAPID ROULETTE (word mark)	76/387,013	2,889,676	3/26/2002	9/28/2004	US - United States	Shuffle Master Australasia Pty Limited & Crown Ltd
SMAu - RAPID CRAPS (word mark)	77/032,535	3,587,641	10/30/2006	3/10/2009	US - United States	Shuffle Master Australasia Pty Limited
SMAu - RAPID TABLE GAMES (word mark)	77/141.511	3,775,097	3/27/2007	4/13/2010	US - United States	Shuffle Master Australasia Pty Limited
SMAu - GRAND BACCARAT (word mark)	77/899,436	4,161,621	12/22/2009	6/19/2012	US - United States	Shuffle Master Australasia Pty Limited
SMAu - JESTERS REWARD (word mark)	77/872,658	4,009,979	11/13/2009	8/9/2011	US - United States	Shuffle Master Australasia Pty Limited
SMAu - RAPID SIC BO (word mark)	77/032,124	3,587,640	10/30/2006	3/10/2009	US - United States	Shuffle Master Australasia Pty Limited
SMAu - GOLD COUNTRY (word mark)	77/872,662	3,982,213	11/13/2009	6/21/2011	US - United States	Shuffle Master Australasia Pty Limited
SMAu - EQUINOX (word mark)	85/151,575	4,147,362	10/13/2010	5/22/2012	US - United States	Shuffle Master Australasia Pty Limited
SMAu - RAPID BACCARAT (word mark)	77/032,114	3,602,995	10/30/2006	4/7/2009	US - United States	Shuffle Master Australasia Pty Limited
SMAu - QUEEN OF KHARTOUM (word mark)	77/032,193	3,415,082	10/30/2006	4/22/2008	US - United States	Shuffle Master Australasia Pty Limited
SMAu - LONESOME GEORGE (word mark)	77/872,654	3,982,212	11/13/2009	6/21/2011	US - United States	Shuffle Master Australasia Pty Limited
SMAu - ARCTIC QUEST (word mark)	77/872,660	4,071,136	11/13/2009	12/13/2011	US - United States	Shuffle Master Australasia Pty Limited
SMAu - RAPID ROULETTE (and design)	85/289,392	4,162,194	4/7/2011	6/19/2012	US - United States	Shuffle Master Australasia Pty Limited
SMAu - SAVANNAH SUNSET (word mark)	77/872,663	4,172,065	11/13/2009	7/10/2012	US - United States	Shuffle Master Australasia Pty Limited

23

Trademark	Ser. No.	Reg. No.	Filing Date	Reg. Date	Country	Company
SMAu - 60 DEGREES (word mark)	77/872,647	3,982,211	11/13/2009	6/21/2011	US - United States	Shuffle Master Australasia Pty Limited
SMAu - GRAND BACCARAT (and design)	77/899,537	4,161,622	12/22/2009	6/19/2012	US - United States	Shuffle Master Australasia Pty Limited
SMAu - Jester’s Hat Design (design)	85/158,518	4,046,794	10/21/2010	10/25/2011	US - United States	Shuffle Master Australasia Pty Limited
SMAu - GRAND TIE (word mark)	85/004,686	4,165,032	4/1/2010	6/26/2012	US - United States	Shuffle Master Australasia Pty Limited
SMAu - I CHING (word mark)	77/872,664	3,971,359	11/13/2009	5/31/2011	US - United States	Shuffle Master Australasia Pty Limited
I-DEAL (word mark)	77/026,352	3,705,718	10/20/2006	11/3/2009	US - United States	SHFL entertainment, Inc.
THREE CARD BACCARAT (and design)	78/974,937	3,469,819	9/14/2006	7/15/2008	US - United States	SHFL entertainment, Inc.
DRAGON BONUS (word mark)	78/671,324	3,248,464	7/15/2005	5/29/2007	US - United States	SHFL entertainment, Inc.
BLACKJACK PRESS (and design)	77/222,891	3,491,328	7/5/2007	8/26/2008	US - United States	SHFL entertainment, Inc.
DOUBLE BARRELL BLACKJACK (word mark)	85/238,478	4,022,529	2/9/2011	9/6/2011	US - United States	SHFL entertainment, Inc.
FIRE BET	78/121,283	2,875,551	4/12/2002	8/17/2004	US - United States	SHFL entertainment, Inc.
I-SHOE AUTO (and design)	85/436,940	4,167,049	9/30/2011	7/3/2012	US - United States	SHFL entertainment, Inc.
DECK CHECKER (word mark)	85/420,600	4,188,260	9/12/2011	8/7/2012	US - United States	SHFL entertainment, Inc.
ACES UP (and design)	78/710,930	3,375,940	9/12/2005	1/29/2008	US - United States	SHFL entertainment, Inc.
DOUBLE BARRELL BLACKJACK (and design)	85/238,985	4,025,758	2/10/2011	9/13/2011	US - United States	SHFL entertainment, Inc.
BLACKJACK PRESS (word mark)	77/028,118	3,459,807	10/24/2006	7/1/2008	US - United States	SHFL entertainment, Inc.
BLACKJACK BULLETS (and design)	78/295,096	3,021,773	9/2/2003	11/29/2005	US - United States	SHFL entertainment, Inc.
THREE CARD DESIGN (design)	75/726,665	2,395,326	6/11/1999	10/17/2000	US - United States	SHFL entertainment, Inc.
HIGH FIVE POKER (word mark)	85/177,329	4,023,934	11/15/2010	9/6/2011	US - United States	SHFL entertainment, Inc.
FORTUNE PAI GOW POKER	85/718,661	4,317,171	8/31/2012	4/9/2013	US - United States	SHFL entertainment, Inc.
THREE CARD POKER (and design)	75/982,062	2,650,060	4/1/1999	11/12/2002	US - United States	SHFL entertainment, Inc.

24

Trademark	Ser. No.	Reg. No.	Filing Date	Reg. Date	Country	Company
THREE CARD POKER (word mark)	78/724,557	3,178,778	9/30/2005	11/28/2006	US - United States	SHFL entertainment, Inc.
FORTUNE SAN LO POKER (word mark)	77/859,253	4,084,395	10/28/2009	1/10/2012	US - United States	SHFL entertainment, Inc.
SIX CARD POKER TWO-WAY BAD BEAT (and design)	85/339,578	4,268,996	6/7/2011	1/1/2013	US - United States	SHFL entertainment, Inc.
ULTIMATE TEXAS HOLD ‘EM BAD BEAT BONUS (word mark)	77/120,085	3,494,216	3/1/2007	8/26/2008	US - United States	SHFL entertainment, Inc.
ULTIMATE TEXAS HOLD ‘EM (and design)	77/562,735	3,638,222	9/4/2008	6/16/2009	US - United States	SHFL entertainment, Inc.
FORTUNE PAI GOW POKER PROGRESSIVE (word mark)	77/816,869	3,849,519	8/31/2009	9/21/2010	US - United States	SHFL entertainment, Inc.
CARIBBEAN DRAW (word mark)	75/108,139	2,108,501	5/22/1996	10/28/1997	US - United States	SHFL entertainment, Inc.
I-SHOE	85/210,458	4,076,247	1/4/2011	12/27/2011	US - United States	SHFL entertainment, Inc.
CRAZY 4 POKER PROGRESSIVE (and design)	85701688	4,316,770	8/10/2012	4/9/2013	US - United States	SHFL entertainment, Inc.
I-TABLE ROULETTE (and design)	85/177,646	4,292,794	11/16/2010	2/19/2013	US - United States	SHFL entertainment, Inc.
3 CARD BONUS (and design)	78/647,671	3,182,884	6/9/2005	12/12/2006	US - United States	SHFL entertainment, Inc.
CRAZY 4 POKER PROGRESSIVE (word mark)	85/296,861	4,056,340	4/15/2011	11/15/2011	US - United States	SHFL entertainment, Inc.
MONEY MARKET (and design)	85/417,024	4,188,057	9/7/2011	8/7/2012	US - United States	SHFL entertainment, Inc.
CARIBBEAN STUD BONUS (word mark)	85/021,481	3,893,104	4/23/2010	12/21/2010	US - United States	SHFL entertainment, Inc.
ACES UP (word mark)	78/710,909	3,372,889	9/12/2005	1/25/2008	US - United States	SHFL entertainment, Inc.
CASINO WAR (word mark)	74/378,286	1,860,468	4/9/1993	10/25/1994	US - United States	SHFL entertainment, Inc.
THREE CARD POKER MINI ROYAL EDITION (word mark)	77/726,407	3,712,037	4/30/2009	11/17/2009	US - United States	SHFL entertainment, Inc.
FORTUNE SAN LO POKER (and design)	85/436,897	4,163,867	9/30/2011	6/26/2012	US - United States	SHFL entertainment, Inc.
THREE CARD POKER (and design)	75/726,664	2,397,403	6/11/1999	10/24/2000	US - United States	SHFL entertainment, Inc.
ARIZONA ACES (and design)	78/347,903	3,319,419	1/5/2004	10/23/2007	US - United States	SHFL entertainment, Inc.
SHFL ENTERTAINMENT (word mark) IC 28,41	85581639		3/27/2012		US - United States	SHFL entertainment, Inc.

25

Trademark	Ser. No.	Reg. No.	Filing Date	Reg. Date	Country	Company
THREE CARD POKER 6 CARD BONUS (and design)	85/177,389		11/15/2010		US - United States	SHFL entertainment, Inc.
SMAu - IMPERIAL FORTUNES (word mark)	85/838,090		1/31/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
POKER PRO CHALLENGE (word mark)	77/028,518	3,383,904	10/24/2006	2/19/2008	US - United States	SHFL entertainment, Inc.
THREE CARD POKER WORLD CHAMPIONSHIP (and design)	77/005,853	3,286,740	9/22/2006	8/28/2007	US - United States	SHFL entertainment, Inc.
4 SQUARE LOGO (design)	78/872,735	3,209,122	4/28/2006	2/13/2007	US - United States	SHFL entertainment, Inc.
I-VERIFY (and design)	77/872,580	4,026,661	11/13/2009	9/13/2011	US - United States	SHFL entertainment, Inc.
I-TABLE (and design)	77/726,384	3,794,676	4/30/2009	5/25/2010	US - United States	SHFL entertainment, Inc.
THREE CARD DESIGN (design)	75/035,315	2,036,848	12/21/1995	2/11/1997	US - United States	SHFL entertainment, Inc.
THREE CARD POKER (and design)	75/344,769	2,233,569	8/21/1997	3/23/1999	US - United States	SHFL entertainment, Inc.
MD2 (word mark)	78/484,979	3,013,388	9/16/2004	11/8/2005	US - United States	SHFL entertainment, Inc.
MD2CR (and design)	85/229,469	4,047,028	1/29/2011	10/25/2011	US - United States	SHFL entertainment, Inc.
CRAZY 4 POKER (word mark)	76/419,806	2,741,392	6/12/2002	7/29/2003	US - United States	SHFL entertainment, Inc.
SHUFFLE MASTER (word mark)	74/303,493	1,766,013	8/10/1992	4/20/1993	US - United States	SHFL entertainment, Inc.
LET IT RIDE THE TOURNAMENT (and design)	75/066,898	2,100,875	3/4/1996	9/30/1997	US - United States	SHFL entertainment, Inc.
LET IT RIDE BONUS (word mark)	75/318,480	2,178,413	6/27/1997	8/4/1998	US - United States	SHFL entertainment, Inc.
LET IT RIDE (word mark)	74/343,652	1,840,102	12/28/1992	6/14/1994	US - United States	SHFL entertainment, Inc.
LET IT RIDE (word mark)	75/298,429	2,178,254	5/23/1997	8/4/1998	US - United States	SHFL entertainment, Inc.
ULTIMATE TEXAS HOLD ‘EM (and design)	78/675,212	3,382,907	7/21/2005	2/12/2008	US - United States	SHFL entertainment, Inc.
LET IT RIDE (word mark)	75/318,481	2,183,895	6/27/1997	8/25/1998	US - United States	SHFL entertainment, Inc.
LET IT RIDE (and design)	75/318,479	2,182,290	6/27/1997	8/18/1998	US - United States	SHFL entertainment, Inc.
FANNED CARDS (design)	74/307,880	1,794,677	8/25/1992	9/28/1993	US - United States	SHFL entertainment, Inc.
PROGRESSIVE BLACK JACK (word mark)	76/194,307	2,584,047	1/16/2001	6/18/2002	US - United States	SHFL entertainment, Inc.

26

Trademark	Ser. No.	Reg. No.	Filing Date	Reg. Date	Country	Company
SMAu - BIG RED LANTERN (word mark)	85/831,788		1/24/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - FÙ BABIES (word mark)	85/900,919		4/10/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - JADE HOUSE (word mark)	85/846,681		2/11/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - STACTIVATION (word mark)	85/905,084		4/15/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
CARIBBEAN STUD (word mark)	74/277,417	1,787,117	5/21/1992	8/10/1993	US - United States	SHFL entertainment, Inc.
THREE CARD POKER (and design)	78/481,913	3,011,356	9/10/2004	11/1/2005	US - United States	SHFL entertainment, Inc.
DECKMATE (and design)	76/511,342	2,894,544	5/2/2003	10/19/2004	US - United States	SHFL entertainment, Inc.
FOUR CARD POKER (and design)	78/299,442	2,936,113	9/11/2003	3/29/2005	US - United States	SHFL entertainment, Inc.
FIRE BET Layout (modified craps table layout)	85/167,591	4,082,183	11/2/2010	1/12/2012	US - United States	SHFL entertainment, Inc.
MD3 (word mark)	85/435,830	4,306,107	9/29/2011	3/19/2013	US - United States	SHFL entertainment, Inc.
SMAu - ROYAL REALM (word mark)	85/967,503		6/24/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - SCATTERCLYSM (word mark)	85/762,926		10/24/2012		US - United States	SHFL entertainment (Australasia) Pty Limited
FOUR CARD POKER (and design)	77/867,354	3,837,079	11/6/2006	8/24/2010	US - United States	SHFL entertainment, Inc.
THREE CARD POKER BAD BEAT BONUS (word mark)	77/119,995	3,490,743	3/1/2008	8/19/2008	US - United States	SHFL entertainment, Inc.
BRINGING MORE TO THE TABLE (word mark)	78/688,879	3,295,050	8/9/2005	9/18/2007	US - United States	SHFL entertainment, Inc.
BET THE SET “21” (and design)	85/418,062	4,240,400	9/8/2011	11/13/2012	US - United States	SHFL entertainment, Inc.
CARIBBEAN STUD BONUS (and design)	76/615,270	3,325,210	10/12/2004	10/30/2007	US - United States	SHFL entertainment, Inc.
LET IT RIDE BONUS (and design)	77/599,844	3,630,813	10/24/2008	6/2/2009	US - United States	SHFL entertainment, Inc.
RABBIT HUNTER (and design)	85/253,023	4,022,840	2/28/2011	9/6/2011	US - United States	SHFL entertainment, Inc.
ULTIMATE TEXAS HOLD ‘EM (word mark)	85/177,391	4,292,792	11/15/2010	2/19/2013	US - United States	SHFL entertainment, Inc.
SMAu - LU LU FA (word mark)	85/908,740		4/18/2013		US - United States	SHFL entertainment (Australasia) Pty

27

Trademark	Ser. No.	Reg. No.	Filing Date	Reg. Date	Country	Company
						Limited
SMAu - REEL WAYS (and design)	85/907,490		4/17/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - DANCING DRUMS (word mark)	86/001,399		7/3/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - FEATURE PLUS (and design)	85/962,224		6/17/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - ROYAL GARDEN (word mark)	N/73048		2/14/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - EASTERN EMPIRE (word mark)	85/784,524		11/20/2012		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - FORTUNE OF VENICE (word mark)	85/748,681		10/8/2012		US - United States	SHFL entertainment (Australasia) Pty Limited
PAIR PLUS (word mark)	85390147	4,234,993	8/4/2011	10/30/2012	US - United States	SHFL entertainment, Inc.
BET THE SET “21” (word mark)	77/726,418	3,822,911	4/30/2009	7/20/2010	US - United States	SHFL entertainment, Inc.
MD2CR (word mark)	85/177,304	4,068,493	11/15/2010	12/6/2011	US - United States	SHFL entertainment, Inc.
DRAGON BONUS (word mark)	78/299,406	2,881,743	9/11/2003	9/7/2004	US - United States	SHFL entertainment, Inc.
MISSISSIPPI STUD (word mark)	77/872,587	3,941,563	11/13/2009	4/5/2011	US - United States	SHFL entertainment, Inc.
FORTUNE PAI GOW POKER PROGRESSIVE (word mark)	77/858,380	3,982,194	10/27/2009	6/21/2011	US - United States	SHFL entertainment, Inc.
ULTIMATE DRAW POKER (and design)	77/327,000	3,620,220	11/12/2007	5/12/2009	US - United States	SHFL entertainment, Inc.
ACE (and design)	75/540,578	2,405,130	8/21/1998	11/21/2000	US - United States	SHFL entertainment, Inc.
MD2 (and design)	78/484,913	3,011,454	9/16/2004	11/1/2005	US - United States	SHFL entertainment, Inc.
BAD BEAT BONUS (and design)	85/424,143	4,139,062	9/15/2011	5/8/2012	US - United States	SHFL entertainment, Inc.
PAIR SQUARE (word mark)	78/615,632	3,131,417	4/25/2005	8/15/2006	US - United States	SHFL entertainment, Inc.
ULTIMATE THREE CARD POKER (and design)	78/748,239	3,357,470	11/7/2005	12/18/2007	US - United States	SHFL entertainment, Inc.
BET THE SET “21” (word mark)	77/726,436	3,829,289	4/30/2009	8/3/2010	US - United States	SHFL entertainment, Inc.
ULTIMATE TEXAS HOLD ‘EM (word mark)	85/177,396	4,292,793	11/15/2010	2/19/2013	US - United States	SHFL entertainment, Inc.
BET THE SET “21” (and	85437545	4,236,350	10/3/2011	11/6/2012	US - United	SHFL

28

Trademark	Ser. No.	Reg. No.	Filing Date	Reg. Date	Country	Company
design)					States	entertainment, Inc.
PAIR PLUS (word mark)	85390157	4,234,994	8/4/2011	10/30/2012	US - United States	SHFL entertainment, Inc.
BET THE SET “21” (word mark)	85/177,367	4,097,910	11/15/2010	2/14/2012	US - United States	SHFL entertainment, Inc.
MISSISSIPPI STUD (and design)	78/691,541	3,341,291	8/12/2005	11/20/2007	US - United States	SHFL entertainment, Inc.
ACE (word mark)	75/440,783	2,386,811	2/17/1998	9/19/2000	US - United States	SHFL entertainment, Inc.
TEXAS HOLD ‘EM BONUS (and design)	76/599,801	3,102,352	6/28/2004	6/6/2006	US - United States	SHFL entertainment, Inc.
I-SCORE (word mark)	77/542,000	4,029,123	8/7/2008	9/20/2011	US - United States	SHFL entertainment, Inc.
MD3 (and design)	85/435,838	4,195,940	9/29/2011	8/21/2012	US - United States	SHFL entertainment, Inc.
THREE CARD POKER WORLD CHAMPIONSHIP (word mark)	77/005,840	3,286,739	9/22/2006	8/28/2007	US - United States	SHFL entertainment, Inc.
FOUR CARD POKER BAD BEAT BONUS (word mark)	77/120,054	3,490,744	3/1/2007	8/19/2008	US - United States	SHFL entertainment, Inc.
THREE CARD POKER BONUS (and design)	85/125,161	4,311,281	9/8/2010	4/2/2013	US - United States	SHFL entertainment, Inc.
MONEY MARKET (word mark)	85/238,962	4,168,809	2/10/2011	7/3/2012	US - United States	SHFL entertainment, Inc.
THREE CARD POKER (and design)	85/177,370	4,199,195	11/15/2010	8/28/2012	US - United States	SHFL entertainment, Inc.
I-TABLE ROULETTE (and design)	85/239,480	4,022,587	2/10/2011	9/6/2011	US - United States	SHFL entertainment, Inc.
BAD BEAT BONUS (and design)	77/131,831	3,550,840	3/15/2007	12/23/2008	US - United States	SHFL entertainment, Inc.
ULTIMATE TEXAS HOLD ‘EM PROGRESSIVE (word mark)	85416945	4,240,390	9/7/2011	11/13/2012	US - United States	SHFL entertainment, Inc.
PROGRESSIVE TEXAS HOLD ‘EM BONUS (and design)	85/322,150	4,067,268	5/16/2011	12/6/2011	US - United States	SHFL entertainment, Inc.
HIT AND RUN (word mark)	78/831,674	3,336,917	3/7/2006	11/13/2007	US - United States	SHFL entertainment, Inc.
CARIBBEAN STUD (word mark)	76/607,130	3,067,149	8/16/2004	3/14/2006	US - United States	SHFL entertainment, Inc.
SMAu - LUCKY PANDA	85/748,559		10/8/2012		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - EAGLE BAY (word mark)	85/784,518		11/20/2012		US - United States	SHFL entertainment (Australasia) Pty Limited

29

Trademark	Ser. No.	Reg. No.	Filing Date	Reg. Date	Country	Company
SMAu - DUO FÚ DUO CÁI (and design)	85/896,603		4/5/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - SCATTER SHOT (word mark)	85/758,130		10/18/2012		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - MIXTECA (word mark)	85/902,024		4/11/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - BLOCK PAYS (and design)	85/817,209		1/7/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
CARIBBEAN STUD BONUS (and design)	76/615,271	3,325,211	10/12/2004	10/30/2007	US - United States	SHFL entertainment, Inc.
LET IT RIDE BONUS (and design)	76/289,205	2,558,783	7/23/2001	4/9/2002	US - United States	SHFL entertainment, Inc.
TEXAS HOLD ‘EM BONUS (and design)	76/599,687	3,152,309	6/28/2004	10/3/2006	US - United States	SHFL entertainment, Inc.
HIGH FIVE POKER (and design)	76/451,866	2,873,343	9/23/2002	8/17/2004	US - United States	SHFL entertainment, Inc.
FORTUNE PAI GOW POKER (word mark)	75/264,535	2,190,512	3/26/1997	9/22/1998	US - United States	SHFL entertainment, Inc.
LET IT RIDE (word mark)	75/529,194	2,605,107	7/31/1998	8/6/2002	US - United States	SHFL entertainment, Inc.
TWO-WAY BAD BEAT (word mark)	85/177,339	4,218,474	11/15/2010	10/2/2012	US - United States	SHFL entertainment, Inc.
3 CARD BONUS (and design)	78/642,753	3,360,506	6/2/2005	12/25/2007	US - United States	SHFL entertainment, Inc.
LET IT RIDE BONUS (word mark)	78/459,552	3,049,415	7/30/2004	1/24/2006	US - United States	SHFL entertainment, Inc.
TEXAS HOLD ‘EM BONUS (word mark)	76/608,282	3,125,004	8/20/2004	8/1/2006	US - United States	SHFL entertainment, Inc.
MD1 (word mark)	78/974,240	3,225,220	9/14/2006	4/3/2007	US - United States	SHFL entertainment, Inc.
THREE CARD POKER PROGRESSIVE (and design)	77/289,277	3,623,808	9/26/2007	5/19/2009	US - United States	SHFL entertainment, Inc.
ULTIMATE TEXAS HOLD ‘EM (word mark)	78/672,910	3,269,698	7/18/2005	7/24/2007	US - United States	SHFL entertainment, Inc.
THREE CARD POKER (and design)	85/177,369	4,109,825	11/15/2010	3/6/2012	US - United States	SHFL entertainment, Inc.
DECKMATE (word mark)	76/159,030	2,727,695	11/2/2000	6/17/2003	US - United States	SHFL entertainment, Inc.
BET THE SET “21” (word mark)	78/615,631	3,246,212	4/25/2005	5/29/2007	US - United States	SHFL entertainment, Inc.
ULTIMATE TEXAS HOLD ‘EM (and design)	77/726,392	3,829,288	4/30/2009	8/3/2010	US - United States	SHFL entertainment, Inc.

30

Trademark	Ser. No.	Reg. No.	Filing Date	Reg. Date	Country	Company
4 SQUARE LOGO (design)	78/888,340	3,194,228	5/19/2006	1/2/2007	US - United States	SHFL entertainment, Inc.
LET IT RIDE BONUS (stylized)	77/858,613	3,862,977	10/27/2009	10/19/2010	US - United States	SHFL entertainment, Inc.
THREE CARD DRAW POKER (and design)	77/319,066	3,640,527	11/1/2007	6/16/2009	US - United States	SHFL entertainment, Inc.
CHANGING THE GAME (and design)	85/559,614	4,323,056	3/4/2012	4/23/2013	US - United States	SHFL entertainment, Inc.
ULTIMATE TEXAS HOLD ‘EM (and design)	85/093,575	4,061,042	7/27/2010	11/22/2011	US - United States	SHFL entertainment, Inc.
PROGRESSIVE BLACK JACK (and design)	75/359,707	2,458,905	9/19/1997	6/12/2001	US - United States	SHFL entertainment, Inc.
PAI GOW’D (and design)	85/416,955	4,330,195	9/7/2011	5/7/2013	US - United States	SHFL entertainment, Inc.
RABBIT HUNTER (word mark)	85/177,301	3,978,196	11/15/2010	6/14/2011	US - United States	SHFL entertainment, Inc.
FORTUNE PAI GOW POKER PROGRESSIVE (and design)	77/857,606	3,888,717	10/26/2009	12/14/2010	US - United States	SHFL entertainment, Inc.
TEXAS HOLD ‘EM BONUS (and design)	85/126,238	3,940,931	9/9/2010	4/5/2011	US - United States	SHFL entertainment, Inc.
ULTIMATE TEXAS HOLD ‘EM (word mark)	78/720,701	3,331,520	9/26/2005	11/6/2007	US - United States	SHFL entertainment, Inc.
ISHOE (word mark)	78/974,217	3,730,163	9/14/2006	12/22/2009	US - United States	SHFL entertainment, Inc.
SMAu - VEGAS STAR (word mark)	77/033,001	3,281,761	10/31/2006	8/21/2007	US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - VEGAS STAR ROULETTE (and design)	85/289,380	4,169,005	4/7/2011	7/3/2012	US - United States	SHFL entertainment (Australasia) Pty Limited
TENNESSEE STUD (word mark)	85/729,684		9/12/2012		US - United States	Shuffle Master, Inc.
SMAu - GRAWR! (word mark)	85/936,293		5/19/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - FÚ Substitute Symbol (and design)	85/907,488		4/17/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - CHILLI FEVER (word mark)	85/817,221		1/7/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - EMERALD FORTUNES (word mark)	85/749,568		10/9/2012		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - GRAND CENTRAL (word mark)	77/842,960		10/6/2009		US - United States	Shuffle Master Australasia Pty Limited

31

Trademark	Ser. No.	Reg. No.	Filing Date	Reg. Date	Country	Company
SMAu - DRIFTING SANDS (word mark)	85/746,309		10/4/2012		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - BLOCK PAYS (word mark)	85/802,467		12/13/2012		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - WOLF MOUNTAIN (word mark)	85/737,303		9/25/2012		US - United States	Shuffle Master Australasia Pty Limited
SMAu - MONKEY POWER (word mark)	85/748,482		10/8/2012		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - GOLDEN RELICS (word mark)	86/001,398		7/3/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
SMAu - PIRATES REVENGE (word mark)	85/748,569		10/8/2012		US - United States	Shuffle Master Australasia Pty Limited
SMAu - HARVEST SEASON (word mark)	85/973,870		6/30/2013		US - United States	SHFL entertainment (Australasia) Pty Limited
HOUSE MONEY (word mark)	85604495		4/20/2012		US - United States	SHFL entertainment, Inc.

US State Registrations

Mark	State	Trademark Registration No.	Class No.
Casino War (word mark)	NV	C20120606-2408
Let It Ride (word mark)	NV	C20120606-2456
Pair Plus (word mark)	NV	C20120619-1484
Three Card Poker (word mark)	NV	C20120619-1584
Three Card Poker (design)	NV	C20120619-1657
Three Card Poker (and design)	NV	C20120619-1671
Let It Ride (and design)	NV	C20120619-1722
TEXAS HOLD ‘EM BONUS (word mark)	NV	TM00360859	22
CARIBBEAN STUD	NV	210,558
TEXAS HOLD ‘EM BONUS (word mark)	NV	E0085052006-6	22
TEXAS HOLD ‘EM BONUS (and design)	CA	111558	28
TEXAS HOLD ‘EM BONUS (word mark)	CT	22862	28
TEXAS HOLD ‘EM BONUS (and design)	IN	20080123-11695	22
TEXAS HOLD ‘EM BONUS (and design)	LA	58-5185	35
LET IT RIDE (word mark)	MN	600528200025
THREE CARD POKER (word mark)	MN	600531500029
PAIR PLUS (word mark)	MN	6005330000020

32

THREE CARD POKER (design)	MN	600533600026
TEXAS HOLD ‘EM BONUS (and design)	MI	M06564	22
TEXAS HOLD ‘EM BONUS (and design)	MS	6749207	28
TEXAS HOLD ‘EM BONUS (and design)	NJ	22104	28
PAY TO PLAY (word mark)	OK	12085469	22, 107
COMMUNITY JACKPOT (word mark)	OK	12095179	22, 107
TEXAS HOLD ‘EM BONUS (and design)	OK	12108334	22, 107
TEXAS HOLD ‘EM BONUS (and design)	WA	50695	28
LET IT RIDE (word mark)	WI
PAIR PLUS (word mark)	WI
THREE CARD POKER (design)	WI
THREE CARD POKER (word mark)	WI

Copyright Registrations

Copyright	Serial Number	Filing Date	Registration Date	Country	Company
ARUBA RUM 32 1	VAu 408-084	7/22/1997	7/22/1997	United States	Shuffle Master, Inc.
ARUBA RUM 32 2	VA 885-895	7/22/2007	7/22/2007	United States	Shuffle Master, Inc.
BET THE SET 21 Logo	VA 1-740-213	9/20/2010	9/20/2010	United States	Shuffle Master, Inc.
CACTUS LOGO FOR 21 SUPERBUCKS GAME Logo	VA 757-141	12/12/1995	12/12/1995	United States	Shuffle Master, Inc.
CARD S FOR CARIBBEAN STUD VIDEO POKER	VA 773-770	11/20/1995	11/20/1995	United States	Shuffle Master, Inc.
CARIBBEAN DRAW POKER 1	VAu 408-083	7/22/1997	7/22/1997	United States	Shuffle Master, Inc.
CARIBBEAN DRAW POKER 2	VA 885-894	7/22/1977	7/22/1977	United States	Shuffle Master, Inc.
CARIBBEAN STUD POKER 1	VAu 408-085	7/22/1997	7/22/1997	United States	Shuffle Master, Inc.
CARIBBEAN STUD POKER 2	VA 885-896	7/22/1997	7/22/1997	United States	Shuffle Master, Inc.
CARIBBEAN STUD POKER Logo	VA 1-724-316	6/24/2010	6/24/2010	United States	Shuffle Master, Inc.
CARIBBEAN STUD SLIMLINE graphic for casino meter signs	VAu 421-502	2/2/1998	2/2/1998	United States	Shuffle Master, Inc.
CASINO WAR Logo	VA 1-687-388	9/2/2009	9/28/2009	United States	Shuffle Master, Inc.
CINCINNATI 7 CARD STUD Logo	VA 1-796-379	11/3/2011	11/3/2011	United States	Shuffle Master, Inc.
CRAZY 4 POKER Logo	VA 1-706-376	3/15/2010	3/15/2010	United States	Shuffle Master, Inc.
DOUBLE BARREL BLACKJACK - Logo	VA 1-745-492	10/22/2010	10/22/2010	United States	Shuffle Master, Inc.
EAST WEST FORTUNE Logo	VA 1-715-487	4/23/2010	4/23/2010	United States	Shuffle Master, Inc.
FORTUNE SAN LO POKER (rev I I) Logo	VA 1-792-819	10/7/2011	10/7/2011	United States	Shuffle Master, Inc.
HOUSE MONEY Logo		4/4/2013		United States	SHFL entertainment, Inc.
KING’S BOUNTY BLACKJACK Logo	VA 1-765-734	3/3/2011	3/3/2011	United States	Shuffle Master, Inc.

33

Copyright	Serial Number	Filing Date	Registration Date	Country	Company
LET IT RIDE Logo	VA0001754553/2010-12-30	12/30/2010	12/30/2010	United States	Shuffle Master, Inc.
MISSISSIPPI STUD Logo	VA 1-771-682	4/29/2011	4/29/2011	United States	Shuffle Master, Inc.
MONEY MARKET Logo	VA 1-792-767	10/7/2011	10/7/2011	United States	Shuffle Master, Inc.
PAI GOW’D Logo	VA 1-765-744	3/3/2011	3/3/2011	United States	Shuffle Master, Inc.
PAIGOW POKER 1	VAu 408-086	7/22/1997	7/22/1997	United States	Shuffle Master, Inc.
PAIGOW POKER 2	VA 885-897	7/22/1997	7/22/1997	United States	Shuffle Master, Inc.
PALM TREE AND SEA SHELL	VA 758-727	11/20/1995	11/20/1995	United States	Shuffle Master, Inc.
PROGRESSIVE BLACKJACK 1	VAu 408-088	7/22/1997	7/22/1997	United States	Shuffle Master, Inc.
PROGRESSIVE BLACK JACK 2	VA 885-898	7/22/1997	7/22/1997	United States	Shuffle Master, Inc.
RABBIT HUNTER Logo	VA 1-741-342	9/27/2010	9/27/2010	United States	Shuffle Master, Inc.
ROYAL MATCH 21 Logo	VA 1-741-334	9/27/2010	9/27/2010	United States	Shuffle Master, Inc.
SIX CARD POKER Logo	VA 1-792-777	10/7/2011	10/7/2011	United States	Shuffle Master, Inc.
STRAIGHT JACK Logo	VA 1-777-356	6/8/2011	6/8/2011	United States	Shuffle Master, Inc.
SUPER 7 1/2 1	VAu 408-087	7/22/1997	7/22/1997	United States	Shuffle Master, Inc.
SUPER 7 1/2 2	VA 885-899	7/22/1997	7/22/1997	United States	Shuffle Master, Inc.
ULTIMATE TEXAS HOLD’EM Logo	VA 1-671-431	7/6/2009	7/6/2009	United States	Shuffle Master, Inc.
CARIBBEAN DRAW Layout	VA 841-444	1/27/1997	1/27/1997	United States	Shuffle Master, Inc.
CARIBBEAN STUD POKER Layout - 3	VA 1-716-125	5/24/2010	5/24/2010	United States	Shuffle Master, Inc.
CARIBBEAN STUD Layout	VA 301-075	4/1/1988	4/1/1988	United States	Shuffle Master, Inc.
CASINO WAR Layout	VA 1-687-394	9/28/2009	9/28/2009	United States	Shuffle Master, Inc.
COOL DEAL HOLD’EM Layout	VA 1-371-815	5/8/2006	5/8/2006	United States	Shuffle Master, Inc.
CRAZY 4 POKER Layout	VA 1-733-001	7/8/2010	7/8/2010	United States	Shuffle Master, Inc.
DRAGON BONUS Layout	VA 1-751-273	12/3/2010	12/3/2010	United States	Shuffle Master, Inc.
EAST WEST FORTUNE Layout	VA 1-715-488	4/23/2010	4/23/2010	United States	Shuffle Master, Inc.
RABBIT HUNTER Layout	VA 1-750-725	11/30/2010	11/30/2010	United States	Shuffle Master, Inc.
TEXAS HOLD’EM BONUS Table	TX 6-142-990	2/24/2005	2/4/2005	United States	Shuffle Master, Inc.
TEXAS HOLD’EM BONUS Table	TX 6-107-173	8/25/2004	8/25/2004	United States	Shuffle Master, Inc.
TEXAS HOLD’EM BONUS Table	VA 1-340-970	4/12/2005	4/12/2005	United States	Shuffle Master, Inc.
TEXAS HOLD’EM BONUS Table	VA 1-340-971	4/12/2005	4/12/2005	United States	Shuffle Master, Inc.
THREE CARD POKER Layout	VA 1-680-816	7/28/2009	7/28/2009	United States	Shuffle Master, Inc.
CASINO WAR 1.0	TX 7-594-475	9/5/2012	9/5/2012	United States	Shuffle Master, Inc.
FORTUNE PAI GOW POKER 1.0		9/5/2012		United States	Shuffle Master, Inc.
THREE CARD POKER 1.0		9/15/2012		United States	Shuffle Master, Inc.
ULTIMATE TEXAS HOLD ‘EM 1.0		9/5/2012		United States	Shuffle Master, Inc.

34

Schedule 5.20
Labor Matters

None.

Schedule 6.12
Guarantors

	Entity – U.S.	Jurisdiction
1.	Arcade Planet, Inc	California
2.	Bally Gaming International, Inc.	Delaware
3.	Alliance Holding Company	Nevada
4.	Bally Gaming, Inc.	Nevada
5.	Sierra Design Group	Nevada
6.	Casino Electronics, Inc.	Nevada
7.	Compudigm Services, Inc.	Nevada
8.	Bally Gaming Services, LLC	Nevada

Schedule 6.18
Gaming Licenses

Nevada:

Nevada law requires the prior approval of the Nevada Gaming Commission for Borrower and its respective subsidiaries to pledge, to place restrictions on the transfer of, and to enter into agreements not to encumber, the equity securities.

Mississippi:

Mississippi law requires the prior approval of the Mississippi Gaming Commission for Borrower and its respective subsidiaries to pledge, to place restrictions on the transfer of, and to enter into agreements not to encumber, the equity securities or partnership interest.

Michigan:

Michigan law requires holders of 5 percent or more of Borrower’s outstanding debt to apply for waivers of licensing. The requirement applies to an institution whose holdings among multiple funds aggregate to 5 percent or more. The applications must be filed within 10 days after the holder reaches the 5 percent threshold.

Missouri:

Missouri law requires the prior approval of the applicable gaming regulators of the State of Missouri for Borrower and its respective subsidiaries to pledge, to place restrictions on the transfer of, and to enter into agreements not to encumber, the equity securities.

British Columbia:

British Columbia law requires prior approval by the British Columbia Ministry of Public Safety and Solicitor General, Gaming Policy and Enforcement Branch, if the amount of the debt financing of the Borrower is equal to or greater than 5% of the aggregate paid up capital of the Borrower.

Schedule 7.02
Existing Indebtedness

1.            Indebtedness of Bally Gaming India owed to HDFC in the aggregate outstanding amount of $256,385 as of February 28, 2013.

2.            Indebtedness in respect of payouts under progressive gaming payouts.

3.            Shuffle Master Holding GmbH & Co KF line of credit in the amount of €1 ,000,000 from Raiffeisen Zentralbank (RZB)

7.03(f)
Existing Investments

1.         HBG Italy Note #1 in the amount of Euro 9,813,000 as of February 28, 2013.

2.         HBG Italy Note #2 in the amount of Euro 9,813,000 as of February 28, 2013.

3.         Loans outstanding in an amount up to $300,000 pursuant to that certain Loan Agreement dated as of May 13, 2011 by and between Bally Gaming, Inc. and Delta Investments & Development, LLC.

4.         Loans outstanding in an amount up to $2,000,000 pursuant to that certain Revolving Loan Agreement dated as of July 23, 2012 by and between Bally Gaming, Inc. and J&J Ventures, LLC.

5.         Investments made to cover payouts due under progressive gaming jackpots.

6.         SHFL entertainment, Inc. owns 729,926 shares of CGTV Media Group, Inc.

Schedule 7.08
Transactions with Affiliates

None.

Schedule 7.09
Burdensome Agreements

None.

Schedule 10.02
Administrative Agent’s Office, Certain Addresses for Notices

BORROWER:

Bally Technologies, Inc.
6601 South Bermuda Road,
Las Vegas, Nevada, 89119
Attention: Mark Lerner, General Counsel
Telephone: 702.584.7700
Facsimile: 702.584.7990
email: mlerner@ballytech.com

With a copy to:
Cromwell Montgomery
Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, California 90067
Telephone: 310.551.8744
Facsimile: 310.552.7063
email: cmontgomery@gibsondunn.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office (for payments and Requests for Credit Extensions):
Bank of America, N.A.
901 Main Street
TX1-492-14-12
Dallas, TX 75202

Attention: Jared McClure
Telephone: (972) 338-3806
Telecopier: (214) 290-9413
Electronic Mail: jared.l.mcclure@baml.com

Account No. (for Dollars):

***
***
***
***
***
***

***

***

***

***

***

***

Account No. (for Euro):

***

***

***

***

***

***

Account No. (for Canadian Dollars):

***

***

***

***

***

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
901 Main Street 14th Floor
Mail Code: TX1-492-14-11
Dallas, Texas 75202
Attention: Alan Tapley
Telephone: (214) 209-4125
Telecopier: (214) 290-9507
Electronic Mail: alan.tapley@baml.com

L/C ISSUER:

Bank of America, N.A.

Trade Operations

1 Fleet Way

Mail Code: PA6-580-02-30

Scranton, PA 18507

Attention: Alfonso Malave Jr

Telephone: (570) 496-9622

Telecopier: 800.755.8743

Electronic Mail: alfonso.malave@baml.com

SWING LINE LENDER:

Bank of America, N.A.
901 Main Street
TX1-492-14-12
Dallas, TX 75202

Attention: Jared McClure
Telephone: (972) 338-3806
Telecopier: (214) 290-9413
Electronic Mail: jared.l.mcclure@baml.com

ANNEX D

AMENDED PLEDGE AGREEMENT

[Attached]

D-1

Posting Version  08/23/2013

SECOND AMENDED AND RESTATED PLEDGE AGREEMENT

This SECOND AMENDED AND RESTATED PLEDGE AGREEMENT (as it may from time to time be amended, restated, extended, renewed, modified or supplemented, this “Agreement”), dated as of August 27, 2013, is made by Bally Technologies, Inc., a Nevada corporation (the “Borrower”), and each of the Subsidiaries listed on the signature pages hereto (each a “Grantor” and collectively, “Grantors”), jointly and severally, in favor of Bank of America, N.A., as administrative agent (in such capacity and together with its successors and assigns, the “Administrative Agent”), for the benefit of the Secured Parties under the Credit Agreement hereafter referred to, with reference to the following facts:

RECITALS

A.                                Grantors have granted security interests to the Administrative Agent under a Pledge Agreement, dated as of September 26, 2008, as amended and restated by an Amended and Restated Pledge Agreement, dated as of May 13, 2011 (the “Existing Pledge Agreement”), and desire to amend and restate the Existing Pledge Agreement pursuant to this Agreement

B.                                 Grantors (other than the Borrower) have guarantied the obligations of the Borrower arising under or in respect of the Second Amended and Restated Credit Agreement, dated as of April 19, 2013 among the Borrower, the Lenders referred to therein, and Bank of America, N.A., as Administrative Agent (as amended by the Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of August 27, and as it may from time to time be further amended, restated, extended, renewed, modified or supplemented, the “Credit Agreement”) and each Grantor has guaranteed the obligations of each other Grantor under Secured Cash Management Agreements and Secured Hedge Agreements.  This Agreement is the Pledge Agreement referred to in the Credit Agreement and is one of the “Loan Documents” referred to in the Credit Agreement.

C.                                 Pursuant to the Credit Agreement, the Lenders had made, and are making, certain credit facilities available to the Borrower.  Additionally, as contemplated by the Credit Agreement, from time to time, certain Secured Parties may enter into Secured Cash Management Agreements and/or Secured Hedge Agreements with the Grantors.

D.                                As a condition to the continued availability of such credit facilities, Secured Cash Management Agreements and Secured Hedge Agreements, Grantors are required to enter into this Agreement to pledge certain Pledged Collateral (as hereinafter defined) to Administrative Agent for the benefit of the Secured Parties as herein provided.

E.                                  Grantors expect to realize direct and indirect benefits as the result of the availability of (i) the aforementioned credit facilities to the Borrower and (ii) the aforementioned Secured Cash Management Agreements and Secured Cash Hedge Agreements, as the result of financial or business support which will be provided to Grantors by the Borrower and each other Grantor.

AGREEMENT

NOW, THEREFORE, in order to induce Lenders to extend and maintain the aforementioned credit facilities and the Secured Parties to extend and maintain the financial accommodations under the Secured Cash Management Agreements and Secured Hedge Agreements, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, Grantors hereby jointly and severally represent, warrant, covenant, agree, assign and grant, and the Existing Pledge Agreement is hereby amended and restated in its entirety, in each case as follows:

1.                                    Definitions.  This Agreement is the Pledge Agreement referred to in the Credit Agreement and is one of the Loan Documents.  Terms defined in the Credit Agreement and not otherwise defined in this Agreement shall have the meanings given those terms in the Credit Agreement as though set forth herein in full.  The following terms shall have the meanings respectively set forth after each:

“Certificates” means all certificates, instruments or other documents now or hereafter representing or evidencing any Pledged Securities.

“Distributions” means dividends, distributions, redemption payments, liquidation payments, and all rights to any of the foregoing.

“Issuer” means any issuer of any Pledged Securities.

“Pledged Collateral” means (a) the Pledged Securities, and any Certificates or other written evidences representing such equity interests and any interest of Grantors, or any of them, in the entries on the books of any securities intermediary or financial intermediary pertaining thereto, (b) all capital accounts, claims and rights, powers, privileges, options and remedies under limited liability company and partnership agreements related to the foregoing, (c) any and all securities now or hereafter issued in substitution, exchange or replacement for any of the foregoing shares, or with respect thereto, (d) any and all warrants, options or other rights to subscribe to or acquire any additional capital stock or member, partner or other Equity Interests, (e) all proceeds, rights to proceeds and products of any of the foregoing, and (f) any and all collections, Distributions, interest or premiums with respect to any of the foregoing, provided however, that the term “Pledged Collateral” as used in this Agreement, shall not include (i) any gaming license issued under any Gaming Law, but only to the extent that granting a security interest in any such license would violate applicable Gaming Law or (ii) any Excluded Collateral.

“Pledged Securities” means any and all shares of capital stock or member interest, partner interest or other Equity Interests in any person now or hereafter owned by any Grantor, including the Equity Interests in the Subsidiaries listed on Schedule I and Schedule II hereto; provided that the Pledged Securities shall not include any Excluded Collateral.

2.                                    Incorporation of Representations, Warranties, Covenants and Other Provisions of Loan Documents.  This Agreement is one of the Loan Documents referred to in the Credit Agreement.  All representations, warranties, affirmative and negative covenants and other provisions contained in any Loan Document that are applicable to Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference as though set forth herein in full.  In addition, Grantors, and each of them, hereby represent and warrant to the Administrative Agent (for and on behalf of the Secured Parties) as follows:

(a)                               Subject to applicable Gaming Laws, Grantors have good and marketable title to the Pledged Collateral in which Grantors are purporting to grant a security interest to Administrative Agent on behalf of the Secured Parties, and the Pledged Collateral is not subject to any Lien other than Liens created under the Collateral Documents or permitted by the Credit Agreement;

(b)                              Subject only to obtaining any required approvals mandated by applicable Gaming Laws, Grantors have the right and power to pledge the Pledged Collateral owned by Grantors to Administrative Agent on behalf of the Secured Parties without the consent, approval or authorization of, or notice to, any Person (other than such consents, approvals, authorization or notices which have been obtained or given prior to the date hereof) and such pledge constitutes the valid, binding and enforceable obligation of Grantors, and each of them, enforceable against Grantors, and each of them, in accordance with the terms hereof and the other Loan Documents, except as enforcement may be limited by applicable Gaming Laws, Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion;

(c)                               Upon delivery to Administrative Agent of the Pledged Collateral referred to in this Agreement, Administrative Agent will have a first priority perfected security interest in the Pledged Collateral securing the Obligations;

(d)                             All shares of capital stock or member, partner or other Equity Interest that constitute a portion of the Pledged Collateral are duly authorized, validly issued in accordance with all applicable Laws, fully paid and non-assessable, and represent all of the issued and outstanding shares of common stock or member interest, partner interest or other Equity Interest owned by the Grantors other than Excluded Collateral.

3.                                    Creation of Security Interest.

3.1                            Pledge of Pledged Collateral.  As security for the prompt payment, in full in cash, and full performance when due (whether at stated maturity, by required prepayment, declaration, acceleration or otherwise) of all of the Obligations, subject to compliance with applicable Gaming Laws, Grantors hereby jointly and severally pledge to Administrative Agent on behalf of Secured Parties and grant to Administrative Agent on behalf of Secured Parties a security interest in and to all Pledged Collateral for the benefit of the Secured Parties, together with all products, proceeds, rights to proceeds, Distributions, Cash, instruments and other Property, and any and all rights, titles, interests, privileges, benefits and preferences appertaining or incidental to the Pledged Collateral (provided that in no event shall any Excluded Collateral be pledged hereunder); provided, however, that the foregoing pledge and grant of a security interest shall not apply to any right, title or interest of any Grantor in any gaming or other license under any Gaming Law, but only to the extent that granting a security interest in any such license would violate applicable Gaming Law.  The security interest and pledge created by this Section 3.1 shall continue in effect until termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations as to which no claim has been made and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made).

3.2                            Delivery of Certain Pledged Collateral.  On or before the date hereof, Grantors shall cause to be pledged and delivered to Administrative Agent for the benefit of Secured Parties, subject to applicable Gaming Laws, all Certificates evidencing the Pledged Securities.  Following the date hereof, subject to applicable Gaming Laws, upon receipt of any additional Certificates or other Pledged Collateral, Grantors shall promptly, and in any event within 60 Business Days of receipt, deliver such Certificates to the Administrative Agent and take all other actions reasonably requested by the Administrative Agent to grant the Administrative Agent a perfected first priority security interest in such additional Pledged Collateral (including, without limitation, amending or supplementing the schedules hereto).  All Certificates at any time delivered to Administrative Agent for the benefit of Secured Parties shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Administrative Agent.  Administrative Agent shall hold all Certificates  pledged hereunder pursuant to this Agreement unless and until released in accordance with Section 3.3 of this Agreement.

3.3                            Release of Pledged Collateral.  Pledged Collateral that is released or is required to be released from the pledge and security interest created by this Agreement in order to permit Grantors to consummate any disposition of stock or assets, merger, consolidation, amalgamation, acquisition, transfer or dividend payment or distribution that Grantors are permitted to consummate pursuant to the Loan Documents, if any, shall be so released by Administrative Agent at such times and to the extent necessary or appropriate to permit Grantors to consummate such permitted transactions promptly following Administrative Agent’s receipt of written request therefor by Grantors specifying the purpose for which release is requested and such further certificates or other documents as Administrative Agent shall request in its reasonable discretion to confirm that Grantors are permitted to consummate such permitted transaction and to confirm its replacement Lien on appropriate collateral (unless replacement collateral is not required pursuant to the Loan Documents).  Any request for any permitted release shall be transmitted to Administrative Agent.  Administrative Agent, at the expense of Grantors, promptly shall redeliver all Certificates and shall execute and deliver to Grantors all documents requested by Grantors that are reasonably necessary to release Pledged Collateral of record whenever Grantors shall be entitled to the release thereof in accordance with this Section 3.3.

4.                                    Security for Obligations.  This Agreement and the pledge and security interests granted herein secure the prompt payment, in full in cash, and full performance when due (whether at stated maturity, by required prepayment, declaration, acceleration or otherwise) of all of the Obligations; provided, that in the case of each Grantor (other than the Borrower), the

Obligations of such Grantor secured hereby shall exclude any Excluded Swap Obligations of such Grantor.

5.                                    Further Assurances.  Each Grantor agrees that at any time, and from time to time, at its own expense, subject to applicable Gaming Laws, such Grantor will promptly execute, deliver and file or record all further financing statements, instruments and documents, and will take all further actions, including, without limitation, causing the issuers of, or obligors on any of the Pledged Collateral to so execute, deliver, file or take other actions, that may be necessary or desirable, or that Administrative Agent may reasonably request, in order to perfect and protect any pledge or security interest granted hereby or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to preserve, protect and maintain the Pledged Collateral and the value thereof, including, without limitation, payment of all taxes, assessments and other charges imposed on or relating to the Pledged Collateral.  Each Grantor hereby, but subject to applicable Gaming Laws, (a) irrevocably directs the issuers of or obligors on any such Pledged Collateral, or each securities intermediary, registrar, transfer agent or trustee for any such Pledged Collateral, to accept the provisions of this Agreement as conclusive evidence of the right of Administrative Agent to effect any transfer or exercise any right hereunder or with respect to any such Pledged Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by such Grantor or any other Person to any of such parties; and (b) covenants and agrees to transfer or reinvest any such Pledged Collateral, immediately upon Administrative Agent’s request, in such manner as may be deemed necessary or desirable by Administrative Agent to create and perfect, and to continue and preserve, an indefeasible security interest in such Pledged Collateral in favor of Administrative Agent on behalf of Secured Parties, or the priority, control and exclusivity thereof, free of all other Liens and claims except Liens permitted under the Credit Agreement.

6.                                    Voting Rights; Dividends; etc.  So long as no Default or Event of Default under the Credit Agreement occurs and remains continuing:

6.1                            Voting Rights.  Grantors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement, or the other Loan Documents.

6.2                            Interest and Distribution Rights.  Grantors shall be entitled to receive and to retain and use any and all interest, premiums or Distributions paid in respect of the Pledged Collateral; provided, however, that any and all such Distributions received in the form of capital stock (or other equity interest) shall be, and the Certificates representing such capital stock (or other equity interest) forthwith shall be delivered to Administrative Agent to hold as, Pledged Collateral and shall, if received by Grantors, be received in trust for the benefit of Administrative Agent and the Secured Parties, be segregated from the other property of Grantors, and forthwith be delivered to Administrative Agent for the benefit of Secured Parties as Pledged Collateral in the same form as so received (with any necessary endorsements).  Notwithstanding the foregoing sentence, Grantors shall not be required to deliver to Administrative Agent to hold as Pledged Collateral any Distributions received in the form of capital stock (or other equity interest), and such Distributions shall not constitute Pledged Collateral to the extent that the same constitutes Excluded Collateral.

7.                                    Rights During Default or Event of Default.  When a Default or Event of Default has occurred and is continuing:

7.1                            Voting and Distribution Rights.  At the option of Administrative Agent, subject to applicable Gaming Laws, all rights of Grantors to exercise the voting and other consensual rights which they would otherwise be entitled to exercise pursuant to Section 6.1 above, and to receive the interest, premiums and Distributions which it would otherwise be authorized to receive and retain pursuant to Section 6.2 above, shall cease, and all such rights shall thereupon become vested in Administrative Agent for the benefit of Secured Parties, and Administrative Agent shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and to hold as Pledged Collateral such Distributions, provided, however, that Grantors’ rights to receive Distributions pursuant to Section 6.2 above shall not cease with respect to, and Administrative Agent shall not have the right to receive and hold as Pledged Collateral, any Distributions made in respect of the Pledged Collateral in the form of capital stock (or other Equity Interest), or the Certificates representing such capital stock (or other Equity Interest), to the extent that (a) such capital stock (or other Equity Interest) represents an Equity Interest in a Foreign Subsidiary and (b) Administrative Agent’s receipt of such capital stock (or other Equity Interest) would cause Administrative Agent to obtain a pledge pursuant to this Agreement of any Excluded Collateral.  Administrative Agent shall give notice to Grantors of its election to exercise voting rights with respect to the Pledged Collateral; provided, however, that (i) neither the giving of such notice nor the receipt thereof by Grantors shall be a condition to exercise of any rights of Administrative Agent hereunder, and (ii) neither Administrative Agent nor any other Secured Party shall incur any liability for failing to give such notice.

7.2                            Distributions Held in Trust.  All Distributions which are received by Grantors contrary to the provisions of this Agreement shall be received in trust for the benefit of Administrative Agent and the other Secured Parties, shall be segregated from other funds of Grantors, and subject to applicable Law, including Gaming Laws, forthwith shall be paid over to Administrative Agent for the account of Secured Parties as Pledged Collateral in the same form as so received (with any necessary endorsements).

7.3                            Irrevocable Proxy.  Grantors hereby jointly and severally revoke all previous proxies with regard to the Pledged Securities and, to the extent allowable under applicable Gaming Laws, appoints Administrative Agent for the benefit of the Secured Parties as its proxyholder to attend and vote at any and all meetings of the shareholders (or other equity holders, as applicable) of the corporations (or other entities, as applicable) which issued the Pledged Securities, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of shareholders (or other holders of Equity Interests, as applicable) of such corporations (or other entities, as applicable) executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if each Grantor had personally attended the meetings or had personally voted its shares (or other Equity Interests, as applicable) or had personally signed the written consents; provided, however, that the proxyholder shall have rights hereunder only upon the occurrence and during the continuance of an Event of Default under the Credit Agreement and that such rights shall be subject to applicable Gaming Laws.  Grantors hereby jointly and severally authorize Administrative Agent, subject to the terms and conditions of applicable Gaming Laws, to substitute another Person as the proxyholder and, upon the occurrence or during the continuance of any Event of Default, hereby authorizes and directs the proxyholder to file this proxy and the substitution instrument with the secretary or other appropriate officer of the appropriate corporation or other entity as applicable.  This proxy is coupled with an interest and is irrevocable until the termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank of Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made).

8.                                    Transfers and Other Liens.  Subject to the terms and conditions of applicable Gaming Laws, Grantors agree that, except as specifically permitted under the Loan Documents, they will not (i) sell, assign, exchange, transfer or otherwise dispose of, or contract to sell, assign, exchange, transfer or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for Liens permitted by the Credit Agreement, or (iii) take any action with respect to the Pledged Collateral which is inconsistent with the provisions or purposes of this Agreement or any other Loan Document.

9.                                    Administrative Agent Appointed Attorney-in-Fact.  Subject to the terms and conditions of applicable Gaming Laws, each Grantor hereby irrevocably appoints Administrative Agent for the benefit of Secured Parties as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor, and in the name of such Grantor, or otherwise, from time to time, in Administrative Agent’s sole and absolute discretion to do any of the following acts or things:  (a) following Administrative Agent’s request thereof and such Grantor’s failure to perform, to do all acts and things and to execute all documents necessary or advisable to perfect and continue perfected the security interests created by this Agreement and to preserve, maintain and protect the Pledged Collateral; (b) from and after the occurrence and during the continuance of an Event of Default to do any and every act which such Grantor is obligated to do under this Agreement; (c) to prepare, file and record, in such Grantor’s name, any financing statement, amendment or continuation covering the Pledged Collateral (which such financing statement may describe the collateral covered thereby as “all assets” or “all personal property” of the debtor or words of similar import); and (d) from and after the occurrence and during the continuance of an Event of Default to endorse and transfer the Pledged Collateral upon foreclosure by the Administrative Agent; provided, however, that Administrative Agent shall be under no obligation whatsoever to take any of the foregoing actions, and neither Administrative Agent nor any other Secured Party shall have any liability or responsibility for any act (other than Administrative Agent’s or such Lender’s own gross negligence or willful misconduct) or omission taken with respect thereto.  Each Grantor hereby agrees to repay immediately upon demand all reasonable costs and expenses incurred or expended by the Secured Parties in exercising any right or taking any action under this Agreement, together with interest as provided for in the Credit Agreement.

10.                            Administrative Agent May Perform Obligations. If any Grantor fails to perform any Obligation contained herein, Administrative Agent for the benefit of Secured Party may, subject to compliance with applicable Gaming Laws, but without any obligation to do so and without notice to or demand upon such Grantor, perform the same and take such other action as Administrative Agent may deem necessary or desirable to protect the Pledged Collateral or Administrative Agent’s security interests therein, Administrative Agent being hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest and compromise any Lien which in the reasonable judgment of Administrative Agent appears to be prior or superior to Administrative Agent’s security interests or is not permitted to attach to the Pledged Collateral, and in exercising any such powers and authority to pay necessary expenses, employ counsel and pay reasonable attorneys’ fees.  Each Grantor hereby agrees to repay promptly upon demand all sums so expended by the Secured Parties, together with interest from the date of expenditure at the rates provided for in the Credit Agreement.  Neither Administrative Agent nor any other Secured Party shall be under any duty or obligation to preserve, maintain or protect the Pledged Collateral or any of such Grantor’s rights or interest therein, exercise any voting rights with respect to the Pledged Collateral, whether a Default or Event of Default has occurred or is continuing, or make or give any notices of default, presentments, demands for performance, notices of nonperformance or dishonor, protests, notices of protest or notice of any other nature whatsoever in connection with the Pledged Collateral on behalf of such Grantor or any other Person having any interest therein; and neither Administrative Agent nor any other Secured Party assumes and none shall be obligated to perform the obligations of such Grantor, if any, with respect to the Pledged Collateral.

11.                            Reasonable Care.  Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially similar to that which Administrative Agent accords its own property and if the Pledged Collateral is maintained in a location not disapproved by the applicable Gaming Board, it being understood that Administrative Agent shall not have any responsibility for ascertaining or taking action with respect to maturities, calls, conversions, exchanges, tenders or other matters relative to any Pledged Collateral, whether or not Administrative Agent has or is deemed to have knowledge of such matters, or taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral. Administrative Agent shall comply with the conditions, if any, imposed by any Gaming Board in connection with the approvals of the security interest granted hereunder by Grantors.  Administrative Agent shall not surrender possession of any Pledged Collateral which consists of Pledged Securities of any Subsidiary subject to Gaming Laws or holding a license issued by a Gaming Board to any Person without the prior approval of the applicable Gaming Board or as otherwise permitted by then current applicable Gaming Laws.

12.                            Events of Default and Remedies.

12.1                    Rights Upon Event of Default.  Upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, Grantors shall be in default hereunder and Administrative Agent, on behalf of the Secured Parties, shall have in any jurisdiction where enforcement is sought, subject to compliance with applicable Gaming Laws, all rights and remedies that Administrative Agent may have under this Agreement and under applicable Law or in equity (including, without limitation, all of its rights and remedies as a secured party under the Uniform Commercial Code as enacted in any such jurisdiction), and in addition, subject to compliance with applicable Gaming Laws, the following rights and remedies, all of which may be exercised with or without further notice to Grantors:

(a)                               to notify any Issuer of any Pledged Securities and any and all other obligors on any Pledged Collateral that the same has been pledged to Administrative Agent for the benefit of Secured Parties and that all Distributions and other payments thereon are to be made directly and exclusively to Administrative Agent for the account of Secured Parties; to renew, extend, modify, amend, accelerate, accept partial payments on, make allowances and adjustments and issue credits with respect to, release, settle, compromise, compound, collect or otherwise liquidate, on terms acceptable to Administrative Agent, in whole or in part, the Pledged Collateral and any amounts owing thereon or any guaranty or security therefor; to enter into any other agreement relating to or affecting the Pledged Collateral; and to give all consents, waivers and ratifications with respect to the Pledged Collateral and exercise all other rights (including voting rights), powers and remedies and otherwise act with respect thereto as if Administrative Agent were the owner thereof;

(b)                              to enforce payment and prosecute any action or proceeding with respect to any and all of the Pledged Collateral and take or bring, in Administrative Agent’s name or in the name of Grantors, all steps, actions, suits or proceedings deemed by Administrative Agent necessary or desirable to effect collection of or to realize upon the Pledged Collateral;

(c)                               in accordance with applicable Law, including Gaming Laws, to take possession of the Pledged Collateral with or without judicial process;

(d)                             to endorse, in the name of Grantors, all checks, notes, drafts, money orders, instruments and other evidences of payment relating to the Pledged Collateral;

(e)                               to transfer any or all of the Pledged Collateral into the name of the Administrative Agent or its nominee or nominees; and

(f)                                in accordance with applicable Law, including Gaming Laws, to foreclose the Liens and security interests created under this Agreement or under any other agreement relating to the Pledged Collateral by any available judicial procedure or without judicial process, and to sell, assign or otherwise dispose of the Pledged Collateral or any part thereof, either at public or private sale or at any broker’s board or securities exchange, in lots or in bulk, for cash, on credit or on future delivery, or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Administrative Agent;

all at the sole option of and in the sole discretion of Administrative Agent.

12.2                    Sales.  Subject to compliance with applicable Gaming Laws, any sale of the Pledged Collateral shall be held at such time or times and at such place or places as Administrative Agent may determine in the exercise of its sole and absolute discretion.  Any Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of Obligations) for and purchase the whole or any part of the Pledged Collateral.  The Administrative Agent shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given.  The Administrative Agent may, without notice or publication, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

12.3                    Private Sales.  Subject to compliance with applicable Gaming Laws, upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, whether or not any of the Pledged Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable Laws, Administrative Agent may, in its sole and absolute discretion, sell all or any part of the Pledged Collateral at private sale in such manner and under such circumstances as Administrative Agent may deem necessary or advisable in order that the sale may be lawfully conducted.  Without limiting the foregoing, Administrative Agent may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or resale thereof.  In the event that any of the Pledged Collateral is sold at private sale, each Grantor agrees that if the Pledged Collateral is sold for a price which Administrative Agent in good faith believes to be reasonable, then, (A) the sale shall be deemed to be commercially reasonable in all respects, (B) such Grantor shall not be entitled to a credit against the Obligations in an amount in excess of the purchase price, and (C) Administrative Agent shall not incur any liability or responsibility to such Grantor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale.  Grantors recognize that a ready market may not exist for Pledged Collateral which is not regularly traded on a recognized securities exchange or in another recognized market, and that a sale by Administrative Agent of any such Pledged Collateral for an amount substantially less than a pro rata share of the fair market value of such Issuer’s assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of Pledged Collateral or Pledged Collateral that is privately traded.

12.4                    Title of Purchasers.  Subject to compliance with applicable Gaming Laws, upon consummation of any sale of Pledged Collateral pursuant to this Section 12, Administrative Agent on behalf of the Secured Parties shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold.  Each such purchaser at any such sale shall hold the Pledged Collateral sold absolutely free from any claim or right on the part of Grantors, and each Grantor hereby waives (to the extent permitted by applicable Law) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted.  If the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, Administrative Agent shall not be required to apply any portion of the sale price to the Obligations until such amount actually is received by Administrative Agent, and any Pledged Collateral so sold may be retained by Administrative Agent until the sale price is paid in full by the purchaser or purchasers thereof.  Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Pledged Collateral so sold, and, in case of any such failure, the Pledged Collateral may be sold again upon like notice.

12.5                    Disposition of Proceeds of Sale.  The net cash proceeds resulting from the collection, liquidation, sale or other disposition of the Pledged Collateral shall be applied, first, to the reasonable costs and expenses (including reasonable attorneys’ fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting and liquidating the Pledged Collateral, and the like; second, to the satisfaction of all Obligations, with application as to any particular Obligations to be in the order set forth in the Credit Agreement or other Loan Documents; and, third, to all other indebtedness secured hereby in such order and manner as Administrative Agent in its sole and absolute discretion may determine.

12.6                    Compliance with Missouri Gaming Laws.

(a)                               For the purposes of this Agreement “Missouri Gaming Laws” shall mean the statutes, regulations and law governing licensed riverboat gaming in the State of Missouri, including without limitation, Chapter 313, RSMo, and 11 CSR Division 45, as the same may be amended from time to time; “Missouri Gaming Subsidiary” means any Subsidiary of any Grantor subject to the Missouri Gaming Laws; “Missouri Pledged Securities” means Pledged Securities which are issued by any Missouri Gaming Subsidiary.

(b)                              Notwithstanding anything to the contrary in this Agreement, (i) the pledge of and grant of a security interest in the Missouri Pledged Securities herein, the Administrative Agent’s rights and remedies with respect to such Missouri Pledged Securities, the enforcement of the Administrative Agent’s rights and remedies with respect to the Missouri Pledged Securities and the other terms of this Agreement affecting the Missouri Pledged Securities and any Missouri Gaming Subsidiary are subject to the Missouri Gaming Laws; (ii) the ownership interests evidenced by the Missouri Pledged Securities may not be transferred in any way pursuant to this Agreement or any other pledge, hypothecation or security interest without separate notice to the Missouri Gaming commission or other applicable Gaming Board at least thirty (30) days prior to such transfer or as otherwise permitted by then current applicable Gaming Laws.  The Administrative Agent acknowledges (x) that upon such transfer, or upon Administrative Agent having the power to vote any ownership interest in any Missouri Gaming Subsidiary, any license granted by the Missouri Gaming Commission shall be null and void unless the Missouri Gaming Commission or other applicable Gaming board has approved such transfer by vote of the commissioners; and (y) that only persons and entities licensed by the Missouri Gaming Commission are permitted to operate riverboat gaming facilities in Missouri or are permitted to supply, sell and transfer gaming equipment and slot machines in Missouri.

13.                            Continuing Effect.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantors for liquidation or reorganization, should Grantors become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantors’ assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by Administrative Agent or any other Secured Party, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

14.                            Covenant Not to Issue Uncertificated Securities.  Except as set forth on Schedule II attached hereto, Grantors jointly and severally represent and warrant to Administrative Agent for the benefit of the Secured Parties that, as of the date hereof, all of the capital stock (or other Equity Interests) of each of the Issuers is in certificated form (as defined in Article 8 of the New York Uniform Commercial Code), and, subject to compliance with applicable Gaming Laws, covenant to Administrative Agent for the benefit of the Secured Parties that they will not, without prior written notice to the Administrative Agent and the taking of all actions reasonably requested by the Administrative Agent in order for the Administrative Agent to maintain its perfected first priority security interest in such capital stock (or other Equity Interests), cause or permit (i) any Issuer not listed on or added to Schedule II hereto at such time to convert all or any part of its existing capital stock (or other Equity Interest) into uncertificated form (as defined in Article 8 of the New York Uniform Commercial Code) or (ii) any Issuer to convert all or any part of its existing capital stock (or other Equity Interest) that is in uncertificated form (as defined in Article 8 of the New York Uniform Commercial Code) to certificated form (as defined in Article 8 of the New York Uniform Commercial Code).  The foregoing representations, warranties and covenants shall survive the execution and delivery of this Agreement.

15.                            Joinder.  Any other Person may become a Grantor hereunder and become bound by the terms and conditions of this Agreement by executing and delivering to Administrative Agent an Instrument of Joinder substantially in the form attached hereto as Exhibit A, accompanied by such documentation as Administrative Agent may require to establish the due organization, valid existence and good standing of such Person, its qualification to engage in business in each material jurisdiction in which it is required to be so qualified, its authority to execute, deliver and perform this Agreement, and the identity, authority and capacity of each Responsible Officer thereof authorized to act on its behalf.

16.                            Covenant Not to Dilute Interests of Secured Party in Pledged Securities.  Grantors jointly and severally represent, warrant and covenant to the Administrative Agent (for and on behalf of the Secured Parties) that they will not at any time cause or permit any Issuer to issue any additional capital stock (or other Equity Interest), or any warrants, options or other rights to acquire any additional capital stock (or other Equity Interest), if the effect thereof would be to dilute in any way the interests of Administrative Agent in any Pledged Securities or in any Issuer.

17.                            Indemnity.  Without limiting any indemnification obligations under the Credit Agreement and the other Loan Documents, Grantors jointly and severally agree to indemnify and hold harmless Secured Parties, and each of them, from and against any and all claims, demands, losses, judgments and liabilities (including without limitation liabilities for penalties) of whatsoever kind or nature, and to reimburse Secured Parties for all costs and expenses, including without limitation reasonable attorneys’ fees and expenses and/or costs and expenses associated with, arising out of or in connection with this Agreement or the exercise by Secured Parties of any right or remedy granted to it hereunder or under the other Loan Documents; provided that such indemnity shall not, as to any Secured Party, be available to the extent that such claims, demands, losses, judgments and liabilities or costs and expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Secured Party or (y) result from a claim brought by a Grantor against a Secured Party for material breach in bad faith of such Secured Party’s obligations hereunder or under any other Loan Document, if such Secured Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  In no event shall Administrative Agent be liable for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof.  If and to the extent that the agreements of Grantors under this Section 17 are unenforceable for any reason, Grantors hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

18.                            Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent, and any attempted assignment without such consent shall be null and void. By accepting the benefits of the Loan Documents, each Hedge Bank and Cash Management Bank agrees to be bound by all of the applicable provisions thereof.

19.                            Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Administrative Agent, subject to any consents required under the Credit Agreement; provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent; provided, further, no such waiver amendment, supplement or modification shall require the consent of any Hedge Bank or Cash Management Bank except as may be expressly provided in the Credit Agreement.

20.                            Statute of Limitations and Other Laws.  Until the Obligations, other than (A) contingent indemnification obligations as to which no claim has been made and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank of Hedge Bank shall have been made, shall have been paid and performed in full, and the expiration or termination of all Commitments and Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), the power of sale and all other rights, privileges, powers and remedies granted to the Secured Parties hereunder shall continue to exist and may be exercised by Secured Parties at any time and from time to time irrespective of the fact that any of the Obligations may have become barred by any statute of limitations.  Each Grantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable Law.

21.                            Other Agreements.  Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other security or other agreement executed by Grantors, or any of them, or in connection with the Obligations, but each and every term and condition hereof shall be in addition thereto.  All provisions contained in the Credit Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference.

22.                            Understandings With Respect to Waivers and Consents.  Each Grantor warrants and agrees that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against any Secured Party or others, or against Pledged Collateral.  If any of the waivers or consents herein are determined to be contrary to any applicable Law or public policy, such waivers and consents shall be effective to the maximum extent permitted by Law.

23.                            GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND IN ACCORDANCE WITH APPLICABLE GAMING LAWS INCLUDING MISSOURI GAMING LAWS.

24.                            Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

25.                            Additional Powers and Authorization.  The Administrative Agent has been appointed as the Administrative Agent hereunder pursuant to the Credit Agreement and shall be entitled to the benefits of the Credit Agreement and the other Loan Documents.  Notwithstanding anything contained herein to the contrary, the Administrative Agent may employ agents, trustees, or attorneys-in-fact and, subject to compliance with applicable Gaming Laws, may vest any of them with any property (including, without limitation, the Pledged Collateral), title, right or power deemed necessary for the purposes of such appointment.  It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor collateral agent shall act) as such hereunder only on the express conditions contained in the Credit Agreement. Any successor administrative agent appointed pursuant to the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

26.                            WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE

FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 26.

27.                            SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS.

(A)                          EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE GRANTORS OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(B)                           EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(C)                           EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

28.                            Amendment and Restatement of Existing Pledge Agreement.  (a)  Subject to Section 28(b) below, this Agreement constitutes an amendment and restatement of the Existing Pledge Agreement in its entirely and the Existing Pledge Agreement shall thereafter be and shall be deemed replaced and superseded in all respect by this Agreement.  The execution of this Agreement shall not operate as a novation, waiver of any right, power or remedy of the Administrative Agent or Secured Parties, nor constitute a waiver of any provision of the Existing Pledge Agreement.  Each Grantor (i) acknowledges and agrees that this Agreement does not constitute a novation or termination of the “Obligations” under the Existing Pledge Agreement or the other Loan Documents as in effect prior to the effective date of the amendment and restatement of the Existing Pledge Agreement (the “Restatement Effective Date”) and which remain outstanding as of the Restatement Effective Date, (ii) acknowledges and agrees that the “Obligations” under Existing Pledge Agreement and the other Loan Documents are in all respects continuing (as amended and restated hereby and which are in all respects hereinafter subject to the terms herein), (iii) ratifies and reaffirms all of its payments and performance obligations, contingent or otherwise, under each Loan Document, (iv) and ratifies and reaffirms each of the liens and security interests granted by it to Bank of America, N.A., as administrative agent for the benefit of the secured parties named in the Existing Pledge Agreement, in or pursuant to the Existing Pledge Agreement, and confirms and agrees that such liens and security interests are in all respects continuing and in full force and effect and shall continue to secure all of the Obligations, including without limitation, all Obligations under the Credit Agreement and (v) agrees that this Agreement shall in no manner impair or otherwise adversely affect any of such liens and security interests.

(b)  Notwithstanding the foregoing provisions of this Section 28 or any other provisions of this Agreement to the contrary, to the extent that (i) the pledge of any Pledged Collateral pursuant to this Agreement requires any prior consent or approval under applicable Gaming Law in order to become effective (a “Required Approval”), which Required Approval has not been obtained as of the date of this Agreement and (ii) the pledge of such Pledged Collateral pursuant to the Existing Pledge Agreement is effective, then with respect to such Pledged Collateral (and only such Pledged Collateral) this Agreement shall not replace the Existing Pledge Agreement in accordance with Section 28(a) until such time as the Required Approval with respect to such Pledged Collateral has been obtained (at which time, with respect to such Pledged Collateral, this Agreement shall supersede and replace the Existing Pledge Agreement in accordance with Section 28(a) above, and the pledge of such Pledged Collateral hereunder shall become automatically effective without any act or action of any party).  The Grantors hereby agree to use their commercially reasonable efforts to obtain all Required Approvals as promptly as practicable after the date of this Agreement; provided that in any event, with respect to Pledged Collateral consisting of Equity Interests in Domestic Subsidiaries, the Grantors shall obtain all such Required Approvals on or before the Acquisition Closing Date.

[Remainder of page intentionally left blank.  Signature page to follow.]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed as of the date first above written.

“Grantors”

BALLY TECHNOLOGIES, INC.,
a Nevada corporation

By:	/s/ Neil Davidson
Name: Neil Davidson
Title: Senior Vice President, Chief Financial Officer and Treasurer

ARCADE PLANET, INC.,
a California corporation

BALLY GAMING INTERNATIONAL, INC.,
a Delaware corporation

ALLIANCE HOLDING COMPANY,
a Nevada corporation

BALLY GAMING, INC.,
a Nevada corporation

SIERRA DESIGN GROUP,
a Nevada corporation

CASINO ELECTRONICS, INC.,
a Nevada corporation

COMPUDIGM SERVICES, INC.,
a Nevada corporation

By:	/s/ Neil Davidson
Name: Neil Davidson
Title: Treasurer

Pledge Agreement

S-1

BALLY GAMING SERVICES, LLC,
a Nevada limited liability gaming company

	By:	B.G.I. GAMING & SYSTEMS, S. DE R.L. DE C.V., the Sole Member of BALLY GAMING SERVICES, LLC

	By:	BALLY GAMING, INC., the Managing Member of B.G.I. GAMING & SYSTEMS, S. DE R.L. DE C.V.

By:	/s/ Neil Davidson
Name: Neil Davidson
Title: Secretary

Address for Grantors:
c/o Bally Technologies, Inc.
6601 South Bermuda Road
Las Vegas, Nevada 89119

Pledge Agreement

S-2

ACCEPTED AND AGREED
AS OF THE DATE FIRST
ABOVE WRITTEN:

BANK OF AMERICA, N.A.,
as Administrative Agent for the Secured Parties

By:	/s/ Alan Tapley
Name: Alan Tapley
Title: Assistant Vice President

Pledge Agreement

S-3

SCHEDULE I

CLOSING DATE EQUITY INTERESTS

Issuer of Capital Stock or Other Equity Interest	Class of Interest	Certificate No(s).	Number of Shares	Percentage of Ownership

Sch. - 1

SCHEDULE II

UNCERTIFICATED EQUITY INTERESTS

Sch. - 2

EXHIBIT A
TO
SECOND AMENDED AND RESTATED PLEDGE AGREEMENT

INSTRUMENT OF JOINDER

THIS INSTRUMENT OF JOINDER (“Joinder”) is executed as of _______________, _____, by ______________________________, a ___________________________ (“Joining Party ”), and delivered to Bank of America, N.A., as administrative agent (in such capacity and together with its successors and assigns, the “Administrative Agent”), pursuant to the Second Amended and Restated Pledge Agreement dated as of [___], 2013, made by each of the Grantors listed on the signature pages thereto and certain other Grantors party thereto from time to time in favor of the Administrative Agent for the benefit of the Secured Parties (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”).  Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Pledge Agreement.

RECITALS

(A)                          The Pledge Agreement was made by the Grantors in favor of the Administrative Agent for the benefit of the Secured Parties in accordance with that certain Second Amended and Restated Credit Agreement dated as of April 19, 2013 (as amended by the Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of [___], and as it may from time to time be further amended, restated, extended, renewed, modified or supplemented, the “Credit Agreement”), by and among Bally Technologies, Inc., a Nevada corporation (“Borrower ”), the Lenders therein named and Bank of America, N.A., as the Administrative Agent.

(B)                           Joining Party has become a Subsidiary of Borrower, and as such is required pursuant to Section 6.12 of the Credit Agreement to become a Grantor under the Pledge Agreement.

(C)                           Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of the Loans under the Credit Agreement and the availability of financing accommodations to the Loan Parties under the Secured Cash Management Agreements and Secured Hedge Agreements.

NOW THEREFORE, Joining Party agrees as follows:

AGREEMENT

(1)                              By this Joinder, Joining Party becomes a “Grantor” under and pursuant to Section 15 of the Pledge Agreement.  Joining Party agrees that, upon its execution hereof, it will become a Grantor under the Pledge Agreement with respect to the Obligations (other than any Excluded Swap Obligations of the Joining Party), and will be bound by all terms, conditions, and duties applicable to a Grantor under the Agreement. Without limiting the foregoing, the Joining Party hereby pledges, assigns, transfers and grants to the

Sch. - 2

Administrative Agent, for the benefit of the Secured Parties, a security interest in, and a continuing lien on, all of the Pledged Collateral of the Joining Party, wherever located and whether now owned or existing or at any time hereafter acquired by the Joining Party or in which the Joining Party now has or at any time in the future may acquire any right, title or interest, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by required prepayment, declaration, acceleration or otherwise) of the Obligations (other than any Excluded Swap Obligations of the Joining Party).

(2)                              The Joining Party represents and warrants that the representations and warranties made by it as a Grantor under the Pledge Agreement (giving effect to this Joinder and to any supplements to the schedules thereto delivered in connection herewith) are true and correct in all material respects on and as of the date hereof (with all references to “the date hereof” contained in the Pledge Agreement being references to the date of this Joinder with respect to the Joining Party).

(3)                              The Joining Party hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of all Equity Interests owned by it on the date hereof and (b) set forth in Schedule II attached hereto, is the true and correct schedule of all such Equity Interests that are not in certificated form (as defined in Article 8 of the New York Uniform Commercial Code).

(4)                              This Joinder shall be governed by, and construed in accordance with, the law of the State of New York.

(5)                              The effective date of this Joinder is _________, ______.

“Joining Party”

a

By:
Name:
Title:

Address:

Attn:
Telephone:
Facsimile:

Sch. - 2

ACKNOWLEDGED:

BANK OF AMERICA, N.A.
as Administrative Agent

By:
Name:
Title:

Sch. - 2

ANNEX E

AMENDED BORROWER SECURITY AGREEMENT

[Attached]

E-1

Posting Version  08/23/2013

SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT

This SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT, dated as of August 27, 2013, is made by Bally Technologies, Inc., a Nevada corporation (“Grantor”), in favor of Bank of America, N.A., as administrative agent (in such capacity and together with its successors and assigns, the “Administrative Agent”), for the benefit of the Secured Parties under the Credit Agreement referred to below, with reference to the following facts:

RECITALS

A.                                Grantor has granted security interests to the Administrative Agent under a Borrower Security Agreement, dated as of September 26, 2008, as amended and restated by an Amended and Restated Borrower Security Agreement dated as of May 13, 2011 (the “Existing Security Agreement”), and desires to amend and restate the Existing Security Agreement pursuant to this Agreement.

B                                     Grantor has entered into an Amended and Restated Credit Agreement, dated as of April 19, 2013 among Grantor, the Lenders referred to therein, and Bank of America, N.A., as Administrative Agent (as amended by the Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of August 27, and as it may from time to time be further amended, restated, extended, renewed, modified or supplemented, the “Credit Agreement”).  This Agreement is the Borrower Security Agreement referred to in the Credit Agreement and is one of the “Loan Documents” referred to in the Credit Agreement.

C.                                 Pursuant to the Credit Agreement, the Lenders had made, and are making, certain credit facilities available to Grantor.  Additionally, as contemplated by the Credit Agreement, from time to time, certain Secured Parties may enter into Secured Cash Management Agreements and/or Secured Hedge Agreements with the Grantor and/or the other Loan Parties.

D.                                As a condition to the continued availability of such credit facilities, Secured Cash Management Agreements and Secured Hedge Agreements, Grantor is required to enter into this Agreement to pledge certain Collateral (as hereinafter defined) to Administrative Agent for the benefit of the Secured Parties as herein provided.

AGREEMENT

NOW, THEREFORE, in order to induce Lenders to extend and maintain the aforementioned credit facilities and the Secured Parties to extend and maintain the financial accommodations under the Secured Cash Management Agreements and Secured Hedge Agreements, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, Grantor hereby represents, warrants, covenants, agrees, assigns and grants, and the Existing Security Agreement is hereby amended and restated in its entirety, in each case, as follows:

1.                                    Definitions.  Terms defined in the Credit Agreement and not otherwise defined in this Agreement shall have the meanings defined for those terms in the Credit Agreement.  Terms defined in the New York Uniform Commercial Code (as amended from time to time) and not otherwise defined in this Agreement or in the Credit Agreement shall have the meanings defined for those terms in the Uniform Commercial Code, as enacted in the State of New York.  In addition, as used in this Agreement, the following terms shall have the meanings respectively set forth after each:

“Agreement” means this Second Amended and Restated Borrower Security Agreement, and any extensions, modifications, renewals, restatements, supplements or amendments hereof.

“Collateral” means and includes all present and future right, title and interest of Grantor in or to any personal property whatsoever, and all rights and powers of Grantor to transfer any interest in or to any personal property whatsoever, including, without limitation, any and all of the following personal property:

(a)                               All present and future accounts, accounts receivable, payment intangibles, agreements, contracts, leases, contract rights, rights to payment, instruments, promissory notes, documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, health-care-insurance receivables, insurance policies, notes and drafts, and all forms of obligations owing to Grantor or in which Grantor may have any interest, however created or arising;

(b)                              All present and future general intangibles, all tax refunds of every kind and nature to which Grantor now or hereafter may become entitled, however arising, all other refunds, and all deposits, goodwill, choses in action, trade secrets, computer programs, software, customer lists, trademarks, trade names, service marks, patents, licenses or sublicenses (to the extent that there exists no prohibition as a matter of law or pursuant to any agreements governing such licenses or sublicenses on the transfer thereof for security as contemplated by this Agreement), copyrights, technology, processes, proprietary information and insurance proceeds (other than any licenses issued by a Gaming Board or pursuant to any Gaming Laws but only to the extent that granting a security interest in such licenses would violate applicable Gaming Law);

(c)                               All present and future deposit accounts of Grantor, including, without limitation, any demand, time, savings, passbook or like account maintained by Grantor with any bank, savings and loan association, credit union or like organization, and all money, cash and Cash Equivalents of Grantor, whether or not deposited in any such deposit account;

(d)                             All present and future letter-of-credit rights of Grantor;

(e)                               All present and future books and records, including, without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to Grantor or its business, all receptacles and containers for such records, and all files and correspondence;

(f)                                All present and future goods, including, without limitation, all farm products, inventory, equipment, gaming devices and associated equipment (other than slot machines located in or to be located in the State of Missouri), machinery, tools, molds, dies, furniture, furnishings, trade fixtures, motor vehicles and all other goods used in connection with or in the conduct of Grantor’s business;

(g)                              All present and future inventory and merchandise, including, without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing (other than slot machines located in or to be located in the State of Missouri);

(h)                              All present and future investment property, stocks, bonds, debentures, securities, instruments, subscription rights, options, warrants, puts, calls, certificates, partnership interests, joint venture interests, Investments and/or brokerage accounts and securities accounts and all rights, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments with respect thereto;

(i)                                  All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

(j)                                  All other tangible and intangible personal property of Grantor;

(k)                              All rights, remedies, powers and/or privileges of Grantor with respect to any of the foregoing; and

(l)                                  Any and all proceeds, rights to proceeds and products of any of the foregoing, including, without limitation, all money, accounts, general intangibles, payment intangibles, deposit accounts, documents, promissory notes, instruments, chattel paper, goods, insurance proceeds, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing;

provided, that in no event shall “Collateral” include any Excluded Collateral.

“Secured Obligations” means any and all present and future Obligations of any type or nature of Grantor arising under or relating to the Credit Agreement or any other Loan Documents, or with respect to any Secured Cash Management Agreement, any Secured Hedge Agreement, and the Loan Documents or any one or more of them.

2.                                    Further Assurances.  At any time and from time to time at the request of the Administrative Agent, Grantor shall execute and deliver to Administrative Agent all such financing statements, amendments or continuations and other instruments and documents in form and substance satisfactory to Administrative Agent as shall be necessary or desirable to fully perfect, when filed and/or recorded, Administrative Agent’s security interests granted pursuant to Section 3 of this Agreement to the extent that such security interests can be fully perfected by the filing of financing statements.  At any time and from time to time, Administrative Agent shall be entitled to authenticate on behalf and in the name of Grantor, file and/or record any or all such financing statements which financing statement may describe the collateral covered thereby as “all assets” or “all personal property” of the debtor or words of similar import), amendments, continuations, instruments and documents held by it, and any or all such further financing statements, documents and instruments, and to take all such other actions, as Administrative Agent may deem appropriate to perfect and to maintain perfected the security interests granted in Section 3 of this Agreement to the extent that such security interests can be fully perfected by the filing of financing statements.  Before and after the occurrence of any Event of Default, at Administrative Agent’s request, Grantor shall execute all such further financing statements, amendments and continuations, instruments and documents, and shall do all such further acts and things, as may be deemed necessary or desirable by Administrative Agent to create and perfect, and to continue and preserve, a security interest in the Collateral in favor of Administrative Agent for the benefit of the Secured Parties, or the priority thereof, to the extent that such security interests can be fully perfected by the filing of financing statements.  With respect to any Collateral (x) consisting of securities accounts, deposit accounts, letter-of-credit rights, tangible chattel paper or certificates of title as to which Administrative Agent’s security interest need be perfected by, or the priority thereof need be assured by, possession and/or control of such Collateral, after the occurrence and during the continuance of an Event of Default, and (y) with respect to any Collateral consisting of instruments, documents or otherwise (but excluding the Collateral referenced in the foregoing sub-clause (x) of this sentence) as to which Administrative Agent’s security interest need be perfected by, or the priority thereof need be assured by, possession and/or control of such Collateral, in the case of each of (x) and (y) Grantor will promptly upon written demand of Administrative Agent deliver possession of same (together with such undated instruments of endorsement, transfer or assignment duly executed in blank as the Administrative Agent may specify) in pledge to Administrative Agent for the benefit of the Secured Parties and/or control of such Collateral, as requested by Administrative Agent, and Grantor will take all actions necessary to vest such possession or control in Administrative Agent for the benefit of the Secured Parties (including delivery of a duly executed control agreement with respect to such Collateral in form and substance satisfactory to Administrative Agent).  With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests or the like, Grantor hereby consents and agrees that the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Administrative Agent to effect any transfer or exercise any right hereunder or with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

3.                                    Security Agreement.  For valuable consideration, Grantor hereby assigns and pledges to Administrative Agent (for and on behalf of the Secured Parties), and grants to Administrative Agent (for and on behalf of the Secured Parties) a security interest in, all presently existing and hereafter acquired Collateral, as security for the timely payment and performance in full when due (whether at stated maturity, by required prepayment, declaration, acceleration or otherwise) of the Secured Obligations, and each of them; provided, that such grant shall in no event include any of the Excluded Collateral.  This

Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Secured Obligations, including those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them, or from time to time create new Secured Obligations after all or any prior Secured Obligations have been satisfied, and notwithstanding the bankruptcy of Grantor or any other Person or any other event or proceeding affecting any Person.

4.                                    Grantor’s Representations, Warranties and Agreements.  Except as otherwise disclosed to Administrative Agent in writing concurrently herewith, Grantor represents, warrants and agrees that: (a) Grantor will pay, prior to delinquency, all taxes, charges, Liens and assessments against the Collateral, except such as are expressly permitted by the Credit Agreement or are timely contested in good faith, and for which adequate reserves have been set aside in accordance with GAAP and upon its failure to pay or so contest such taxes, charges, Liens and assessments, Administrative Agent at its option may pay any of them, and Administrative Agent shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same; (b) the Collateral will not be knowingly used for any unlawful purpose or in material violation of any Law, regulation or ordinance, nor used in any way that will void or impair any insurance required to be carried in connection therewith; (c) Grantor will, to the extent consistent with good business practice, keep the Collateral in reasonably good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with the Collateral in all such ways as are considered good practice by owners of like Property; (d) Grantor will take all steps to preserve and protect the Collateral; (e) Grantor will maintain, with responsible insurance companies, insurance covering the Collateral against such insurable losses as is required by the Credit Agreement and as is consistent with sound business practice, and will cause Administrative Agent to be designated as an additional insured and loss payee with respect to such insurance, will obtain the written agreement of the insurers that such insurance shall not be canceled, terminated or materially modified to the detriment of Administrative Agent without at least 30 days prior written notice to Administrative Agent, and will furnish copies of such insurance policies or certificates to Administrative Agent promptly upon request therefor; and (f) Grantor will promptly notify Administrative Agent in writing in the event of any substantial or material damage to the Collateral from any source whatsoever, and, except for the disposition of collections and other proceeds of the Collateral permitted by Section 6 hereof, Grantor will not remove or permit to be removed any part of the Collateral from its place of business without the prior written consent of Administrative Agent, except for such items of the Collateral as are removed in the ordinary course of business or in connection with any transaction or disposition otherwise permitted by the Loan Documents.

Additionally, Grantor represents, warrants and agrees that (a) it shall not change its jurisdiction of organization, legal name, corporate structure, organizational identification number or taxpayer identification number, or location of chief executive office or sole place of business from that set forth in Schedule 5.13 of the Credit Agreement or in any perfection certificate delivered to the Administrative Agent without delivering written notice thereof to the Administrative Agent at least 10 business days prior to such change; (b) the security interest granted pursuant to this Agreement constitutes a valid and continuing perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties in all Collateral subject only to Liens permitted by Section 7.01 of the Credit Agreement and (z) the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code, the completion of the filings and other actions specified on the Perfection Certificate (which, in the case of all filings and other documents referred to therein, have been delivered to Administrative Agent in completed and duly authorized form) and (ii) in the case of all copyrights, trademarks and patents for which Uniform Commercial Code filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable; (c) Grantor has good and marketable title to the Collateral in which Grantor is purporting to grant a security interest to the Administrative Agent on behalf of the Secured Parties; and (d) as of the date that the representation set forth in Section 5.17(ii) of the Credit Agreement is made and, thereafter, as of the most recent date on which the Borrower was required pursuant to Section 6.01(j) of the Credit Agreement to supplement Schedule 5.17 of the Credit Agreement, Schedule 5.17 of the Credit Agreement (as so supplemented pursuant to Section 6.01(j) of the Credit Agreement) sets forth, a true and complete list of: (i) all IP Rights that are registered or subject to applications for registration and (ii) material internet domain names and including for each of the foregoing items, to the extent applicable to such item, (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, and (4) as applicable, the registration or application number and registration or application date.

5.                                    Administrative Agent’s Rights Re Collateral.  At any time (whether or not an Event of Default has occurred), at the expense of Grantor, Administrative Agent may, to the extent it may be necessary or desirable to protect the security hereunder, but Administrative Agent shall not be obligated to: (a) pursuant to the terms set forth in Section 6.10 of the Credit Agreement, enter upon any premises on which Collateral is situated upon reasonable notice and examine the same or (b) upon any Event of Default, without notice or demand, to perform any obligation of Grantor under this Agreement or any obligation of any other Person under the Loan Documents.  Grantor shall maintain books and records pertaining to the Collateral in such detail, form and scope as is consistent with Grantor’s past practices.  Grantor shall at any time at Administrative Agent’s request mark the Collateral and/or Grantor’s ledger cards, books of account and other records relating to the Collateral with appropriate notations satisfactory to Administrative Agent disclosing that they are subject to Administrative Agent’s security interests for the benefit of the Secured Parties.  The Administrative Agent shall at all times on reasonable notice have full access to and the right to audit any and all of Grantor’s books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral and to do whatever else Administrative Agent reasonably may deem necessary or desirable to protect its interests; provided, however, that any such action which involves communicating with customers of Grantor shall be carried out by Administrative Agent through Grantor’s independent auditors unless Administrative Agent shall then have the right directly to notify obligors on the Collateral as provided in Section 9.  The Administrative Agent shall be under no duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral, whether or not an Event of Default shall have occurred, or to make or give any presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Secured

Obligations.  The Administrative Agent shall be under no duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of Grantor therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith.

6.                                    Collections on the Collateral.  Except as otherwise provided in any Loan Document, Grantor shall have the right to use, dispose of and to continue to make collections on and receive dividends and other proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing.  Upon the occurrence and during the continuance of an Event of Default, at the option of Administrative Agent, except as prohibited by applicable Law, Grantor’s right to make collections on and receive dividends and other proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all dividends, proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by Grantor in trust for Administrative Agent and the Secured Parties and immediately delivered in kind to Administrative Agent.  Any remittance received by Grantor from any Person shall be presumed to relate to the Collateral and to be subject to Administrative Agent’s security interests for the benefit of the Secured Parties.  Upon the occurrence and during the continuance of an Event of Default, Administrative Agent shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of Administrative Agent or in the name of Grantor, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and Grantor hereby authorizes Administrative Agent to affix, by facsimile signature or otherwise, the general or special endorsement of it, in such manner as Administrative Agent shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by Administrative Agent without appropriate endorsement, and Administrative Agent and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by Grantor, to the same extent as though it were manually executed by the duly authorized officer of Grantor, regardless of by whom or under what circumstances or by what authority such facsimile signature or other endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and Grantor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

7.                                    Possession of Collateral by Administrative Agent.  All the Collateral now, heretofore or hereafter delivered to Administrative Agent shall be held by Administrative Agent for the benefit of the Secured Parties in its possession, custody and control.  Any or all of the cash Collateral delivered to Administrative Agent will be held in an interest bearing account until it is applied in accordance with the terms hereof.  Nothing herein shall obligate Administrative Agent to invest any Collateral or obtain any particular return thereon.  Upon the occurrence and during the continuance of an Event of Default, whenever any of the Collateral is in Administrative Agent’s possession, custody or control, Administrative Agent may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of Grantor’s obligations with respect thereto, or otherwise.  Administrative Agent may at any time deliver or redeliver the Collateral or any part thereof to Grantor, and the receipt of any of the same by Grantor shall be complete and full acquittance for the Collateral so delivered, and

Administrative Agent thereafter shall be discharged from any liability or responsibility therefor.  So long as Administrative Agent exercises reasonable care with respect to any Collateral in its possession, custody or control, Administrative Agent shall have no liability for any loss of or damage to such Collateral, and in no event shall Administrative Agent have liability for any diminution in value of Collateral occasioned by economic or market conditions or events.  Administrative Agent shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of Administrative Agent is accorded treatment substantially equal to that which Administrative Agent accords its own property, it being understood that Administrative Agent shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Administrative Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

8.                                    Events of Default.  There shall be an Event of Default hereunder upon the occurrence and during the continuance of an Event of Default under the Credit Agreement.

9.                                    Rights Upon Event of Default.  Upon the occurrence and during the continuance of an Event of Default, Administrative Agent shall have, in any jurisdiction where enforcement hereof is sought, all rights and remedies that Administrative Agent may have under applicable Law or in equity, under this Agreement (including, without limitation, all rights set forth in Section 6 hereof) and under any other Loan Document (including without limitation all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction), and, in addition, the following rights and remedies, all of which may be exercised with or without notice to Grantor and without affecting the Obligations of Grantor hereunder or under any other Loan Document, or the enforceability of the Liens and security interests created hereby:  (a) to foreclose the Liens and security interests created hereunder or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process; (b) to enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (c) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker’s board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be acceptable to Administrative Agent; (d) to notify obligors on the Collateral that the Collateral has been assigned to Administrative Agent and that all payments thereon are to be made directly and exclusively to Administrative Agent; (e) to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (f) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith Administrative Agent may deposit or surrender control of the Collateral and/or accept other Property in exchange for the Collateral; (g) to settle, compromise or release, on terms acceptable to Administrative Agent, in whole or in part, any amounts owing on the Collateral and/or any disputes with respect thereto; (h) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of Administrative Agent or in the name of Grantor; (i) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of Administrative Agent or in the name of Grantor, any and all steps, actions, suits or proceedings deemed by Administrative Agent necessary or desirable to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Administrative Agent which may release any obligor from personal liability on any of the Collateral, and Grantor waives any right not expressly provided for in this Agreement to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral; and any money or other property received by Administrative Agent in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Administrative Agent or Grantor may be applied by Administrative Agent without notice to Grantor to the Secured Obligations in such order and manner as Administrative Agent in its sole discretion shall determine; (j) to insure, process and preserve the Collateral; (k) to exercise all rights, remedies, powers or privileges provided under any of the Loan Documents; (l) to remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Administrative Agent may, at the cost and expense of Grantor, use such of its supplies, equipment, facilities and space at its places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the Collateral or to properly administer and control the handling of collections and realizations thereon, and Administrative Agent shall be deemed to have a rent-free tenancy of any premises of Grantor for such purposes and for such periods of time as reasonably required by Administrative Agent; (m) to receive, open and dispose of all mail addressed to Grantor and notify postal authorities to change the address for delivery thereof to such address as Administrative Agent may designate; provided that Administrative Agent agrees that it will promptly deliver over to Grantor such mail as does not relate to the Collateral; and (n) to exercise all other rights, powers, privileges and remedies of an owner of the Collateral; all at Administrative Agent’s sole option and as Administrative Agent in its sole discretion may deem advisable.  Grantor will, at Administrative Agent’s request, assemble the Collateral and make it available to Administrative Agent at places which Administrative Agent may designate, whether at the premises of Grantor or elsewhere, and will make available to Administrative Agent, free of cost, all premises, equipment and facilities of Grantor for the purpose of Administrative Agent’s taking possession of the Collateral or storing same or removing or putting the Collateral in salable form or selling or disposing of same.

Upon the occurrence and during the continuance of an Event of Default, Administrative Agent also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the Secured Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof.  Taking possession of the Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice.  The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

Any public or private sale or other disposition of the Collateral may be held at any office of Administrative Agent, or at Grantor’s place of business, or at any other place permitted by applicable Law, and without the necessity of the Collateral being within the view of prospective purchasers.  The Administrative Agent may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine, and Grantor expressly waives any right to direct the order and manner of sale of any Collateral.  Any Secured Party or any Person on Administrative Agent’s behalf may bid and purchase at any such sale or other disposition.  The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied, first, to the expenses (including attorneys’ fees and disbursements) of retaking, holding, storing, processing and preparing for sale or lease, selling, leasing, collecting, liquidating and the like, and then to the satisfaction of the Secured Obligations in accordance with the Credit Agreement.  Grantor and any other Person then obligated therefor shall pay to Administrative Agent on demand any deficiency with regard thereto which may remain after such sale, disposition, collection or liquidation of the Collateral.

With respect to any Collateral consisting of securities, partnership interests, limited liability company interests, joint venture interests, Investments or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933 or other applicable Laws, Administrative Agent may, in its sole and absolute discretion, sell all or any part of such Collateral at private sale in such manner and under such circumstances as Administrative Agent may deem necessary or advisable in order that the sale may be lawfully conducted.  Without limiting the foregoing, Administrative Agent may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof.  In the event that any such Collateral is sold at private sale, Grantor agrees that if such Collateral is sold for a price which Administrative Agent in good faith believes to be reasonable under the circumstances then existing, then (a) the sale shall be deemed to be commercially reasonable in all respects, (b) Grantor shall not be entitled to a credit against the Secured Obligations in an amount in excess of the purchase price, and (c) Administrative Agent shall not incur any liability or responsibility to Grantor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale.  Grantor recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by Administrative Agent of any such Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer’s assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

Upon consummation of any sale of Collateral hereunder, Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of Grantor or any other Person, and Grantor hereby waives (to the extent permitted by applicable Laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted.  If the sale of all or any part of the Collateral is made on credit or for future delivery, Administrative Agent shall not be required to apply any portion of the sale price to the Secured Obligations until such amount actually is received by Administrative Agent, and any Collateral so sold may be retained by Administrative Agent until the sale price is paid in full by the purchaser or purchasers thereof.  Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

10.                            Attorney-in-Fact.  Grantor hereby irrevocably nominates and appoints Administrative Agent for the benefit of the Secured Parties as its attorney-in-fact for the following purposes:  (a) following Administrative Agent’s request thereof and Grantor’s failure to perform, to do all acts and things which Administrative Agent may deem necessary or advisable to perfect and continue perfected the security interests created by this Agreement and, upon the occurrence and during the continuance of an Event of Default, to preserve, process, develop, maintain and protect the Collateral; (b) upon the occurrence and during the continuance of an Event of Default, to do any and every act which Grantor is obligated to do under this Agreement, at the expense of the Grantor so obligated and without any obligation to do so; (c)  to prepare, file and/or record, for Grantor, in the name of the Grantor, any financing statement (which such financing statement may describe the collateral covered thereby as “all assets” or “all personal property” of the debtor or words of similar import), amendment or continuation, application for registration, or like paper, and to take any other action deemed by Administrative Agent necessary or desirable in order to perfect or maintain perfected the security interests granted hereby; (d)  to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming or continuing the Security Interest granted by Grantor, without the signature of Grantor, and naming Grantor as debtor and the Administrative Agent as secured party; and (e) upon the occurrence and during the continuance of an Event of Default, to execute any and all papers and instruments and do all other things necessary or desirable to preserve and protect the Collateral and to protect Administrative Agent’s security interests therein; provided, however, that Administrative Agent shall be under no obligation whatsoever to take any of the foregoing actions, and, absent bad faith or actual malice, Administrative Agent shall have no liability or responsibility for any act taken or omission with respect thereto.

11.                            Costs and Expenses.  Without limiting any reimbursement obligations under the Credit Agreement and the other Loan Documents, and without duplication thereof, Grantor agrees to pay to each Secured Party all costs and expenses (including, without limitation, attorneys’ fees and disbursements) incurred by such Secured Party in the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof.  All advances, charges, costs and expenses, including attorneys’ fees and disbursements, incurred or paid by any Secured Party in exercising any right, privilege, power or remedy conferred by this Agreement (including, without limitation, the right to perform any Secured Obligation of Grantor under the Loan Documents), or in the enforcement or attempted enforcement thereof, shall be secured hereby and shall become a part of the Secured Obligations and shall be paid to such Secured Party by Grantor, immediately upon demand, together with interest thereon at the Default Rate.

12.                            Statute of Limitations and Other Laws.  Until the Secured Obligations, other than contingent indemnification obligations, shall have been paid and performed in full, the power of sale and all other rights, privileges, powers and remedies granted to the Secured Parties hereunder shall continue to exist and may be exercised by the Secured Parties at any time and from time to time irrespective of the fact that any of the Secured Obligations may have become barred by any statute of limitations.  Grantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable Law.

13.                            Other Agreements.  Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other security or other agreement executed by Grantor or in connection with the Secured Obligations, but each and every term and condition hereof shall be in addition thereto.  All provisions contained in the Credit Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference.

14.                            Understandings With Respect to Waivers and Consents.  Grantor warrants and agrees that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Grantor otherwise may have against any Secured Party or others, or against Collateral.  If any of the waivers or consents herein are determined to be contrary to any applicable Law or public policy, such waivers and consents shall be effective to the maximum extent permitted by Law.

15.                            Release of Grantor.  This Agreement and all Secured Obligations of Grantor hereunder shall be released upon termination of the Aggregate Commitments and payment in full of all Secured Obligations (other than (A) contingent indemnification obligations as to which no claim has been made and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank of Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made).

Additionally, Collateral that is released or is required to be released from the security interest created by this Agreement in order to permit Grantor to consummate any disposition of stock or assets, merger, consolidation, amalgamation, acquisition, transfer or dividend payment or distribution that Grantor are permitted to consummate pursuant to the Loan Documents, if any, shall be so released by Administrative Agent at such times and to the extent necessary or appropriate to permit Grantor to consummate such permitted transactions promptly following Administrative Agent’s receipt of written request therefor by Grantor specifying the purpose for which release is requested and such further certificates or other documents as Administrative Agent shall request in its reasonable discretion to confirm that Grantor are permitted to consummate such permitted transaction and to confirm its replacement Lien on appropriate collateral (unless replacement collateral is not required pursuant to the Loan Documents).  Any request for any permitted release shall be transmitted to Administrative Agent.

Upon such release of Grantor’s Secured Obligations hereunder or release of Collateral permitted hereunder, the Administrative Agent shall return any pledged Collateral to Grantors, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the applicable Collateral to Grantors, or to the Person or Persons legally entitled thereto, and to evidence or document the release of the Administrative Agent’s and the other Secured Parties’ interests in such Collateral arising under this Agreement, all as reasonably requested by, and at the sole expense of, Grantors.

16.                            Continuing Effect.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by Administrative Agent or any other Secured Party, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

17.                            Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent, and any attempted assignment without such consent shall be null and void. By accepting the benefits of the Loan Documents, each Hedge Bank and Cash Management Bank agrees to be bound by all of the applicable provisions thereof.

18.                            Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Administrative Agent, subject to any consents required under the Credit Agreement; provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent; provided, further, no such waiver amendment, supplement or modification shall require the consent of any Hedge Bank or Cash Management Bank except as may be expressly provided in the Credit Agreement.

19.                            Additional Powers and Authorization.   The Administrative Agent has been appointed as the Administrative Agent hereunder pursuant to the Credit Agreement and shall be entitled to the benefits of the Credit Agreement and the other Loan Documents.  Notwithstanding anything contained herein to the contrary, the Administrative Agent may employ agents, trustees, or attorneys-in-fact and, subject to compliance with applicable

Gaming Laws, may vest any of them with any property (including, without limitation, the Collateral), title, right or power deemed necessary for the purposes of such appointment.  It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor collateral agent shall act) as such hereunder only on the express conditions contained in the Credit Agreement. Any successor administrative agent appointed pursuant to the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

20.                            WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

21.                            SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS.

(A)                          GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS

AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST  GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION

(B)                           GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(C)                           EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

22.                            Compliance with Missouri Gaming Laws.  Notwithstanding anything in this Agreement to the contrary, this instrument shall not, and shall not be deemed to, pledge, hypothecate, grant a security interest or any other interest in, convey, transfer or otherwise assign (a “Transfer”), in any way (i) any license issued by the Missouri Gaming Commission or any interest in a license issued by the Missouri Gaming Commission, but only to the extent that granting a security interest in any such license would violate applicable Gaming Law, (ii) any ownership interest in the capital stock or other equity interests of any Subsidiary subject to Missouri Gaming Laws (it being acknowledged that any such ownership interest will be pledged, upon Missouri Gaming Commission approval, pursuant to the Pledge Agreement), or (iii) slot machines located or to be located in the State of Missouri.  The Administrative Agent acknowledges that Missouri Gaming Laws do not presently permit Administrative Agent to take possession of or foreclose upon any slot machine (as defined by Title 11, Division 45, Section 10.055 of Missouri Code of State Regulations) located or to be located in the State of Missouri unless Administrative Agent holds a license issued by the Missouri Gaming Commission, or possibly via a different mechanism that the Missouri Gaming Commission would find in compliance with Missouri Gaming Laws (which mechanism could include, subject to the Missouri Gaming Commission’s approval, the sale, transfer or disposition of such slot machines through or to a party holding a Class A license or a supplier’s license issued by the Missouri Gaming Commission).

23.                            Amendment and Restatement of Existing Security Agreement.  This Agreement constitutes an amendment and restatement of the Existing Security Agreement in its entirely and the Existing Security Agreement shall thereafter be and shall be deemed replaced and superseded in all respect by this Agreement.  The execution of this Agreement shall not operate as a novation, waiver of any right, power or remedy of the Administrative Agent or Secured Parties, nor constitute a waiver of any provision of the Existing Security Agreement.  Grantor (i) acknowledges and agrees that this Agreement does not constitute a novation or termination of the “Secured Obligations” under the Existing Security Agreement or the other Loan Documents as in effect prior to the effective date of the amendment and restatement of the Existing Security Agreement (the “Restatement Effective Date”) and which remain outstanding as of the Restatement Effective Date, (ii) acknowledges and agrees that the “Secured Obligations” under Existing Security Agreement and the other Loan Documents are in all respects continuing (as amended and restated hereby and which are in all respects hereinafter subject to the terms herein), (iii) ratifies and reaffirms all of its payments and performance obligations, contingent or otherwise, under each Loan Document, (iv) and ratifies and reaffirms each of the liens and security interests granted by it to Bank of America, N.A., as administrative agent for the benefit of the secured parties named in (or referred to in) the Existing Security Agreement, in or pursuant to the Existing Security Agreement, and confirms and agrees that such liens and security interests are in all respects continuing and in full force and effect and shall continue to secure all of the Secured Obligations, including without limitation, all Obligations under the Credit Agreement and (v) agrees that this Agreement shall in no manner impair or otherwise adversely affect any of such liens and security interests.

IN WITNESS WHEREOF, Grantor has executed this Agreement by its duly authorized officer as of the date first written above.

“Grantor”

BALLY TECHNOLOGIES, INC.,
a Nevada corporation

By:	/s/ Neil Davidson
Name: Neil Davidson
Title: Senior Vice President, Chief Financial Officer and Treasurer

Address for Grantor:

6601 South Bermuda Road
Las Vegas, Nevada 89119

Borrower Security Agreement

ACCEPTED AND AGREED
AS OF THE DATE FIRST
ABOVE WRITTEN:

“Administrative Agent”

BANK OF AMERICA, N.A.,
as Administrative Agent for the Secured Parties

By:	/s/ Alan Tapley
Name: Alan Tapley
Title: Assistant Vice President

Borrower Security Agreement

ANNEX F

AMENDED SUBSIDIARIES SECURITY AGREEMENT

[Attached]

F-1

Posting Version 08/23/2013

SECOND AMENDED AND RESTATED SUBSIDIARIES SECURITY AGREEMENT

This SECOND AMENDED AND RESTATED SUBSIDIARIES SECURITY AGREEMENT, dated as of August 27, 2013, is made by each of the Subsidiaries listed on the signature pages hereto and each other Person who may become a party hereto pursuant to Section 10 of this Agreement (each a “Grantor” and collectively, “Grantors”), jointly and severally, in favor of Bank of America, N.A., as administrative agent (in such capacity and together with its successors and assigns, the “Administrative Agent”), for the benefit of the Secured Parties under the Credit Agreement hereafter referred to, with reference to the following facts:

RECITALS

A.                                Grantors have granted security interests to the Administrative Agent under a Subsidiaries Security Agreement, dated as of September 26, 2008, as amended and restated by an Amended and Restated Subsidiaries Security Agreement, dated as of May 13, 2011 (the “Existing Security Agreement”), and desire to amend and restate the Existing Security Agreement pursuant to this Agreement.

B.                                 Grantors have guaranteed the obligations of the Borrower arising under or in respect of the Second Amended and Restated Credit Agreement, dated as of April 19, 2013 among the Borrower, the Lenders referred to therein, and Bank of America, N.A., as Administrative Agent (as amended by the Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of August 27, and as it may from time to time be further amended, restated, extended, renewed, modified or supplemented, the “Credit Agreement”) and each Grantor has guaranteed the obligations of each other Grantor under Secured Cash Management Agreements and Secured Hedge Agreements.  This Agreement is the Subsidiaries Security Agreement referred to in the Credit Agreement and is one of the “Loan Documents” referred to in the Credit Agreement.

C.                                 Pursuant to the Credit Agreement, the Lenders had made, and are making, certain credit facilities available to the Borrower.  Additionally, as contemplated by the Credit Agreement, from time to time, certain Secured Parties may enter into Secured Cash Management Agreements and/or Secured Hedge Agreements with the Borrower and/or the Grantors.

D.                                As a condition to the continued availability of such credit facilities, Secured Cash Management Agreements and Secured Hedge Agreements, Grantors are required to enter into this Agreement to pledge certain Collateral (as hereinafter defined) to Administrative Agent for the benefit of the Secured Parties as herein provided.

E.                                  Grantors expect to realize direct and indirect benefits as the result of the availability of (i) the aforementioned credit facilities to the Borrower and (ii) the aforementioned Secured Cash Management Agreements and Secured Cash Hedge Agreements, as the result of financial or business support which will be provided to Grantors by the Borrower and each other Grantor.

AGREEMENT

NOW, THEREFORE, in order to induce Lenders to extend and maintain the aforementioned credit facilities and the Secured Parties to extend and maintain the financial accommodations under the Secured Cash Management Agreements and Secured Hedge Agreements, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, Grantors hereby jointly and severally represent, warrant, covenant, agree, assign and grant, and the Existing Security Agreement is hereby amended and restated in its entirety, in each case as follows:

1.                                    Definitions.  Terms defined in the Credit Agreement and not otherwise defined in this Agreement shall have the meanings defined for those terms in the Credit Agreement.  Terms defined in the New York Uniform Commercial Code (as amended from time to time) and not otherwise defined in this Agreement or in the Credit Agreement shall have the meanings defined for those terms in the Uniform Commercial Code, as enacted in the State of New York.  In addition, as used in this Agreement, the following terms shall have the meanings respectively set forth after each:

“Agreement” means this Second Amended and Restated Subsidiaries Security Agreement, and any extensions, modifications, renewals, restatements, supplements or amendments hereof.

“Collateral” means and includes all present and future right, title and interest of Grantors, or any of them, in or to any personal property whatsoever, and all rights and powers of Grantors, or any of them, to transfer any interest in or to any personal property whatsoever, including, without limitation, any and all of the following personal property:

(a)                               All present and future accounts, accounts receivable, payment intangibles, agreements, contracts, leases, contract rights, rights to payment, instruments, promissory notes, documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, health-care-insurance receivables, insurance policies, notes and drafts, and all forms of obligations owing to Grantors, or any of them, or in which Grantors, or any of them, may have any interest, however created or arising;

(b)                              All present and future general intangibles, all tax refunds of every kind and nature to which Grantors, or any of them, now or hereafter may become entitled, however arising, all other refunds, and all deposits, goodwill, choses in action, trade secrets, computer programs, software, customer lists, trademarks, trade names, service marks, patents, licenses or sublicenses (to the extent that there exists no prohibition as a matter of law or pursuant to any agreements governing such licenses or sublicenses on the transfer thereof for security as contemplated by this Agreement), copyrights, technology, processes, proprietary information and insurance proceeds (other than any licenses issued by a Gaming Board or pursuant to any Gaming Laws but only to the extent that granting a security interest in such licenses would violate applicable Gaming Law);

(c)                               All present and future deposit accounts of Grantors, or any of them, including, without limitation, any demand, time, savings, passbook or like account maintained by Grantors, or any of them, with any bank, savings and loan association, credit union or like organization, and all money, cash and Cash Equivalents of Grantors, or any of them, whether or not deposited in any such deposit account;

(d)                             All present and future letter-of-credit rights of Grantors, or any of them;

(e)                               All present and future books and records, including, without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to Grantors, or their businesses, all receptacles and containers for such records, and all files and correspondence;

(f)                                All present and future goods, including, without limitation, all farm products, inventory, equipment, gaming devices and associated equipment (other than slot machines located in or to be located in the State of Missouri), machinery, tools, molds, dies, furniture, furnishings, trade fixtures, motor vehicles and all other goods used in connection with or in the conduct of Grantors’ or any of their businesses;

(g)                              All present and future inventory and merchandise, including, without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing (other than slot machines located in or to be located in the State of Missouri);

(h)                              All present and future investment property, stocks, bonds, debentures, securities, instruments, subscription rights, options, warrants, puts, calls, certificates, partnership interests, joint venture interests, Investments and/or brokerage accounts and securities accounts and all rights, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments with respect thereto;

(i)                                  All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

(j)                                  All other tangible and intangible personal property of Grantors, or any of them;

(k)                              All rights, remedies, powers and/or privileges of Grantors, or any of them, with respect to any of the foregoing; and

(l)                                  Any and all proceeds, rights to proceeds and products of any of the foregoing, including, without limitation, all money, accounts, general intangibles, payment intangibles, deposit accounts, documents, promissory notes, instruments, chattel paper, goods, insurance proceeds, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing;

provided, that in no event shall “Collateral” include any Excluded Collateral.

“Secured Obligations” means any and all present and future Obligations of any type or nature of Grantors arising under the Guaranty or under any other Loan Documents, or with respect to any Secured Cash Management Agreement or any Secured Hedge Agreement or any one or more of them; provided, that in the case of each Grantor (other than the Borrower), the Secured Obligations of such Grantor shall exclude any Excluded Swap Obligations of such Grantor.

2.                                    Further Assurances.  At any time and from time to time at the request of Administrative Agent, Grantors, and each of them, shall execute and deliver to Administrative Agent all such financing statements, amendments or continuations and other instruments and documents in form and substance satisfactory to Administrative Agent as shall be necessary or desirable to fully perfect, when filed and/or recorded, Administrative Agent’s security interests granted pursuant to Section 3 of this Agreement to the extent that such security interests can be fully perfected by the filing of financing statements.  At any time and from time to time Administrative Agent shall be entitled to authenticate on behalf and in the name of any Grantor, file and/or record any or all such financing statements which such financing statement may describe the collateral covered thereby as “all assets” or “all personal property” of the debtor or words of similar import), amendments or continuations, instruments and documents held by it, and any or all such further financing statements, amendments and continuations, documents and instruments, and to take all such other actions, as the Administrative Agent may deem appropriate to perfect and to maintain perfected the security interests granted in Section 3 of this Agreement to the extent that such security interests can be fully perfected by the filing of financing statements.  Before and after the occurrence of any Event of Default, at Administrative Agent’s request, Grantors, and each of them, shall execute all such further financing statements, amendments and continuations, instruments and documents, and shall do all such further acts and things, as may be deemed necessary or desirable by Administrative Agent to create and perfect, and to continue and preserve, a security interest in the Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, or the priority thereof, to the extent that such security interests can be fully perfected by the filing of financing statements.  With respect to any Collateral (x) consisting of securities accounts, deposit accounts, letter-of-credit rights, tangible chattel paper or certificates of title as to which Administrative Agent’s security interest need be perfected by, or the priority thereof need be assured by, possession and/or control of such Collateral, after the occurrence and during the continuance of an Event of Default, and (y) with respect to any Collateral consisting of instruments, documents or otherwise (but excluding the Collateral referenced in the foregoing sub-clause (x) of this sentence) as to which Administrative Agent’s security interest need be perfected by, or the priority thereof need be assured by, possession and/or control of such Collateral, in the case of each of (x) and (y) Grantors, and each of them, will promptly upon written demand of Administrative Agent deliver possession of same (together with such undated instruments of endorsement, transfer or assignment duly executed in blank as the Administrative Agent may specify) in pledge to Administrative Agent for the benefit of the Secured Parties and/or control of such Collateral, as requested by the Administrative Agent, and Grantor will take all actions necessary to vest such possession or control in the Administrative Agent for the benefit of the Secured Parties (including delivery of a duly executed control agreement with respect to such Collateral in form and substance satisfactory to the Administrative Agent).  With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests or the like, Grantors hereby jointly and severally consent and agree that the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of the Administrative Agent to effect any transfer or exercise any right hereunder or with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Grantors, or any of them, or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

3.                                    Security Agreement.  For valuable consideration, Grantors hereby jointly and severally assign and pledge to the Administrative Agent (for and on behalf of the Secured Parties), and grant to the Administrative Agent (for and on behalf of the Secured Parties), a security interest in, all presently existing and hereafter acquired Collateral, as security for the timely payment and performance in full when due (whether at stated maturity, by required prepayment, declaration, acceleration or otherwise) of the Secured Obligations, and each of them; provided, that such grant shall in no event include any of the Excluded Collateral.  This Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Secured Obligations, including those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them, or from time to time create new Secured Obligations after all or any prior Secured Obligations have been satisfied, and notwithstanding the bankruptcy of any Grantor or any other Person or any other event or proceeding affecting any Person.

4.                                    Grantors’ Representations, Warranties and Agreements.  Except as otherwise disclosed to Administrative Agent in writing concurrently herewith, Grantors jointly and severally represent, warrant and agree that: (a) Grantors will pay, prior to delinquency, all taxes, charges, Liens and assessments against the Collateral, except such as are expressly permitted by the Credit Agreement or are timely contested in good faith and for which adequate reserves have been set aside in accordance with GAAP, and upon its failure to pay or so contest such taxes, charges, Liens and assessments, the Administrative Agent at its option may pay any of them, and the Administrative Agent shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same; (b) the Collateral will not be knowingly used for any unlawful purpose or in material violation of any Law, regulation or ordinance, nor used in any way that will void or impair any insurance required to be carried in connection therewith; (c) Grantors will, to the extent consistent with good business practice, keep the Collateral in reasonably good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with the Collateral in all such ways as are considered good practice by owners of like Property; (d) Grantors will take all steps to preserve and protect the Collateral; (e) Grantors will maintain, with responsible insurance companies, insurance covering the Collateral against such insurable losses as is required by the Credit Agreement and as is consistent with sound business practice, and will cause the Administrative Agent to be designated as an additional insured and loss payee with respect to such insurance, will obtain the written agreement of the insurers that such insurance shall not be canceled, terminated or materially modified to the detriment of the Administrative Agent without at least 30 days prior written notice to the Administrative Agent, and will furnish copies of such insurance policies or certificates to the Administrative Agent promptly upon request therefor; and (f) Grantors will promptly notify the Administrative Agent in writing in the event of any substantial or material damage to the Collateral from any source whatsoever, and, except for the disposition of collections and other proceeds of the Collateral permitted by Section 6 hereof, Grantors will not remove or permit to be removed any part of the Collateral from its place of business without the prior written consent of the Administrative Agent, except for such items of the Collateral as are removed in the ordinary course of business or in connection with any transaction or disposition otherwise permitted by the Loan Documents.

Additionally, each Grantor represents, warrants and agrees that (a) it shall not change its jurisdiction of organization, legal name, corporate structure, organizational identification number or taxpayer identification number, or location of chief executive office or sole place of business from that set forth in Schedule 5.13 of the Credit Agreement or in any perfection certificate delivered to the Administrative Agent without delivering written notice thereof to the Administrative Agent at least 10 business days prior to such change; (b) the security interest granted pursuant to this Agreement constitutes a valid and continuing perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties in all Collateral subject only to Liens permitted by Section 7.01 of the Credit Agreement and (z) the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code, the completion of the filings and other actions specified on the Perfection Certificate (which, in the case of all filings and other documents referred to therein, have been delivered to Administrative Agent in completed and duly authorized form) and (ii) in the case of all copyrights, trademarks and patents for which Uniform Commercial Code filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable; (c) such Grantor has good and marketable title to the Collateral in which such Grantor is purporting to grant a security interest to the Administrative Agent on behalf of the Secured Parties; and (d) as of the date that the representation set forth in Section 5.17(ii) of the Credit Agreement is made and, thereafter, as of the most recent date on which the Borrower was required pursuant to Section 6.01(j) of the Credit Agreement to supplement Schedule 5.17 of the Credit Agreement, Schedule 5.17 of the Credit Agreement (as so supplemented pursuant to Section 6.01(j) of the Credit Agreement) sets forth, a true and complete list of: (i) all IP Rights that are registered or subject to applications for registration and (ii) material internet domain names and including for each of the foregoing items, to the extent applicable to such item, (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, and (4) as applicable, the registration or application number and registration or application date.

5.                                    Administrative Agent’s Rights Re Collateral.  At any time (whether or not an Event of Default has occurred), at the expense of Grantors, the Administrative Agent may, to the extent it may be necessary or desirable to protect the security hereunder, but the Administrative Agent shall not be obligated to: (a) pursuant to the terms set forth in Section 6.10 of the Credit Agreement, enter upon any premises on which Collateral is situated upon reasonable notice and examine the same or (b) without notice or demand, upon any Event of Default, to perform any obligation of Grantors under this Agreement or any obligation of any other Person under the Loan Documents.  Grantors shall maintain books and records pertaining to the Collateral in such detail, form and scope as is consistent with Grantors’ past practices.  Grantors shall at any time at the Administrative Agent’s request mark the Collateral and/or Grantors’ ledger cards, books of account and other records relating to the Collateral with appropriate notations satisfactory to the Administrative Agent disclosing that they are subject to the Administrative Agent’s security interests for the benefit of the Secured Parties.  The Administrative Agent shall at all times on reasonable notice have full access to and the right to audit any and all of Grantors’ books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral and to do whatever else the Administrative Agent reasonably may deem necessary or desirable to protect its interests; provided, however, that any such action which involves communicating with customers of Grantors shall be carried out by the Administrative Agent through Grantors’ independent auditors unless the Administrative Agent shall then have the right directly to notify obligors on the Collateral as provided in Section 9.  The Administrative Agent shall be under no duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral, whether or not an Event of Default shall have occurred, or to make or give any presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Secured Obligations.  The Administrative Agent shall be under no duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of Grantors therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith.

6.                                    Collections on the Collateral.  Except as otherwise provided in any Loan Document, Grantors shall have the right to use, dispose of and to continue to make collections on and receive dividends and other proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing.  Upon the occurrence and during the continuance of an Event of Default, at the option of the Administrative Agent, except as prohibited by applicable Law, Grantors’ right to make collections on and receive dividends and other proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all dividends, proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by Grantors in trust for the Administrative Agent and the Secured Parties and immediately delivered in kind to the Administrative Agent.  Any remittance received by Grantors from any Person shall be presumed to relate to the Collateral and to be subject to the Administrative Agent’s security interests for the benefit of the Secured Parties.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of the Administrative Agent or in the name of Grantors, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and Grantors each hereby authorize the Administrative Agent to affix, by facsimile signature or otherwise, the general or special endorsement of it, in such manner as the Administrative Agent shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by the Administrative Agent without appropriate endorsement, and the Administrative Agent and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by Grantors, and each of them, to the same extent as though it were manually executed by the duly authorized officer of each Grantor, regardless of by whom or under what circumstances or by what authority such facsimile signature or other endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and each Grantor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

7.                                    Possession of Collateral by Administrative Agent.  All the Collateral now, heretofore or hereafter delivered to the Administrative Agent shall be held by the Administrative Agent in its possession, custody and control for the benefit of the Secured Parties.  Any or all of the cash Collateral delivered to the Administrative Agent will be held in an interest bearing account until it is applied in accordance with the terms hereof.  Nothing herein shall obligate the Administrative Agent to invest any Collateral or obtain any particular return thereon.  Upon the occurrence and during the continuance of an Event of Default, whenever any of the Collateral is in the Administrative Agent’s possession, custody or control, the Administrative Agent may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of Grantors’ obligations with respect thereto, or otherwise.  The Administrative Agent may at any time deliver or redeliver the Collateral or any part thereof to Grantors, and the receipt of any of the same by Grantors shall be complete and full acquittance for the Collateral so delivered, and the Administrative Agent thereafter shall be discharged from any liability or responsibility therefor.  So long as the Administrative Agent exercises reasonable care with respect to any Collateral in its possession, custody or control, the Administrative Agent shall have no liability for any loss of or damage to such Collateral, and in no event shall the Administrative Agent have liability for any diminution in value of Collateral occasioned by economic or market conditions or events.  The Administrative Agent shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of the Administrative Agent is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

8.                                    Events of Default.  There shall be an Event of Default hereunder upon the occurrence and during the continuance of an Event of Default under the Credit Agreement.

9.                                    Rights Upon Event of Default.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have, in any jurisdiction where enforcement hereof is sought, all rights and remedies that the Administrative Agent may have under applicable Law or in equity, under this Agreement (including, without limitation, all rights set forth in Section 6 hereof) and under any other Loan Document

(including, without limitation, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction), and, in addition, the following rights and remedies, all of which may be exercised with or without notice to Grantors and without affecting the Obligations of Grantors hereunder or under any other Loan Document, or the enforceability of the Liens and security interests created hereby:  (a) to foreclose the Liens and security interests created hereunder or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process; (b) to enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (c) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker’s board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be acceptable to the Administrative Agent; (d) to notify obligors on the Collateral that the Collateral has been assigned to the Administrative Agent and that all payments thereon are to be made directly and exclusively to the Administrative Agent; (e) to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (f) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith the Administrative Agent may deposit or surrender control of the Collateral and/or accept other Property in exchange for the Collateral; (g) to settle, compromise or release, on terms acceptable to the Administrative Agent, in whole or in part, any amounts owing on the Collateral and/or any disputes with respect thereto; (h) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of the Administrative Agent or in the name of Grantors; (i) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of the Administrative Agent or in the name of Grantors, any and all steps, actions, suits or proceedings deemed by the Administrative Agent necessary or desirable to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and each Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by the Administrative Agent which may release any obligor from personal liability on any of the Collateral, and each Grantor waives any right not expressly provided for in this Agreement to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral; and any money or other property received by the Administrative Agent in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by the Administrative Agent or Grantors may be applied by the Administrative Agent without notice to Grantors, to the Secured Obligations in such order and manner as the Administrative Agent’s sole discretion shall determine; (j) to insure, process and preserve the Collateral; (k) to exercise all rights, remedies, powers or privileges provided under any of the Loan Documents; (l) to remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and the Administrative Agent may, at the cost and expense of Grantors, use such of its supplies, equipment, facilities and space at its places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the Collateral or to properly administer and control the handling of collections and realizations thereon, and the Administrative Agent shall be deemed to have a rent-free tenancy of any premises of Grantors for such purposes and for such periods of time as reasonably required by the Administrative Agent; (m) to receive, open and dispose of all mail addressed to Grantors, or any of them, and notify postal authorities to change the address for delivery thereof to such address as the Administrative Agent may designate; provided that the Administrative Agent agrees that it will promptly deliver over to Grantors such mail as does not relate to the Collateral; and (n) to exercise all other rights, powers, privileges and remedies of an owner of the Collateral; all at the Administrative Agent’s sole option and as the Administrative Agent in its sole discretion may deem advisable.  Grantors will, at the Administrative Agent’s request, assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent may designate, whether at the premises of Grantors or elsewhere, and will make available to the Administrative Agent, free of cost, all premises, equipment and facilities of Grantors for the purpose of the Administrative Agent taking possession of the Collateral or storing same or removing or putting the Collateral in salable form or selling or disposing of same.

Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the Secured Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof.  Taking possession of the Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice.  The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

Any public or private sale or other disposition of the Collateral may be held at any office of the Administrative Agent, or at any Grantor’s place of business, or at any other place permitted by applicable Law, and without the necessity of the Collateral being within the view of prospective purchasers.  The Administrative Agent may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine, and Grantors, expressly waive any right to direct the order and manner of sale of any Collateral.  Any Secured Party or any Person on any Secured Party’s behalf may bid and purchase at any such sale or other disposition.  The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied, first, to the expenses (including attorneys’ fees and disbursements) of retaking, holding, storing, processing and preparing for sale or lease, selling, leasing, collecting, liquidating and the like, and then to the satisfaction of the Secured Obligations in accordance with the Credit Agreement.  Grantors and any other Person then obligated therefor shall pay to the Administrative Agent on demand any deficiency with regard thereto which may remain after such sale, disposition, collection or liquidation of the Collateral.

With respect to any Collateral consisting of securities, partnership interests, limited liability company interests, joint venture interests, Investments or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933 or other applicable Laws, the Administrative Agent may, in its sole and absolute discretion, sell all or any part of such Collateral at private sale in such manner and under such circumstances as the Administrative Agent may deem necessary or advisable in order that the sale may be lawfully conducted.  Without limiting the foregoing, the Administrative Agent may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof.  In the event that any such Collateral is sold at private sale, each Grantor agrees that if such Collateral is sold for a price which the Administrative Agent in good faith believes to be reasonable under the circumstances then existing, then (a) the sale shall be deemed to be commercially reasonable in all respects, (b) no Grantor shall be entitled to a credit against the Secured Obligations in an amount in excess of the purchase price, and (c) the Administrative Agent shall not incur any liability or responsibility to any Grantor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale.  Each Grantor recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by the Administrative Agent of any such Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer’s assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

Upon consummation of any sale of Collateral hereunder, the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of any Grantor or any other Person, and each Grantor hereby waives (to the extent permitted by applicable Laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted.  If the sale of all or any part of the Collateral is made on credit or for future delivery, the Administrative Agent shall not be required to apply any portion of the sale price to the Secured Obligations until such amount actually is received by the Administrative Agent, and any Collateral so sold may be retained by the Administrative Agent until the sale price is paid in full by the purchaser or purchasers thereof.  The Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

10.                            Joinder.  Any other Person may become a Grantor hereunder and become bound by the terms and conditions of this Agreement by executing and delivering to Administrative Agent an Instrument of Joinder substantially in the form attached hereto as Exhibit A, accompanied by such documentation as Administrative Agent may require to establish the due organization, valid existence and good standing of such Person, its qualification to engage in business in each material jurisdiction in which it is required to be so qualified, its authority to execute, deliver and perform this Agreement, and the identity, authority and capacity of each Responsible Officer thereof authorized to act on its behalf.

11.                            Attorney-in-Fact.  Each Grantor hereby irrevocably nominates and appoints the Administrative Agent for the benefit of the Secured Parties as its attorney-in-fact for the following purposes:  (a) following the Administrative Agent’s request thereof and Grantors’ failure to perform, to do all acts and things which the Administrative Agent may deem necessary or advisable to perfect and continue perfected the security interests created by this Agreement and, upon the occurrence and during the continuance of an Event of Default, to preserve, process, develop, maintain and protect the Collateral; (b) upon the occurrence and during the continuance of an Event of Default, to do any and every act which such Grantor is obligated to do under this Agreement, at the expense of the Grantors, so obligated and without any obligation to do so; (c) to prepare, file and/or record, for such Grantor, in the name of the Grantor, any financing statement (which such financing statement may describe the collateral covered thereby as “all assets” or “all personal property” of the debtor or words of similar import), amendment or continuation, application for registration, or like paper, and to take any other action deemed by the Administrative Agent necessary or desirable in order to perfect or maintain perfected the security interests granted hereby; (d) to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming or continuing the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party; and (e) upon the occurrence and during the continuance of an Event of Default, to execute any and all papers and instruments and do all other things necessary or desirable to preserve and protect the Collateral and to protect the Administrative Agent’s security interests therein; provided, however, that the Administrative Agent shall be under no obligation whatsoever to take any of the foregoing actions, and, absent bad faith or actual malice, the Administrative Agent shall have no liability or responsibility for any act taken or omission with respect thereto.

12.                            Costs and Expenses.  Without limiting any reimbursement obligations under the Credit Agreement and the other Loan Documents, and without duplication thereof, each Grantor agrees to pay to each Secured Party all costs and expenses (including, without limitation, attorneys’ fees and disbursements) incurred by such Secured Party in the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof.  All advances, charges, costs and expenses, including attorneys’ fees and disbursements, incurred or paid by any Secured Party in exercising any right, privilege, power or remedy conferred by this Agreement (including, without limitation, the right to perform any Secured Obligation of such Grantor under the Loan Documents), or in the enforcement or attempted enforcement thereof, shall be secured hereby and shall become a part of the Secured Obligations and shall be paid to such Secured Party by such Grantor, immediately upon demand, together with interest thereon at the Default Rate.

13.                            Statute of Limitations and Other Laws.  Until the Secured Obligations, other than contingent indemnification obligations, shall have been paid and performed in full, the power of sale and all other rights, privileges, powers and remedies granted to the Secured Parties hereunder shall continue to exist and may be exercised by the Secured Parties at any time and from time to time irrespective of the fact that any of the Secured Obligations may have become barred by any statute of limitations.  Each Grantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable Law.

14.                            Other Agreements.  Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other security or other agreement executed by Grantors, or any of them, or in connection with the Secured Obligations, but each and every term and condition hereof shall be in addition thereto.  All provisions contained in the Credit

Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference.

15.                            Understandings With Respect to Waivers and Consents.  Each Grantor warrants and agrees that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against any Secured Party or others, or against Collateral.  If any of the waivers or consents herein are determined to be contrary to any applicable Law or public policy, such waivers and consents shall be effective to the maximum extent permitted by Law.

16.                            Release of Grantors.  This Agreement and all Secured Obligations of Grantors hereunder shall be released upon termination of the Aggregate Commitments and payment in full of all Secured Obligations (other than (A) contingent indemnification obligations as to which no claim has been made and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank of Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made).

Additionally, Collateral that is released or is required to be released from the security interest created by this Agreement in order to permit Grantors to consummate any disposition of stock or assets, merger, consolidation, amalgamation, acquisition, transfer or dividend payment or distribution that Grantors are permitted to consummate pursuant to the Loan Documents, if any, shall be so released by Administrative Agent at such times and to the extent necessary or appropriate to permit Grantors to consummate such permitted transactions promptly following Administrative Agent’s receipt of written request therefor by Grantors specifying the purpose for which release is requested and such further certificates or other documents as Administrative Agent shall request in its reasonable discretion to confirm that Grantors are permitted to consummate such permitted transaction and to confirm its replacement Lien on appropriate collateral (unless replacement collateral is not required pursuant to the Loan Documents).  Any request for any permitted release shall be transmitted to Administrative Agent.

Upon such release of Grantors’ Secured Obligations hereunder, or release of Collateral permitted hereunder, the Administrative Agent shall return any pledged Collateral to Grantors, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the applicable Collateral to Grantors, or to the Person or Persons legally entitled thereto, and to evidence or document the release of the Administrative Agent’s and the other Secured Parties’ interests in such Collateral arising under this Agreement, all as reasonably requested by, and at the sole expense of, Grantors.

17.                            Continuing Effect.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantors for liquidation or reorganization, should Grantors become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantors’ assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by Administrative Agent or any other Secured Party, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

18.                            Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent, and any attempted assignment without such consent shall be null and void. By accepting the benefits of the Loan Documents, each Hedge Bank and Cash Management Bank agrees to be bound by all of the applicable provisions thereof.

19.                            Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Administrative Agent, subject to any consents required under the Credit Agreement; provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent; provided, further, no such waiver amendment, supplement or modification shall require the consent of any Hedge Bank or Cash Management Bank except as may be expressly provided in the Credit Agreement.

20.                            Additional Powers and Authorization.  The Administrative Agent has been appointed as the Administrative Agent hereunder pursuant to the Credit Agreement and shall be entitled to the benefits of the Credit Agreement and the other Loan Documents.  Notwithstanding anything contained herein to the contrary, the Administrative Agent may employ agents, trustees, or attorneys-in-fact and, subject to compliance with applicable Gaming Laws, may vest any of them with any property (including, without limitation, the Collateral), title, right or power deemed necessary for the purposes of such appointment.  It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor collateral agent shall act) as such hereunder only on the express conditions contained in the Credit Agreement. Any successor administrative agent appointed pursuant to the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

21.                            WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY

(WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 21.

22.                            SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS.

(A)                          EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE GRANTORS OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(B)                           EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(C)                           EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

23.                            Compliance with Missouri Gaming Laws.  Notwithstanding anything in this Agreement to the contrary, this instrument shall not, and shall not be deemed to, pledge, hypothecate, grant a security interest or any other interest in, convey, transfer or otherwise assign (a “Transfer”), in any way (i) any license issued by the Missouri Gaming Commission or any interest in a license issued by the Missouri Gaming Commission, but only to the extent that granting a security interest in any such license would violate applicable Gaming Law, (ii) any ownership interest in the capital stock or other equity interests of any Subsidiary subject to Missouri Gaming Laws (it being acknowledged that any such ownership interest will be pledged, upon Missouri Gaming Commission approval, pursuant to the Pledge Agreement), or (iii) slot machines located or to be located in the State of Missouri.  The Administrative Agent acknowledges that Missouri Gaming Laws do not presently permit the Administrative Agent to take possession of or foreclose upon any slot machine (as defined by Title 11, Division 45, Section 10.055 of Missouri Code of State Regulations) located or to be located in the State of Missouri unless the Administrative Agent holds a license issued by the Missouri Gaming Commission, or possibly via a different mechanism that the Missouri Gaming Commission would find in compliance with Missouri Gaming Laws (which mechanism could include, subject to the Missouri Gaming Commission’s approval, the sale, transfer or disposition of such slot machines through or to a party holding a Class A license or a supplier’s license issued by the Missouri Gaming Commission).

24.                            Amendment and Restatement of Existing Security Agreement.  This Agreement constitutes an amendment and restatement of the Existing Security Agreement in its entirely and the Existing Security Agreement shall thereafter be and shall be deemed replaced and superseded in all respect by this Agreement.  The execution of this Agreement shall not operate as a novation, waiver of any right, power or remedy of the Administrative Agent or Secured Parties, nor constitute a waiver of any provision of the Existing Security Agreement.  Each Grantor (i) acknowledges and agrees that this Agreement does not constitute a novation or termination of the “Secured Obligations” under the Existing Security Agreement or the other Loan Documents as in effect prior to the effective date of the amendment and restatement of the Existing Security Agreement (the “Restatement Effective Date”) and which remain outstanding as of the Restatement Effective Date, (ii) acknowledges and agrees that the “Secured Obligations” under Existing Security Agreement and the other Loan Documents are in all respects continuing (as amended and restated hereby and which are in all respects hereinafter subject to the terms herein), (iii) ratifies and reaffirms all of its payments and performance obligations, contingent or otherwise, under each Loan Document, (iv) and ratifies and reaffirms each of the liens and security interests granted by it to Bank of America, N.A., as administrative agent for the benefit of the secured parties named in (or referred to in) the Existing Security Agreement, in or pursuant to the Existing Security Agreement, and confirms and agrees that such liens and security interests are in all respects continuing and in full force and effect and shall continue to secure all of the Secured Obligations, including without limitation, all Obligations under the Credit Agreement and (v)

agrees that this Agreement shall in no manner impair or otherwise adversely affect any of such liens and security interests.

IN WITNESS WHEREOF, each Grantor has executed this Agreement by its duly authorized officer as of the date first written above.

“Grantors”

ARCADE PLANET, INC.,
a California corporation

BALLY GAMING INTERNATIONAL, INC.,
a Delaware corporation

ALLIANCE HOLDING COMPANY,
a Nevada corporation

BALLY GAMING, INC.,
a Nevada corporation

SIERRA DESIGN GROUP,
a Nevada corporation

CASINO ELECTRONICS, INC.,
a Nevada corporation

COMPUDIGM SERVICES, INC.,
a Nevada corporation

By:	/s/ Neil Davidson
Name: Neil Davidson
Title: Treasurer

Subsidiaries Security
Agreement

BALLY GAMING SERVICES, LLC,

a Nevada limited liability gaming company

By:	B.G.I. GAMING & SYSTEMS, S. DE R.L. DE C.V., the Sole Member of BALLY GAMING SERVICES, LLC

By:	BALLY GAMING, INC., the Managing Member of B.G.I. GAMING & SYSTEMS, S. DE R.L. DE C.V.

By:	/s/ Neil Davidson
Name: Neil Davidson
Title: Secretary

Address for Grantors:
c/o Bally Technologies, Inc.
6601 South Bermuda Road
Las Vegas, Nevada 89119

Subsidiaries Security
Agreement

ACCEPTED AND AGREED
AS OF THE DATE FIRST
ABOVE WRITTEN:

BANK OF AMERICA, N.A.,
as Administrative Agent for the Secured Parties

By:	/s/ Alan Tapley
Name: Alan Tapley
Title: Assistant Vice President

Subsidiaries Security
Agreement

EXHIBIT A
TO
SUBSIDIARIES SECURITY AGREEMENT

INSTRUMENT OF JOINDER

THIS INSTRUMENT OF JOINDER (“Joinder”) is executed as of _______________, _____, by ______________________________, a ___________________________ (“Joining Party”), and delivered to Bank of America, N.A., as administrative agent (in such capacity and together with its successors and assigns, the “Administrative Agent”), pursuant to the Second Amended and Restated Subsidiaries Security Agreement dated as of [___], 2013, made by each of the Grantors listed on the signature pages thereto and certain other Grantors party thereto from time to time in favor of the Administrative Agent for the benefit of the Secured Parties (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”).  Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Security Agreement.

RECITALS

(A)       The Security Agreement was made by the Grantors in favor of the Administrative Agent for the benefit of the Secured Parties in accordance with that certain Second Amended and Restated Credit Agreement dated as of April 19, 2013 (as amended by the Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of [___], and as it may from time to time be further amended, restated, extended, renewed, modified or supplemented, the “Credit Agreement”), by and among Bally Technologies, Inc., a Nevada corporation (“Borrower”), the Lenders therein named and Bank of America, N.A., as the Administrative Agent.

(B)       Joining Party has become a Subsidiary of Borrower, and as such is required pursuant to Section 6.12 of the Credit Agreement to become a Grantor under the Security Agreement.

(C)       Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of the Loans under the Credit Agreement and the availability of financing accommodations to the Loan Parties under the Secured Cash Management Agreements and Secured Hedge Agreements.

NOW THEREFORE, Joining Party agrees as follows:

AGREEMENT

(1)        By this Joinder, Joining Party becomes a “Grantor” under and pursuant to Section 10 of the Security Agreement.  Joining Party agrees that, upon its execution hereof, it will become a Grantor under the Security Agreement with respect to the Secured Obligations, and will be bound by all terms, conditions, and duties applicable to a Grantor under the Agreement.  Without limiting the foregoing, the Joining Party hereby pledges, assigns, transfers and grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, and a continuing lien on, all of the Collateral of the Joining Party, wherever located and whether now owned or existing or at any time hereafter acquired by the Joining Party or in which the Joining Party now has or at any time in the future may acquire any right, title or interest, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by required prepayment, declaration, acceleration or otherwise) of the Secured Obligations. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the Joining Party.

(2)        The Joining Party represents and warrants that the representations and warranties made by it as a Grantor under the Security Agreement (giving effect to this Joinder and to any supplements to the schedules thereto delivered in connection herewith) are true and correct in all material respects on and as of the date hereof (with all references to “the date hereof” contained in the Security Agreement being references to the date of this Joinder with respect to the Joining Party).

(3)        The Joining Party hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of (i) any and all Collateral consisting of United States Patents, Trademarks and Copyrights now owned by the Joining Party and (b) set forth in Schedule II attached hereto, is the true and correct legal name of the Joining Party, its jurisdiction of organization, corporate structure, organizational identification number or taxpayer identification number, or location of chief executive office or sole place of business.

(4)        Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

(5)        This Joinder shall be governed by, and construed in accordance with, the law of the State of New York.

(6)        The effective date of this Joinder is _________, ______.

“Joining Party”

______________________________,
a _____________________________

By:____________________________
Title:___________________________

ACKNOWLEDGED:

BANK OF AMERICA, N.A,
as Administrative Agent

By:__________________________
Title:_________________________

ANNEX G

AMENDED GUARANTY

[Attached]

G-1

THIRD AMENDED AND RESTATED GUARANTY

This THIRD AMENDED AND RESTATED GUARANTY, dated as of August 27, 2013, is made by each of the guarantors listed on the signature pages hereto, together with each other Person who may become a party hereto pursuant to Section 15 of this Guaranty, jointly and severally in favor of Bank of America, N.A., as administrative agent (in such capacity and together with its successors and assigns, the “Administrative Agent”), for the benefit of the Secured Parties under the Credit Agreement hereafter referred to, with reference to the following facts:

RECITALS

A.                                Guarantors are parties to a Guaranty, dated as of September 26, 2008, as amended by an Amended and Restated Subsidiary Guaranty, dated as of May 13, 2011, and further amended by a Second Amended and Restated Guaranty, dated as of April 19, 2013 (the “Existing Guaranty”), pursuant to which the Guarantors (other than the Borrower) guaranteed the obligations of Bally Technologies, Inc. ( “Borrower”) under that certain Second Amended and Restated Credit Agreement, dated as of April 19, 2013 (as amended prior to the date hereof, the “Existing Credit Agreement”), among Borrower, the lenders party thereto and the Administrative Agent and each Guarantor guaranteed the obligations of each other Guarantor under Secured Cash Management Agreements and Secured Hedge Agreements.

B.                                 Borrower, the Lenders and the Administrative Agent have agreed to amend the Existing Credit Agreement pursuant to that certain Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of the date hereof (the Existing Credit Agreement as amended thereby and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), and the Lenders have agreed to provide and maintain certain credit facilities to Borrower pursuant to the Credit Agreement. Additionally, as contemplated by the Credit Agreement, from time to time, certain Secured Parties may enter into Secured Cash Management Agreements and/or Secured Hedge Agreements with the Guarantors .

C.                                 As a condition to the continued availability of such credit facilities, Secured Cash Management Agreements and Secured Hedge Agreements, Guarantors are required to enter into this Guaranty and to guaranty the Guarantied Obligations as hereinafter provided.

D.                                Guarantors expect to realize direct and indirect benefits as the result of the availability of (i) the aforementioned credit facilities to Borrower and (ii) the aforementioned Secured Cash Management Agreements and Secured Hedge Agreements, as the result of financial or business support which will be provided to Guarantors by Borrower and each other Guarantor.

AGREEMENT

NOW, THEREFORE, in order to induce the Lenders to extend and maintain the aforementioned credit facilities and the Secured Parties to maintain the financial accommodations under the Secured Cash Management Agreements and Secured Hedge Agreements, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Guarantors hereby represent, warrant, covenant, agree and guaranty, and the Existing Guaranty is hereby amended and restated in its entirety, in each case as follows:

1.                                    Definitions.  This Guaranty is the Guaranty referred to in the Credit Agreement and is one of the Loan Documents.  Terms defined in the Credit Agreement and not otherwise defined in this Guaranty shall have the meanings given those terms in the Credit Agreement when used herein and such definitions are incorporated herein as though set forth in full.  In addition, as used herein, the following terms shall have the meanings respectively set forth after each:

“Guarantied Obligations” means all Obligations at any time and from time to time owing to any one or more of the Secured Parties and arising under the Credit Agreement or under any other Loan Document with respect to any Secured Cash Management Agreement or Secured Hedge Agreement, or any one or more of them, but in the case of each Guarantor (other than the Borrower) excluding any Excluded Swap Obligations of such Guarantor.  Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guarantied Obligations and would be owed by any Loan Party to any Secured Party under the Credit Agreement, any other Loan Document, the Secured Cash Management Agreements and Secured Hedge Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Loan Party.

“Guarantors” means (a) the Subsidiaries of Borrower that are parties hereto as indicated on the signature pages hereof, or that become parties hereto as provided in Section 15 hereof, and (b) with respect to Obligations owing by any Loan Party (other than the Borrower) under any Secured Cash Management Agreement or Secured Hedge Agreement, the Borrower.

“Guaranty” means this Third Amended and Restated Guaranty, and any extensions, modifications, renewals, restatements, reaffirmations, supplements or amendments hereof, including, without limitation, any documents or agreements by which additional Guarantors become party hereto.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act

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2.                                    Guaranty of Guarantied Obligations.  Guarantors hereby, jointly and severally, irrevocably and unconditionally guaranty and promise to pay and perform the Guarantied Obligations and each and every one of them when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration or otherwise, including all amendments, modifications, supplements, renewals, increases or extensions of any of them, whether such amendments, modifications, supplements, renewals, increases or extensions are evidenced by new or additional instruments, documents or agreements or change the rate of interest on, or increase the principal amount of, any Guarantied Obligation or the security therefor, or otherwise.  Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the aggregate maximum amount of the Guarantied Obligations for which each Guarantor shall be liable shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

3.                                    Nature of Guaranty.  This Guaranty is irrevocable and continuing in nature and relates to any Guarantied Obligations now existing or hereafter arising, subject to Section 16 hereof.  This Guaranty is a guaranty of prompt and punctual payment and performance and is not merely a guaranty of collection. Each Guarantor waives notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Loan Documents, the Secured Hedge Agreements, the Secured Cash Management Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 7 and any right to consent to any thereof.

4.                                    Relationship to Other Agreements.  Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by any Guarantor or in connection with the Guarantied Obligations, but each and every term and condition hereof shall be in addition thereto.  All provisions contained in the Credit Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Guaranty and are incorporated herein by this reference.

5.                                    Subordination of Indebtedness of Borrower to Guarantors to the Guarantied Obligations.  Each Guarantor agrees that:

(a)                               Any indebtedness of any other Loan Party now or hereafter owed to any Guarantor hereby is subordinated to the Guarantied Obligations.

(b)                              If the Secured Parties so request, upon the occurrence and during the continuance of any Event of Default, any such indebtedness of any Loan Party now or hereafter owed to any Guarantor shall be collected, enforced and received by such Guarantor as trustee for the Secured Parties and shall be paid over to the Secured Parties in kind on account of the Guarantied Obligations, but without reducing or affecting in any manner the obligations of such Guarantor under the other provisions of this Guaranty.

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6.                                    Statutes of Limitations and Other Laws.  Until the termination of the Aggregate Commitments and the payment and performance in full of all Guarantied Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank of Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), all the rights, privileges, powers and remedies granted to the Secured Parties hereunder shall continue to exist and may be exercised by the Secured Parties at any time and from time to time irrespective of the fact that any of the Guarantied Obligations may have become barred by any statute of limitations.  Each Guarantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for evaluation and appraisal upon foreclosure, to the maximum extent permitted by applicable Laws.

7.                                    Waivers and Consents.  Each Guarantor acknowledges that this Guaranty may support obligations of Persons other than such Guarantor and, in full recognition of that fact, each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof:

(a)          supplement, modify, amend, extend, renew, increase or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon or the principal amount(s) thereof;

(b)         supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Guarantied Obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

(c)          accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Guarantied Obligations or any part thereof;

(d)          accept partial payments on the Guarantied Obligations;

(e)          receive and hold additional security or guaranties for the Guarantied Obligations or any part thereof;

(f)           release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as the Secured Parties in the exercise of their commercial discretion may determine;

(g)          release any Person or any guarantor from any personal liability with respect to the Guarantied Obligations or any part thereof;

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(h)                              settle, release on terms satisfactory to the Secured Parties or by operation of applicable laws or otherwise liquidate or enforce any Guarantied Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and

(i)                                  consent to the merger, change or any other restructuring or termination of the corporate existence of Borrower or any other Person, and correspondingly restructure the Guarantied Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Guarantor or the continuing existence of any Liens hereunder, under any other Loan Document to which any Guarantor is a party or the enforceability hereof or thereof with respect to all or any part of the Guarantied Obligations.

Upon the occurrence of and during the continuance of any Event of Default, the Secured Parties may enforce this Guaranty independently as to each Guarantor and independently of any other remedy or security the Secured Parties at any time may have or hold in connection with the Guarantied Obligations, and it shall not be necessary for the Secured Parties to marshal assets in favor of any Guarantor, Borrower or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Guaranty.  Each Guarantor expressly waives any right to require the Secured Parties to marshal assets in favor of such Guarantor, Borrower or any other Person or to proceed against any other Person or any collateral provided by any other Person, and agrees that the Secured Parties may proceed against any Person and/or collateral in such order as they shall determine in their sole and absolute discretion.  The Secured Parties may file a separate action or actions against any Guarantor, whether action is brought or prosecuted with respect to any other security or against any other Guarantor, Borrower or any other Person, or whether any other Person is joined in any such action or actions.  Each Guarantor agrees that the Secured Parties, Borrower and any other Person may deal with each other in connection with the Guarantied Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting this Guaranty.  The Secured Parties’ rights hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Guarantied Obligations which thereafter shall be required to be restored or returned by the Secured Parties upon the bankruptcy, insolvency or reorganization of Borrower, any Guarantor or any other Person, or otherwise, all as though such amount had not been paid.  The enforceability of this Guaranty at all times shall remain effective to guarantee payment and performance of the full amount of all the Guarantied Obligations including, without limitation, the amount of all loans and interest thereon at the rates provided for in the Credit Agreement, even though the Guarantied Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrower or any other Person and whether or not Borrower or any other Person shall have any personal liability with respect thereto.

Each Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any Loan Party or any other Person with respect to the Guarantied Obligations, (b) the unenforceability or invalidity of the Guarantied Obligations or of any security or guaranty for the Guarantied Obligations or the lack

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of perfection or continuing perfection or failure of priority of any security for the Guarantied Obligations, (c) the cessation for any cause whatsoever of the liability of any Loan Party or any other Person (other than by reason of the full payment and performance of all Guarantied Obligations), (d) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document, Secured Hedge Agreement, Secured Cash Management Agreement or otherwise or any failure of any Secured Party to marshal assets in favor of such Guarantor or any other Person, (e) except as otherwise required by Law or as provided in this Agreement, any failure of any Secured Party to give notice of sale or other disposition of collateral to such Guarantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral, (f) except as otherwise required by Law or as provided in this Agreement, any failure of any Secured Party to comply with applicable Laws in connection with the sale or other disposition of any collateral or other security for any Guarantied Obligation, including without limitation any failure of any Secured Party to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Guarantied Obligation, (g) any act or omission of any Secured Party or others that directly or indirectly results in or aids the discharge or release of Borrower, any Guarantor or any other Person or the Guarantied Obligations or any other security or guaranty therefor by operation of law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (i) any failure of any Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by any Secured Party, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Liens under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Liens in favor of any Secured Party for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Guarantied Obligations (or any interest thereon) in or as a result of any such proceeding, (p) to the extent permitted, the benefits of any form of one-action rule, (q) any defense based on such Guarantor’s rights under NRS 104.3605, each Guarantor specifically agreeing that this clause (q) shall constitute a waiver of discharge under NRS 104.3605, (r) any defense or benefit based on NRS 40.430 and judicial decisions relating thereto and NRS 40.451 et seq. and judicial decisions relating thereto, each Guarantor agreeing that the waiver in this clause (r) is intended to take advantage of the two (2) waivers permitted by NRS 40.495 (1) and (2) to the maximum extent permitted and (s) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or any Guarantor or any other guarantor or surety (other than the defense that the Guarantied Obligations shall have been fully performed or paid in full, subject to reinstatement and revival pursuant to this Section 7).

8.                                    Condition of Borrower and its Subsidiaries.  Each Guarantor represents and warrants to the Secured Parties that each Guarantor has established adequate means of

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obtaining from Borrower and its Subsidiaries, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries and their Properties, and each Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries and their Properties.  Each Guarantor hereby expressly waives and relinquishes any duty on the part of any Secured Party (should any such duty exist) to disclose to any Guarantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Borrower or its Subsidiaries or their Properties, whether now known or hereafter known by the Secured Parties during the life of this Guaranty.  With respect to any of the Guarantied Obligations, the Secured Parties need not inquire into the powers of Borrower or any Subsidiary thereof or the officers or employees acting or purporting to act on their behalf, and all Guarantied Obligations made or created in good faith reliance upon the professed exercise of such powers shall be binding and enforceable.

9.                                    Liens on Real Property.  In the event that all or any part of the Guarantied Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting Liens on any interests in real Property, each Guarantor authorizes the Secured Parties, upon the occurrence of and during the continuance of any Event of Default, at their sole option, without notice or demand and without affecting any Guarantied Obligations of any Guarantor, the enforceability of this Guaranty, or the validity or enforceability of any Liens of any Secured Party on any Collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale.  Each Guarantor expressly waives any defenses to the enforcement of this Guaranty or any rights of any Secured Party created or granted hereby or to the recovery by the Secured Parties against Borrower, any Guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of any Guarantor or may preclude any Guarantor from obtaining reimbursement or contribution from Borrower.  Each Guarantor expressly waives any defenses or benefits that may be derived from NRS Section 40.451, et seq. and judicial decisions relating thereto, or comparable provisions of Nevada Law which are comparable to California Code of Civil Procedure §§ 580a, 580b, 580d or 726, or comparable provisions of the Laws of any other jurisdiction, and all other suretyship defenses it otherwise might or would have under Nevada Law or other applicable Law.  Each Guarantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real Property or interest therein subject to any such deeds of trust or mortgages or other instruments and any Guarantor’s or any other Person’s failure to receive any such notice shall not impair or affect Guarantors’ Obligations or the enforceability of this Guaranty or any rights of any Secured Party created or granted hereby.

10.                            Waiver of Rights of Subrogation.  Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Guarantor is a party, so long as the Guarantied Obligations (other than contingent indemnification obligations) remain outstanding, each Guarantor hereby expressly postpones with respect to each other Loan Party and its successors and assigns (including any surety) and any other Person which is directly or indirectly a creditor of such other Loan Party or any surety for such other Loan Party, any and all rights at Law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a

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holder or transferee against a maker, and which each Guarantor may have or hereafter acquire against any other Loan Party or any other such Person in connection with or as a result of such Guarantor’s execution, delivery and/or performance of this Guaranty or any other Loan Document to which such Guarantor is a party.  Each Guarantor agrees that so long as the Guarantied Obligations (other than contingent indemnification obligations) remain outstanding, they shall not have or assert any such rights against any other Loan Party or its successors and assigns or any other Person (including any surety) which is directly or indirectly a creditor of such other Loan Party  or any surety for such other Loan Party, either directly or as an attempted setoff to any action commenced against such Guarantor by any other Loan Party (as a borrower or in any other capacity), the Secured Parties or any other such Person.  Each Guarantor hereby acknowledges and agrees that this waiver is intended to benefit each other Loan Party and the Secured Parties and shall not limit or otherwise affect such Guarantor’s liability hereunder, under any other Loan Document to which such Guarantor is a party, or the enforceability hereof or thereof.

11.                            Right of Contribution; Severability.

(a)                               Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of all payments made hereunder, provided that all then current Guarantied Obligations are then satisfied, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of all such payments.  The provisions of this Section 11 shall in no respect limit the obligations and liabilities of any Guarantor to the Secured Parties, and each Guarantor shall remain liable to the Secured Parties for the full amount guaranteed by such Guarantor hereunder.  The “proportionate share” of any Guarantor shall be a fraction (which shall in no event exceed 1.00) the numerator of which is the excess, if any, of the fair value of the assets of such Guarantor over a fair estimate of the liabilities of Guarantor and the denominator of which is the excess (but not less than $1.00) of the fair value of the aggregate assets (without duplication) of all Guarantors over a fair estimate of the aggregate liabilities (without duplication) of all Guarantors.  All relevant calculations shall be made as of the date such Guarantor became a Guarantor.

(b)                              Additionally, wherever possible, each provision of this Guaranty will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.  Consistent with the foregoing, and notwithstanding any other provision of this Guaranty to the contrary, in the event that any action or proceeding is brought in whatever form and in whatever forum seeking to invalidate the Guarantor’s obligations under this Guaranty under any fraudulent conveyance, fraudulent transfer theory, or similar avoidance theory, whether under state or federal law, the Guarantor (the “Affected Guarantor”), automatically and without any further action being required of the Affected Guarantor or any Secured Party, shall be liable under this Guaranty only for an amount equal to the maximum amount of liability that could have been incurred under applicable law by the Affected Guarantor under any guaranty of the Guaranteed Obligations (or any portion

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thereof) at the time of the execution and delivery of this Guaranty (or, if such date is determined not to be the appropriate date for determining the enforceability of the Affected Guarantor’s obligations hereunder for fraudulent conveyance or transfer (or similar avoidance) purposes, on the date determined to be so appropriate) without rendering such a hypothetical guaranty voidable under applicable law relating to fraudulent conveyance, fraudulent transfer, or any other grounds for avoidance (such highest amount determined hereunder being the Affected Guarantor’s “Maximum Guaranty Amount”), and not for any greater amount, as if the stated amount of this Guaranty as to the Affected Guarantor had instead been the Maximum Guaranty Amount.  This Section is intended solely to preserve the rights of the Secured Parties under this Guaranty to the maximum extent not subject to avoidance under applicable law, and neither the Affected Guarantor nor any other Person shall have any right or claim under this Section with respect to the limitation described in this Guaranty, except to the extent necessary so that the obligations of the Affected Guarantor under this Guaranty shall not be rendered voidable under applicable law.  Without limiting the generality of the foregoing, the determination of a Maximum Guaranty Amount for the Affected Guarantor pursuant to the provisions of the second preceding sentence of this Section shall not in any manner reduce or otherwise affect the obligations of any other guarantors of any of the Guaranteed Obligations.

12.                            Understandings With Respect to Waivers and Consents.  Each Guarantor warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Guarantor otherwise may have against the other Loan Parties, the Secured Parties or others, or against any Collateral.  Each Guarantor acknowledges that it has either consulted with legal counsel regarding the effect of this Guaranty and the waivers and consents set forth herein, or has made an informed decision not to do so.  If this Guaranty or any of the waivers or consents herein are determined to be unenforceable under or in violation of applicable Law, this Guaranty and such waivers and consents shall be effective to the maximum extent permitted by Law.

13.                            Costs and Expenses.  Without limiting any other reimbursement obligations under the Credit Agreement or any other Loan Document, and without duplication thereof, each Guarantor agrees to pay to the Secured Parties all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) actually incurred by the Secured Parties in the enforcement or attempted enforcement of this Guaranty, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof.  All reasonable advances, charges, costs and expenses, including reasonable attorneys’ fees and disbursements (including the reasonably allocated cost of legal counsel employed by the Secured Parties), actually incurred or paid by the Secured Parties in exercising any right, privilege, power or remedy conferred by this Guaranty, or in the enforcement or attempted enforcement thereof, shall be subject hereto and shall become a part of the Guarantied Obligations and shall be paid to the Secured Parties by each Guarantor, immediately upon demand, together with interest thereon at the per annum rate then applicable to Base Rate Loans under the Term Facility, or the Default Rate if applicable.

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14.                            Liability.  The liability of each Guarantor hereunder is independent of any other guaranties at any time in effect with respect to all or any part of the Guarantied Obligations, and each Guarantor’s liability hereunder may be enforced regardless of the existence of any such guaranties.  Any termination by or release of any guarantor in whole or in part (whether it be another Guarantor under this instrument or not) shall not affect the continuing liability of any Guarantor hereunder, and no notice of any such termination or release shall be required.

15.                            Joinder.  Any other Person may become a Guarantor under and become bound by the terms and conditions of this Guaranty by executing and delivering to the Administrative Agent an Instrument of Joinder substantially in the form attached hereto as Exhibit A, accompanied by such documentation as the Administrative Agent may reasonably require to establish the due organization, valid existence and good standing of such Person, its qualification to engage in business in each material jurisdiction in which it is required to be so qualified, its authority to execute, deliver and perform this Guaranty, and the identity, authority and capacity of each Responsible Officer thereof authorized to act on its behalf.

16.                            Release of Guarantors.  This Guaranty shall be terminated and all Guarantied Obligations of Guarantors hereunder shall be released when the Aggregate Commitments have been terminated and the Guarantied Obligations have been paid in full (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank of Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made).  Additionally, a Guarantor shall be released from its guarantee and its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Guarantor (x) ceases to be a Subsidiary of the Borrower or (y) becomes an Excluded Subsidiary.  Upon such release of any or all of Guarantors’ Guarantied Obligations hereunder, the Administrative Agent shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required to evidence or document the release of the Secured Parties’ rights arising under this Guaranty, all as reasonably requested by, and at the sole expense of, Guarantors.

17.                            Successors and Assigns.  This Guaranty shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent, and any attempted assignment without such consent shall be null and void. By accepting the benefits of the Loan Documents, each Hedge Bank and Cash Management Bank agrees to be bound by all of the applicable provisions thereof.

18.                            Amendments in Writing.  None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Guarantor and the Administrative Agent, subject to any consents required under the Credit Agreement; provided that any provision of this Guaranty imposing obligations on any Guarantor may be waived by the Administrative Agent in a written instrument

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executed by the Administrative Agent; provided, further, no such waiver amendment, supplement or modification shall require the consent of any Hedge Bank or Cash Management Bank except as may be expressly provided in the Credit Agreement.

19.                            Counterparts.  This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

20.                            WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

21.                            SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS.

(a)                               EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGAINST THE GUARANTOR OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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(b)                              EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)                               EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT.  NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

22.                         THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

23.                            Amendment and Restatement of Existing Guaranty.  From and after the date hereof: (a) the terms and conditions of the Existing Guaranty shall be amended as set forth herein and, as so amended, shall be restated in their entirety, but only with respect to the rights, duties and obligations among the Guarantors, the Administrative Agent and the other Secured Parties accruing from and after the date hereof; (b) this Guaranty shall not in any way release or impair the rights, duties, “Guarantied Obligations,” or guarantees created pursuant to the Existing Guaranty or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the date hereof and except as modified hereby or by documents, instruments and agreements executed and delivered in connection herewith, and all of such rights, duties, “Guarantied Obligations” and guarantees are hereby assumed, ratified and affirmed by the Guarantors; and (c) the execution, delivery and effectiveness of this Guaranty shall not operate as a waiver of any right, power or remedy of the Secured Parties or the Administrative Agent under the Existing Guaranty, nor constitute a waiver of any covenant, agreement or obligation under the Existing Guaranty, except to the extent that any such covenant, agreement or obligation is no longer set forth herein or is modified hereby.

24.                            Keepwell Agreement.  Each Loan Party that is a Qualified ECP Guarantor at the time this Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 23 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor

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under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full.  Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

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IN WITNESS WHEREOF, each Guarantor has executed this Guaranty by its duly authorized officer as of the date first written above.

“Guarantors”

BALLY TECHNOLOGIES, INC.,
a Nevada corporation

By:	/s/ Neil Davidson
Name: Neil Davidson
Title: Senior Vice President, Chief Financial Officer and Treasurer

ARCADE PLANET, INC.,
a California corporation

BALLY GAMING INTERNATIONAL, INC.
a Delaware corporation

ALLIANCE HOLDING COMPANY,
a Nevada corporation

BALLY GAMING, INC.,
a Nevada corporation

SIERRA DESIGN GROUP,
a Nevada corporation

CASINO ELECTRONICS, INC.,
a Nevada corporation

COMPUDIGM SERVICES, INC.,
a Nevada corporation

By:	/s/ Neil Davidson
Name: Neil Davidson
Title: Treasurer

S-1

Guaranty

BALLY GAMING SERVICES, LLC,
a Nevada limited liability gaming company

	By:	B.G.I. GAMING & SYSTEMS, S. DE R.L. DE C.V., the Sole Member of BALLY GAMING SERVICES, LLC

	By:	BALLY GAMING, INC., the Managing Member of B.G.I. GAMING & SYSTEMS, S. DE R.L. DE C.V.

By:	/s/ Neil Davidson
Name: Neil Davidson
Title: Secretary

Address for Guarantors:
c/o Bally Technologies, Inc.
6601 South Bermuda Road
Las Vegas, Nevada 89119

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Guaranty

ACCEPTED AND AGREED
AS OF THE DATE FIRST
ABOVE WRITTEN:

BANK OF AMERICA, N.A.,
as Administrative Agent for the Secured Parties

By:	/s/ Alan Tapley
Name: Alan Tapley
Title: Assistant Vice President

S-3

Guaranty

EXHIBIT A
TO
 GUARANTY

INSTRUMENT OF JOINDER

THIS INSTRUMENT OF JOINDER (“Joinder”) is executed as of __________, ____, by _____________________________________, a ___________________________ (“Joining Party”), and delivered to Bank of America, N.A., as the administrative agent under the Credit Agreement referred to below (in such capacity and together with its successors and assigns, the “Administrative Agent”), pursuant to the Third Amended and Restated Guaranty, dated as of [___], 2013 made by each of the parties listed on the signature pages thereto (each a “Guarantor” and collectively, “Guarantors”) in favor of the Administrative Agent (as the same may be amended or supplemented from time to time, the “Guaranty”).  Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Guaranty.

RECITALS

(a)        The Guaranty was made by Guarantors in favor of Bank of America, N.A., as Administrative Agent, pursuant to that certain Second Amended and Restated Credit Agreement, dated as of April 19, 2013, by and among Bally Technologies, Inc., a Nevada corporation (the “Borrower”), the Lenders and the Administrative Agent (as amended by that certain Amendment No. 1 to Second Amendment and Restated Credit Agreement, dated as of [___], 2013 and as the same may be further amended or supplemented from time to time, the “Credit Agreement”).

(b)        Joining Party is required pursuant to the Credit Agreement to become a Guarantor.

(c)        Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of the Loans under the Credit Agreement and the availability of financing accommodations to the Loan Parties under the Secured Cash Management Agreements and Secured Hedge Agreements.

NOW THEREFORE, Joining Party agrees as follows:

AGREEMENT

(1)        By this Joinder, Joining Party becomes a “Guarantor” under and pursuant to Section 15 of the Guaranty.  Joining Party agrees that, upon its execution hereof, it will become a Guarantor under the Guaranty with respect to all Guarantied Obligations heretofore or hereafter incurred under the Loan Documents, and will be bound by all terms, conditions, and duties applicable to a Guarantor under the Guaranty. Without limiting the foregoing, Joining Party hereby irrevocably and unconditionally, and jointly and severally with each other Guarantor, guaranties and promises to pay and perform on demand the Guarantied Obligations and each and every one of them, including all amendments, modifications, supplements,

A-1

renewals, increases or extensions of any of them, whether such amendments, modifications, supplements, renewals, increases or extensions are evidenced by new or additional instruments, documents or agreements or change the rate of interest on, or principal amount of, any Guarantied Obligation or the security therefor, or otherwise.

(2)        This Joinder shall be governed by, and construed in accordance with, the law of the State of New York.

(2)        The effective date of this Joinder is _________, ____.

“Joining Party”

a

By:
Name:
Title:

Address:

Attn:
Telephone:
Facsimile:

ACKNOWLEDGED:

BANK OF AMERICA, N.A.
as Administrative Agent

By:
Name:
Title:

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ANNEX H

CONSENT AND REAFFIRMATION

August 27, 2013

Reference is made to (i) that certain Second Amended and Restated Credit Agreement, dated as of April 19, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BALLY TECHNOLOGIES, INC., a Nevada corporation (the “Borrower”), the lenders party thereto from time to time (the “Lenders”), and BANK OF AMERICA, N.A. (“Bank of America”), as administrative agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, (ii) Amendment No. 1 to Credit Agreement, dated as of August 27, 2013 (the “First Amendment”), among the Borrower, the Lenders party thereto, and Bank of America as the Administrative Agent, the Swing Line Lender and the L/C Issuer.  Capitalized terms used but not otherwise defined in this Consent and Reaffirmation (this “Consent”) are used with the meanings attributed thereto in the First Amendment.

Each Loan Party hereby consents to the execution, delivery and performance of the First Amendment (including the amendments of the Pledge Agreement, the Borrower Security Agreement, the Subsidiaries Security Agreement and the Guaranty by the Amended Pledge Agreement, Amended Borrower Security Agreement, Amended Subsidiaries Security Agreement and Amended Guaranty, respectively) and the Credit Agreement (as modified by the First Amendment upon the satisfaction of the conditions set forth in Section 2 of the First Amendment) and agrees that each reference to the Credit Agreement in the Loan Documents shall, on and after the Amendment No. 1 Effective Date, be deemed to be a reference to the Credit Agreement as amended by the First Amendment on the Amendment No. 1 Effective Date.

This Consent shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York.

H-1

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent as of the date first set forth above.

“Guarantors”

BALLY TECHNOLOGIES, INC.,
a Nevada corporation

By:	/s/ Neil Davidson
Name: Neil Davidson
Title: Senior Vice President, Chief Financial Officer and Treasurer

ARCADE PLANET, INC.,
a California corporation

BALLY GAMING INTERNATIONAL, INC.
a Delaware corporation

ALLIANCE HOLDING COMPANY,
a Nevada corporation

BALLY GAMING, INC.,
a Nevada corporation

SIERRA DESIGN GROUP,
a Nevada corporation

CASINO ELECTRONICS, INC.,
a Nevada corporation

COMPUDIGM SERVICES, INC.,
a Nevada corporation

By:	/s/ Neil Davidson
Name: Neil Davidson
Title: Treasurer

BALLY GAMING SERVICES, LLC,
a Nevada limited liability gaming company

By: B.G.I. GAMING & SYSTEMS, S. DE R.L. DE C.V., the Sole Member of BALLY GAMING SERVICES, LLC

By: BALLY GAMING, INC., the Managing Member of B.G.I. GAMING & SYSTEMS, S. DE R.L. DE C.V.

By:	/s/ Neil Davidson
Name: Neil Davidson
Title: Secretary

Signature Page to Consent and Reaffirmation